Filed Pursuant to Rule 424(b)(3)
Registration No. 333-275583

PROSPECTUS

iShares® Ethereum Trust ETF

The iShares Ethereum Trust ETF (the “Trust”) is a Delaware statutory trust that issues shares (“Shares”) representing fractional undivided beneficial interests in its net assets. The assets of the Trust consist primarily of ether held by a custodian on behalf of the Trust. The Trust seeks to reflect generally the performance of the price of ether. The Trust seeks to reflect such performance before payment of the Trust’s expenses and liabilities. iShares Delaware Trust Sponsor LLC (the “Sponsor”) is the sponsor of the Trust; Wilmington Trust, National Association, a national association (the “Delaware Trustee”), is the Delaware trustee of the Trust; BlackRock Fund Advisors (the “Trustee”) is the trustee of the Trust; Coinbase Custody Trust Company, LLC, (the “Ether Custodian”) is the custodian for the Trust’s ether holdings; Coinbase Inc., (“Coinbase”, “Coinbase Inc.” or the “Prime Execution Agent”) is the prime execution agent of the Trust; Anchorage Digital Bank N.A. (the “Additional Ether Custodian” or “Anchorage”) is an available alternative custodian for the Trust’s ether holdings; and The Bank of New York Mellon is the custodian for the Trust’s cash holdings (the “Cash Custodian” and together with the Ether Custodian and the Additional Ether Custodian, the “Custodians”) and the administrator of the Trust (the “Trust Administrator”). The Trust is not an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Sponsor is not registered with the Securities and Exchange Commission (“SEC”) as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Trust. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended (the “Commodity Exchange Act” or “CEA”), and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator or a commodity trading advisor with respect to the Trust.

The Trust intends to issue Shares on a continuous basis and is registering an indeterminate number of Shares with the SEC in accordance with Rule 456(d) and 457(u). The Trust issues and redeems Shares only in blocks of 40,000 or integral multiples thereof, based on the quantity of ether attributable to each Share (net of accrued but unpaid remuneration due to the Sponsor (the “Sponsor’s Fee”) and any accrued but unpaid expenses or liabilities). A block of 40,000 Shares is called a “Basket.” These transactions take place in exchange for ether or cash. Baskets will be offered continuously at the net asset value per Share (“NAV”) for 40,000 Shares. Only registered broker-dealers that become authorized participants by entering into a contract with the Sponsor and the Trustee (“Authorized Participants”) may purchase or redeem Baskets. Shares will be offered to the public from time to time at varying prices that will reflect the price of ether and the trading price of the Shares on The Nasdaq Stock Market LLC (“NASDAQ” or the “Exchange”) at the time of the offer.

The Authorized Participants will deliver only ether or cash to create Shares and will receive only ether or cash when redeeming Shares.

Neither the Trust, nor the Sponsor, nor the Ether Custodian, nor any other person associated with the Trust currently intends to, directly or indirectly, employ any portion of the Trust’s assets in actions where any portion of the Trust’s ether becomes subject to the Ethereum proof-of-stake validation or is used to earn additional ether or generate income or other earnings (collectively, “Staking Activities”). Accordingly, the Trust currently does not expect to earn any form of staking rewards, or income of any kind, from Staking Activities.

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The Shares are listed and traded on NASDAQ under the ticker symbol “ETHA.” Market prices for the Shares may be different from the NAV.

CME CF Ether-Dollar Reference Rate - New York Variant for the ether - U.S. Dollar trading pair (the “CF Benchmarks Index”), produced by CF Benchmarks Ltd., on July 22, 2026 was $1,925.60.

Except when aggregated in Baskets, Shares are not redeemable securities. Baskets are only redeemable by Authorized Participants.

The Trust is an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act (the “JOBS Act”), subject to reduced public company reporting requirements under U.S. federal securities laws.

Investing in the Shares involves significant risks. See “Risk Factors” starting on page 16.

Neither the SEC nor any state securities commission has approved or disapproved of the securities offered in this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Shares are not interests in nor obligations of any of the Sponsor, the Trustee, the Delaware Trustee, BlackRock Financial Management, Inc. (the “Seed Capital Investor”), the Trust Administrator, the Cash Custodian, the Ether Custodian, the Additional Ether Custodian, or their respective affiliates. The Shares are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency.

“iShares” is a registered trademark of BlackRock, Inc. or its affiliates.

On May 21, 2024, the Seed Capital Investor, an affiliate of the Sponsor, subject to conditions, purchased the Seed Creation Baskets, comprising 400,000 Shares at a per-Share price equal to $25.00. Total proceeds to the Trust from the sale of the Seed Creation Baskets were $10,000,000. On June 24, 2024, the Trust purchased 3,030.72569755 ether with the proceeds of the Seed Creation Baskets using the Prime Execution Agent. The Seed Capital Investor has acted as a statutory underwriter in connection with this purchase. See “Seed Capital Investor” and “Plan of Distribution” for additional information.

The price of the Seed Creation Baskets was determined as described above and such Shares could be sold at different prices if sold by the Seed Capital Investor at different times.

The date of this prospectus is August 6, 2026.

This prospectus contains information you should consider when making an investment decision about the Shares. You may rely on the information contained in this prospectus. Neither the Trust nor the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. This prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

Authorized Participants may be required to deliver a prospectus when making transactions in the Shares. See “Plan of Distribution.”

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes statements which relate to future events or future performance. In some cases, you can identify such forward-looking statements by terminology such as “may,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that may occur in the future, including such matters as changes in commodity prices and market conditions (for ether and the Shares), the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses made by the Sponsor on the basis of its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “Risk Factors.” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. None of the Trust, the Sponsor, the Trustee or the Delaware Trustee or their respective affiliates is under a duty to update any of the forward-looking statements to conform such statements to actual results or to a change in the Sponsor’s expectations or predictions.

PROSPECTUS SUMMARY

Although the Sponsor believes that this summary is materially complete, you should read the entire prospectus, including “Risk Factors” beginning on page 16, before making an investment decision about the Shares.

Definitions of terms used in this prospectus can be found in the Glossary on page 139.

Trust Structure, the Sponsor, the Trustee, the Delaware Trustee and the Custodians

The Trust was formed as a Delaware statutory trust on November 9, 2023. The purpose of the Trust is to own ether transferred to or purchased by the Trust in exchange for Shares issued by the Trust. Each Share represents a fractional undivided beneficial interest in the net assets of the Trust. The assets of the Trust consist primarily of ether held by the Ether Custodian pursuant to the Custodial Services Agreement between Coinbase Custody and the Trust (the “Custodian Agreement”) on behalf of the Trust. The Trust has also entered into a custody agreement with the Additional Ether Custodian pursuant to the Master Custody Services Agreement between Anchorage and the Trust (the “Anchorage Custodian Agreement”). The Trust is not required to hold any particular amount of assets at either the Ether Custodian or the Additional Ether Custodian, and the Sponsor shall, in its sole discretion, determine the amounts held at either custodian from time to time as permitted by the Trust Agreement. The Sponsor has not established any specific criteria that it would consider in making this decision. As of the date of this prospectus, the Trust’s ether is held with the Ether Custodian, and the Sponsor has no plans to move any of the Trust’s ether to the Additional Ether Custodian, though such plans are subject to ongoing review. The addition of the Additional Ether Custodian as an available alternative custodian of the Trust’s ether reflects the Sponsor’s ongoing risk management approach as part of the Trust’s growing size and the Sponsor’s expanding presence in the digital asset space.

The Sponsor of the Trust is iShares Delaware Trust Sponsor LLC, a Delaware limited liability company and a consolidated subsidiary of BlackRock, Inc. (“BlackRock”). The Shares are not obligations of, and are not guaranteed by, iShares Delaware Trust Sponsor LLC, or any of its subsidiaries or affiliates.

The Trust is governed by the provisions of the Third Amended and Restated Trust Agreement executed as of July 8, 2025 by the Sponsor, the Trustee and the Delaware Trustee (as amended from time to time, the “Trust Agreement”).

The Trust issues and redeems Shares only in Baskets or integral multiples thereof, based on the quantity of ether attributable to each Share (net of accrued but unpaid Sponsor’s Fee and any accrued but unpaid expenses or liabilities). Baskets may be redeemed by the Trust in exchange for either (1) the cash proceeds from selling the amount of ether corresponding to their redemption value or (2) the amount of ether corresponding to their redemption value. These transactions take place in exchange for cash or ether. Individual Shares will not be redeemed by the Trust but will be listed and traded on NASDAQ under the ticker symbol “ETHA.” The Trust seeks to reflect generally the performance of the price of ether. The Trust seeks to reflect such performance before payment of the Trust’s expenses and liabilities. The material terms of the Trust are discussed in greater detail under the section “Description of the Shares and the Trust Agreement.” The Trust is a passive investment vehicle that does not seek to generate returns beyond tracking the price of ether. This means the Sponsor does not speculatively sell ether at times when its price is high or speculatively acquire ether at low prices in the expectation of future price increases. It also means the Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective. The Trust, the Sponsor and the Trust’s service providers will not loan, pledge or rehypothecate the Trust’s assets, nor will the Trust’s assets serve as collateral for any loan or similar arrangement, except with respect to securing the repayment of Trade Credits (as defined below). See “The Custodians—The Ether Custodian and the Additional Ether Custodian” and “The Prime Execution Agent and the Trade Credit Lender—The Prime Execution Agent.” The Trust is not a registered investment company under the Investment Company Act and is not required to register under the Investment Company Act. The Sponsor is not registered with the Securities and Exchange Commission (“SEC”) as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Trust. The Trust is not a commodity pool for purposes of the CEA, and the Sponsor is not subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with its activities with respect to the Trust.

See “Description of the Shares and the Trust Agreement” for more details.

The Trust intends to continuously offer Shares but may suspend issuances of Shares at any time.

The Sponsor has arranged for the creation of the Trust, the registration of the Shares for their public offering in the United States and the listing of the Shares on NASDAQ. The Sponsor has agreed to assume the marketing and the following administrative expenses incurred by the Trust: the fees of the Trustee, the Delaware Trustee and the Trust Administrator, the Custodians’ fee (the “Custodians’ Fee”), NASDAQ listing fees, SEC registration fees, printing and mailing costs, tax reporting fees, audit fees, license fees and expenses and up to $500,000 per annum in ordinary legal fees and expenses. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Trust in excess of the $500,000 per annum required under the Trust Agreement. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Trust.

The Trust may incur certain extraordinary, non-recurring expenses that are not assumed by the Sponsor, including but not limited to, taxes and governmental charges, any applicable brokerage commissions, financing fees, Ethereum network fees and similar transaction fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the owners of the beneficial interests in the Shares (the “Shareholders”), any indemnification of the Cash Custodian, the Ether Custodian, the Additional Ether Custodian, Prime Execution Agent, Trust Administrator or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.

The Sponsor will maintain a public website on behalf of the Trust, containing information about the Trust and the Shares. The Internet address of the Trust’s website is www.iShares.com. This Internet address is only provided here as a convenience to you, and the information contained on or connected to the Trust’s website is not considered part of this prospectus. The Sponsor is responsible for oversight and overall management of the Trust but has delegated day-to-day administration of the Trust to the Trustee under the Trust Agreement. The Sponsor may remove the Trustee and appoint a successor trustee in its discretion or if, having received written notice of a material breach of its obligations under the Trust Agreement, the Trustee has not cured the breach within thirty days. The Sponsor may also replace the Trustee during the 90 days following any merger, consolidation or conversion in which the Trustee is not the surviving entity. The Trustee also has the right to select any new or additional custodians.

The Sponsor, the Trustee or any of their respective affiliates and associates currently engage in, and may in the future engage in, the promotion, management or investment management of other accounts, funds or trusts that invest primarily in ether or another digital asset, or may face other potential conflicts of interest. Although officers and professional staff of the Sponsor’s or the Trustee’s management intend to devote as much time to the Trust as is deemed appropriate to perform their duties, the Sponsor’s or the Trustee’s management may allocate their time and services among the Trust and the other accounts, funds or trusts. In addition, the Sponsor and the Trustee may agree to amend the Trust Agreement, including to increase the Sponsor’s Fee, without Shareholder consent. See “Conflicts of Interest.”

The Trustee is BlackRock Fund Advisors, the Delaware Trustee is Wilmington Trust, National Association, the Ether Custodian is Coinbase Custody Trust Company, LLC (“Coinbase Custody”), and the Cash Custodian and the Trust Administrator is The Bank of New York Mellon.

Subject to the Sponsor’s oversight, the Trustee is generally responsible for the management and day-to-day operations of the Trust. The responsibilities of the Trustee include (1) processing orders for the creation and redemption of Baskets; (2) coordinating with the Ether Custodian and the Prime Execution Agent the receipt and delivery of ether purchased or sold by or otherwise transferred to, or by, the Trust and with the Cash Custodian or Ether Custodian the receipt and delivery of cash or ether transferred to or by the Trust in connection with each issuance and redemption of Baskets; (3) calculating the net asset value of the Trust on any day other than: a Saturday or a Sunday, or a day on which NASDAQ is closed for regular trading (“Business Day”); and (4) selling the Trust’s ether as needed to cover the Trust’s expenses. Under the Trust Agreement, the Trustee may delegate all or a portion of its duties to any agent and has delegated the bulk of the day-to-day responsibilities to the Trust Administrator and certain other administrative and record-keeping functions to its affiliates and other agents.

The Ether Custodian is responsible for safekeeping the ether owned by the Trust. The Ether Custodian and the Additional Ether Custodian are appointed by the Trustee. The general role and responsibilities of the Ether Custodian and the Additional Ether Custodian are further described in “The Custodians—The Ether Custodian and the Additional Ether Custodian.”

Trust Objective

The Trust seeks to reflect generally the performance of the price of ether. The Trust seeks to reflect such performance before payment of the Trust’s expenses and liabilities. The Shares are intended to constitute a simple means of making an investment similar to an investment in ether rather than by acquiring, holding and trading ether directly on a peer-to-peer or other basis or via a digital asset platform. The Shares have been designed to remove the obstacles represented by the complexities and operational burdens involved in a direct investment in ether, while at the same time having an intrinsic value that reflects, at any given time, the investment exposure to the price of ether owned by the Trust at such time, less the Trust’s expenses and liabilities. Neither the Trust, nor the Sponsor, nor the Ether Custodian, nor any other person associated with the Trust will, directly or indirectly, employ the Trust’s ether in Staking Activities. Accordingly, the Trust will not earn any form of staking rewards, or income of any kind, from Staking Activities. Foregoing potential returns from Staking Activities could cause an investment in the Shares to deviate from that which would have been obtained by purchasing and holding ether directly by virtue of giving up staking as a source of return when an investor holds the Shares. Although the Shares are not the exact equivalent of a direct investment in ether, they provide investors with an alternative method of achieving investment exposure to the price of ether through the securities market, which may be more familiar to them.

An investment in Shares is:

Backed by ether held by the Ether Custodian on behalf of the Trust.

The Shares are backed by the assets of the Trust. The Ether Custodian keeps custody of all of the Trust’s ether, other than that which is maintained in a trading account (the “Trading Balance”) with Coinbase Inc. (“Coinbase Inc.” or the “Prime Execution Agent”, which is an affiliate of the Ether Custodian), in accounts that are required to be segregated from the assets held by the Ether Custodian as principal and the assets of its other customers (the “Vault Balance”). The Ether Custodian keeps all of the private keys associated with the Trust’s ether held by the Ether Custodian in the Vault Balance in “cold storage”, which refers to a safeguarding method by which the private keys corresponding to the Trust’s ether are generated and stored in an offline manner using computers or devices that are not connected to the Internet, which is intended to make them more resistant to hacking.

The Trust is not required to hold any particular amount of assets at either the Ether Custodian or the Additional Ether Custodian, and the Sponsor will, in its sole discretion, determine the amounts held at either ether custodian from time to time as permitted by the Trust Agreement. The Sponsor has not established any specific criteria that it would consider in making this decision. As of the date of this prospectus, the Trust’s ether is held with the Ether Custodian, and the Sponsor has no plans to move any of the Trust’s ether to the Additional Ether Custodian, though such plans are subject to ongoing review. The addition of the Additional Ether Custodian as an available alternative custodian of the Trust’s ether reflects the Sponsor’s ongoing risk management approach as part of the Trust’s growing size and the Sponsor’s expanding presence in the digital asset space.

For more information, see “The Custodians—The Ether Custodian and the Additional Ether Custodian” below.

The Trust’s ether holdings and cash holdings from time to time may be held with the Prime Execution Agent in the Trading Balance in connection with creations and redemptions of Baskets, and the sale of ether to pay the Sponsor’s Fee and any other Trust expenses not assumed by the Sponsor, to the extent applicable, and in extraordinary circumstances, in connection with the liquidation of the Trust’s ether. Within the Trust’s Trading Balance, the Amended and Restated Coinbase Prime Broker Agreement (the “Prime Execution Agent Agreement”) provides that the Trust does not have an identifiable claim to any particular ether (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the ether (and cash) the Prime Execution Agent holds on behalf of customers who hold similar entitlements against the Prime Execution Agent. In this way, the Trust’s Trading Balance represents an omnibus claim on the Prime Execution Agent’s ether (and cash) held on behalf of the Prime Execution Agent’s customers. With respect to the Trust’s Trading Balance, the Prime Execution Agent holds the ether associated with customer entitlements across a combination of omnibus cold wallets, omnibus “hot wallets” (meaning wallets whose private keys are generated and stored online, in Internet-connected computers or devices) or in omnibus accounts in the Prime Execution Agent’s name on a trading venue (including third-party venues and the Prime Execution Agent’s own execution venue) where the Prime Execution Agent executes orders to buy and sell ether on behalf of its clients. Within such omnibus hot and cold wallets and accounts, the Prime Execution Agent has represented to the Sponsor that it keeps the majority of assets in cold wallets, to promote security, while the balance of assets is kept in hot wallets to facilitate rapid withdrawals. However, the Sponsor has no control over, and for security reasons the Prime Execution Agent does not disclose to the Sponsor, the percentage of ether that the Prime Execution Agent holds for customers holding similar entitlements as the Trust which are kept in omnibus cold wallets, as compared to omnibus hot wallets or omnibus accounts in the Prime Execution Agent’s name on a trading venue. The Prime Execution Agent has represented to the Sponsor that, with respect to the Trading Balance, the percentage of assets maintained in cold versus hot storage is determined by ongoing risk analysis and market dynamics, in which the Prime Execution Agent attempts to balance anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage.

As convenient and easy to handle as any other investment in shares.

Investors may purchase and sell Shares through traditional securities brokerage accounts and can avoid the complexities of handling ether directly (e.g., managing wallets and public and private keys themselves, or interfacing with a trading platform), which some investors may not prefer or may find unfamiliar.

Listed.

The Shares are listed and traded on NASDAQ under the ticker symbol “ETHA.”

Summary Risk Factors

Risk Factors Related to Digital Assets

●

The trading prices of many digital assets, including ether, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading prices of ether, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

●

The value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of ether as a digital asset, including the fact that digital assets are bearer instruments and loss, theft, destruction, or compromise of the associated private keys could result in permanent loss of the asset, and the capabilities and development of blockchain technologies such as the Ethereum blockchain.

●	Digital assets represent a new and rapidly evolving industry, and the value of the Shares depends on the acceptance of ether.

●

Smart contracts, including those relating to decentralized finance (“DeFi”) applications, are a new technology and their ongoing development and operation may result in problems, which could reduce the demand for ether or cause a wider loss of confidence in the Ethereum network, either of which could have an adverse impact on the value of ether.

●

Changes in the governance of a digital asset network may not receive sufficient support from users and validators, which may negatively affect that digital asset network’s ability to grow and respond to challenges.

●	The limited ability to facilitate in-kind creations and redemptions of Shares could have adverse consequences for the Trust.

Risk Factors Related to the Digital Asset Markets

●	The value of the Shares relates directly to the value of ether, the value of which may be highly volatile and subject to fluctuations due to a number of factors.

●

The Index (as defined below) has a limited performance history, the Index price could fail to track the global ether price, and a failure of the Index price could adversely affect the value of the Shares.

●	The Index price used to calculate the value of the Trust’s ether may be volatile, adversely affecting the value of the Shares.

Risk Factors Related to the Trust and the Shares

●

If the process of creation and redemption of Baskets encounters any unanticipated difficulties, the possibility for arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of ether may not exist and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

●	The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants or Ether Trading Counterparties.

●

Security threats to the Trust’s account at the Ether Custodian could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the value of the Shares.

●

Ether transactions are irrevocable and stolen or incorrectly transferred ether may be irretrievable. As a result, any incorrectly executed ether transactions could adversely affect the value of the Shares.

●

If the Custodian Agreement, the Prime Execution Agent Agreement, the Authorized Participant Agreements or the Ether Trading Counterparty Agreements are terminated or the Custodians, the Prime Execution Agent, Authorized Participants or the Ether Trading Counterparties fail to provide services as required, the Trustee may operationalize the Additional Ether Custodian or may need to find and appoint replacement custodians, an execution agent, authorized participants or ether trading counterparties, which could pose a challenge to the safekeeping of the Trust’s ether and could adversely affect the Trust’s ability to create and redeem Shares and to continue to operate.

●

The lack of full insurance and Shareholders’ limited rights of legal recourse against the Trust, the Delaware Trustee, the Sponsor, the Trust Administrator, the Cash Custodian, the Prime Execution Agent, the Ether Custodian and, if operationalized, the Additional Ether Custodian, expose the Trust and its Shareholders to the risk of loss of the Trust’s ether for which no person or entity is liable.

●

Loss of a critical banking relationship for, or the failure of a bank used by, the Prime Execution Agent could adversely impact the Trust’s ability to create or redeem Baskets, or could cause losses to the Trust.

Risk Factors Related to the Regulation of the Trust and the Shares

●

Digital asset markets in the United States exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of ether or the Shares, such as by banning, restricting or imposing onerous conditions or prohibitions on the use of ether, validation activity, digital wallets, the provision of services related to trading and providing custody services for ether, the operation of the Ethereum network, or the digital asset markets generally.

●

If regulators subject the Trust, the Trustee, the Sponsor or Ether Trading Counterparties to regulation as a money services business (“MSB”) or money transmitter, this could result in extraordinary expenses to the Trust, the Trustee, the Sponsor or Ether Trading Counterparties and also result in decreased liquidity for the Shares.

●

Regulatory changes or interpretations could obligate an Authorized Participant, the Trust, the Trustee or the Sponsor to register and comply with new regulations, resulting in potentially extraordinary, nonrecurring expenses to the Trust.

●	The treatment of digital assets for U.S. federal, state and local income tax purposes is uncertain.

Emerging Growth Company Status

The Trust is an “emerging growth company,” as defined in the JOBS Act. For as long as the Trust is an emerging growth company, the Trust may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in the Trust’s periodic reports and audited financial statements in this prospectus, exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on “golden parachute” compensation and exemption from any rules requiring mandatory audit firm rotation and auditor discussion and analysis and, unless otherwise determined by the SEC, any new audit rules adopted by the Public Company Accounting Oversight Board.

Under the JOBS Act, the Trust will remain an emerging growth company until the earliest of:

●	the last day of the fiscal year during which the Trust has total annual gross revenues of $1.235 billion or more;

●	the last day of the fiscal year following the fifth anniversary of this offering;

●	the date on which the Trust has, during the previous three-year period, issued more than $1 billion in non-convertible debt; or

●

the date on which the Trust is deemed to be a “large accelerated filer” (i.e., an issuer that (1) has more than $700 million in outstanding equity held by non-affiliates and (2) has been subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for at least 12 calendar months and has filed at least one annual report on Form 10-K.)

The JOBS Act also provides that an emerging growth company can utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. The Trust is choosing to opt out of this extended transition period and, as a result, the Trust will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for companies that are not “emerging growth companies.” Section 107 of the JOBS Act provides that the Trust’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Principal Offices

The Sponsor’s office is located at 400 Howard Street, San Francisco, CA 94105 and its telephone number is (415) 670-2000. The Trust’s office is c/o iShares Delaware Trust Sponsor LLC, 400 Howard Street, San Francisco, CA 94105 and its telephone number is (415) 670-2000. The Trustee’s office is located at 400 Howard Street, San Francisco, CA 94105. The Ether Custodian’s office is located at One Madison Ave, New York, NY 10010. The Additional Ether Custodian’s office is located at 101 S. Reid Street, Suite 29, Sioux Falls, South Dakota 57103. The Cash Custodian’s and the Trust Administrator’s office is located at 240 Greenwich Street, New York, NY 10286.

THE OFFERING

Offering	The Shares represent units of fractional undivided beneficial interest in the net assets of the Trust.

Use of proceeds

Proceeds received by the Trust from the issuance and sale of Baskets consist of ether and cash deposits. Ether deposits are held by the Ether Custodian or Prime Execution Agent on behalf of the Trust until (i) delivered to Authorized Participants or their designated agent or client in connection with an in-kind redemption or sold in connection with a cash redemption, or (ii) sold to pay the Sponsor’s Fee and Trust expenses or liabilities not assumed by the Sponsor. Cash deposits are held by the Cash Custodian or Prime Execution Agent on behalf of the Trust until (i) transferred in connection with the purchase of ether, (ii) delivered to Authorized Participants in connection with a cash redemption of Baskets or (iii) transferred to pay the Sponsor’s Fee and Trust expenses or liabilities not assumed by the Sponsor.

NASDAQ ticker symbol	ETHA

CUSIP	46438R105

Creation and redemption

The Trust issues and redeems Baskets on a continuous basis. These transactions take place in exchange for cash or ether. Baskets are only issued or redeemed in exchange for an amount of ether or cash determined by the Trustee on each day that NASDAQ is open for regular trading. No Shares are issued unless the Ether Custodian or Prime Execution Agent has allocated to the Trust’s account the corresponding amount of ether. As of July 15, 2026, a Basket requires delivery of $580,661.12 or 301.82 ether. The amount of ether necessary for the creation of a Basket, or to be received upon redemption of a Basket, will decrease over the life of the Trust, due to the payment or accrual of fees and other expenses or liabilities payable by the Trust. Baskets may be created or redeemed only by Authorized Participants, who pay BlackRock Investments, LLC (“BRIL”), an affiliate of the Trustee that has been retained by the Trust to perform certain order processing, Authorized Participant communications, and related services in connection with the issuance and redemption of Baskets (“ETF Services”), (1) a transaction fee for each order to create or redeem Baskets (the “ETF Servicing Fee”) and (2) transfer, processing and other transaction costs charged by the Ether Custodian in connection with the issuance of Baskets for such purchase order (“Custody Transaction Costs”).

The Authorized Participants will deliver only ether or cash to create Shares and will receive only ether or cash when redeeming Shares.

See “Description of the Shares and the Trust Agreement” for more details.

Net Asset Value

The net asset value of the Trust equals the total assets of the Trust, which consists solely of ether and cash, less total liabilities of the Trust, each determined by the Trustee pursuant to policies established from time to time by the Trustee or its affiliates or otherwise described herein. The methodology used to calculate an index (the “Index”) price to value ether in determining the net asset value of the Trust may not be deemed consistent with U.S. generally accepted accounting principles (“GAAP”).

The Sponsor has the exclusive authority to determine the Trust’s net asset value, which it has delegated to the Trustee under the Trust Agreement. The Trustee has delegated to the Trust Administrator the responsibility to calculate the net asset value of the Trust and the NAV, based on a pricing source selected by the Trustee. In determining the Trust’s net asset value, the Trust Administrator values the ether held by the Trust based on the Index, unless the Sponsor in its sole discretion determines that the Index is unreliable. The CF Benchmarks Index shall constitute the Index, unless the CF Benchmarks Index is not available or the Sponsor in its sole discretion determines the CF Benchmarks Index is unreliable as the Index and therefore determines not to use the CF Benchmarks Index as the Index. If the CF Benchmarks Index is not available or the Sponsor determines, in its sole discretion, that the CF Benchmarks Index is unreliable (together a “Fair Value Event”), the Trust’s holdings may be fair valued on a temporary basis in accordance with the fair value policies approved by the Trustee. Additionally, the Trust Administrator will monitor for unusual prices and escalate to the Trustee if detected. If the CF Benchmarks Index is not used, the Trust will notify Shareholders in a prospectus supplement, in its periodic Exchange Act reports and/or on the Trust’s website.

The Trust Administrator calculates the NAV of the Trust once each Business Day. The NAV for a normal trading day will be released after 4:00 p.m. Eastern Time (“ET”). Trading during the core trading session on the Exchange typically closes at 4:00 p.m. ET. However, NAVs are not officially released until after the completion of a comprehensive review of the NAV and prices utilized to determine the NAV of the Trust by the Trust Administrator. Upon the completion of the end-of-day reviews by the Trust Administrator, the NAV is released to the public typically by 5:30 p.m. ET and generally no later than 8:00 p.m. ET. The period between 4:00 p.m. ET and the NAV release after 5:30 p.m. ET (or later) provides an opportunity for the Trust Administrator and the Trustee to detect, flag, investigate, and correct unusual pricing should it occur and implement a Fair Value Event, if necessary. Any such correction could adversely affect the value of the Shares.

The Trust’s periodic financial statements may not utilize net asset value of the Trust to the extent the methodology used to calculate the Index is deemed not to be consistent with GAAP. The Trust’s periodic financial statements will be prepared in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures” (“ASC Topic 820”) and utilize an exchange-traded price from the Trust’s principal market for ether as of 11:59 p.m. ET on the Trust’s financial statement measurement date. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP. The Trust intends to engage a third-party vendor to obtain a price from a principal market for ether, which will be determined and designated by such third-party vendor daily based on its consideration of several exchange characteristics, including oversight, and the volume and frequency of trades. Under GAAP, such a price is expected to be deemed a Level 1 input in accordance with the ASC Topic 820 because it is expected to be a quoted price in active markets for identical assets or liabilities.

Net Asset Value Calculation and Index

On each Business Day, as soon as practicable after 4:00 p.m. ET, the Trust Administrator evaluates the ether held by the Trust as reflected by the CF Benchmarks Index and determines the net asset value of the Trust and the NAV. For purposes of making these calculations, a Business Day means any day other than a day when NASDAQ is closed for regular trading.

The CF Benchmarks Index employed by the Trust is calculated on each Business Day by aggregating the notional value of ether trading activity across major spot ether platforms. The CF Benchmarks Index is designed based on the IOSCO Principles for Financial Benchmarks and is a registered benchmark under the UK Benchmark Regulations (“BMR”). The administrator of the CF Benchmarks Index is CF Benchmarks Ltd. (the “Index Administrator”) a UK incorporated company, authorized and regulated by the Financial Conduct Authority (“FCA”) of the UK as a Benchmark Administrator, under UK BMR. The CF Benchmarks Index serves as a once-a-day benchmark rate of the U.S. dollar price of ether (USD/ETH), calculated as of 4:00 p.m. ET. The CF Benchmarks Index aggregates the trade flow of several ether platforms, during an observation window between 3:00 p.m. and 4:00 p.m. ET into the U.S. dollar price of one ether at 4:00 p.m. ET. Specifically, the CF Benchmarks Index is calculated based on the “Relevant Transactions” (as defined in “Business of the Trust—Valuation of Ether; The CF Benchmarks Index”) of all of its constituent ether platforms, which are currently Bitstamp, Coinbase, itBit, Kraken, Gemini, LMAX Digital, Crypto.com, and Bullish Exchange (the “Constituent Platforms”), and which may change from time to time.

The Trust is intended to provide a way for Shareholders to obtain exposure to the price of ether by investing in the Shares rather than by acquiring, holding and trading ether directly on a peer-to-peer or other basis or via a digital asset platform. An investment in the Shares is not the same as an investment directly in ether on a peer-to-peer or other basis or via a digital asset platform.

Intraday Indicative Value

In order to provide updated information relating to the Trust for use by Shareholders, the Trust intends to publish an intraday indicative value per Share (“IIV”) using the CME CF Ether-Dollar Real Time Index (“ETHUSD_RTI”). One or more major market data vendors will provide an IIV updated every 15 seconds, as calculated by the Exchange or a third-party financial data provider during NASDAQ’s regular market session of 9:30 a.m. to 4:00 p.m. ET (the “Regular Market Session”). The IIV will be calculated by using the prior day’s closing NAV as a base and updating that value during the Regular Market Session to reflect changes in the value of the Trust’s NAV during the trading day.

The IIV’s dissemination during the Regular Market Session should not be viewed as an actual real-time update of the NAV, which will be calculated only once at the end of each trading day. The IIV will be widely disseminated every 15 seconds during the Regular Market Session by one or more major market data vendors. In addition, the IIV will be available through online information services.

Trust expenses

The Trust’s only ordinary recurring expense is expected to be the Sponsor’s Fee. In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume the marketing and the following administrative expenses of the Trust: the fees of the Trustee, the Delaware Trustee and the Trust Administrator, the Custodians’ Fee, NASDAQ listing fees, SEC registration fees, printing and mailing costs, tax reporting fees, audit fees, license fees and expenses and up to $500,000 per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Trust in excess of the $500,000 per annum required under the Trust Agreement. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Trust. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares.

The Sponsor’s Fee is accrued daily at an annualized rate equal to 0.25% of the net asset value of the Trust and is payable at least quarterly in arrears in U.S. dollars or in-kind or any combination thereof. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor’s Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver. In the future, if the Sponsor decides to waive all or a portion of the Sponsor’s Fee, Shareholders will be notified in a prospectus supplement, in its periodic Exchange Act reports and/or on the Trust’s website.

The Trust may incur certain extraordinary, non-recurring expenses that are not assumed by the Sponsor, including but not limited to, taxes and governmental charges, any applicable brokerage commissions, financing fees, Ethereum network fees and similar transaction fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders, any indemnification of the Cash Custodian, the Ether Custodian, the Additional Ether Custodian, the Prime Execution Agent, Trust Administrator, or other agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters. Because the Trust does not have any income, it needs to sell ether to cover the Sponsor’s Fee and expenses not assumed by the Sponsor, if any. Trust expenses not assumed by the Sponsor and not included in trade execution costs paid by the Trust shall accrue daily and be payable by the Trust to the Sponsor at least quarterly in arrears. The Trust may also be subject to other liabilities (for example, as a result of litigation) that have also not been assumed by the Sponsor. The only source of funds to cover those liabilities will be sales of ether held by the Trust. Even if there are no expenses other than those assumed by the Sponsor, and there are no other liabilities of the Trust, the Trust needs to sell ether to pay the Sponsor’s Fee. The result of these sales is a decrease in the amount of ether represented by each Share.

To cover the Sponsor’s Fee and expenses not assumed by the Sponsor, the Sponsor or its delegate will cause the Trust (or its delegate) to convert ether into U.S. dollars at the price available through the Prime Execution Agent’s Coinbase Prime service (less applicable trading fees) through the Prime Execution Agent’s execution platform (the “Trading Platform”) which the Sponsor is able to obtain using commercially reasonable efforts. The number of ether represented by a Share will decline each time the Trust pays the Sponsor’s Fee or any Trust expenses not assumed by the Sponsor by transferring or selling ether.

The quantity of ether to be sold to permit payment of the Sponsor’s Fee or Trust expenses not assumed by the Sponsor, will vary from time to time depending on the level of the Trust’s expenses and the value of ether held by the Trust. Assuming that the Trust is a grantor trust for U.S. federal income tax purposes, each delivery or sale of ether by the Trust for the payment of expenses generally will be a taxable event to Shareholders. See “U.S. Federal Income Tax Consequences.”

In the event that any of the foregoing fees and expenses are incurred with respect to the Trust and other Client Accounts (as defined in “Conflicts of Interest”), the Sponsor will allocate the costs across the entities on a pro rata basis, except to the extent that certain expenses are specifically attributable to the Trust or another Client Account. The Trust expects that any trading commissions associated with block trading, if applicable, will be allocated across the relevant entities on a pro rata basis.

Staking Activities	Neither the Trust, nor the Sponsor, nor the Ether Custodian, nor any other person associated with the Trust will, directly or indirectly, engage in Staking Activities.

Incidental Rights / IR Digital Asset

From time to time, the Trust may be entitled to or come into possession of rights to acquire, or otherwise establish dominion and control over, any digital asset (for avoidance of doubt, other than ether) or other asset or right, which rights are incident to the Trust’s ownership of ether and arise without any action of the Trust, or of the Sponsor or Delaware Trustee on behalf of the Trust (“Incidental Rights”) and/or digital assets, or other assets or rights, acquired by the Trust through the exercise (subject to the applicable provisions of the Trust Agreement) of any Incidental Right (“IR Digital Asset”) by virtue of its ownership of ether, generally through a fork in the Ethereum blockchain, an airdrop offered to holders of ether or other similar event.

With respect to a fork, airdrop or similar event, the Sponsor will cause the Trust to permanently and irrevocably abandon the Incidental Rights and IR Digital Asset and no such Incidental Right or IR Digital Asset shall be taken into account for purposes of determining the NAV of the Trust. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by NASDAQ seeking approval to amend its listing rules to permit the Trust to sell Incidental Rights or IR Digital Asset and distribute the cash proceeds (net of expenses and applicable withholding taxes) to Depository Trust Company (“DTC”) or distribute the Incidental Rights or IR Digital Asset in-kind to DTC. Because the Trust will abandon any Incidental Rights and IR Digital Asset, the Trust would not receive any direct or indirect consideration for the Incidental Rights or IR Digital Asset, and thus the value of the Shares will not reflect the value of the Incidental Rights or IR Digital Asset. See “Risk Factors—Risk Factors Related to Digital Assets—A temporary or permanent “fork” could adversely affect the value of the Shares” and “—Shareholders will not receive the benefits of any Incidental Rights and any IR Digital Asset, including any forked or airdropped assets.”

Tax Considerations

Owners of Shares will be treated, for U.S. federal income tax purposes, as if they owned a corresponding share of the assets of the Trust. They will also be viewed as if they directly received a corresponding share of any income of the Trust, or as if they had incurred a corresponding share of the expenses of the Trust. Consequently, each sale of ether by the Trust will constitute a taxable event to the Shareholders. See “U.S. Federal Income Tax Consequences—Taxation of U.S. Shareholders.”

Voting Rights

Owners of Shares do not have any voting rights, take no part in the management or control of, and have no voice in, the Trust’s operations or business. See “Description of the Shares and the Trust Agreement—Voting Rights.”

Suspension of Issuance, Transfers and Redemptions

The Trustee may, and upon the direction of the Sponsor shall, suspend the acceptance of purchase orders or the delivery or registration of transfers of Shares generally, or may, and upon the direction of the Sponsor shall, refuse a particular purchase order, delivery or registration of Shares (i) during any period when the transfer books of the Trustee are closed or (ii) at any time, if the Sponsor thinks it advisable for any reason. The Trustee may, in its sole discretion, and upon the direction of the Sponsor will, suspend the right to surrender Shares or postpone the delivery date of ether or other Trust property generally or with respect to a particular redemption order (i) during any period in which regular trading on NASDAQ is suspended or restricted, or the exchange is closed (other than scheduled holiday or weekend closings), or (ii) during a period when the Sponsor determines that delivery, disposal or evaluation of ether is not reasonably practicable (for example, as a result of an interruption in services or availability of the Prime Execution Agent, Ether Custodian, Cash Custodian, Trust Administrator, or other service providers to the Trust, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, iShares order entry system, Internet services, or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of the Ethereum network, hacking, cybersecurity breach, or power, Internet, or Ethereum network outage, or similar event). The Trustee shall reject any purchase order or redemption order that is not in proper form. See “Description of the Shares and the Trust Agreement—Requirements for Trustee Actions.”

Limitation on Obligations and Liability

The Sponsor and the Trustee:

● are only obligated to take the actions specifically set forth in the Trust Agreement without willful misconduct, gross negligence, reckless disregard or bad faith;

● are not liable if either of them is prevented or delayed by law or circumstances beyond their control from performing their respective obligations under the Trust Agreement;

● are not liable for the exercise of discretion permitted under the Trust Agreement;

● have no obligation to prosecute any lawsuit or other proceeding on behalf of the Shareholders or any other person;

● are not liable for any loss of ether occurring prior to the delivery of ether to the Ether Custodian or Prime Execution Agent, as applicable, or after the delivery of ether by the Ether Custodian or Prime Execution Agent, as applicable, in connection with creations and redemptions (and for the avoidance of doubt, are not liable for the loss of ether while held by the Ether Custodian or Prime Execution Agent, or for any loss of ether occurring during the transfer of ether from the Ether Custodian or the Prime Execution Agent to the Additional Ether Custodian or vice versa, absent willful misconduct, gross negligence, reckless disregard or bad faith by the Sponsor and Trustee); and

● may rely upon any advice or information from other persons they believe in good faith to be competent to provide such advice or information.

See “Description of the Shares and the Trust Agreement—Limitations on Obligations and Liability.”

Dissolution events	The Trustee will dissolve the Trust if:

● the Trustee is notified that the Shares are delisted from NASDAQ and are not approved for listing on another national securities exchange within five Business Days of their delisting;

● a U.S. federal or state court or regulator, or applicable law or regulatory requirements, requires the Trust to shut down, or forces the Trust to liquidate its ether, or seizes, impounds or otherwise restricts access to Trust assets;

● the Sponsor notifies the Trustee in writing that it has determined, in its sole discretion, that the dissolution of the Trust is advisable or desirable for any reason; or

● DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

The Sponsor may, in its sole discretion, dissolve the Trust if:

● 60 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed and accepted its appointment;

● the SEC (or its staff) or a court of competent jurisdiction determines that the Trust is an investment company under the Investment Company Act;

● the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act of 1936, as amended (the “Commodity Exchange Act” or “CEA”);

● the U.S. Department of the Treasury Financial Crimes Enforcement Network (“FinCEN”) determines that the Trust or the Sponsor is required to register as an MSB, or the New York Department of Financial Services determines the Trust or the Sponsor is required to obtain licensure under 23 NYCRR Part 200 (“BitLicense”);

● if any state regulator or court of competent authority determines the Sponsor or the Trust is required to obtain a money transmitter license or other state license;

● the Index Administrator ceases to maintain the Index or any ongoing event exists that prevents or makes impractical the determination of the Index price and, in the opinion of the Sponsor, no successor or similar pricing source is reasonably available;

● the net assets of the Trust in relation to the operating expenses of the Trust is at a level at which continued operation of the Trust is unreasonable or imprudent;

● any ongoing event exists that either prevents the Trust from or makes impractical the Trust’s holding of ether, or prevents the Trust from converting or makes impractical the Trust’s reasonable efforts to convert ether to U.S. dollars;

● the Trust fails to qualify for treatment, or ceases to be treated, for U.S. federal income tax purposes, as a grantor trust, and the Trustee receives notice from the Sponsor that the Sponsor has determined that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable; or

● any custodian (including, for the avoidance of doubt, any of the Custodians) or prime execution agent (including, for the avoidance of doubt, the Prime Execution Agent) then acting resigns, is removed, is prohibited by applicable law or regulation to act as or otherwise ceases to act as custodian or prime execution agent, and, in the opinion of the Sponsor, no successor custodian or prime execution agent has been employed and operationalized prior to, at the Sponsor’s election, (i) the effective date of such resignation, removal, prohibition or cessation, or (ii) in the case of the Ether Custodian or Prime Execution Agent, the final date as of which the Ether Custodian or Prime Execution Agent will cease to hold any of the Trust’s assets, to the extent different from (i).

The term of the Trust is perpetual (unless terminated earlier in certain circumstances). See “Description of the Shares and the Trust Agreement—Amendment and Dissolution.”

On and after dissolution of the Trust, the Trustee will wind up the business and affairs of the Trust and deliver Trust property upon surrender and cancellation of Shares. The Trustee will not accept any purchase order or redemption order after the date of dissolution. If any Shares remain outstanding after the date of dissolution of the Trust, the Trustee thereafter will (i) discontinue the registration of transfer of Shares; (ii) continue to collect distributions pertaining to Trust property and hold proceeds thereof uninvested, without liability for interest; and (iii) pay the Trust’s expenses and may sell Trust property as necessary to meet those expenses. After the dissolution of the Trust, the Trustee will sell or otherwise liquidate the Trust property then held and after deducting any fees, expenses, taxes or other governmental charges payable by the Trust and any expenses for the account of DTC of such Shares and any applicable taxes or other governmental charges, promptly distribute the net proceeds from such sale to DTC. See “Description of the Shares and the Trust Agreement—Amendment and Dissolution.”

Authorized Participants

Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must be a registered broker-dealer, a participant in DTC, have entered into an agreement with the Sponsor and the Trustee (the “Authorized Participant Agreement”) and be in a position to transfer cash or ether to, and take delivery of cash or ether from, the Trust Administrator through one or more accounts. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of cash or ether in connection with such creations or redemptions. As of the date of this prospectus, the Authorized Participants that are able to conduct creations and redemptions for cash are ABN AMRO Clearing USA LLC, BMO Capital Markets Corp., Goldman Sachs & Co. LLC, HRT Financial LP, Jane Street Capital, LLC, Jefferies LLC, JP Morgan Securities LLC, Macquarie Capital (USA) Inc., UBS Securities LLC, and Virtu Americas LLC. As of the date of this prospectus, Virtu Americas LLC, ABN AMRO Clearing USA LLC, and Macquarie Capital (USA) Inc. have executed an agreement that gives them the ability to conduct creations and redemptions in-kind for ether, in addition to conducting creations and redemptions for cash. Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor.

Ether Trading Counterparties

In connection with cash creations and redemptions, the Trust will engage in ether transactions for converting cash into ether (in association with purchase orders) and ether into cash (in association with redemption orders). The Trust will conduct its ether purchase and sale transactions by, in its sole discretion, choosing to trade directly with third parties (each, an “Ether Trading Counterparty”), pursuant to written agreements between such Ether Trading Counterparties and the Trust, or choosing to trade through the Prime Execution Agent through its Coinbase Prime service pursuant to the Prime Execution Agent Agreement. As of the date of this prospectus, the Ether Trading Counterparties are Cumberland DRW LLC, Flow Traders B.V., JSCT, LLC and Virtu Financial Singapore Pte. Ltd. JSCT, LLC is an affiliate of Jane Street Capital LLC and Virtu Financial Singapore Pte. Ltd. is an affiliate of Virtu Americas LLC. Each of Jane Street Capital LLC and Virtu Americas LLC is an Authorized Participant. Ether Trading Counterparties may be added at any time, subject to the discretion of the Sponsor. As of the date of this prospectus, in connection with cash creations and redemptions, the Trust is not aware of any other affiliation or material relationship between an Ether Trading Counterparty and the Authorized Participants or other service providers of the Trust in executing a transaction in ether with the Trust. In connection with cash creations and redemptions, each Ether Trading Counterparty represents to the Trust that it is acting for itself and not for another person, and is not acting as agent or at the direction of any Authorized Participant. Upon receipt of an order from an Authorized Participant to create or redeem Baskets, the Trust may obtain quotes for a price to purchase or sell ether from one or more Ether Trading Counterparties. An Ether Trading Counterparty may respond to the Trust’s request with an offer of a quote at which it is willing to sell the specified quantity of ether, or a portion thereof, in the case of a creation, or a quote at which it is willing to buy the specified quantity of ether, or a portion thereof, in the case of a redemption, as indicated in such offer. The Ether Trading Counterparties are not contractually obligated to participate in cash orders for creations or redemptions by placing any offers to buy or sell ether with the Trust. The Trust then determines, in its sole discretion, whether to utilize one of the Ether Trading Counterparties that provided a quote or to trade through the Prime Execution Agent to execute an ether trade. Once an offer is accepted, it becomes a trade that is binding on both the Trust and the Ether Trading Counterparty, subject to customary exceptions.

Clearance and settlement

The Shares will be evidenced by a global certificate that the Trust issues to DTC. The Shares are issued in book-entry form only. Transactions in Shares clear through the facilities of DTC. Investors may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

SUMMARY FINANCIAL CONDITION

As of July 22, 2026, the net asset value of the Trust was $5,549,878,800 and the NAV was $14.53.

RISK FACTORS

The Shares are speculative and involve a high degree of risk. Before making an investment decision, you should consider carefully the risks described below, as well as the other information included in this prospectus.

Risk Factors Related to Digital Assets

The trading prices of many digital assets, including ether, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading prices of ether, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

The trading prices of many digital assets, including ether, have experienced extreme volatility in recent periods and may continue to do so. For instance, there were steep increases in the value of certain digital assets, including ether, over the course of 2021, and multiple market observers asserted that digital assets were experiencing a “bubble.” These increases were followed by steep drawdowns throughout 2022 in digital asset trading prices, including for ether. After reaching an all-time high of approximately $4,950 in August 2025, the price of ether declined to below $1,600 in June 2026, representing a drawdown of more than 65%, and there can be no assurance that the price of ether will not decline further. These episodes of rapid price appreciation followed by steep drawdowns have occurred multiple times throughout ether’s history, including in 2021-2022 and 2025-2026. For example, ether lost approximately 12.2% of its value according to some sources in mid-October 2025 as part of wider digital asset market turmoil, widely attributed to global trade tensions, which triggered a number of dislocations in the digital asset market (the “October 2025 Flash Crash”), including liquidations of up to $20 billion in collateral in the form of various digital assets (including, but not limited to, ether) securing trades (particularly perpetual futures contracts and various forms of financing transactions), along with reported service interruptions, halted orders, forced unwinding of trades, and other issues, across centralized and decentralized exchanges. Digital asset prices, including the price of ether, declined significantly during the first half of 2026. As of the date of this prospectus, the price of ether remains significantly below its August 2025 all-time high, and digital asset prices continue to fluctuate significantly.

Extreme volatility may persist, and the value of the Shares may significantly decline in the future without recovery. The digital asset markets may still be experiencing a bubble or may experience a bubble again in the future. For example, in the first half of 2022, each of Celsius Network, Voyager Digital Ltd., and Three Arrows Capital declared bankruptcy, resulting in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. In November 2022, FTX Trading Ltd. (“FTX”), one of the largest digital asset platforms by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC (“Genesis”). In response to these events (collectively, the “2022 Events”), the digital asset markets have experienced extreme price volatility and other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital asset markets. These events have also negatively impacted the liquidity of the digital asset markets as certain entities affiliated with FTX engaged in significant trading activity. If the liquidity of the digital asset markets continues to be negatively impacted by these events, the prices of digital assets, including ether, may continue to experience significant volatility or declines and confidence in the digital asset markets may be further undermined. In addition, following the 2022 Events, regulatory and enforcement scrutiny of the digital asset industry increased, including from, among others, the Department of Justice, the SEC, the CFTC, the White House and Congress, as well as state regulators and authorities, and the digital asset industry remains subject to significant attention from regulators, legislators and policymakers. These events are continuing to develop, and the full facts are continuing to emerge. It is not possible to predict at this time all of the risks that they may pose to the Trust, its service providers or the digital asset industry as a whole.

The prices of some digital assets, including ether, may continue to fluctuate in response to actual or perceived political, legislative, regulatory and enforcement developments in the United States. Following the 2024 U.S. presidential election, the current administration has stated policy positions and taken actions that some market participants may view as supportive of the digital asset industry, including actions directed at promoting U.S. leadership in digital assets and financial technology and encouraging greater regulatory clarity for blockchain technology and digital assets. In addition, the Guiding and Establishing National Innovation for U.S. Stablecoins Act of 2025 (“GENIUS Act”), which establishes a federal framework for payment stablecoins, was enacted in July 2025. The Digital Asset Market Clarity Act of 2025 (the “CLARITY Act”), which is intended to establish a federal market-structure framework for certain digital assets, passed the U.S. House of Representatives in July 2025 and was advanced by the U.S. Senate Committee on Banking, Housing, and Urban Affairs in May 2026. In July 2026, Senate Republicans released updated bill text for the CLARITY Act. Although negotiations regarding the legislation remain ongoing, the CLARITY Act has not been enacted, and its prospects remain uncertain.

Market expectations regarding the administration, Congress, federal regulators, or future legislation or rulemaking may contribute to increases in digital asset prices or valuations. There can be no assurance that those expectations will be realized, that any enacted or proposed legislation or regulation will benefit the digital asset industry generally or ether specifically, or that digital asset prices will rise or maintain their current levels. Delays in, changes to, or adverse developments relating to implementation of the GENIUS Act, enactment of the CLARITY Act or similar legislation, or other federal or state regulatory actions could negatively affect market sentiment, liquidity, trading activity, or the prices of digital assets, including ether. Any resulting decline in the price of ether could cause a reduction in the value of the Shares and cause Shareholders to suffer losses. Moreover, there can be no assurance that political sentiments toward the digital asset industry, or market perceptions of those sentiments, will not shift over time.

On March 6, 2025, President Trump issued an executive order for the “Establishment of the Strategic Bitcoin Reserve and United States Digital Asset Stockpile” (the “Order”). The Order requires the Secretary of the U.S. Department of the Treasury (the “U.S. Treasury Department”) to establish two offices to administer and maintain a “Strategic Bitcoin Reserve” (the “Bitcoin Reserve”) and a U.S. Digital Asset Stockpile (the “Digital Asset Stockpile”), respectively. The Bitcoin Reserve is intended to be capitalized with bitcoin forfeited as part of U.S. criminal or civil proceedings or in satisfaction of penalties imposed by executive agencies. The Order directs the Secretaries of the U.S. Treasury Department and the U.S. Department of Commerce to develop budget-neutral strategies for acquiring additional bitcoin for the Bitcoin Reserve. As established by the Order, the Bitcoin Reserve will not contain ether, and there can be no assurance, and there is no present indication, that it would be changed to include ether in the future. The Digital Asset Stockpile is intended to be capitalized initially with digital assets other than bitcoin forfeited as part of criminal or civil asset forfeiture proceedings, which could include ether; however, there will be no new acquisitions of ether as part of the Digital Asset Stockpile. The anticipation of a U.S. government-funded strategic cryptocurrency reserve may have motivated large-scale purchases of ether in the expectation of the U.S. government potentially acquiring ether to fund such an expected reserve, and the market price of ether may have decreased as a result of the ultimate content of the Order, which did not ultimately provide for acquisition of ether as part of the Bitcoin Reserve, though ether could be held as part of the Digital Asset Stockpile. While legislation has been introduced in the U.S. Senate and the U.S. House of Representatives, which would direct the acquisition of one million bitcoin by the federal government over a five-year period, no such similar federal legislation has been introduced that would provide for acquiring ether. Even if such legislation providing for the acquisition of ether were to be introduced at the federal level, it could fail to pass. In addition, in May 2026, legislation styled the American Reserve Modernization Act of 2026 was introduced in the U.S. House of Representatives, which would, among other things, establish the Bitcoin Reserve and a digital asset stockpile in statute and require the consolidation of digital assets held by federal agencies within the U.S. Treasury Department. Bills have also been introduced in several state legislatures to authorize the acquisition of bitcoin by state governments or their instrumentalities, some of which have failed to pass; however, the Sponsor is not aware as of the date of this prospectus that similar legislation at the state level has been introduced in respect of ether, in the same quantity as legislation in respect of bitcoin. If now or in the future, the U.S. federal government or any state government or any instrumentality thereof does not announce ether acquisition plans or does announce such plans, but these plans fall short of market expectations, the price of ether may decline, which may impact Share value. Even if government acquisitions of ether were to occur or if legislation requiring acquisitions of ether is enacted, the price of ether may decline if there are implementation challenges, unexpected difficulties, or policy or legal reversals, any of which may negatively impact Share value. Further, executive orders such as the Order are subject to change and can be reversed or overturned. The enduring existence and size of the Digital Asset Stockpile is subject to complex challenges and uncertainty that makes it difficult to evaluate its effect on the value of ether and the Shares, now or in the future. There can be no assurance that any particular legislation will ever be introduced or passed at either the federal or state level providing for the acquisition of ether by governmental instrumentalities.

Extreme volatility in the future, including further declines in the trading prices of ether, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. The Trust is not actively managed and will not take any action to take advantage of, or mitigate the impacts of, volatility in the price of ether.

The value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of ether as a digital asset, including the fact that digital assets are bearer instruments and loss, theft, destruction, or compromise of the associated private keys could result in permanent loss of the asset, and the capabilities and development of blockchain technologies such as the Ethereum blockchain.

Ether was only launched in 2015, and the medium-to-long-term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies, such as the recentness of their development, their dependence on the internet and other technologies, their dependence on the role played by users, developers and validators and the potential for malicious activity. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

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Digital asset networks, including the Ethereum peer-to-peer network and associated blockchain ledger (such blockchain, the “Ethereum blockchain” and together with the peer-to-peer network, the “Ethereum network” or “Layer 1 Ethereum network”), and the software used to operate them are in the early stages of development. Given the recentness of the development of digital asset networks, digital assets may not function as intended and parties may be unwilling to use digital assets, which would dampen the growth, if any, of digital asset networks. Because ether is a digital asset, the value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of digital assets, including the fact that digital assets are bearer instruments and loss, theft, compromise, or destruction of the associated private keys could result in permanent loss of the asset.

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Digital assets, including ether, are controllable only by the possessor of both the unique public key and private key or keys relating to the Ethereum network address, or “wallet,” at which the digital asset is held. Private keys must be safeguarded and kept private in order to prevent a third party from accessing the digital asset held in such wallet. The loss, theft, compromise or destruction of a private key required to access a digital asset may be irreversible. If a private key is lost, stolen, destroyed or otherwise compromised and no backup of the private key is accessible, the owner would be unable to access the digital asset corresponding to that private key and the private key will not be capable of being restored by the digital asset network, resulting in the total loss of the value of the digital asset linked to the private key.

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Digital asset networks are dependent upon the internet. A disruption of the internet or a digital asset network, such as the Ethereum network, would affect the ability to transfer digital assets, including ether, and, consequently, their value.

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The acceptance of software patches or upgrades by some, but not all, nodes, users and validators in a digital asset network, such as the Ethereum network, could result in a “fork” in such network’s blockchain, including the Ethereum blockchain, resulting in the operation of multiple separate networks.

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Governance of the Ethereum network is by voluntary consensus and open competition. As a result, there may be a lack of consensus or clarity on the governance of the Ethereum network, which may stymie the Ethereum network’s utility and ability to grow and face challenges. In particular, it may be difficult to find solutions or marshal sufficient effort to overcome any future problems on the Ethereum network, especially long-term problems.

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The foregoing notwithstanding, the Ethereum network’s protocol is informally overseen by a collective of core developers who, along with members of the Ethereum community, can introduce proposals, known as Ethereum Improvement Proposals (“EIPs”), for updating the Ethereum network. The core developers evolve over time, largely based on self-determined participation. An Ethereum client (“Ethereum Client”) is a software application that implements the Ethereum network specification and communicates with the Ethereum network. A “node” is a computer or other device that has downloaded the Ethereum Client and is connected to other computers also running the Ethereum Client software, together forming the Ethereum network. To the extent that node operators update their individual Ethereum Client to new specifications, the Ethereum network could be subject to changes that may adversely affect the value of ether. In addition, if a digital asset network has high-profile contributors, the perception that such contributors will no longer contribute to the network could have an adverse effect on the market price of the related digital asset.

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Over the past several years, digital asset validator operations have evolved from individual users to “professionalized” validating operations using proprietary hardware or sophisticated machines. If the profit margins of digital asset validating operations are not sufficiently high, including due to a decrease in transaction fees, validators are more likely to immediately sell tokens earned by validating, resulting in an increase in liquid supply of that digital asset, which would generally tend to reduce that digital asset’s market price.

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To the extent that any validators cease to record transactions that do not include the payment of a transaction fee in solved blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Ethereum blockchain until a block is validated by a validator who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays in the recording of transactions could result in a loss of confidence in a digital asset network.

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Many digital asset networks, including the Ethereum network, face significant scaling challenges and may periodically be upgraded with various features designed to increase the speed of digital asset transactions and the number of transactions that can be processed in a given period (known as “throughput”). These attempts to increase the volume of transactions may not be effective or may result in unforeseen problems or issues, and such upgrades may fail, resulting in potentially irreparable damage to the Ethereum network and the value of ether.

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Moreover, in the past, bugs, defects, and flaws in the source code for digital assets have been exposed and exploited, including flaws that disrupted normal Ethereum network, Ethereum Client, or dApp and smart contract operations or disabled related functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. For example, in May 2023, the main Ethereum network itself reportedly suffered outages or bugs that for a short time prevented transactions from finalizing and being recorded in blocks twice in two days. Major Ethereum Clients which nodes use to access the Ethereum network, such as Go-Ethereum (“Geth”), Besu and Nethermind, have in the past suffered outages or disruptions due to bugs. For more on an unplanned fork involving Geth clients, see “—A temporary or permanent “fork” could adversely affect the value of the Shares.” The cryptographic algorithms securing the Ethereum network, in particular its elliptic-curve signature schemes, could prove to be flawed or otherwise vulnerable to advances in computing technology, particularly quantum computing. Quantum computing technology is an emerging phenomenon which, because it is still developing, makes it difficult to predict its ultimate effect on the future value of ether and other digital assets. However, if quantum computing technology is able to advance and significantly increase its capacity relative to the capacity of today's leading quantum computers, it could potentially undermine the viability of many of the cryptographic algorithms used across the world's information technology infrastructure, including the cryptographic algorithms used for digital assets like ether. In particular, the Ethereum network relies on elliptic-curve cryptography not only for the digital signatures used to authorize transfers of ether from user accounts, but also for the digital signatures used by validators to secure the Ethereum network’s proof-of-stake consensus mechanism and for certain cryptographic commitments and proofs used to verify data on, and support applications built on, the Ethereum network. A sufficiently advanced quantum computer could potentially derive private keys from public keys that have been exposed on the Ethereum blockchain, including public keys that are exposed when an account initiates a transaction. The extent of this risk may depend on, among other things, whether public keys have been exposed, account usage patterns, the timing and manner of transfers, and the wallet-generation, key-management and transaction-signing practices of the Ether Custodian and other service providers. If quantum computing is able to advance in that way, there is a risk that quantum computing could result in the cryptography underlying the Ethereum network becoming ineffective, which, if realized, could compromise the security of the Ethereum network, including its consensus mechanism, or allow a malicious actor to compromise the wallets holding ether owned by the Trust or others on the Ethereum network, which would result in losses to Shareholders. While various actors in the Ethereum community are taking steps to enable the use of post-quantum or quantum-resistant cryptographic algorithms, there is no guarantee that new post-quantum or quantum-resistant architectures will be built and appropriate transitions will be implemented across the multiple layers of the Ethereum network at scale in a timely manner or that any such transition would occur without bugs, security vulnerabilities, increased transaction costs, reduced network functionality or other disruption; any such changes could require the achievement of broad consensus within the Ethereum network community and a fork (or multiple forks), and there can be no assurance that such consensus would be achieved or the changes implemented successfully. See “—Changes in the governance of a digital asset network may not receive sufficient support from users and validators, which may negatively affect that digital asset network’s ability to grow and respond to challenges” and “—A temporary or permanent “fork” could adversely affect the value of the Shares.” If any of the foregoing were to occur, it could result in losses to Shareholders. In any of these circumstances, a malicious actor may be able to compromise the security of the Ethereum network or take the Trust’s ether, which would adversely affect the value of the Shares. In addition, because a significant amount of ether is held in accounts whose public keys have already been exposed, a sufficiently advanced quantum computer could be used to misappropriate that ether, even if the Trust’s own ether were not compromised, undermining confidence in the Ethereum network and depressing the price of ether, which would adversely affect the value of the Shares. Moreover, normal operations and functionality of the Ethereum network may be negatively affected. Such losses of functionality could lead to the Ethereum network losing attractiveness to users, nodes, validators, or other stakeholders, thereby dampening demand for ether. Even if another digital asset other than ether were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the value of the Shares.

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The Ethereum network has been in the process of implementing a series of software upgrades and other changes to its protocol, which were previously referred to collectively as “Ethereum 2.0” and some of which were implemented during 2022, such as the Bellatrix and Paris planned forks (defined below) that transitioned the Ethereum network from a proof-of-work consensus mechanism to a proof-of-stake consensus mechanism (“the Merge”). These upgrades have resulted in, and are expected to continue to result in, changes to the Ethereum network. Many of the contemplated upgrades to the Ethereum network will include updates to material aspects of its source code. Although some of these upgrades have been successfully implemented, such as the Merge, which was completed in September 2022, there is no guarantee that there are not undiscovered flaws that will emerge in the future even in upgrades previously considered successful, and previously successful upgrades do not guarantee that future upgrades will be successful. Any such undiscovered flaws, or the failure to properly implement future changes, could have a material adverse effect on the value of ether and the value of the Shares. One completed upgrade is known as the “Shanghai” upgrade, which allows users to unstake their ether and remove it from the relevant smart contract. As a result of these or future upgrades, it is possible that significant volumes of currently locked and illiquid ether could become unlocked and sold, which could increase volatility in ether prices or have a material adverse effect on the value of ether and the value of the Shares. Upgrades currently being considered to increase throughput and promote scaling, such as “sharding” the Layer 1 Ethereum network or greater reliance on so-called “Layer 2” solutions, could have effects which are difficult to anticipate at this time, but could - if unsuccessfully implemented, or if they contain undiscovered flaws - materially adversely impact or even effectively eliminate the value of ether, and therefore impact the price of the Shares. In addition, the acceptance of software patches or upgrades by a significant, but not overwhelming, percentage of the users and validators in a digital asset network could result in a “fork” in such network’s blockchain, resulting in the operation of multiple separate networks. See “—A temporary or permanent “fork” could adversely affect the value of the Shares” for additional information.

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The Ethereum network is still in the process of developing and making significant decisions that will affect policies that govern the supply and issuance of ether as well as other Ethereum network protocols. For example, the Ethereum network has on occasion reduced the quantity of ether rewarded per block and may make additional changes in the future, see “Overview of the Ethereum Industry—Creation of New Ether” for additional information. The open-source nature of many digital asset network protocols, such as the protocol for the Ethereum network, means that developers and other contributors are generally not directly compensated for their contributions in maintaining and developing such protocols. As a result, the developers and other contributors of a particular digital asset may lack a financial incentive to maintain or develop the network, or may lack the resources to adequately address emerging issues. Alternatively, some developers may be funded by companies whose interests are at odds with other participants in a particular digital asset network. If the Ethereum network does not successfully develop its policies on supply and issuance and other major design decisions, or does so in a manner that is not attractive to network participants, it could lead to a decline in adoption of the Ethereum network and price of ether.

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Decentralized application and smart contract developers depend on being able to obtain ether to run their programs and operate their businesses. In particular, decentralized applications and smart contracts require ether in order to pay the gas fees needed to power such applications and smart contracts and execute transactions. As such, they represent a significant source of demand for ether. Ether’s price volatility (particularly where ether prices increase), or the Ethereum network’s wider inability to meet the demands of decentralized applications and smart contracts in terms of inexpensive, reliable, and prompt transaction execution (including during congested periods), or to solve its scaling challenges or increase its throughput, may discourage such decentralized application and smart contract developers from using the Ethereum network as the foundational infrastructure layer for building their applications and smart contracts. If decentralized application and smart contract developers abandon the Ethereum blockchain for other blockchain or digital asset networks or protocols for whatever reason, the value of ether could be negatively affected.

Moreover, because digital assets, including ether, have been in existence for a short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict as of the date of this prospectus.

Digital assets represent a new and rapidly evolving industry, and the value of the Shares depends on the acceptance of ether.

The first digital asset, bitcoin, was launched in 2009. The Ethereum network launched in 2015 (though some ether was sold in a pre-mine in 2014). Ether, along with bitcoin, was one of the first cryptographic digital assets to gain global adoption and critical mass. In general, digital asset networks, including the Ethereum network and other cryptographic and algorithmic protocols governing the issuance of digital assets represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

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Ether is only selectively accepted as a means of payment by retail and commercial outlets, and use of ether by consumers to pay such retail and commercial outlets remains limited. Banks and other established financial institutions may refuse to process funds for ether transactions; process wire transfers to or from digital asset platforms, ether-related companies or service providers; or maintain accounts for persons or entities transacting in ether. As a result, the prices of ether may be influenced to a significant extent by speculators, thus contributing to price volatility that makes retailers less likely to accept ether in the future.

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Banks may not provide banking services, or may cut off banking services, to businesses that provide digital asset-related services or that accept digital assets as payment, which could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, such as ether, and their or its utility as a payment system, which could decrease the price of digital assets generally or individually. Further, the lack of availability of banking services could prevent the Trust from being able to complete creations and redemptions of Baskets, the timely liquidation of ether and withdrawal of assets from the Ether Custodian even if the Sponsor determined that such liquidation was appropriate or suitable, or otherwise disrupt the Trust’s operations.

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Certain privacy-preserving features have been or are expected to be introduced to digital asset networks, including the Ethereum network. For example, some prominent contributors to the Ethereum network have proposed the concept of “privacy pools,” zero-knowledge proofs, and other privacy-preserving features. If any such features are introduced to the Ethereum network, any platforms or businesses that facilitate transactions in ether may be at an increased risk of criminal or civil lawsuits, or of having banking services cut off if there is a concern that these features interfere with the performance of anti-money laundering duties and economic sanctions checks or facilitate illicit financing or crime.

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Users, protocol and application developers and validators may otherwise switch to or adopt certain digital assets at the expense of their engagement with other digital asset networks, which may negatively impact those networks, including the Ethereum network.

The Trust is not actively managed and will not have any formal strategy relating to the development of the Ethereum network.

Changes in the governance of a digital asset network may not receive sufficient support from users and validators, which may negatively affect that digital asset network’s ability to grow and respond to challenges.

The governance of decentralized networks, such as the Ethereum network, is by voluntary consensus and open competition. As a result, there may be a lack of consensus or clarity on the governance of any particular decentralized digital asset network, which may stymie such network’s utility and ability to grow and face challenges. The foregoing notwithstanding, the protocols for some decentralized networks, such as the Ethereum network, are informally managed by a group of core developers that propose amendments to the relevant network’s source code. Core developers’ roles evolve over time, largely based on self-determined participation. If a significant majority of nodes, users and validators adopt amendments to a decentralized network based on the proposals of such core developers, such network will be subject to new protocols that may adversely affect the value of the relevant digital asset.

As a result of the foregoing, it may be difficult to find solutions or marshal sufficient effort to overcome any future problems, especially long-term problems, on digital asset networks.

Potential amendments to the Ethereum network’s protocols and software could, if accepted and authorized by the Ethereum network community, adversely affect an investment in the Trust.

The Ethereum network uses cryptographic protocols to govern the interactions within the Ethereum network. A loose community known as the core developers has evolved to informally manage the source code for the protocol. Membership in the community of core developers evolves over time, largely based on self-determined participation in the resource section dedicated to Ethereum on Github.com. The core developers can propose amendments to the Ethereum network’s source code that, if accepted by nodes, validators and users, could alter the protocols and software of the Ethereum network and the properties of ether. These alterations would occur through software upgrades, and could potentially include changes to the irreversibility of transactions and limitations on the issuance of new ether or changes to the ether supply, which could undermine the appeal and market value of ether. Alternatively, software upgrades and other changes to the protocols of the Ethereum network could fail to work as intended or could introduce bugs, coding defects or flaws, security risks, or otherwise adversely affect, the speed, security, usability, or value of the Ethereum network or ether. As a result, the Ethereum network could be subject to changes to its protocols and software in the future that may adversely affect an investment in the Trust.

The open-source structure of the Ethereum network protocol means that the core developers and other contributors are generally not directly compensated for their contributions in maintaining and developing the Ethereum network protocol. A failure to properly monitor and upgrade the Ethereum network protocol could damage the Ethereum network and an investment in the Trust.

The Ethereum network operates based on an open-source protocol maintained by the core developers and other contributors, largely on GitHub repositories dedicated to Ethereum network development. As new ether are rewarded solely for validator activity (other than the 2014 pre-mine) and are not sold on an ongoing basis to generate revenue to support development activity, and the Ethereum network protocol itself is made available for free rather than sold or made available subject to licensing or subscription fees and its use does not generate revenues for its development team, the core developers are generally not compensated for maintaining and updating the source code for the Ethereum network protocol. Consequently, there is a lack of financial incentive for developers to maintain or develop the Ethereum network and the core developers may lack the resources to adequately address emerging issues with the Ethereum network protocol. Although the Ethereum network is currently supported by the core developers, there can be no guarantee that such support will continue or be sufficient in the future. For example, there have been recent reports that the number of core developers who have the authority to make amendments to the Ethereum network’s source code in the GitHub repository is relatively small, although there are believed to be a larger number of developers who contribute to the overall development of the source code of the Ethereum network. Another example of Ethereum’s open-source dependencies is that Shipyard, one of the key maintainers of libp2p—the peer-to-peer networking stack under Ethereum—ceased support for Go and JavaScript by September 30, 2025. Libp2p is important for the efficient operation of the Ethereum network, particularly in broadcasting new blocks and validator votes, which illustrates Ethereum’s open‑source dependencies. A failure to maintain or evolve the network’s open-source components could materially impair the Ethereum network’s functionality and, in turn, adversely impact the price of ether and value of the Shares.

Digital asset networks face significant scaling challenges and efforts to increase the volume and speed of transactions may not be successful.

Many digital asset networks, including the Ethereum network, face significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability. One means through which public blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture. In practice, this typically means that every single validator on a given digital asset network is responsible for securing the system by processing every transaction and every single full node is responsible for maintaining a copy of the entire state of the network. As a result, a digital asset network may be limited in the number of transactions it can process by the fact that all validators participate in validating in each block and the capabilities of each single fully participating node.

As of June 30, 2026, the Ethereum network handled approximately 25 transactions per second (according to Coin Metrics analytics). In an effort to increase the volume of transactions that can be processed on a given digital asset network, many digital assets are being upgraded with various features to increase the speed and throughput of digital asset transactions. As corresponding increases in throughput lag behind growth in the use of digital asset networks, average fees and settlement times may increase considerably. For example, the Ethereum network has been, at times, at capacity, which has led to increased transaction fees. In December 2017, the popularity of the blockchain-based game Cryptokitties led to significant network congestion on the Ethereum network. The game, which allows players to trade and create virtual kitties, represented by non-fungible tokens (“NFTs”), was reported by some sources to have accounted for more than 10% of the entire Ethereum network traffic at the time causing increases in transaction fees and delays in transaction processing times, and driving Ethereum network traffic to a reported then-all-time high. Since January 1, 2020, ether transaction fees have increased from $0.08 average daily transaction fees per ether transaction, to a high of up to approximately $200.06 average daily transaction fees per transaction on May 1, 2022. As of June 30, 2026, ether transaction fees stood at $0.14 per transaction, on average. Increased fees and decreased settlement speeds could preclude certain uses for ether (e.g., micropayments), and could reduce demand for, and the price of, ether, which could adversely impact the value of the Shares.

In the second half of 2020, the Ethereum network began the first of several stages of an upgrade culminating in the Merge. The Merge amended the Ethereum network’s consensus mechanism to a process known as proof-of-stake, and was intended to address the perceived shortcomings of the proof-of-work consensus mechanism in terms of labor intensity and duplicative computational effort expended by validators (known under proof-of-work as “miners”) who did not win the race, under proof of work, to be the first in time to solve the cryptographic puzzle that would allow them to be the only validator permitted to validate the block and receive the resulting block reward (which was only given to the first validator to successfully solve the puzzle and hash a given block, and not to others). Instead, under proof-of-stake, a single validator is randomly selected to solve the cryptographic puzzle needed to validate a block, which it proposes to a committee of other validators, who vote for whether to include the block (or not), which reduces the computational work performed - and energy expended - to validate each block compared to proof-of-work. See “Overview of the Ethereum Industry—Creation of New Ether” and “—Modifications to the Ether Protocol” for additional information.

Following the Merge, core development of the Ethereum source code has increasingly focused on modifications of the Ethereum protocol to increase speed, throughput and scalability and also improve existing or next-generation uses. Future upgrades to the Ethereum protocol and Ethereum blockchain to address scaling issues - such as network congestion, slow throughput and periods of high transaction fees owing to spikes in network demand - have been discussed by network participants, such as sharding. The purpose of sharding is to increase scalability of the Ethereum blockchain by splitting the blockchain into subsections, called shards, and dividing validation responsibility so that a defined subset of validators would be responsible for each shard, rather than all validators being responsible for the entire blockchain, allowing for parallel processing and validation of transactions. However, there appears to be uncertainty and a lack of existing widespread consensus among network participants about how to solve the scaling challenges faced by the Ethereum network.

The rapid development of other competing scalability solutions, such as those which would rely on handling the bulk of computational work relating to transactions or smart contracts and applications built on the Ethereum network (consistent with common usage, all such applications are referred to as “decentralized applications” or “dApps”, whether or not decentralized in fact) outside of the main Ethereum network and Ethereum blockchain, has caused alternatives to sharding to emerge. “Layer 2” is a collective term for solutions which are designed to help increase throughput and reduce transaction fees by handling or validating transactions off the main Ethereum network (known as “Layer 1”) and then attempting to take advantage of the perceived security and integrity advantages of the Layer 1 Ethereum network by uploading the transactions validated on the Layer 2 protocol back to the Layer 1 Ethereum network. The details of how this is done vary significantly between different Layer 2 technologies and implementations. For example, “rollups” perform transaction execution outside the Layer 1 Ethereum network and then post the data, typically in batches, back to the Layer 1 Ethereum network where consensus is reached. “Zero knowledge rollups” are generally designed to run the computation needed to validate the transactions off-chain, on the Layer 2 protocol, and submit a proof of validity of a batch of transactions (not the entire transactions themselves) that is recorded on the Layer 1 Ethereum network. By contrast, “optimistic rollups” assume transactions are valid by default and only run computation, via a fraud proof, in the event of a challenge. Other proposed Layer 2 scaling solutions include, among others, “state channels”, which are designed to allow participants to run a large number of transactions on the Layer 2 side channel protocol and only submit two transactions to the main Layer 1 Ethereum network (the transaction opening the state channel, and the transaction closing the channel), “side chains”, in which an entire Layer 2 blockchain network with similar capabilities to the existing Layer 1 Ethereum network runs in parallel with the existing Layer 1 Ethereum network and allows smart contracts and dApps to run on the Layer 2 side chain without burdening the main Layer 1 network, and others. To date, the Ethereum network community has not coalesced overwhelmingly around any particular Layer 2 solution, though this could change.

There is no guarantee that any of the mechanisms in place or being explored for increasing the speed and throughput of settlement of Ethereum network transactions will be effective, or as to how long these mechanisms will take to become effective, which could cause the Ethereum network to not adequately resolve scaling challenges and adversely impact the adoption of ether and the Ethereum network and the value of the Shares. There is no guarantee that any potential scaling solution, whether a change to the Layer 1 Ethereum network like sharding or the introduction of a Layer 2 solution like rollups, state channels or side chains, will achieve widespread adoption. Alternatively, in theory, the widespread adoption of Layer 2 solutions could succeed in reducing congestion on the Layer 1 Ethereum network by moving transactions and computational work to the Layer 2 level and thereby reduce direct transactions on the Layer 1 Ethereum network, but by reducing transactions on the Layer 1 Ethereum network, could reduce demand for ether on the Layer 1 Ethereum network, which could in theory negatively impact the price of ether. It is possible that proposed changes to the Layer 1 Ethereum network could divide the community, potentially even causing a hard fork, or that the decentralized governance of the Ethereum network causes network participants to fail to coalesce overwhelmingly around any particular solution, causing the Ethereum network to suffer reduced adoption or causing nodes, users or validators to migrate to other blockchain networks. It is also possible that scaling solutions could fail to work as intended or could introduce bugs, coding defects or flaws, security risks, or other problems that could cause them to suffer operational disruptions. For example, in April 2024, Starknet, a Layer 2 built on the Layer 1 Ethereum network, suffered an outage reportedly caused by a rounding error bug that halted production of new blocks on Starknet’s Layer 2 blockchain network. Similar outages, bugs, defects, or other problems could affect Layer 2s in the future. Similarly, in multiple instances throughout 2022 and 2023, the Arbitrum Layer 2 network experienced outages due to failures in its primary node responsible for submitting transactions to the Layer 1 Ethereum network. Although the Layer 1 Ethereum network is believed not to have been affected by those outages, problems on Layer 2s in the future could conceivably affect or cause issues for the Layer 1 Ethereum network. Alternatively, if a widely used Layer 2 network were to fail, it could reduce demand for ether because it would eliminate a source of demand for using ether to record transactions from the Layer 2 onto the Layer 1 Ethereum network. Any of the foregoing could adversely affect the price of ether or the value of the Shares.

Digital assets may have concentrated ownership and large sales or distributions by holders of such digital assets could have an adverse effect on the market price of such digital assets.

The largest ether wallets are believed to hold, in aggregate, a significant percentage of the ether in circulation. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant number of ether, even if they individually only hold a small amount, and it is possible that some of these wallets are controlled by the same person or entity. As a result of this concentration of ownership, large sales or distributions by such holders could have an adverse effect on the market price of ether.

If the digital asset award or transaction fees for recording transactions on the Ethereum network are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease expanding validating power or demand high transaction fees, which could negatively impact the value of ether and the value of the Shares.

In 2021, the Ethereum network implemented the EIP-1559 upgrade. EIP-1559 changed the methodology used to calculate transaction fees paid to ether validators in such a manner that reduced the total net issuance of ether fees paid to validators. If the digital asset awards for validating blocks or the transaction fees for recording transactions on the Ethereum network are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease expending validating power to validate blocks and confirmations of transactions on the Ethereum blockchain could be slowed. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

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A reduction in the processing power expended by validators on the Ethereum network could increase the likelihood of a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtaining control. See “—If a malicious actor or botnet obtains control of more than 33% of the validating stake on the Ethereum network, or otherwise obtains control over the Ethereum network through its influence over core developers or otherwise, such actor or botnet could delay or manipulate the Ethereum blockchain in the short term, which could adversely affect the value of the Shares or the ability of the Trust to operate.”

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Validators have historically accepted relatively low transaction confirmation fees on most digital asset networks. If validators demand higher transaction fees for recording transactions in the Ethereum blockchain or a software upgrade automatically charges fees for all transactions on the Ethereum network, the cost of using ether may increase and the marketplace may be reluctant to accept ether as a means of payment. Alternatively, validators could collude in an anti-competitive manner to reject low transaction fees on the Ethereum network and force users to pay higher fees, thus reducing the attractiveness of the Ethereum network. Higher transaction confirmation fees resulting from collusion or otherwise may adversely affect the attractiveness of the Ethereum network, the value of ether and the value of the Shares.

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To the extent that any validators cease to record transactions that do not include the payment of a transaction fee in blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Ethereum blockchain until a block is validated by a validator who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays or disruptions in the recording of transactions could result in a loss of confidence in the Ethereum network and could prevent the Trust from completing transactions associated with the day-to-day operations of the Trust, including creations and redemptions of the Shares in exchange for ether or cash with Authorized Participants.

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During the course of the block validation processes, validators exercise the discretion to select which transactions to include within a block and in what order to include these transactions. Beyond the standard block reward and transaction fees, validators on many blockchains, including the Ethereum blockchain, have the ability to extract what is known as Maximal Extractable Value (“MEV”) by strategically choosing, reordering, or excluding certain transactions during block production in return for increased transaction fees or other forms of profit for such validators. In blockchain networks that facilitate DeFi protocols in particular, such as the Ethereum network, users may attempt to gain an advantage over other users by offering additional fees to validators for effecting a certain order or inclusions of certain transactions within a block. Certain software solutions, such as MEV-Boost by Flashbots, have been developed which facilitate validators and other parties in the ecosystem in capturing MEV. MEV-Boost is one way to capture MEV on the Ethereum network, but it is not the only way, although it is widely understood that most validation on the Ethereum network involves MEV-Boost. MEV-Boost is designed to separate block building from block proposal (“proposer-builder separation”), with the intent to decentralize validation activity and reduce the likelihood of transaction censorship by validators. In MEV-Boost, there are four groups of market participants: “searchers”, who identify MEV opportunities by scanning the publicly visible so-called memory pool (“mempool”) of pending but unexecuted transactions awaiting validation; “builders”, who take transactions awaiting validation and build them into potential blocks in a manner that captures the MEV opportunities identified by searchers, but do not propose the block to the Ethereum network; “relays”, who send limited information about the block (such as the amount of transaction fees payable to the validator), but not the complete list of transactions, to the validator who will propose them to the Ethereum network; and “proposers”, the validators who have been selected by the Ethereum network to propose a particular block, who are generally intended to accept blocks in the form proposed by block builders and relayed by relays without changing their contents (leading to the intended proposer-builder separation that MEV-Boost was designed to facilitate). The presence of MEV on many blockchains, including the Ethereum blockchain, may incentivize associated practices such as sandwich attacks or front running that can have negative repercussions on DeFi users. A “sandwich attack” on many blockchains that enable DeFi transactions, including the Ethereum blockchain, is executed by placing two transactions around a large, detected transaction to capitalize on the expected price impact. For instance, a market participant (such as a searcher on MEV-Boost) might identify a sizable transaction within the publicly visible mempool that will significantly alter an asset’s price on a decentralized exchange. The participant could then for example orchestrate a transaction bundle: one transaction to acquire the asset prior to the detected transaction, followed by the large transaction itself, and a final transaction to sell the asset after the market price has increased due to the large transaction’s execution. Such transaction bundles can be submitted to validators through mechanisms like MEV-Boost (in the case of the Ethereum network, with other networks having other mechanisms), with validators receiving a share of the profits as an incentive to include the specific transaction bundle in the block. In the context of MEV on the Ethereum network, “front running” is said to occur when a user spots a transaction in the mempool, and then pays a high transaction fee to a validator to have their transaction executed on a priority basis in a manner designed to profit from the pending but unexecuted transaction that is still in the mempool. MEV may also compromise the predictability of transaction execution on many blockchains, including the Ethereum blockchain, which may deter usage of the network as a whole. Although based on widely available information given that transactions in the mempool are publicly visible, there have also been instances of validators allegedly leveraging the MEV-Boost software to allegedly trick the software into prematurely releasing the full contents of proposed blocks, such as by a block proposer providing a false signature to the relay. For example, in April 2023, certain Ethereum validators (acting as proposers) allegedly exploited the MEV-Boost software that allegedly allowed them to view the full contents of proposed blocks submitted by relays before this information was made public (for example, by allegedly signing transactions with relays using false signatures), allegedly enabling them to insert their own front-running transactions (acting as builders) in front of the front-running transactions originally identified by searchers, propose modified blocks containing those front-running transactions, and allegedly capture approximately $25 million in profits by manipulating block order to the detriment of the original sandwichers (i.e., the searchers who identified MEV opportunities for block builders to incorporate into potential blocks and relays to relay to potential proposers). On May 15, 2024, Anton Peraire-Bueno and James Peraire-Bueno were indicted in the United States District Court for the Southern District of New York for this exploitation of MEV-Boost and specifically charged with wire fraud, wire fraud conspiracy, and money laundering. They assert defenses on a variety of grounds, including, among others, that the searchers in MEV-Boost conducted the original sandwich attacks, which victimize ordinary traders by driving up costs and exploiting their trades in the publicly visible mempool in the first place. A mistrial was declared in the original proceeding. The government has moved to retry the case, which the defendants opposed, and as of the date of this prospectus, the case has not yet been decided. The case, which the indictment itself acknowledges is the “first of its kind”, raises novel issues for the digital asset industry given that validators attempting to capture MEV is a widespread practice on many blockchain networks, including the Ethereum network, and is widely viewed as a test case by legal commentators, illustrating that applicable law and regulation around MEV remains unsettled. Any potential perception of MEV as unfair manipulation, despite its prevalence on many blockchain networks, including the Ethereum network, may lead to adverse publicity, legal and regulatory uncertainty, or discourage users and other stakeholders from engaging with DeFi protocols or the Ethereum network in general, which could cause ether to lose value. In addition, it is possible governmental authorities, regulators or legislators could enact rules which restrict practices associated with MEV, which could diminish the popularity of the Ethereum network among users and validators and could - if it hampers or impedes existing validation processes - potentially even lead to a reduction in network security or cause ether to lose value. MEV is a novel issue, and while it is impossible to predict with certainty how it could affect the price of ether over time, any of these or other outcomes related to MEV may adversely affect the value of ether and the value of the Shares.

If a malicious actor or botnet obtains control of more than 33% of the validating stake on the Ethereum network, or otherwise obtains control over the Ethereum network through its influence over core developers or otherwise, such actor or botnet could delay or manipulate the Ethereum blockchain in the short term, which could adversely affect the value of the Shares or the ability of the Trust to operate.

Following the Merge and the switch to proof-of-stake validation, the Ethereum network is currently vulnerable to several types of attacks, including:

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“>33% attack” where, if a validator or group of validators were to gain control of more than 33% of the total staked ether on the Ethereum network, a malicious actor could temporarily impede or delay block confirmation or even cause a temporary fork in the blockchain. This is believed to be temporary, as the Ethereum network’s inactivity leak would be expected to eventually penalize the attacker enough for the chain to finalize again (i.e., the honest majority would be expected to reclaim 2/3rd stake as the attacker’s stake is penalized). However, it is not believed that with 33% control, a malicious actor could engage in double-spending or fraudulent block propagation.

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“>50% attack” where, if a validator or group of validators acting in concert were to gain control of more than 50% of the total staked ether on the Ethereum network, a malicious actor would be able to gain full control of the Ethereum network and the ability to manipulate future transactions on the blockchain, including censoring transactions, double-spending and fraudulent block propagation, potentially for an extended period or even permanently. In theory, the minority non-attackers might reach social consensus to reject blocks proposed by the malicious majority attacker, reducing the attacker’s ability to engage in malicious activity, but there can be no assurance this would happen or that non-attackers would be able to coordinate effectively.

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“>66% attack” where, if a validator or group of validators acting in concert were to gain control of more than 66% of the total staked ether on the Ethereum network, a malicious actor could permanently and irreversibly manipulate the blockchain, including censorship, double-spending and fraudulent block propagation. The attacker could finalize their preferred chain without any consideration for the votes of other stakers and could also revert finalized blocks.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority (over 50%) of the validating power on the Ethereum network, it may be able to alter the Ethereum blockchain on which transactions in ether rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could also control, exclude or modify the ordering of transactions. Although the malicious actor or botnet would not be able to generate new tokens or transactions using such control, it could “double-spend” its own tokens (i.e., spend the same tokens in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control (over 50%). To the extent that such malicious actor or botnet did not yield its control of the validating power on the Ethereum network or the Ethereum community did not reject the fraudulent blocks as malicious, reversing any changes made to the Ethereum blockchain may not be possible. If the malicious actor were to gain control of more than 33% of the total staked ether on the Ethereum network, it could temporarily impede or delay block confirmation or even cause a temporary fork in the blockchain, but it is not believed that it could engage in double-spending or fraudulent block propagation. Even without 33% control, a malicious actor or botnet could create a flood of transactions in order to slow down the Ethereum network (similar to a denial-of-service attack).

For example, in August 2020, the Ethereum Classic network was the target of two double-spend attacks by an unknown actor or actors that gained more than 50% of the processing power of the Ethereum Classic network. The attacks resulted in reorganizations of the Ethereum Classic blockchain that allowed the attacker or attackers to reverse previously recorded transactions in excess of $5 million and $1 million.

Additionally, in May 2019, the Bitcoin Cash network experienced a 51% attack when two large mining pools reversed a series of transactions in order to stop an unknown miner from taking advantage of a flaw in a recent Bitcoin Cash protocol upgrade. Although this particular attack was arguably benevolent, the fact that such coordinated activity was able to occur could have negatively impacted perceptions of the Bitcoin Cash network. Although the two attacks described above took place on proof-of-work-based networks, it is possible that a similar attack may occur on the proof-of-stake Ethereum network, which could negatively impact the value of ether and the value of the Shares.

Although there are no known reports of malicious activity on, or control of, the Ethereum network, it is possible that certain groups of coordinating or connected ether holders may together have more than 50% of outstanding ether, which if staked and if the users run validators, would permit them to exert authority over the validation of ether transactions. This risk is heightened if over 50% of the processing power on the network falls within the jurisdiction of a single governmental authority. If network participants, including the core developers and the administrators of validating pools, do not act to ensure greater decentralization of ether, the feasibility of a malicious actor obtaining control of the validating power on the Ethereum network will increase, which may adversely affect the value of the Shares. See also “—Liquid staking applications pose centralization concerns” below.

A malicious actor may also obtain control over the Ethereum network through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that nodes, users and validators accept amendments to the source code proposed by the controlled core developer, other core developers do not counter such amendments, and such amendments enable the malicious exploitation of the Ethereum network, the risk that a malicious actor may be able to obtain control of the Ethereum network in this manner exists. Moreover, it is possible that a group of ether holders that together control more than 50% of outstanding ether are in fact part of the initial or current core developer group, or are otherwise influential members of the Ethereum community. To the extent that the initial or current core developer groups also control more than 50% of outstanding ether, as some believe, the risk of and arising from this particular group of users obtaining control of the validating power on the Ethereum network will be even greater, and should this materialize, it may adversely affect the value of the Shares.

Liquid staking applications pose centralization concerns.

Validators must deposit at least 32 ether (and up to 2,048) to activate a unique validator key pair that is used to sign block proposals and attestations on behalf of its stake (i.e., vote on its view of the chain). An application built on the Ethereum network, or a single node operator, can manage many validator key pairs. For example, Lido, an application that provides a so-called “liquid staking” solution which permits holders of ether to deposit them with Lido, which stakes the ether while issuing the holder a transferrable token, is reported by some sources to have or have had a large number of different validator key pairs divided across a large number of node operators. At times, Lido has reportedly controlled around or in excess of 33% of the total staked ether on the Ethereum network. While it is widely believed that Lido has little incentive to attempt to interfere with transaction finality or block confirmations using its reported 33% stake, since doing so would likely cause its entire stake to be slashed and thus lost (assuming good actors unaffiliated with Lido controlled the remainder), and also because Lido is believed to not control most of the third-party node operators where its ether is staked, and finally because the occurrence of such manipulation of the Ethereum network’s consensus process by Lido or any other actor would likely cause ether to lose substantial value (which would hurt Lido economically), it nevertheless poses centralization concerns. If Lido, or a bad actor with a similarly sized stake, were to attempt to interfere with transaction finality or block confirmations, it could negatively affect the use and adoption of the Ethereum network, the value of ether, and thus the value of the Shares.

A temporary or permanent “fork” could adversely affect the value of the Shares.

The Ethereum network operates using open-source protocols, meaning that any user can become a node by downloading the Ethereum Client and participating in the Ethereum network, and no permission of a central authority or body is needed to do so. In addition, anyone can propose a modification to the Ethereum network’s source code and then propose that the Ethereum network community support the modification. These proposed modifications to the Ethereum network’s source code, if adopted, could lead to forks (referred to as “planned forks” because they take place through a formal process).

In the case of planned forks, the core developers, including those associated with or funded by the Ethereum Foundation, are able to access and alter the Ethereum network source code and, as a result, they are typically responsible for proposing quasi-official or widely publicized releases of updates and other changes to the Ethereum network’s source code (i.e., EIPs). Any user can propose an idea for modifying the Ethereum network’s source code, and the core developers are responsible for merging the proposed idea into the EIP repository on GitHub, where it formally becomes an EIP. However, the release of proposed updates to the Ethereum network’s source code by core developers does not guarantee that the updates will be automatically adopted. The developers of each Ethereum Client must agree to implement the EIP’s changes to the Ethereum network in the source code for their respective client software, nodes must accept the changes made available by the developers of the Ethereum Client software they use by choosing to individually download the modified Ethereum Client software, and ultimately a critical mass of validators and users - such as dApp and smart contract developers, as well as end users of dApps and smart contracts, and anyone else who transacts on the Ethereum blockchain or Ethereum network - must support the shift, or the upgrades will lack adoption.

Typically, in the case of a planned fork, once the EIPs are formally introduced by being merged into the EIP repository on GitHub, a robust debate within the Ethereum community as to the advisability of the proposed change ordinarily follows. Assuming the core developers at the protocol level and the developers of individual Ethereum Clients reach a broad consensus among themselves in favor of introducing the change into the respective source code they are responsible for developing and maintaining, the source code modification will be introduced and made available to download. A modification of the Ethereum network’s source code is only effective with respect to the Ethereum nodes that download it and modify their Ethereum Clients accordingly, and in practice such decisions are heavily influenced by the preferences of validators and users. Typically, after a modification is introduced and if a sufficiently broad critical mass of users and validators support the modification and nodes download the modification into their individual Ethereum Clients, the change is implemented and the Ethereum network continues to operate uninterrupted, assuming there are no software issues (e.g., bugs, outages, etc.). However, if less than a sufficiently broad critical mass (in practice, amounting to a substantial majority) of users and validators support the proposed modification and nodes refuse to download the modification to their Ethereum Clients, and the modification is not backwards compatible with the Ethereum blockchain or network or the Ethereum Clients of nodes prior to their modification, the consequence would be what is known as a “hard fork” of the Ethereum network, with one group of nodes running the pre-modified software, with users and validators continuing to use the pre-modified software, while the other group would adopt and run the modified software. The effect of such a hard fork would be the existence of two versions of the Ethereum network running in parallel on separate networks using separate blockchain ledgers, yet lacking interchangeability. In practice, in a hard fork, the two networks would compete with each other for developers, node operators, users, validators, and adoption, potentially to their mutual detriment (for example, if the number of validators on each network is too small leading to security concerns, as discussed below, or if the number of users on each is reduced compared to the number of users of the single pre-fork blockchain network). Debates relating to hard forks can be contentious and hard fought among network participants and can lead to ill will. Another possible result of a hard fork is an inherent decrease in the level of security due to significant amounts of validating power remaining on one network or migrating instead to the new forked network. After a hard fork, it may become easier for an individual validator or validating pool’s validating power to exceed 50% of the total on either network, thereby making them both more susceptible to attack.

A future fork in the Ethereum network could adversely affect the value of the Shares or the ability of the Trust to operate. A fork could also adversely affect the price of ether at the time of announcement or adoption or subsequently. For example, the announcement of a hard fork could lead to increased demand for the pre-fork digital asset, in anticipation that ownership of the pre-fork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the pre-fork digital asset may cause the price of the digital asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork. Alternatively, as with any change to software code, software upgrades and other changes to the source code or protocols of the Ethereum network could fail to work as intended or could introduce bugs, coding defects, unanticipated or undiscovered problems, flaws, or security risks, create problematic economic incentives which incentivize behavior which has a negative effect on the Ethereum network’s users, validators, or the Ethereum network as a whole, or otherwise adversely affect, the speed, security, usability, or value of the Ethereum network or ether. If a fork caused operational problems for either post-fork network or blockchain, the digital assets associated with the affected network could lose some or all of their value. Furthermore, while the Sponsor will, as permitted by the terms of the Trust Agreement, determine which network is generally accepted as the Ethereum network and should therefore be considered the appropriate network for the Trust’s purposes, there is no guarantee that the Sponsor will choose the network and the associated digital asset that is ultimately the most valuable. Any of these events could therefore adversely impact the value of the Shares.

On March 13, 2024, the Ethereum network underwent a planned fork called “Dencunˮ implementing a series of EIPs. EIP 4844, which some commentators perceive to be the most significant EIP within the Dencun series, is intended to improve the economics of Layer 2s by reducing transaction fees for Layer 2s who batch transactions executed on the Layer 2s and upload them as a batch (or as a single proof) onto the main Layer 1 Ethereum network. Among other objectives, the Dencun software upgrade was designed to provide Layer 2 scaling solutions a designated storage space on the Layer 1 Ethereum network, called Binary Large Objects (“blobsˮ), which attach large data chunks to transactions on the Layer 1 Ethereum network and are recorded on its blockchain. The data in blobs become inaccessible on the Layer 1 Ethereum network after a temporary period (three weeks), unlike the previous method of storing batched data from Layer 2s on the Layer 1 Ethereum network, which was stored permanently. The cost of accessing the temporary storage in blobs is expected by proponents of the Dencun upgrade to be substantially lower than the cost of storing the data on the Ethereum Layer 1 network permanently, making Layer 2s more cost-efficient to operate and, some commentators hope, more attractive as a scaling solution. Immediately following the upgrade, some Layer 2s reportedly experienced reduced transaction fees when batching transactions to the main Layer 1 Ethereum network, which in turn lowered the transaction costs for executing transactions on such Layer 2s, but this also is believed to have resulted in ether prices (ether being the native asset of the Layer 1 Ethereum network) dropping as well due, in part, to the reduced demand for ether to pay the transaction costs of recording data on the Layer 1 Ethereum network. Decreased ether prices could have an adverse effect on the value of the Shares. Additionally, some Layer 2s, such as Blast, reportedly experienced outages and other disruptions in the aftermath of the Dencun upgrade, which in the case of Blast halted block production on the Blast Layer 2 blockchain for a period of time, though it was reportedly restored afterward. As with any change to software code, planned forks such as Dencun could introduce bugs, coding defects, unanticipated or undiscovered problems, flaws, security risks, problematic incentive structures, or otherwise fail to work as intended or achieve the expected benefits that proponents hope for in the short term or the long term, which could also have an adverse effect on adoption of the Ethereum network and the value of ether, and therefore the Shares.

In September 2022, the Ethereum network transitioned to a proof-of-stake consensus model, in an upgrade referred to as the “Merge.” Following the Merge, a hard fork of the Ethereum network occurred, as a small number of Ethereum validators and network participants planned to maintain the proof-of-work consensus mechanism that was removed as part of the Merge. This version of the network, which is not backwards compatible with the Ethereum Layer 1 blockchain, is considered a forked branch and was rebranded as “Ethereum Proof-of-Work.” To the extent significant developer talent, users or validators abandon the Ethereum Layer 1 network and adopt the Ethereum Proof-of-Work blockchain instead, the value of the Shares could be adversely affected.

In December 2025, the Ethereum network implemented the Fusaka hard fork, which was designed to expand data capacity, reinforce defenses against denial-of-service attacks, and introduce new tools for developers and users, among others. The main feature of the Fusaka upgrade is a new way of handling the data in the blobs introduced by the Dencun upgrade, which was designed to create improvements for Layer 2s to store data on the main Ethereum network. The Ethereum core developers have announced a further planned upgrade, referred to as Glamsterdam, which is expected to be implemented in the second half of 2026. As with any change to software code, planned forks such as Glamsterdam could introduce bugs, coding defects, unanticipated or undiscovered problems, flaws, security risks, problematic incentive structures, or otherwise fail to work as intended or achieve the expected benefits that proponents hope for in the short term or the long term, which could also have an adverse effect on adoption of the Ethereum network and the value of ether, and therefore the Shares.

As illustrated by Dencun, the Merge, Fusaka, and Glamsterdam, the Ethereum network regularly implements planned forks in an effort to achieve its development roadmap, advance the scalability process, and to improve the network generally. For example, in connection with the Ethereum development roadmap, the Ethereum network executed planned forks to transition from the initial Frontier development stage into the Homestead development stage in 2016; to transition from the Homestead development stage to the first sub-stage, Byzantium, of the Metropolis development stage in 2017; to transition from the Byzantium sub-stage to the St. Petersburg sub-stage in early 2019; and to transition from the St. Petersburg sub-stage to the Istanbul sub-phase, in late 2019. In April 2021, the Ethereum network underwent the Berlin and Altair planned forks, among others. In 2022, Ethereum underwent the Bellatrix and Paris planned forks in connection with the Merge. In 2023, Ethereum underwent the Capella and Shanghai planned forks (collectively, Shapella), which enabled withdrawals of staked assets to the Ethereum Layer 1 blockchain mainnet for the first time (they had previously been locked on the Beacon Chain). On May 7, 2025, “Pectra” which is a combination of the Prague execution layer hard fork and the Electra consensus layer upgrade, went live. Pectra, among other changes, increased the maximum amount of ether that a validator can stake from 32 to 2,048, allowing validators to manage higher balances with the goals of potentially reducing costs; introducing account abstraction, allowing externally owned accounts (EOAs) to temporarily function like smart contracts; and reducing security risks and shortening the wait time for new validators. Any of these or future planned forks could fail to work as intended or could introduce bugs, coding defects, unanticipated or undiscovered problems, flaws, or security risks, or create problematic economic incentives which could increase behavior that has a negative effect on the Ethereum network's nodes, users, validators, or the Ethereum network as a whole, or otherwise adversely affect, the speed, security, usability, or value of the Ethereum network or ether. Alternatively, such hard forks could be contentious, leading to a split and fracture in the Ethereum community to its collective detriment, as discussed above. Any such outcomes could adversely affect the value of the Shares.

Forks may also occur as a digital asset network community’s response to a significant security breach. For example, in July 2016, Ethereum underwent a hard fork between the Layer 1 Ethereum network and a new digital asset running on a “forked” branch of the network, Ethereum Classic, as a result of the Ethereum network community’s response to a significant security breach. In June 2016, an anonymous hacker exploited a smart contract running on the Ethereum network to siphon approximately $60 million of ether held by The DAO, a decentralized autonomous organization, into a segregated account. In response to the hack, and after a contentious debate, most participants in the Ethereum community elected to adopt a hard fork that effectively reversed the hack, and this network constitutes the Layer 1 Ethereum network. However, a minority of users continued to develop the original blockchain, now referred to as “Ethereum Classic”, which is not backwards compatible with the Layer 1 Ethereum network and is considered a forked branch, with the native digital asset on that blockchain now referred to as Ethereum Classic, or ETC. ETC now trades on several digital asset platforms. Following the July 2016 hard fork between the Ethereum and Ethereum Classic networks, new security concerns surfaced. Replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued Ethereum exchanges through at least October 2016. An Ethereum exchange announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin Satoshi’s Vision networks split in November 2018, and security concerns could similarly surface in connection with future hard forks.

An unplanned fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of Ethereum Client software that nodes run and use to access the Ethereum network. For example, such an unplanned fork reportedly occurred in the Geth client, which is a popular Ethereum Client that many nodes use to access the Ethereum network and whose developers are financially supported by the Ethereum Foundation. In November 2020, a bug was discovered in Geth (but not the other Ethereum Clients at the time, such as Besu, OpenEthereum, and Nethermind), and a patch was released that all nodes using the Geth client were supposed to download and apply simultaneously. However, not all nodes using Geth did so, resulting in the non-patched Geth nodes temporarily running a different version of the Ethereum blockchain than the patched Geth nodes and nodes using other Ethereum Clients. This temporarily created two conflicting versions of the Ethereum blockchain, causing the nodes using the non-patched Geth version to be unable to reach consensus with the rest of the nodes on the Ethereum blockchain, interrupting the non-patch Geth nodes’ access to the Ethereum network. For example, Infura, which is a node operator that provides services to major Ethereum smart contracts, wallet software providers like MetaMask, ether trading platforms, and other market participants, reportedly ran numerous nodes using the Geth client. Infura’s Geth client-running nodes reportedly used the outdated, non-patched Geth version initially, which is said to have caused those nodes to be on the minority blockchain, impacting transaction execution, validation, and recording on the main Layer 1 Ethereum network for Infura’s customers - such as Ethereum-based smart contracts, wallet providers like MetaMask, ether trading platforms, etc. - until Infura was able to apply the software update released by the Geth client developers to Infura’s nodes that use Geth as their Ethereum Client. Ultimately, the problem was reportedly fixed by releasing a new upgraded version of Geth that all nodes using the Geth client were to promptly download. This reportedly harmonized the conflicting versions and restored synchronization among Geth nodes, fixing the problem and restoring access to the Ethereum network, including for Infura and its customers.

In the future, if an accidental or unintentional fork similar to what happened within the Geth client in November 2020 were to reoccur within Geth (or any other major Ethereum Client), or were to happen to the Ethereum network as a whole (instead of being limited to a single Ethereum Client, in this case Geth), such a fork could lead to nodes, users and validators losing confidence in the Ethereum network and abandoning it in favor of other blockchain protocols. Furthermore, it is possible that, in a future unplanned fork, a substantial number of nodes, users and validators could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains, resulting in a permanent fork. Moreover, following the Merge, nodes on the Ethereum network must run two Ethereum Clients, i.e., an execution-layer client (“Execution Client”) and a consensus-layer client (“Consensus Client”) paired together, with the implementations selected at the discretion of the node operator. There are multiple groups independently developing and implementing their respective Execution Clients and Consensus Clients; while some individual Execution Clients or Consensus Clients are more popular or widely adopted than others, there remains heterogeneity among Ethereum Clients. Each Execution Client and Consensus Client needs to interoperate effectively with the other Execution Client and Consensus Client. Although this diversity of Ethereum Clients is perceived by some to promote decentralization of the Ethereum network, it comes at a potential cost: if there are any unanticipated or undiscovered flaws, bugs, software defects, or interoperability failures causing any individual Execution Client to fail to interoperate effectively with any other individual Execution Client or any Consensus Client, the Ethereum network as a whole could suffer an unplanned fork, major disruption, catastrophic outage, system failure, loss of confidence or adoption among users or validators, or a variety of other problems. Any of these events could cause ether to decline in value, adversely affecting the price of Shares.

Protocols may also be cloned. Unlike a fork, which modifies an existing blockchain and results in two competing networks, each with the same genesis block, a “clone” is a copy of a protocol’s codebase that results in an entirely new blockchain and new genesis block. Tokens are created solely from the new “clone” network and, in contrast to forks, holders of tokens of the existing network that was cloned do not receive any tokens of the new network. A “clone” results in a competing network that has characteristics substantially similar to the network it was based on, subject to any changes as determined by the developer(s) that initiated the clone. For example, following the DAO hack in July 2016, holders of ether voted on-chain to reverse the hack, effectively causing a hard fork. For the days following the vote, the price of ether rose from $11.65 on July 15, 2016 to $14.66 on July 21, 2016, the day after the first Ethereum Classic block was mined. A clone may also adversely affect the price of ether at the time of announcement or adoption or subsequently. For example, on November 6, 2016, Rhett Creighton, a Zcash developer, cloned the Zcash Network to launch Zclassic, a substantially identical version of the Zcash Network that eliminated the Founders’ Reward. For the days following the date the first Zclassic block was mined, the price of ZEC, the native cryptocurrency of Zcash, fell from $504.57 on November 5, 2016 to $236.01 on November 7, 2016 in the midst of a broader sell-off of ZEC beginning immediately after the Zcash Network launch on October 28, 2016.

Shareholders will not receive the benefits of any Incidental Rights and any IR Digital Asset, including any forked or airdropped assets.

In addition to forks, a digital asset may become subject to a similar occurrence known as an “airdrop.” In an airdrop, the promoters of a new digital asset announce to holders of another digital asset that such holders will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. For example, in March 2017 the promoters of Stellar Lumens announced that anyone that owned bitcoin as of June 26, 2017 could claim, until August 27, 2017, a certain amount of Stellar Lumens. Airdrops could create operational, security, legal or regulatory, or other risks for the Trust, the Sponsor, the Ether Custodian, Authorized Participants, or other entities.

We refer to the right to receive any such benefit as an “Incidental Right” and any such digital asset (other than ether) acquired through an Incidental Right as an “IR Digital Asset.” In the event of a hard fork, the Sponsor will determine which digital asset constitutes ether for the Trust’s purposes. With respect to a fork, airdrop or similar event, the Sponsor will cause the Trust to irrevocably abandon the Incidental Rights and any IR Digital Asset associated with such event. As such, Shareholders will not receive the benefits of any Incidental Rights or any IR Digital Asset.

In the event the Trust seeks to change the Trust’s policy with respect to Incidental Rights or IR Digital Assets, an application would need to be filed with the SEC by NASDAQ seeking approval to amend its listing rules to permit the Trust to sell Incidental Rights or IR Digital Assets and distribute the cash proceeds (net of expenses and applicable withholding taxes) to DTC or distribute the Incidental Rights or IR Digital Asset in-kind to DTC. However, there can be no assurance as to whether or when the Sponsor would make such a decision, or when NASDAQ will seek or obtain this approval, if at all.

Even if such regulatory approval is sought and obtained, Shareholders may not receive the benefits of a fork, the Trust may not choose, or be able, to participate in an airdrop, and the timing of receiving any benefits from a fork, airdrop or similar event is uncertain. Any inability to recognize the economic benefit of a hard fork or airdrop could adversely affect the value of the Shares. Investors who prefer to have a greater degree of control over events such as forks, airdrops, and similar events, and any assets made available in connection with each, should consider investing in ether directly rather than purchasing Shares.

In the event of a hard fork of the Ethereum network, the Sponsor will, if permitted by the terms of the Trust Agreement, use its discretion to determine which network should be considered the appropriate network for the Trust’s purposes, and in doing so may adversely affect the value of the Shares.

In the event of a hard fork of the Ethereum network, the Sponsor will, as permitted by the terms of the Trust Agreement, use its discretion to determine, in good faith, which peer-to-peer network, among a group of incompatible forks of the Ethereum network, is generally accepted as the Ethereum network and should therefore be considered the appropriate network for the Trust’s purposes. The Sponsor will base its determination on whatever factors it deems relevant, including, but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of ether, users, services, businesses, validators and other constituencies, as well as the actual continued acceptance of, validating power on, and community engagement with, the Ethereum network, or whatever other factors it deems relevant. There is no guarantee that the Sponsor will choose the digital asset that is ultimately the most valuable, and the Sponsor’s decision may adversely affect the value of the Shares as a result. The Sponsor may also disagree with Shareholders, the Ether Custodian, other service providers, the Index Administrator, crypto asset platforms, or other market participants on what is generally accepted as ether and should therefore be considered “ether” for the Trust’s purposes, which may also adversely affect the value of the Shares as a result.

Any name change and any associated rebranding initiative by the core developers of ether may not be favorably received by the digital asset community, which could negatively impact the value of ether and the value of the Shares.

From time to time, digital assets may undergo name changes and associated rebranding initiatives. For example, Bitcoin Cash may sometimes be referred to as Bitcoin ABC in an effort to differentiate itself from any Bitcoin Cash hard forks, such as Bitcoin Satoshi’s Vision, and in the third quarter of 2018, the team behind ZEN rebranded and changed the name of ZenCash to “Horizen.” The Sponsor cannot predict the impact of any name change and any associated rebranding initiative on ether. After a name change and associated rebranding initiative, a digital asset may not be able to achieve or maintain brand-name recognition or status that is comparable to the recognition and status previously enjoyed by such digital asset. The failure of any name change and associated rebranding initiative by ether could result in ether not realizing some or all of the anticipated benefits contemplated by the name change and associated rebranding initiative, and could negatively impact the value of ether and the value of the Shares.

Smart contracts, including those relating to DeFi applications, are a new technology and their ongoing development and operation may result in problems, which could reduce the demand for ether or cause a wider loss of confidence in the Ethereum network, either of which could have an adverse impact on the value of ether.

Smart contracts are programs that run on the Ethereum blockchain that execute automatically when certain conditions are met. Because smart contracts typically cannot be stopped or reversed, vulnerabilities in their programming can have damaging effects. For example, in June 2016, a vulnerability in the smart contracts underlying The DAO allowed an attack by a hacker to siphon approximately $60 million worth of ether from The DAO’s accounts into a segregated account. In the aftermath of the theft, certain core developers and contributors pursued a “hard fork” of the Ethereum network in order to erase any record of the theft. Despite these efforts, the price of ether reportedly dropped approximately 35% in the aftermath of the attack and subsequent hard fork. In addition, in July 2017, a vulnerability in a smart contract for a multi-signature wallet software developed by Parity reportedly led to a $30 million theft of ether, and in November 2017, a new vulnerability in Parity’s wallet software reportedly led to roughly $160 million worth of ether being indefinitely frozen in an account. Furthermore, in April 2018, a batch overflow bug was found in many Ethereum-based ERC20-compatible smart contract tokens that allowed hackers to create a large number of smart contract tokens, causing multiple crypto asset platforms worldwide to shutdown ERC20-compatible token trading. Similarly, in March 2020, a design flaw in the Sky, formerly known as MakerDAO, smart contract caused forced liquidations of crypto assets at significantly discounted prices, resulting in millions of dollars of losses to users who had deposited crypto assets into the smart contract. Other smart contracts, such as bridges between blockchain networks and DeFi protocols have also been manipulated, exploited or used in ways that were not intended or envisioned by their creators such that attackers siphoned over $3.8 billion worth of digital assets from smart contracts in 2022. Initial problems and continued problems with the development, design and deployment of smart contracts may have an adverse effect on the value of ether, which could have a negative impact on the value of the Shares.

In some cases, smart contracts can be controlled by one or more “admin keys” or users with special privileges, or “super users.” These users may have the ability to unilaterally make changes to the smart contract, enable or disable features on the smart contract, change how the smart contract receives external inputs and data or transmits ether or other digital assets, or make other changes to the smart contract. Furthermore, in some cases inadequate public information may be available about certain smart contracts or applications, and information asymmetries may exist, even with respect to open-source smart contracts or applications; certain participants may have hidden informational or technological advantages, making for an uneven playing field. There may be opportunities for bad actors to perpetrate fraudulent schemes and engage in illicit activities and other misconduct, such as exit scams and rug pulls (orchestrated by developers and/or influencers who promote a smart contract or application and, ultimately, escape with the money at an agreed time), or Ponzi or similar fraud schemes.

Many DeFi applications are currently deployed on the Ethereum network, and smart contracts relating to DeFi applications currently represent a significant source of demand for ether. DeFi applications may achieve their investment purposes through self-executing smart contracts that may allow users, for example, to invest digital assets in a pool from which other users can borrow without requiring an intermediate party to facilitate these transactions. These investments may earn interest based on the rates at which borrowers repay the loan, and can generally be withdrawn by the investor. For smart contracts that hold a pool of digital asset reserves, smart contract super users or admin key holders may be able to extract funds from the pool, liquidate assets held in the pool, or take other actions that decrease the value of the digital assets held by the smart contract in reserves. Even for digital assets that have adopted a decentralized governance mechanism, such as smart contracts that are governed by the holders of a governance token, such governance tokens can be concentrated in the hands of a small group of core community members, who would be able to make similar changes unilaterally to the smart contract. If any such super user or group of core members unilaterally makes adverse changes to a smart contract, the design, functionality, features and value of the smart contract and its related digital assets may be harmed. In addition, assets held by the smart contract in reserves may be stolen, misused, burnt, locked up or otherwise become unusable and irrecoverable. Super users can also become targets of hackers and malicious attackers. If an attacker is able to access or obtain the super user privileges of a smart contract, or if a smart contract’s super users or core community members take actions that adversely affect the smart contract, users who transact with the smart contract may experience decreased functionality of the smart contract or may suffer a partial or total loss of any digital assets they have used to transact with the smart contract. Furthermore, the underlying smart contracts may be insecure, contain bugs or other vulnerabilities, or otherwise may not work as intended. Any of the foregoing could cause users of the DeFi application to be negatively affected or could cause the DeFi application to be the subject of negative publicity. Because DeFi applications may be built on the Ethereum network and represent a significant source of demand for ether, public confidence in the Ethereum network itself could be negatively affected, such sources of demand could diminish, and the value of ether could decrease. Similar risks apply to any smart contract or decentralized application, not just DeFi applications.

The complexity and interconnectedness of digital asset networks, applications, and economic systems enable new forms of malicious attacks that leverage a feature or vulnerability of one system to attack another. Such an attack may take the form of a temporary manipulation of the price of certain digital assets that triggers second order behaviors, such as automatic collateral liquidations on decentralized applications or digital asset trading platforms. Such an attack could adversely affect investments. A malicious actor can exploit the structure of one or a series of smart contracts or applications in ways that do not technically constitute exploitation of a “bug” or flaw in the smart contract or application. For example, such an exploit has occurred repeatedly in the Ethereum DeFi ecosystem, whereby a decentralized trading platform or lending application is designed to reference an external pricing source of a particular digital asset to determine when to liquidate collateral. By manipulating the price of the particular digital asset on a third-party platform (such as a digital asset trading platform), the pricing source used by the decentralized trading platform or application is consequently manipulated, which then leads to uneconomic collateral liquidations on the decentralized trading platform or application. Such liquidations may be processed automatically and could have a material adverse effect on the value of ether and, consequently, the value of the Shares.

Validators may suffer losses due to staking, or staking may prove unattractive to validators, which could make the Ethereum network less attractive.

Validation on the Ethereum network requires ether to be transferred into smart contracts on the underlying blockchain networks that are not under the Trust’s or anyone else’s control. If the Ethereum network source code or protocol fail to behave as expected, suffer cybersecurity attacks or hacks, experience security issues, or encounter other problems, such assets may be irretrievably lost. The Ethereum network imposes three types of sanctions for validator misbehavior or inactivity, which would result in a portion of their staked ether being destroyed or “burned”: penalties, slashing and inactivity leaks. A validator may face penalties if it fails to take certain actions, such as providing a timely attestation to a block proposed by another validator. Under this scenario, a validator’s staked ether could be burned in an amount equal to the reward to which it would have been entitled for performing the actions. A more severe sanction, known as “slashing,” may be imposed if a validator engages in malicious behavior, such as proposing or attesting to blocks containing invalid transactions. Slashing can result in the immediate forfeiture, withdrawal, or burning of a portion of the validator’s staked ether by the network, resulting in losses to the validator.

After this initial slashing, the validator is queued for forceful removal from the Ethereum network’s validator “pool,” and more of the validator’s stake is burned over a period of approximately 36 days with the exact amount of ether burned and time period determined by the network regardless of whether the validator makes any further slashable errors, at which point the validator is automatically removed from the validator pool. Staked ether may also be burned through a process known as an “inactivity leak,” which is triggered if the Ethereum network has gone too long without finalizing a new block. For a new block to be successfully added to the blockchain, validators that account for at least two-thirds of all staked ether must agree on the validity of a proposed block. This means that if validators representing more than one-third of the total staked ether are offline, no new blocks can be finalized. To prevent this, an inactivity leak causes the ether staked by the inactive validators to gradually “bleed away” until these inactive validators represent less than one-third of the total stake, thereby allowing the remaining active validators to finalize proposed blocks. This provides a further incentive for validators to remain online and continuously perform validation activities.

Within the post-Merge Ethereum network, as part of the “activating” and “exiting” processes of staking, staked ether will be inaccessible for a variable period of time determined by a range of factors, including network congestion, resulting in potential inaccessibility during those periods. “Activation” is the funding of a validator to be included in the active set, thereby allowing the validator to participate in the Ethereum network’s proof-of-stake consensus protocol. “Exit” is the request to exit from the active set and no longer participate in the Ethereum network’s proof-of-stake consensus protocol. As part of these “activating” and “exiting” processes of staking on the Ethereum network, any staked ether will be inaccessible for a period of time. The duration of activating and exiting periods is dependent on a range of factors, including network conditions. In periods of low demand, un-staking may be completed within hours or several days, while in periods of elevated exit activity the process may take multiple weeks or longer to complete. The Ethereum network requires the payment of base fees and the practice of paying tips is common, and such fees can become significant as the amount and complexity of the transaction grows, depending on the degree of network congestion and the price of ether. Any cybersecurity attacks, security issues, hacks, penalties, slashing events, or other problems could damage validators’ willingness to participate in validation, discourage existing and future validators from serving as such, and adversely impact the Ethereum network’s adoption or the price of ether. Any disruption of validation on the Ethereum network could interfere with network operations and cause the Ethereum network to be less attractive to users and application developers than competing blockchain networks, which could cause the price of ether to decrease. The limited liquidity during the “activation” or “exiting” processes could dissuade potential validators from participating, which could interfere with network operations or security and cause the Ethereum network to be less attractive to users and application developers than competing blockchain networks, which could cause the price of ether to decrease.

Proof-of-stake blockchains are a relatively recent innovation and have not been subject to as widespread use or adoption over as long of a period of time as traditional proof-of-work blockchains.

Certain digital assets, such as bitcoin, use a “proof-of-work” consensus algorithm. The genesis block on the bitcoin blockchain was mined in 2009, and Bitcoin’s blockchain has been in operation since then. Many newer blockchains enabling smart contract functionality, including the current Ethereum network following the completion of the Merge in 2022, use a newer consensus algorithm known as “proof-of-stake.” While their proponents believe that they may have certain advantages, the “proof-of-stake” consensus mechanisms and governance systems underlying many newer blockchain protocols, including the Ethereum network following the Merge, and their associated digital assets - including the ether held by the Trust - have not been tested at scale over as long of a period of time or been subject to as widespread use or adoption as, for example, Bitcoin’s proof-of-work consensus mechanism has. This could lead to these blockchains, and their associated digital assets, having undetected vulnerabilities, structural design flaws, suboptimal incentive structures for network participants (e.g., validators), technical disruptions, or a wide variety of other problems, any of which could cause these blockchains not to function as intended, lead to outright failure to function entirely causing a total outage or disruption of network activity, or to suffer other operational problems or reputational damage, leading to a loss of users or adoption or a loss in value of the associated digital assets, including the Trust’s assets. Over the long term, there can be no assurance that the proof-of-stake blockchain on which the Trust’s assets rely will achieve widespread scale or adoption or perform successfully and any failure to do so could negatively impact the value of the Trust’s assets.

Unlike some digital assets, which have a limit on outstanding supply, there is no limit on ether supply.

Some digital assets have a limit (“hard cap”) on the supply of outstanding digital assets. There is no hard cap on the supply of ether, which will continue to be issued as a reward to validators for new blocks. The prices of many digital assets like ether are heavily influenced by supply and demand. If the supply of ether is inflationary, then in the absence of deflationary forces, ether could lose value, assuming the same amount of demand.

Risk Factors Related to the Digital Asset Markets

The value of the Shares relates directly to the value of ether, the value of which may be highly volatile and subject to fluctuations due to a number of factors.

The value of the Shares relates directly to the value of the ether held by the Trust and fluctuations in the price of ether could adversely affect the value of the Shares. The market price of ether may be highly volatile, and subject to a number of factors, including:

●	an increase in the global ether supply or a decrease in global ether demand;

●	market conditions of, and overall sentiment towards, the digital assets and blockchain technology industry;

●	trading activity on digital asset platforms, which, in many cases, is largely unregulated or may be subject to manipulation;

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the adoption of ether as a medium of exchange, store of value or other consumptive asset and the maintenance and development of the open-source software protocol of the Ethereum network, and its ability to meet user demands;

●	manipulative trading activity on digital asset platforms, which, in many cases, is largely unregulated;

●	the lack of a hard cap on ether supply;

●	forks in the Ethereum network;

●	changes or instability in the leadership of the Ethereum Foundation;

●	investors’ expectations with respect to interest rates, the rates of inflation of fiat currencies or ether, and digital asset exchange rates;

●	consumer preferences and perceptions of ether specifically and digital assets generally;

●	negative events, publicity, and social media coverage relating to the digital assets and blockchain technology industry;

●	fiat currency withdrawal and deposit policies on digital asset platforms;

●	the liquidity of digital asset markets and any increase or decrease in trading volume or market making on digital asset markets;

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business failures, bankruptcies, hacking, fraud, crime, government investigations, or other negative developments affecting digital asset businesses, including digital asset platforms, or banks or other financial institutions and service providers that provide services to the digital asset industry;

●	the use of leverage in digital asset markets, including the unwinding of positions, “margin calls,” collateral liquidations and similar events;

●	investment and trading activities of large or active consumer and institutional users, speculators, validators, and investors;

●	a “short squeeze” resulting from speculation on the price of ether, if aggregate short exposure exceeds the number of Shares available for purchase;

●	an active derivatives market for ether or for digital assets generally;

●	monetary policies of governments, legislation or regulation, tariffs, trade restrictions, currency devaluations and revaluations, or macroeconomic conditions generally;

●	regulatory measures or enforcement actions, if any, that restrict the use of ether as a form of payment or the purchase of ether on the digital asset markets;

●	global or regional political, economic or financial conditions, events and situations, or major public issues;

●	fees associated with processing an ether transaction and the speed at which ether transactions are settled;

●	the maintenance, troubleshooting, and development of the Ethereum network including by validators and developers worldwide;

●	the ability for the Ethereum network to attract and retain validators to secure and confirm transactions accurately and efficiently;

●	ongoing technological viability and security of the Ethereum network and ether transactions, including scalability and vulnerabilities against hacks;

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governmental or regulatory actions by, or investigations or litigation in, countries around the world targeting well-known decentralized applications or smart contracts that are built on the Ethereum network, or other developments or problems, and associated publicity, involving or affecting such decentralized applications or smart contracts;

●	financial strength of market participants;

●	the availability and cost of funding and capital;

●	the liquidity and credit risk of digital asset platforms;

●	interruptions in service from or closures or failures of major digital asset platforms or their banking partners, or outages or system failures affecting the Ethereum network;

●	decreased confidence in digital assets and digital asset platforms;

●	poor risk management or fraud by entities in the digital asset ecosystem;

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increased competition from other digital assets or networks, including other blockchain networks combining smart contracts, programmable scripting languages, and an associated runtime environment, with blockchain-based recordkeeping, particularly where such other blockchain networks are able to offer users access to a larger consumer user base, greater efficiency, reliability, or processing speed, more economical transaction processing fees, or any other more favorable attributes, than the Ethereum network; and

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the Trust’s own acquisitions or dispositions of ether, since there is no limit on the number of ether that the Trust may acquire, and the Sponsor is an affiliate of BlackRock, which is a prominent participant in financial markets.

Although returns from investing in ether have at times diverged from those associated with other asset classes to a greater or lesser extent, there can be no assurance that there will be any such divergence in the future, either generally or with respect to any particular asset class, or that price movements will not be correlated. In addition, there is no assurance that ether will maintain its value in the long-, intermediate- or short- term. In the event that the price of ether declines, the Sponsor expects the value of the Shares to decline proportionately.

The value of ether as represented by the Index or other pricing source used by the Trust may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for future appreciation in value, if any. The Sponsor believes that momentum pricing of ether has resulted, and may continue to result, in speculation regarding future appreciation in the value of ether, inflating and making the Index more volatile. As a result, ether may be more likely to fluctuate in value due to changing investor confidence, which could impact future appreciation or depreciation in the Index or other pricing source used by the Trust and could adversely affect the value of the Shares.

Because the Trust holds only ether and cash, an investment in the Trust may be more volatile than an investment in a more broadly diversified portfolio.

The Trust holds only ether and cash. As a result, the Trust’s holdings are not diversified. Accordingly, the Trust’s net asset value may be more volatile than another investment vehicle with a more broadly diversified portfolio and may fluctuate substantially over short or long periods of time. Fluctuations in the price of ether are expected to have a direct impact on the value of the Shares.

An investment in the Trust may be deemed speculative and is not intended as a complete investment program. An investment in Shares should be considered only by persons financially able to maintain their investment and who can bear the risk of total loss associated with an investment in the Trust. Investors should review closely the objective and strategy of the Trust and redemption rights, as discussed herein, and familiarize themselves with the risks associated with an investment in the Trust.

Due to the varying levels of regulation and lack of transparency surrounding the operations of digital asset platforms, which may experience fraud, manipulation, security failures or operational problems, as well as the wider ether market, the value of ether and, consequently, the value of the Shares may be adversely affected, causing losses to Shareholders.

Digital asset platforms are relatively new and, in some cases, unregulated. Many operate outside the United States. Furthermore, while many prominent digital asset platforms provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many digital asset platforms do not provide this information. Digital asset platforms may not be subject to, or may not comply with, regulation in a similar manner as other regulated trading platforms, such as national securities exchanges or designated contract markets. As a result, the marketplace may lose confidence in digital asset platforms, including prominent platforms that handle a significant volume of ether trading.

Many digital asset platforms are unlicensed, may be unregulated, may be subject to regulation in a relevant jurisdiction, but may or may not be in compliance therewith, may operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions, and may take the position that they are not subject to laws and regulations that would apply to a national securities exchange or designated contract market in the United States, or may, as a practical matter, be beyond the ambit of U.S. regulators. As a result, trading activity on or reported by these digital asset platforms is generally significantly less regulated than trading in regulated U.S. securities and commodities markets, and may reflect behavior that would be prohibited in regulated U.S. trading venues. For example, in 2019 there were reports claiming that 80.95% of bitcoin trading volume on digital asset platforms was false or noneconomic in nature, with specific focus on unregulated platforms located outside of the United States. Such reports alleged that certain overseas platforms have displayed suspicious trading activity suggestive of a variety of manipulative or fraudulent practices, such as fake or artificial trading volume or trading volume based on non-economic “wash trading” (where offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes), and attributed such manipulative or fraudulent behavior to motives like the incentive to attract listing fees from token issuers who seek the most liquid and high-volume platforms on which to list their coins.

Other academics and market observers have put forth evidence to support claims that manipulative trading activity has occurred on certain digital asset platforms. For example, in a 2017 paper titled “Price Manipulation in the Bitcoin Ecosystem” sponsored by the Interdisciplinary Cyber Research Center at Tel Aviv University, a group of researchers used publicly available trading data, as well as leaked transaction data from a 2014 Mt. Gox security breach, to identify and analyze the impact of “suspicious trading activity” on Mt. Gox between February and November 2013, which, according to the authors, caused the price of bitcoin to increase from around $150 to more than $1,000 over a two-month period. In August 2017, it was reported that a trader or group of traders nicknamed “Spoofy” was placing large orders on Bitfinex without actually executing them, presumably in order to influence other investors into buying or selling by creating a false appearance that greater demand existed in the market. In December 2017, an anonymous blogger (publishing under the pseudonym Bitfinex’d) cited publicly available trading data to support his or her claim that a trading bot nicknamed “Picasso” was pursuing a paint-the-tape-style manipulation strategy by buying and selling bitcoin and bitcoin cash between affiliated accounts in order to create the appearance of substantial trading activity and thereby influence the price of such assets. Although bitcoin and ether are different assets, there can be no assurance that ether prices may not at times be subject to similar activity. Even in the United States, there have been allegations of wash trading even on regulated venues. Any actual or perceived false trading in the digital asset platform market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of digital assets and/or negatively affect the market perception of digital assets.

The ether market globally and in the United States is not subject to comparable regulatory guardrails as exist in regulated securities markets. Furthermore, many ether trading venues lack certain safeguards put in place by exchanges for more traditional assets to enhance the stability of trading on the exchanges and prevent “flash crashes,” such as limit-down circuit breakers. As a result, the prices of ether on trading venues may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities such as market manipulation, front-running of trades, and wash trading may not be available to or employed by digital asset platforms or may not exist at all. The SEC has identified possible sources of fraud and manipulation in the digital asset markets generally, including, among others (1) “wash trading”; (2) persons with a dominant position in a digital asset manipulating the digital asset’s pricing; (3) hacking of the digital asset’s peer-to-peer network, protocols and trading platforms; (4) malicious control of the digital asset network; (5) trading based on material, non-public information (for example, plans of market participants to significantly increase or decrease their holdings in the digital asset, new sources of demand for the digital asset, etc.) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins” (for more information, see “—Prices of Ether may be affected due to stablecoins (including Tether and US Dollar Coin (”USDC“)), the activities of stablecoin issuers and their regulatory treatment”); and (7) fraud and manipulation at digital asset trading platforms. The effect of potential market manipulation, front-running, wash trading, and other fraudulent or manipulative trading practices may inflate the volumes actually present in the digital asset markets and/or cause distortions in price, which could adversely affect the Trust or cause losses to Shareholders.

In addition, over the past several years, some digital asset platforms have been closed due to fraud and manipulative activity, business failure or security breaches. In many of these instances, the customers of such digital asset platforms were not compensated or made whole for the partial or complete losses of their account balances in such digital asset platforms. While, generally speaking, smaller digital asset platforms are less likely to have the infrastructure and capitalization that make larger digital asset platforms more stable, larger digital asset platforms are more likely to be appealing targets for hackers and malware and their shortcomings or ultimate failures are more likely to have contagion effects on the digital asset ecosystem, and therefore may be more likely to be targets of regulatory enforcement action. For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest digital asset platforms could be subject to abrupt failure with consequences for both users of digital asset platforms and the digital asset industry as a whole. In particular, in the two weeks that followed the February 7, 2014 halt of bitcoin withdrawals from Mt. Gox, the value of one bitcoin fell on other platforms from around $795 on February 6, 2014 to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp announced that approximately 19,000 bitcoins had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 bitcoins worth around $78 million were stolen from Bitfinex, a large digital asset platform. The value of bitcoin and other digital assets immediately decreased over 10% following reports of the theft at Bitfinex. Regulatory enforcement actions have followed, such as in July 2017, when FinCEN assessed a $110 million fine against BTC-E, a now defunct digital asset platform, for facilitating crimes such as drug sales and ransomware attacks. In addition, in December 2017, Yapian, the operator of Seoul-based digital asset platform Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their platform accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In addition, in January 2018, the Japanese digital asset platform, Coincheck, was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian digital asset platform Bitgrail, was hacked, resulting in approximately $170 million in losses. In May 2019, one of the world’s largest digital asset platforms, Binance, was hacked, resulting in losses of approximately $40 million. In November 2022, FTX, one of the largest digital asset platforms by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned, and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300-600 million of digital assets were removed from FTX and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior. On February 21, 2025, Bybit, a centralized platform for exchanging digital assets, announced that more than $1.4 billion in ether had been stolen from its platform. Hackers were able to manipulate Bybit’s transfer process to authorize and complete the illicit transaction. The incident has resulted in renewed concerns over the security of digital asset platforms.

Negative perception, a lack of stability and standardized regulation in the digital asset markets and the closure or temporary shutdown of digital asset platforms due to fraud, business failure, security breaches or government-mandated regulation, and associated losses by customers, may reduce confidence in the Ethereum network and result in greater volatility or decreases in the prices of ether. Furthermore, the closure or temporary shutdown of a digital asset platform used in calculating the Index may result in a loss of confidence in the Trust’s ability to determine its NAV on a daily basis. The potential consequences of a digital asset platform’s failure could adversely affect the value of the Shares.

The Index has a limited performance history, the Index price could fail to track the global ether price, and a failure of the Index price could adversely affect the value of the Shares.

The CF Benchmarks Index was developed by the Index Administrator and has a limited performance history. Although the Index is based on materially the same methodology (except calculation time) as the CME CF Ether-Dollar Reference Rate (“ETHUSD_RR”) which was first introduced in May 2018, the Index itself has only been in operation since February 2022. The Index price is a composite CF Benchmarks Index calculated using volume-weighted trading price data from various Constituent Platforms. The Index has only featured its current list of Constituent Platforms since July 2025. A longer history of actual performance through various economic and market conditions would provide greater and more reliable information for an investor to assess the Index’s performance. The Constituent Platforms chosen by the Index Administrator could also change over time. The Index Administrator may remove or add Constituent Platforms to the CF Benchmarks Index in the future at its discretion. For more information on the inclusion criteria for Constituent Platforms in the CF Benchmarks Index, see “Business of the Trust—Valuation of Ether; The CF Benchmarks Index.”

Although the Index is intended to accurately capture the market price of ether, third parties may be able to purchase and sell ether on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Index price. Moreover, there may be variances in the prices of ether on the various Constituent Platforms, including as a result of differences in fee structures or administrative procedures on different Constituent Platforms. Certain exchanges within the list of Constituent Platforms employ a proprietary order book combining a traditional limit order book with automated market maker instructions. As their automated market maker relies on a mathematical formula and does not rely on any external pricing data or third-party source, differences in the bids and asks placed by the automated market maker compared to prices offered by other digital currency trading venues, or other external market data sources, for the same digital assets may emerge. While the Index provides a U.S. dollar-denominated composite for the price of ether based on, in the case of the CF Benchmarks Index, the volume-weighted price of ether on certain Constituent Platforms, at any given time, the prices on each such Constituent Platform or pricing source may not be equal to the value of ether as represented by the Index. It is possible that the price of ether on the Constituent Platforms could be materially higher or lower than the Index price. To the extent the Index price differs materially from the actual prices available on a Constituent Platform, or the global market price of ether, the price of the Shares may no longer track, whether temporarily or over time, the global market price of ether, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of ether. To the extent such prices differ materially from the Index price, investors may lose confidence in the Shares’ ability to track the market price of ether, which could adversely affect the value of the Shares.

If the Index is not available, the Trust’s holdings may be fair valued on a temporary basis in accordance with the policy approved by the Trustee. To the extent the valuation determined in accordance with the policy approved by the Trustee differs materially from the actual market price of ether, the price of the Shares may no longer track, whether temporarily or over time, the global market price of ether, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the global market price of ether. To the extent such prices differ materially from the market price for ether, investors may lose confidence in the Shares’ ability to track the market price of ether, which could adversely affect the value of the Shares.

The Index price used to calculate the value of the Trust’s ether may be volatile, adversely affecting the value of the Shares.

The price of ether on public digital asset platforms has a limited history, and during this history, ether prices on the digital asset markets more generally, and on digital asset platforms individually, have been volatile and subject to influence by many factors, including operational interruptions. While the Index is designed to limit exposure to the interruption of individual digital asset platforms, the Index price, and the price of ether generally, remains subject to volatility experienced by digital asset platforms, and such volatility could adversely affect the value of the Shares.

Furthermore, because the number of liquid and credible digital asset platforms is limited, the Index will necessarily be composed of a limited number of digital asset platforms. If a digital asset platform was subjected to regulatory, volatility or other pricing issues, in the case of the CF Benchmarks Index, the Index Administrator would have limited ability to remove such digital asset platform from the Index, which could skew the price of ether as represented by the Index. Trading on a limited number of digital asset platforms may result in less favorable prices and decreased liquidity of ether and, therefore, could have an adverse effect on the value of the Shares.

The Index Administrator could experience system failures or errors.

If the computers or other facilities of the Index Administrator, data providers and/or relevant Constituent Platforms malfunction for any reason, calculation and dissemination of the CF Benchmarks Index may be delayed. Errors in the CF Benchmarks Index data, the CF Benchmarks Index computations and/or construction may occur from time to time and may not be identified and/or corrected for a period of time or at all, which may have an adverse impact on the Trust and the Shareholders. Any of the foregoing may lead to the errors in the CF Benchmarks Index, which may lead to a different investment outcome for the Trust and the Shareholders than would have been the case had such events not occurred.

The CF Benchmarks Index is used to determine the net asset value of the Trust and the NAV. Consequently, losses or costs associated with the CF Benchmarks Index’s errors or other risks described above will generally be borne by the Trust and the Shareholders and neither the Sponsor nor its affiliates or agents make any representations or warranties regarding the foregoing. If the CF Benchmarks Index is not available or the Sponsor in its sole discretion determines the CF Benchmarks Index is unreliable as the Index and therefore determines not to use the CF Benchmarks Index the Trust’s holdings may be fair valued on a temporary basis in accordance with the fair value policies approved by the Trustee. To the extent the valuation determined in accordance with the policy approved by the Trustee differs materially from the actual market price of ether, the price of the Shares may no longer track, whether temporarily or over time, the price of ether, which could adversely affect an investment in the Trust and the value of Shares by reducing investors’ confidence in the Shares’ ability to track the price of ether.

The Index price being used to determine the net asset value of the Trust may not be consistent with GAAP. To the extent that the Trust’s financial statements are determined using a different pricing source that is consistent with GAAP, the net asset value reported in the Trust’s periodic financial statements may differ, in some cases significantly, from the Trust’s net asset value determined using the Index pricing.

The Trust will determine the net asset value of the Trust on each Business Day based on the value of ether as reflected by the Index. The methodology used to calculate the Index price to value ether in determining the net asset value of the Trust may not be deemed consistent with GAAP. To the extent the methodology used to calculate the Index is deemed inconsistent with GAAP, the Trust will utilize an alternative GAAP-consistent pricing source for purposes of the Trust’s periodic financial statements. Creation and redemption of Baskets, the Sponsor’s Fee and other expenses borne by the Trust will be determined using the Trust’s net asset value determined daily based on the Index. Such net asset value of the Trust determined using the Index price may differ, in some cases significantly, from the net asset value reported in the Trust’s periodic financial statements.

Competition from central bank digital currencies (“CBDCs”) and emerging payments initiatives involving financial institutions could adversely affect the value of ether and other digital assets.

Central banks in various countries have introduced digital forms of legal tender (CBDCs). Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replacing, ether and other crypto assets as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, ether. As a result of any of the foregoing factors, the value of ether could decrease, which could adversely affect an investment in the Trust.

Prices of ether may be affected due to stablecoins (including Tether and USDC), the activities of stablecoin issuers and their regulatory treatment.

While the Trust does not invest in stablecoins, it may nonetheless be exposed to risks that stablecoins pose for the ether market and other digital asset markets. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets and are typically marketed as being pegged to a fiat currency, such as the U.S. dollar, at a certain value. Although the prices of stablecoins are intended to be stable, their market value may fluctuate. This volatility has in the past apparently impacted the price of ether. Stablecoins are a relatively new phenomenon, and it is impossible to know all of the risks that they could pose to participants in the ether market. In addition, some have argued that some stablecoins, particularly Tether, are improperly issued without sufficient backing in a way that, when the stablecoin is used to pay for bitcoin, could cause artificial rather than genuine demand for bitcoin, artificially inflating the price of bitcoin, and if true, there is no assurance similar dynamics would not be at work in the market for ether. There have been reports that those associated with certain stablecoins may be involved in laundering money. On February 17, 2021, the New York Attorney General entered into an agreement with Tether’s operators, including Bitfinex, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether. On October 15, 2021, the CFTC announced a settlement with Tether’s operators, Tether Holdings Limited, Tether Operations Limited, Tether Limited, and Tether International Limited, in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether’s claims that it maintained sufficient U.S. dollar reserves to back every Tether stablecoin in circulation with the “equivalent amount of corresponding fiat currency” held by Tether were untrue. Bitfinex also agreed to pay the CFTC a $1.5 million fine to settle charges that Bitfinex offered off-exchange leveraged, margined, or financed transactions involving crypto assets, including ether, with U.S. customers who were not eligible contract participants and accepted funds (including in the form of Tether stablecoins) and orders in connection with such illegal off-exchange transactions, triggering an obligation to register with the CFTC, which the CFTC order asserts it violated. The CFTC previously fined Bitfinex in 2016 on similar charges. In addition, a large amount of Tether is issued as ERC-20 tokens on the Ethereum network. If Tether were to no longer be issued or operating on the Ethereum network, there would be no need to use ether to pay the gas fees needed to record ERC-20 Tether transactions on the Ethereum blockchain, and a substantial source of demand for ether could be eliminated, which could cause the price of ether to decrease, affecting the value of the Shares.

USDC is a reserve-backed stablecoin issued by Circle Internet Financial that is commonly used as a method of payment in digital asset markets, including the ether market. An affiliate of the Sponsor acts as investment manager to a Money Market Fund, the Circle Reserve Fund, which the issuer of USDC uses to hold cash, U.S. Treasury bills, notes and other obligations issued or guaranteed as to principal and interest by the U.S. Treasury, and repurchase agreements secured by such obligations or cash, which serve as reserves backing USDC stablecoins. While USDC is designed to maintain a stable value at 1 U.S. dollar at all times, on March 10, 2023, the value of USDC fell below $1.00 for multiple days after Circle Internet Financial disclosed that US$3.3 billion of the USDC reserves were held at Silicon Valley Bank, which had entered FDIC receivership earlier that day. Stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins, and therefore could adversely affect the value of the Shares. An affiliate of the Sponsor has a minority equity interest in the issuer of USDC. Similar to Tether, a large amount of USDC is issued as ERC-20 tokens on the Ethereum network. If USDC were to no longer be issued or operating on the Ethereum network, there would be no need to use ether to pay the gas fees needed to record ERC-20 USDC transactions on the Ethereum blockchain, and a substantial source of demand for ether could be eliminated, which could cause the price of ether to decrease, affecting the value of the Shares.

Given the foundational role that stablecoins play in global digital asset markets, their fundamental liquidity can have a dramatic impact on the broader digital asset market, including the market for ether. A significant portion of the digital asset market continues to depend on stablecoins such as Tether and USDC. As such, any disruption in the operation or perceived stability of these stablecoins such as a disorderly de-pegging event or a loss of market confidence resulting in a run on reserves could lead to substantial market volatility across digital assets more broadly.

Additional risks such as operational failures (e.g., technical issues that prevent settlement), concerns regarding the adequacy or transparency of reserve assets backing stablecoins, the use of unbacked or undercollateralized stablecoins in potentially manipulative trading practices and regulatory scrutiny of stablecoin issuers or intermediaries, including exchanges that facilitate stablecoin transactions, may also adversely affect market confidence and liquidity. Further, these risks are underscored by recent legislative developments. On July 18, 2025, the GENIUS Act was enacted, establishing a federal regulatory framework for payment stablecoins. The GENIUS Act will become effective on July 18, 2028. The GENIUS Act prohibits the issuance or use of payment stablecoins unless the issuer obtains a qualifying license and complies with a range of regulatory requirements, including reserve backing with liquid assets, redemption rights, governance standards, and operational transparency. The GENIUS Act also restricts the payment of interest on stablecoins and imposes oversight on both bank and nonbank issuers. The enactment of the GENIUS Act, or the removal or migration of prominent stablecoins from the Ethereum network, could reduce the willingness of market participants to engage in digital asset transactions that rely on stablecoins, diminish liquidity in the ether market, and adversely affect the price of ether. Any such developments could, in turn, materially and adversely impact the value of the Shares.

Competition from the emergence or growth of other digital assets or methods of investing in ether could have a negative impact on the price of ether and adversely affect the value of the Shares.

As of June 30, 2026, ether was the second largest digital asset by market capitalization as tracked by CoinGecko.com. As of June 30, 2026, there were over 17,000 alternative digital assets tracked by CoinGecko.com, having a total market capitalization of approximately $2.1 trillion (including the approximately $194 billion market capitalization of ether), as calculated using market prices and total available supply of each digital asset, excluding tokens pegged to other assets. In addition, many consortia and financial institutions are also researching and investing resources into private or permissioned smart contract platforms rather than open platforms like the Ethereum network. Competition from the emergence or growth of alternative digital assets and smart contract platforms, such as Solana, Avalanche, Tron, BNB Coin, Polkadot, or Cardano, among many others, could have a negative impact on the demand for, and price of, ether and thereby adversely affect the value of the Shares.

In addition, some digital asset networks, including the Ethereum network, may be the target of ill will from users of other digital asset networks. For example, in July 2016, the Ethereum network underwent a contentious hard fork that resulted in the creation of a new digital asset network called Ethereum Classic. As a result, some users of the Ethereum Classic network may harbor ill will toward the Ethereum network. These users may attempt to negatively impact the use or adoption of the Ethereum network. For additional information on the hard fork that resulted in the creation of Ethereum Classic, see “Overview of the Ethereum Industry—Introduction” and “—The DAO and Ethereum Classic.”

Investors may invest in ether through means other than the Shares, including through direct investments in ether and other potential financial vehicles, possibly including securities backed by or linked to ether and digital asset financial vehicles similar to the Trust, or ether futures-based products. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in ether directly, which could limit the market for, and reduce the liquidity of, the Shares. In addition, to the extent digital asset financial vehicles other than the Trust tracking the price of ether are formed and represent a significant proportion of the demand for ether, large purchases or redemptions of the securities of these digital asset financial vehicles, or private funds holding ether, could negatively affect the Index, the Trust’s ether holdings, the price of the Shares, the net asset value of the Trust and the NAV.

Additionally, the Trust and the Sponsor face competition with respect to the creation of competing exchange-traded ether products. In May 2024, the SEC approved several exchange-traded ether products, and many or all of such products, including the Trust, could fail to acquire substantial assets, or fail to retain acquired assets due to competition and/or market conditions. The Trust’s competitors may also charge a substantially lower fee than the Sponsor’s Fee in order to achieve initial market acceptance and scale. Accordingly, the Sponsor’s competitors may commercialize a competing product more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position and the likelihood that the Trust will achieve market acceptance and could have a detrimental effect on the scale and sustainability of the Trust. If the Trust fails to achieve sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with launching and maintaining the Trust and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors, or other forms of losses to the Shareholders. In addition, the Trust may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a sub-standard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Trust’s failure to reflect the performance of the price of ether.

Digital asset treasury companies risk.

In recent times, a number of companies engaged in businesses outside the digital asset industry have begun to hold their corporate treasuries in digital assets instead of in fiat currency (“digital asset treasury companies”). In some cases, these companies have raised funds through financing or securities offerings and applied the proceeds to purchase digital assets, including ether.

Digital asset treasury companies are a relatively new phenomenon and it is difficult to predict their long-term sustainability, and therefore their impact to digital asset markets, and to the Trust. Digital asset treasury companies may increase procyclical dynamics in the market because they may purchase digital assets, such as ether, when prices are rising and they may in certain circumstances be forced to sell such assets when prices are decreasing, potentially causing downward pressure on ether prices in a falling market (causing prices to fall faster than they otherwise would). Digital asset treasury companies could cause greater volatility in digital asset markets, including markets for ether. Negative events or sentiment surrounding digital asset treasury companies could affect the market for ether. The increase of consolidated positions in ether held by digital asset treasury companies could affect the operation of the Ethereum blockchain. One digital asset treasury company, BitMine Immersion Technology Inc. (“BitMine Immersion”), held approximately 2.8% of ether’s supply as of November 3, 2025. If BitMine Immersion or another similarly situated digital asset treasury company begins to operate validators, it could gain influence in how the Ethereum blockchain operates. The foregoing or similar events involving digital asset treasury companies could adversely affect holders of Shares in the Trust.

Operational cost may exceed the award for validating transactions, and increased transaction fees may adversely affect the usage of the Ethereum network.

If transaction confirmation fees become too high, the marketplace may be reluctant to use ether. This may result in decreased usage and limit expansion of the Ethereum network in the retail, commercial and payments space, adversely impacting investment in the Trust. Conversely, if the reward for validators or the value of the transaction fees is insufficient to motivate validators, they may cease to validate transactions.

Ultimately, if the awards of new ether and costs of validating transactions grow disproportionately, validators may operate at a loss, transition to other networks, or cease operations altogether. Each of these outcomes could, in turn, slow transaction validation and usage, which could have a negative impact on the Ethereum network and could adversely affect the value of the ether held by the Trust. As a result of Ethereum’s fee burning mechanism, the incentives for validators to validate transactions with higher gas fees may be reduced, since fee burning changes the gas fee split between users, validators, and token holders.

An acute cessation of validator operations would reduce the collective processing power on the Ethereum network, which would adversely affect the transaction verification process by temporarily decreasing the speed at which blocks are added to the blockchain and make the blockchain more vulnerable to a malicious actor obtaining control in excess of 50% of the processing power on the blockchain. Reductions in processing power could result in material, though temporary, delays in transaction confirmation time. Any reduction in confidence in the transaction verification process may adversely impact the value of Shares of the Trust or the ability of the Sponsor to operate.

Risk Factors Related to the Trust and the Shares

The Trust may be negatively impacted by the effects of the spread of illnesses or other public health emergencies on the global economy and the markets and service providers relevant to the performance of the Trust.

A public health emergency could adversely affect the economics of many nations and could have serious negative effects on social, economic and financial systems, including significant uncertainty and volatility in the digital asset markets. For example, digital asset prices, including ether decreased significantly in the first quarter of 2020 amidst broader market declines as a result of the COVID-19 outbreak.

Future public health emergencies could result in an increase in the costs of the Trust and affect liquidity in the digital asset market, as well as the correlation between the price of the Shares and the net asset value of the Trust, any of which could adversely affect the value of the Shares. In addition, future public health emergencies could impair the information technology and other operational systems upon which the Trust’s service providers, including the Sponsor, the Trustee, the Delaware Trustee and the Custodians, rely, and could otherwise disrupt the ability of employees of the Trust’s service providers to perform essential tasks on behalf of the Trust. Governmental and quasi-governmental authorities and regulators throughout the world have at times responded to major economic disruptions with a variety of fiscal and monetary policy changes, including, but not limited to, direct capital infusions into companies and other issuers, new monetary tools and lower interest rates. An unexpected or sudden reversal of these policies, or the ineffectiveness of these policies, is likely to increase volatility in the digital asset markets, which could adversely affect the value of ether and the price of the Shares.

The Trust relies on the information and technology systems of the Custodians, the Trustee, the Sponsor, the Authorized Participants, the Ether Trading Counterparties, the listing exchange, and the Trust’s other service providers and counterparties (referred to herein as the “Service Providers”), each of which could be directly or indirectly adversely affected by information systems interruptions, cybersecurity incidents or other disruptions, which in turn could have a material adverse effect on the Trust.

The Trust and the Service Providers are susceptible to operational, information security and related cybersecurity risks both directly and through their own service providers. Cyber incidents can result from deliberate attacks or unintentional events. They include, but are not limited to, gaining unauthorized access to systems, corrupting or destroying data, and causing operational disruption. Geopolitical tensions may increase the scale and sophistication of deliberate attacks, particularly those from nation-states or from entities with nation-state backing.

Cybersecurity incidents may cause disruptions and impact business operations. They may result in any of the following: financial losses (including loss or theft of Trust assets), interference with the Trust’s ability to calculate its NAV, disclosure of confidential information, impediments to trading, submission of erroneous trades or erroneous creation or redemption orders or ether price movements, the inability of the Trust or the Service Providers to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and other legal and compliance costs. In addition, cyber incidents may render records of Trust assets and transactions, Shareholder ownership of the Shares, and other data integral to the functioning of the Trust inaccessible, inaccurate or incomplete. The Trust may incur substantial costs in order to resolve or prevent cyber incidents.

The Sponsor, a consolidated subsidiary of BlackRock, is responsible for the oversight and overall management of the Trust. The Sponsor relies on BlackRock’s enterprise risk management framework for the Trust’s cybersecurity risk management and strategy. Although BlackRock has implemented policies and controls, and takes protective measures involving significant expense, to prevent and address potential data breaches, inadvertent disclosures, increasingly sophisticated cyberattacks and cyber-related fraud, there can be no assurance that any of these measures will prove fully effective. In addition, a successful cyberattack may persist for an extended period of time before being detected, and it may take a considerable amount of time for an investigation to be completed and the severity and potential impact to be known. Furthermore, the Trust cannot control the cybersecurity plans and systems of its Service Providers. The Trust and its Shareholders could be negatively impacted as a result.

The amount of the Trust’s assets represented by each Share will decline over time as the Trust pays the Sponsor’s Fee and additional expenses borne by the Trust, and as a result, the value of the Shares may decrease over time.

The amount of ether represented by each Share will decrease over the life of the Trust due to the sales of ether necessary to pay the Sponsor’s Fee and other Trust expenses. Without increases in the price of ether sufficient to compensate for that decrease, the price of the Shares will also decline and you will lose money on your investment in Shares.

Although the Sponsor has agreed to assume all organizational and certain ordinary administrative and marketing expenses incurred by the Trust, not all Trust expenses have been assumed by the Sponsor. For example, any taxes and other governmental charges that may be imposed on the Trust’s property will not be paid by the Sponsor. As part of its agreement to assume some of the Trust’s ordinary administrative expenses, the Sponsor has agreed to pay ordinary legal fees and expenses of the Trust not in excess of $500,000 per annum. Any legal fees and expenses in excess of the amount required under the Trust Agreement are the responsibility of the Trust.

Because the Trust does not have any income, it needs to sell ether to cover the Sponsor’s Fee and expenses not assumed by the Sponsor. The Trust may also be subject to other liabilities (for example, as a result of litigation) that have also not been assumed by the Sponsor. The only source of funds to cover those liabilities is sales of ether held by the Trust. Even if there are no expenses other than those assumed by the Sponsor, and there are no other liabilities of the Trust, the Sponsor will still need to sell ether to pay the Sponsor’s Fee. The result of these sales is a decrease in the amount of ether represented by each Share. New purchases of ether utilizing cash proceeds from new Shares issued by the Trust do not reverse this trend.

A decrease in the amount of ether represented by each Share results in a decrease in its price even if the price of ether has not changed. To retain the Share’s original price, the price of ether must increase. Without that increase, the lesser amount of ether represented by the Share will have a correspondingly lower price. If this increase does not occur, or is not sufficient to counter the lesser amount of ether represented by each Share, you will sustain losses on your investment in Shares.

An increase in the Trust expenses not assumed by the Sponsor, or the existence of unexpected liabilities affecting the Trust, will force the Sponsor to sell larger amounts of ether, and will result in a more rapid decrease in the amount of ether represented by each Share and a corresponding decrease in its value.

The Trust is a passive investment vehicle that does not seek to generate returns beyond tracking the price of ether. The Trust is not actively managed and will be affected by a general decline in the price of ether.

The Trust is a passive investment vehicle that does not seek to generate returns beyond tracking the price of ether. The Sponsor does not actively manage the ether held by the Trust. This means that the Sponsor does not speculatively sell ether at times when its price is high or speculatively acquire ether at low prices in the expectation of future price increases. It also means the Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective. Any losses sustained by the Trust will adversely affect the value of your Shares.

An investment in the Shares deviates from a direct investment in ether.

The market value of the Shares may not have a direct relationship with the prevailing price of ether, and changes in the prevailing price of ether similarly will not necessarily result in a comparable change in the market value of the Shares. The performance of the Trust will not reflect the specific return an investor would realize if the investor actually held or purchased ether directly. The differences in performance may be due to factors such as fees, transaction costs, operating hours of NASDAQ and index tracking risk. Investors will also forgo certain rights conferred by owning ether directly, such as the right to claim airdrops, or to participate in Staking Activities. For more information, see “—The Trust does not engage in Staking Activities, which could negatively affect the value of the Shares.”

The Trust does not engage in Staking Activities, which could negatively affect the value of the Shares.

Staking Activities refer to employing ether in actions where any portion of the Trust’s ether becomes subject to the Ethereum proof-of-stake validation or is used to earn additional ether or generate income or other earnings. Neither the Trust, nor the Sponsor, nor the Ether Custodian, nor any other person associated with the Trust will, directly or indirectly, employ the Trust’s ether in Staking Activities. Accordingly, the Trust will not earn any form of staking rewards, or income of any kind, from Staking Activities.

The Sponsor’s decision not to participate in Staking Activities and receive such rewards could place the Shares at a comparative disadvantage relative to an investment in ether directly or through a vehicle that engages in Staking Activities, which could negatively affect the value of the Shares.

The value of the Shares may be influenced by a variety of factors unrelated to the value of ether.

The value of the Shares may be influenced by a variety of factors unrelated to the price of ether and the digital asset platforms included in the Index that may have an adverse effect on the value of the Shares. These factors include the following factors:

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unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares may arise, in particular due to the fact that the mechanisms and procedures governing the creation and redemption of the Shares in exchange for cash, offering of the Shares and storage of ether have been developed specifically for this product;

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the Trust could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;

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the Trust could experience unforeseen issues relating to the performance and effectiveness of the security procedures used to protect the Trust’s account with the Ether Custodian, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets;

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service providers may default on or fail to perform their obligations or deliver services under their contractual agreements with the Trust, or decide to terminate their relationships with the Trust, for a variety of reasons, which could affect the Trust’s ability to operate; or

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if the Ethereum network introduces privacy-enhancing features in the future, service providers may decide to terminate their relationships with the Trust due to concerns that the introduction of privacy-enhancing features to the Ethereum network may increase the potential for ether to be used to facilitate crime, exposing such service providers to potential reputational harm.

Any of these factors could affect the value of the Shares, either directly or indirectly through their effect on the Trust’s assets.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants or Ether Trading Counterparties.

In the event that one or more Authorized Participants or Ether Trading Counterparties withdraw from or cease participation in creation and redemption activity or ether transactions with the Trust for any reason, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in your incurring a loss on your investment in Shares.

There may be situations where an Authorized Participant is unable to redeem a Basket of Shares. To the extent the value of ether decreases, these delays may result in a decrease in the amount the Authorized Participant will receive when the redemption occurs, as well as a reduction in liquidity for all Shareholders in the secondary market.

Although Shares surrendered by Authorized Participants in Basket-size aggregations are redeemable in exchange for the underlying amount of ether or cash proceeds from selling the underlying amount of ether, redemptions may be suspended (i) during any period in which regular trading on NASDAQ is suspended or restricted, or the exchange is closed (other than scheduled holiday or weekend closings) or (ii) during a period when the Sponsor determines that delivery, disposal or evaluation of ether is not reasonably practicable (for example, as a result of an interruption in services or availability of the Prime Execution Agent, the Ether Custodian, the Cash Custodian, the Trust Administrator, the Ether Trading Counterparties, or other service providers to the Trust, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, iShares order entry system, internet services, or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of the Ethereum network, hacking, cybersecurity breach, or power, internet, or Ethereum network outage, or similar event). If any of these events occurs at a time when an Authorized Participant intends to redeem Shares, and the price of ether decreases before such Authorized Participant is able again to surrender for redemption Baskets, such Authorized Participant will sustain a loss with respect to the amount that it would have been able to obtain upon the redemption of its Shares, had the redemption taken place when such Authorized Participant originally intended it to occur. As a consequence, Authorized Participants may reduce their trading in Shares during periods of suspension, decreasing the number of potential buyers of Shares in the secondary market and, therefore, decreasing the price a Shareholder may receive upon sale.

The Trust is an “emerging growth company” and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Shares less attractive to investors.

The Trust is an “emerging growth company” as defined in the JOBS Act. For as long as the Trust continues to be an emerging growth company it may choose to take advantage of certain exemptions from various reporting requirements applicable to other public companies but not to emerging public companies, which include, among other things:

●	exemption from the auditor attestation requirements under Section 404(b) of the Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in the Trust’s periodic reports and audited financial statements in this prospectus;

●	exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on “golden parachute” compensation; and

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exemption from any rules requiring mandatory audit firm rotation and auditor discussion and analysis and, unless otherwise determined by the SEC, any new audit rules adopted by the Public Company Accounting Oversight Board.

The Trust could be an emerging growth company until the last day of the fiscal year following the fifth anniversary after its initial public offering, or until the earliest of (1) the last day of the fiscal year in which it has annual gross revenue of $1.235 billion or more, (2) the date on which it has, during the previous three-year period, issued more than $1 billion in non-convertible debt or (3) the date on which it is deemed to be a large accelerated filer under the federal securities laws. The Trust will qualify as a large accelerated filer as of the first day of the first fiscal year after it has (A) more than $700 million in outstanding equity held by nonaffiliates, (B) been public for at least 12 months and (C) filed at least one annual report on Form 10-K.

Under the JOBS Act, emerging growth companies are also permitted to elect to delay adoption of new or revised accounting standards until companies that are not subject to periodic reporting obligations are required to comply, if such accounting standards apply to non-reporting companies. However, the Trust has chosen to opt out of this extended transition period for complying with new or revised accounting standards. Section 107 of the JOBS Act provides that the decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

The Trust cannot predict if investors will find an investment in the Trust less attractive if it relies on these exemptions.

The lack of an active trading market for the Shares may result in losses on your investment at the time of disposition of your Shares.

Although Shares are listed for trading on NASDAQ, you should not assume that an active trading market for the Shares will be maintained. If you need to sell your Shares at a time when no active market for them exists, such lack of an active market will most likely adversely affect the price you receive for your Shares (assuming you are able to sell them).

The limited ability to facilitate in-kind creations and redemptions of Shares could have adverse consequences for the Trust.

Authorized Participants must be registered broker-dealers. Registered broker-dealers are subject to various requirements of the federal securities laws and rules, including financial responsibility rules such as the customer protection rule, the net capital rule and recordkeeping requirements. On May 15, 2025, the Division of Trading and Markets of the SEC and the Office of General Counsel of the Financial Industry Regulatory Authority (“FINRA”) stated that broker-dealers are permitted to facilitate in-kind creations and redemptions in connection with spot crypto exchange-traded products; however, there has yet to be definitive regulatory guidance on and the specific details of how registered broker-dealers can comply with SEC rules with regard to transacting in or holding spot ether. Until further regulatory clarity emerges regarding whether registered broker-dealers can hold and deal in ether under such rules, there is a risk that registered broker-dealers participating in the in-kind creation or redemption of Shares for ether may be unable to demonstrate compliance with such requirements. While compliance with rules such as the customer protection rule, the net capital rule and recordkeeping requirements would be the broker-dealer’s responsibility, a national securities exchange is required to enforce compliance by its member broker-dealers with applicable federal securities law and rules. As of the date of this prospectus, Virtu Americas LLC, ABN AMRO Clearing USA LLC, and Macquarie Capital (USA) Inc. have executed an agreement that gives them the ability to conduct creations and redemptions in-kind for ether, in addition to conducting creations and redemptions for cash.

Even with the recent approval of in-kind creations and redemptions, the Trust’s limited ability to facilitate in-kind creations and redemptions could result in the exchange-traded product arbitrage mechanism failing to function as efficiently as it otherwise would, leading to the potential for the Shares to trade at premiums or discounts to the NAV, and such premiums or discounts could be substantial. See “—The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, may adversely affect the arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of ether and, as a result, the price of the Shares may fall or otherwise diverge from NAV.” Furthermore, if cash creations or redemptions are unavailable, either due to the Sponsor’s decision to reject or suspend such orders, the unavailability of Ether Trading Counterparties or the Prime Execution Agent’s services, or otherwise, Authorized Participants will be limited in their ability to redeem or create Shares, in which case the arbitrage mechanism may not function as efficiently. This could result in impaired liquidity for the Shares, wider bid/ask spreads in secondary trading of the Shares and greater costs to investors and other market participants. In addition, the Trust’s limited ability to facilitate in-kind creations and redemptions, and resulting relative reliance on cash creations and redemptions, could cause the Sponsor to halt or suspend the creation or redemption of Shares during times of market volatility or turmoil, among other consequences.

Any of these factors could adversely affect the performance of the Trust and the value of the Shares.

If the process of creation and redemption of Baskets encounters any unanticipated difficulties, the possibility for arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of ether may not exist and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

If the processes of creation and redemption of Shares (which depend on timely transfers of ether to and by the Authorized Participant or its designated agent or client, the Ether Custodian and the Prime Execution Agent) encounter any unanticipated difficulties due to, for example, the price volatility of ether, the insolvency, business failure or interruption, default, failure to perform, security breach, or other problems affecting the Prime Execution Agent, Ether Custodian, Authorized Participants or Ether Trading Counterparties, the closing of ether trading platforms due to fraud, failures, security breaches or otherwise, or network outages or congestion, spikes in transaction fees demanded by validators, or other problems or disruptions affecting the Ethereum network, then potential market participants, such as the Authorized Participants and their customers, who would otherwise be willing to purchase or redeem Baskets (in the case of Authorized Participants) to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying ether or to engage in ether transactions (in the case of Ether Trading Counterparties or transactions facilitated by the Prime Execution Agent) may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. In certain such cases, the Trustee may, and upon the direction of the Sponsor shall, suspend the process of creation and redemption of Baskets. During such times, trading spreads, and the resulting premium or discount, on Shares may widen. Alternatively, in the case of a network outage or other problems affecting the Ethereum network, the processing of transactions on the Ethereum network may be disrupted, which in turn may prevent Authorized Participants or their designated agent or client, Ether Trading Counterparties from depositing or withdrawing ether from their accounts at the Prime Execution Agent, or prevent the Prime Execution Agent from facilitating ether transactions through its Coinbase Prime service, which in turn could affect the creation or redemption of Baskets. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the price of ether and may fall or otherwise diverge from NAV. Furthermore, in the event that the market for ether should become relatively illiquid and thereby materially restrict opportunities for arbitraging, the price of Shares may diverge from the value of ether.

The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, may adversely affect the arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of ether and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

Baskets may be created or redeemed in exchange for ether or cash. However, only certain Authorized Participants, at present, have the ability to also, through their affiliates, support in-kind creation and redemption activity. The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, could cause delays in trade execution due to potential operational issues arising from implementing a cash creation and redemption model, which involves greater operational steps (and therefore execution risk) than the originally contemplated in-kind creation and redemption model, or the potential unavailability or exhaustion of the Trade Credits, which the Trust would not be able to use in connection with in-kind creations and redemptions. Such delays could cause the execution price associated with such trades to materially deviate from the Index price used to determine the NAV. In addition, Ether Trading Counterparties must settle ether transactions with the Trust within a contractually specified time period, subject to customary exceptions. If the Ether Trading Counterparty fails to perform its obligations within the contractually specified time period, the Trust would seek to use the Prime Execution Agent’s Coinbase Prime service or an alternate Ether Trading Counterparty to execute the ether transaction. However, the pricing or terms of the ultimate ether transaction conducted through the Prime Execution Agent’s Coinbase Prime service or an alternate Ether Trading Counterparty after the failure of the Ether Trading Counterparty to perform its obligations could deviate, potentially significantly, from the pricing or terms of the transaction that the Trust originally entered into with the Ether Trading Counterparty. Even though the Authorized Participant is responsible for the dollar cost of such difference in prices, Authorized Participants could default on their obligations to the Trust, or such potential risks and costs could lead to Authorized Participants, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying ether, to elect to not participate in the Trust’s Share creation and redemption processes. This may adversely affect the arbitrage mechanism intended to keep the price of the Shares closely linked to the price of ether, and as a result, the price of the Shares may fall or otherwise diverge from NAV. If the arbitrage mechanism is not effective, purchases or sales of Shares on the secondary market could occur at a premium or discount to NAV, which could harm Shareholders by causing them to buy Shares at a price higher than the value of the underlying ether held by the Trust or sell Shares at a price lower than the value of the underlying ether held by the Trust, causing Shareholders to suffer losses. Alternatively, Authorized Participants could refrain from participating in creating and redeeming baskets and could disrupt the Trust’s ability to operate. Similarly, if Ether Trading Counterparties or the parties to transactions with the Trust through the Prime Execution Agent’s Coinbase Prime service refrain from transacting with the Trust it could disrupt the Trust’s ability to operate. The Trust expects to conduct ether purchase and sale transactions through the Prime Execution Agent’s Coinbase Prime service and with Ether Trading Counterparties. The reliance on the Prime Execution Agent’s Coinbase Prime service and Ether Trading Counterparties creates a risk that if the Prime Execution Agent’s Coinbase Prime service or trading with Ether Trading Counterparties is unavailable or disrupted for any reason, the Trust will be unable to execute ether transactions and the Trust’s cash creation and redemption processes will be disrupted. In addition, a failure to settle ether transactions, whether with the Ether Trading Counterparty or the Prime Execution Agent’s Coinbase Prime service, could disrupt the calculation of the Trust’s NAV or potentially cause inaccuracies in NAV calculation, which could disrupt the Trust’s operations or cause Shareholders to suffer losses.

As an owner of Shares, you will not have the rights normally associated with ownership of other types of shares.

Shares are not entitled to the same rights as shares issued by a corporation. By acquiring Shares, you are not acquiring the right to elect directors, to receive dividends, to vote on certain matters regarding the issuer of your Shares or to take other actions normally associated with the ownership of shares. You will only have the limited rights contained in the Trust Agreement.

The Sponsor and the Trustee may agree to amend the Trust Agreement without the consent of the Shareholders.

The Sponsor and the Trustee may agree to amend the Trust Agreement, including to increase the Sponsor’s Fee, without Shareholder consent. The Sponsor shall determine the contents and manner of delivery of any notice of any Trust Agreement amendment. If an amendment imposes new fees and charges or increases existing fees or charges, including the Sponsor’s Fee (except for taxes and other governmental charges, registration fees or other such expenses), or prejudices a substantial right of Shareholders, it will become effective for outstanding Shares 30 days after notice of such amendment is given to registered owners. Shareholders that are not registered owners (which most shareholders will not be) may not receive specific notice of a fee increase other than through an amendment to the prospectus. Moreover, at the time an amendment becomes effective, by continuing to hold Shares, Shareholders are deemed to agree to the amendment and to be bound by the Trust Agreement as amended without specific agreement to such increase (other than through the “negative consent” procedure described above).

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act or the protections afforded by the CEA.

The Investment Company Act is designed to protect investors by preventing insiders from managing investment companies to their benefit and to the detriment of public investors, such as: the issuance of securities having inequitable or discriminatory provisions; the management of investment companies by irresponsible persons; the use of unsound or misleading methods of computing earnings and asset value; changes in the character of investment companies without the consent of investors; and investment companies engaging in excessive leveraging. To accomplish these ends, the Investment Company Act requires the safekeeping and proper valuation of fund assets, greatly restricts transactions with affiliates, limits leveraging, and imposes governance requirements as a check on fund management.

The Trust is not a registered investment company under the Investment Company Act, and the Sponsor believes that the Trust is not required to register under such act. Consequently, Shareholders do not have the regulatory protections provided to investors in investment companies.

The Trust will not hold or trade in commodity interests regulated by the CEA, as administered by the CFTC. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading adviser in connection with the operation of the Trust. Consequently, Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools. However, Congress is currently considering legislation, such as the Digital Asset Market Clarity Act of 2025 (CLARITY Act), which could give the CFTC greater powers to regulate the spot digital asset market. It is possible that, if legislation is passed, it could require the Trust or the Sponsor, or service providers to the Trust, such as the Prime Execution Agent, Authorized Participants, or Ether Trading Counterparties, among others, to register with the CFTC. Such additional regulatory obligations may cause the Trust, the Trustee, the Sponsor, the Prime Execution Agent, Authorized Participants or Ether Trading Counterparties to incur extraordinary expenses. If the Trust, the Trustee, the Sponsor, Prime Execution Agent, Authorized Participants or the Ether Trading Counterparties decided to seek the required licenses, there is no guarantee that they will timely receive them. The Trustee may decide to discontinue and wind up the Trust. A dissolution of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Shareholders. An Ether Trading Counterparty may also instead decide to terminate its role as an Ether Trading Counterparty of the Trust, which may decrease the liquidity of the Shares.

As the Sponsor and its management have limited history of operating investment vehicles like the Trust, their experience may be inadequate or unsuitable to manage the Trust.

The Sponsor and its management team have a limited track record in operating investment vehicles, such as the Trust, that specifically deal with crypto assets. This limited experience poses several potential risks to the effective management and operation of the Trust. Crypto assets, such as ether, are known for their high volatility, unique technical, legal and regulatory challenges, and rapidly evolving market dynamics. The Sponsor’s limited experience in this specific field may not fully equip it to navigate these complexities effectively.

The past performance of the Sponsor’s management in other investment vehicles is no indication of their ability to manage an investment vehicle such as the Trust. The unique nature of crypto assets makes past performance an unreliable indicator of future success in this area. The crypto asset market is technology-driven and requires a deep understanding of the underlying blockchain technology and security considerations. The Sponsor’s limited experience may not fully encompass the technical expertise required to mitigate risks such as cyber threats, technological failures, or operational errors related to crypto asset transactions and custody.

Should the Sponsor and its management team’s experience prove inadequate or unsuitable for managing a crypto asset-based investment vehicle like the Trust, it could result in suboptimal decision-making, increased operational risks, and potential legal or regulatory non-compliance. These factors could adversely affect the Trust’s operations, leading to potential losses for investors or a decrease in the Trust’s overall value.

Furthermore, the Sponsor is currently engaged in the management of other investment vehicles which could divert its attention and resources. If the Sponsor were to experience difficulties in the management of such other investment vehicles that damaged the Sponsor or its reputation, it could have an adverse impact on the Sponsor’s ability to continue to serve as Sponsor for the Trust.

Security threats to the Trust’s account at the Ether Custodian could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the value of the Shares.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. The Sponsor believes that the Trust’s ether held in the Trust’s account at the Ether Custodian or Trading Balance held with the Prime Execution Agent will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust’s ether and will only become more appealing as the Trust’s assets grow. To the extent that the Trust, the Sponsor or the Ether Custodian or Prime Execution Agent is unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the Trust’s ether may be subject to theft, loss, destruction or other attack.

The Sponsor believes that the security procedures in place for the Trust, including, but not limited to, offline storage, or cold storage, multiple encrypted private key “shards,” and other measures, are reasonably designed to safeguard the Trust’s ether. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Trust and the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets. The Sponsor does not control the Ether Custodian’s or Prime Execution Agent’s operations or their implementation of such security procedures and there can be no assurance that such security procedures will actually work as designed or prove to be successful in safeguarding the Trust’s assets against all possible sources of theft, loss or damage. Assets not held in cold storage, such as assets held in a trading account, may be more vulnerable to security breach, hacking or loss than assets held in cold storage. Furthermore, assets held in a trading account, including the Trust’s Trading Balance (as defined below) at the Prime Execution Agent, are held on an omnibus, rather than segregated basis, which creates greater risk of loss. Even though ether is only moved into the Trading Balance in connection with and to the extent of purchases and sales of ether by the Trust and such ether is swept from the Trust’s Trading Balance to the Trust’s Vault Balance each trading day pursuant to a regular end-of-day sweep process, there are no policies that would limit the amount of ether that can be held temporarily in the Trading Balance maintained by the Prime Execution Agent. This could create greater risk of loss of the Trust’s ether, which could cause Shareholders to suffer losses. The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor, the Ether Custodian, or otherwise, and, as a result, an unauthorized party may obtain access to the Trust’s account at the Ether Custodian, the relevant private keys (and therefore ether) or other data or property of the Trust. Additionally, outside parties may attempt to fraudulently induce employees of the Sponsor or the Ether Custodian to disclose sensitive information in order to gain access to the Trust’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor and the Ether Custodian may be unable to anticipate these techniques or implement adequate preventative measures.

An actual or perceived breach of the Trust’s account at the Ether Custodian could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, resulting in a reduction in the value of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the value of the Shares.

Ether transactions are irrevocable and stolen or incorrectly transferred ether may be irretrievable. As a result, any incorrectly executed ether transactions could adversely affect the value of the Shares.

Ether transactions are typically not reversible without the consent and active participation of the recipient of the transaction. Once a transaction has been verified and recorded in a block that is added to the Ethereum blockchain, an incorrect transfer or theft of ether generally will not be reversible and the Trust may not be capable of seeking compensation for any such transfer or theft. Although the Trust’s transfers of ether will regularly be made to or from the Trust’s account at the Ether Custodian, it is possible that, through computer or human error, or through theft or criminal action, the Trust’s ether could be transferred from the Trust’s account at the Ether Custodian in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts.

Such events have occurred in connection with digital assets in the past. For example, in September 2014, the Chinese digital asset platform Huobi announced that it had sent approximately 900 bitcoins and 8,000 Litecoins (worth approximately $400,000 at the prevailing market prices at the time) to the wrong customers. To the extent that the Trust is unable to seek a corrective transaction with such third party or is incapable of identifying the third party which has received the Trust’s ether through error or theft, the Trust will be unable to revert or otherwise recover incorrectly transferred ether. The Trust will also be unable to convert or recover its ether transferred to uncontrolled accounts. To the extent that the Trust is unable to seek redress for such error or theft, such loss could adversely affect the value of the Shares.

If the Custodian Agreement, Prime Execution Agent Agreement, an Authorized Participant Agreement or Ether Trading Counterparty Agreement is terminated, or the Ether Custodian, Prime Execution Agent, an Authorized Participant or an Ether Trading Counterparty fails to provide services as required, the Trustee may operationalize the Additional Ether Custodian, or may need to find and appoint a replacement custodian, execution agent, authorized participant or ether trading counterparty, which could pose a challenge to the safekeeping of the Trust’s ether, the Trust’s ability to create and redeem Shares and the Trust’s ability to continue to operate may be adversely affected.

The Trust is dependent on the Ether Custodian, which is Coinbase Custody, and the Prime Execution Agent, Coinbase Inc. to operate. Coinbase Custody performs essential functions in terms of safekeeping the Trust’s ether in the Vault Balance, and its affiliate, Coinbase Inc., in its capacity as Prime Execution Agent, facilitates the buying and selling of ether by the Trust in connection with cash creations and redemptions, the selling of ether to pay the Sponsor’s Fee, any other Trust expenses, to the extent applicable, and in extraordinary circumstances, to liquidate the Trust’s ether. If Coinbase Custody or Coinbase Inc. fails to perform the functions they perform for the Trust, the Trust may be unable to operate or create or redeem Baskets, which could force the Trust to liquidate or adversely affect the price of the Shares.

On March 22, 2023, the Prime Execution Agent and its parent, Coinbase Global, Inc. (such parent, “Coinbase Global” and together with Coinbase Inc., the “Relevant Coinbase Entities”) received a “Wells Notice” from the SEC staff stating that the SEC staff made a “preliminary determination” to recommend that the SEC file an enforcement action against the Relevant Coinbase Entities alleging violations of the federal securities laws, including the Exchange Act and the Securities Act. According to Coinbase Global’s public reporting company disclosure, based on discussions with the SEC staff, the Relevant Coinbase Entities believe these potential enforcement actions would relate to aspects of the Relevant Coinbase Entities’ Coinbase Prime service, spot market, staking service Coinbase Earn, and Coinbase Wallet, and the potential civil action may seek injunctive relief, disgorgement, and civil penalties. On June 6, 2023, the SEC filed a complaint against the Relevant Coinbase Entities in federal district court in the Southern District of New York, alleging, inter alia: (i) that Coinbase Inc. has violated the Exchange Act by failing to register with the SEC as a national securities exchange, broker-dealer, and clearing agency, in connection with activities involving certain identified digital assets that the SEC’s complaint alleges are securities, (ii) that Coinbase Inc. has violated the Securities Act by failing to register with the SEC the offer and sale of its staking program, and (iii) that Coinbase Global is jointly and severally liable as a control person under the Exchange Act for Coinbase Inc.’s violations of the Exchange Act to the same extent as Coinbase Inc. The SEC’s complaint against the Relevant Coinbase Entities did not allege that ether is a security, nor did it allege that Coinbase Inc.’s activities involving ether caused the alleged registration violations, and the Ether Custodian was not named as a defendant. The SEC’s complaint sought a permanent injunction against the Relevant Coinbase Entities to prevent them from violating the Exchange Act or the Securities Act, disgorgement, civil monetary penalties, and such other relief as the court deems appropriate or necessary.

On February 27, 2025, the SEC and Coinbase Inc. and Coinbase Global filed a joint stipulation to dismiss the case with prejudice, and the case has been dismissed. Notwithstanding the dismissal of the SEC enforcement action, Coinbase Inc. is currently, and it and the Ether Custodian from time to time may be in the future subject, to a variety of other litigation. Although the Trust does not presently anticipate such an outcome, there can be no assurance that in the future Coinbase Inc., as Prime Execution Agent, or Coinbase Custody, as the Ether Custodian, will not be required, as a result of a judicial determination, or will not choose, to restrict or curtail the services they offer, or their financial condition and ability to provide services to the Trust will not be negatively affected. If in the future the Prime Execution Agent or the Ether Custodian were to be required or choose to restrict or curtail the services they offer for any reason, whether related to litigation or otherwise, it could negatively affect the Trust’s ability to operate or process creations or redemptions of Baskets, which could force the Trust to liquidate or adversely affect the price of the Shares.

Alternatively, the Trustee could decide to replace Coinbase Custody as the Ether Custodian of the Trust’s ether, pursuant to the Custodian Agreement. Similarly, Coinbase Custody or Coinbase Inc. could terminate services under the Custodian Agreement or the Prime Execution Agent Agreement respectively upon providing the applicable notice to the Trust for any reason, or immediately for Cause. A Termination for Cause is defined in the Custodian Agreement and Prime Execution Agent Agreement as (i) the Trust materially breaching any provision of the Custodian Agreement and such failure is not cured within 30 calendar days after notice of such breach is provided by Coinbase Inc. to the Trust, or the Trust materially breaching any provision of the Prime Execution Agent Agreement and such breach remains uncured for 10 calendar days following notice; (ii) the Trust becomes bankrupt or insolvent; or (iii) the Trust fails to pay and settle in full its obligations to Coinbase Custody’s affiliate, the Trade Credit Lender (as defined below), which may, from time to time, provide financing to the Trust in the form of Trade Credits. In the event that the Trust transfers maintenance responsibilities of the Trust’s account at the Ether Custodian to another custodian (or transfers the Trust’s ether from the Ether Custodian or the Prime Execution Agent to the Additional Ether Custodian or vice versa), the Trust’s ether would be subject to a risk of loss during the transfer, which, if such risk eventuates, could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets. As Prime Execution Agent, Coinbase Inc. does not guarantee uninterrupted access to the Trading Platform or the services it provides to the Trust as Prime Execution Agent. Under certain circumstances, Coinbase Inc. is permitted to halt or suspend trading on its Trading Platform, or impose limits on the amount or size of, or reject, the Trust’s orders, including in the event of, among others, (a) delays, suspension of operations, failure in performance, or interruption of service that are directly due to a cause or condition beyond the reasonable control of Coinbase Inc., (b) the Trust has engaged in unlawful or abusive activities or fraud, (c) the acceptance of the Trust’s order would cause the amount of Trade Credits extended to exceed the maximum amount of Trade Credit (as defined below) that the Trust’s agreement with the Trade Credit Lender permits to be outstanding at any one time, or (d) a security or technology issue occurred and is continuing that results in Coinbase Inc. being unable to provide trading services or accept the Trust’s order, in each case, subject to certain protections for the Trust. Also, if Coinbase Custody or Coinbase Inc. becomes insolvent, suffers business failure, ceases business operations, defaults on or fails to perform their obligations under their contractual agreements with the Trust, or abruptly discontinues the services they provide to the Trust for any reason, the Trust’s operations, including its creation and redemption processes, would be adversely affected.

Further, if the Trustee decides to operationalize the Additional Ether Custodian, the Additional Ether Custodian would perform essential functions in terms of safekeeping any of the Trust’s ether that is held with Anchorage. The Anchorage Custodian Agreement provides the Trust with an available alternative custodian to safeguard the Trust’s ether; however, if the Trustee does not operationalize the Additional Ether Custodian, or if Anchorage fails to perform the functions of the Anchorage Custodian Agreement once operationalized, the Trust may be unable to operate or create or redeem Baskets, or may suffer losses, which could force the Trust to liquidate or adversely affect the price of the Shares. Anchorage could terminate services under the Anchorage Custodian Agreement upon providing the applicable notice to the Trust for any reason, or immediately for Cause. A “Termination for Cause” is defined in the Anchorage Custodian Agreement as: (i) the Trust materially breaches any provision of the Anchorage Custodian Agreement, and such breach remains uncured for a period of 30 calendar days after notice of such breach is provided by Anchorage to the Trust; or (ii) the Trust becomes bankrupt or insolvent. If Anchorage were to terminate services under the Anchorage Custodian Agreement, the Trustee may need to find and appoint a replacement ether custodian.

The Trustee may not be able to find a party willing to serve as the custodian of the Trust’s ether or as the Trust’s prime execution agent under the same terms as the current custodian agreement or prime execution agent agreement or at all. To the extent that the Trustee is not able to find a suitable party willing to serve as the custodian or prime execution agent, the Trustee may be required to terminate the Trust and liquidate the Trust’s ether. In addition, to the extent that the Trustee finds a suitable party but must enter into a modified Custodian Agreement or Prime Execution Agent Agreement that is less favorable for the Trust or Trustee, the value of the Shares could be adversely affected. If the Trust is unable to find a replacement prime execution agent, its operations could be adversely affected.

Similarly, if an Authorized Participant or an Ether Trading Counterparty suffers insolvency, business failure or interruption, default, failure to perform, security breach, or in certain circumstances a force majeure event or if an Authorized Participant or an Ether Trading Counterparty, as applicable, chooses not to participate in the creation and redemption process of the Trust, and the Trust is unable to engage replacement Authorized Participants or Ether Trading Counterparties or access alternative services on commercially acceptable terms or at all, then the creation and redemption process of the Trust, the arbitrage mechanism used to keep the Shares in line with the NAV and the Trust’s operations generally could be negatively affected.

The lack of full insurance and Shareholders’ limited rights of legal recourse against the Trust, the Delaware Trustee, the Sponsor, the Trust Administrator, the Cash Custodian, the Prime Execution Agent, the Ether Custodian and, if operationalized, the Additional Ether Custodian, expose the Trust and its Shareholders to the risk of loss of the Trust’s ether for which no person or entity is liable.

The Trust is not a banking institution or otherwise a member of the FDIC or Securities Investor Protection Corporation (“SIPC”) and, therefore, deposits held with or assets held by the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. In addition, neither the Trust nor the Sponsor insures the Trust’s ether.

Coinbase Global has informed the Sponsor that it maintains an institutional insurance program, which is intended to cover the loss of client assets held by Coinbase Global and all of its subsidiaries, including the Ether Custodian and the Prime Execution Agent (collectively, Coinbase Global and its subsidiaries are referred to as the “Coinbase Insureds”), including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. The insurance maintained by Coinbase Global is shared among all of Coinbase Insureds’ customers, is not specific to the Trust or to customers holding ether with the Ether Custodian or Prime Execution Agent and may not be available or sufficient to protect the Trust from all possible losses or sources of losses. Coinbase Global’s insurance may not cover the type of losses experienced by the Trust. Alternatively, the Trust may be forced to share such insurance proceeds with other clients or customers of the Coinbase Insureds, which could reduce the amount of such proceeds that are available to the Trust. In addition, the digital asset insurance market is limited, and the level of insurance maintained by Coinbase Global may be substantially lower than the assets of the Trust. While the Ether Custodian maintains certain capital reserve requirements depending on the assets under custody, and such capital reserves may provide additional means to cover client asset losses, the Trust cannot be assured that the Ether Custodian will maintain capital reserves sufficient to cover actual or potential losses with respect to the Trust’s digital assets. None of Coinbase Inc., Coinbase Custody, or Coinbase Global is an FDIC or SIPC member institution.

Furthermore, under the Custodian Agreement, the Ether Custodian’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of ether, or fraud or willful misconduct, the Mutually Capped Liabilities (defined below), the Ether Custodian’s aggregate liability under the Custodian Agreement shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Trust to the Ether Custodian in the 12 months prior to the event giving rise to the Ether Custodian’s liability, and (B) the value of the affected ether or cash giving rise to the Ether Custodian’s liability; (ii) the Ether Custodian’s aggregate liability in respect of each cold storage address shall not exceed $100 million; (iii) in respect of the Ether Custodian’s obligations to indemnify the Trust and its affiliates against third-party claims and losses to the extent arising out of or relating to, among others, the Ether Custodian’s gross negligence, violation of its confidentiality, data protection and/or information security obligations, or violation of any law, rule or regulation with respect to the provision of its services (the “Mutually Capped Liabilities”), the Ether Custodian’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the Ether Custodian in the 12 months prior to the event giving rise to the Ether Custodian’s liability; and (iv) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Ether Custodian is not liable, even if the Ether Custodian has been advised of or knew or should have known of the possibility thereof. In general, the Ether Custodian is not liable under the Custodian Agreement unless in the event of its negligence, fraud, material violation of applicable law or willful misconduct. The Ether Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Ether Custodian. In the event of potential losses incurred by the Trust as a result of the Ether Custodian losing control of the Trust’s ether or failing to properly execute instructions on behalf of the Trust, the Ether Custodian’s liability with respect to the Trust will be subject to certain limitations which may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Ether Custodian directly caused such losses. Furthermore, the insurance maintained by the Ether Custodian may be insufficient to cover its liabilities to the Trust.

If the Trustee operationalizes the Additional Ether Custodian, the Trust’s holdings at the Additional Ether Custodian would be covered by insurance held by Anchor Labs Inc., the parent company of the Additional Ether Custodian (“Anchor Labs”). Anchor Labs maintains crime insurance coverage for a minimum limit of $100,000,000, which is intended to cover the loss of Trust assets held by the Additional Ether Custodian, including from dishonest or fraudulent acts committed by Anchor Labs and all of its subsidiaries, including the Additional Ether Custodian (collectively Anchor Labs and its subsidiaries are referred to as the “Anchor Labs Insureds”) employees, its agents and subcontractors; forgery and alteration; computer crime; wire transfer coverage; physical damage or theft of private key data; social engineering coverage; and security breaches or hacking. The insurance maintained by Anchor Labs may be shared among Anchor Labs Insureds’ other customers, is not necessarily exclusive to the Trust or to customers holding ether with the Additional Ether Custodian and may not be available or sufficient to protect the Trust from all possible losses or sources of losses. Alternatively, the Trust may be forced to share such insurance proceeds with other clients or customers of the Anchor Labs Insureds, which could reduce the amount of such proceeds that are available to the Trust. In addition, the digital asset insurance market is limited, and the level of insurance maintained by Anchor Labs may be substantially lower than the assets of the Trust. While the Additional Ether Custodian maintains certain capital reserve requirements depending on the assets under custody, and such capital reserves may provide additional means to cover client asset losses, the Trust cannot be assured that the Additional Ether Custodian will maintain capital reserves sufficient to cover actual or potential losses with respect to the Trust’s digital assets. The insurance program does not cover, insure or guarantee the performance of the Trust. The Additional Ether Custodian is neither FDIC-insured nor SIPC-insured.

With respect to the Anchorage Custodian Agreement, other than with respect to claims and losses arising from: (i) fraud or willful misconduct of the Additional Ether Custodian and (ii) the Anchorage Mutually Capped Liabilities (defined below), in no event will the Additional Ether Custodian’s liability exceed the value of the cash or affected ether giving rise to such liability. With respect to Anchorage Mutually Capped Liabilities, other than with respect to claims and losses arising from fraud or willful misconduct of the Additional Ether Custodian, in no event will the Additional Ether Custodian’s liability exceed the greater of $5 million and the aggregate amount of fees paid by client to the Additional Ether Custodian in the 12-month period prior to the event giving rise to such liability. “Anchorage Mutually Capped Liabilities” means (i) claims and losses arising from a party’s breach of its confidentiality obligations under the Anchorage Custodian Agreement, (ii) a party’s indemnity obligations under the Anchorage Custodian Agreement (except with respect to the full amount of any Trust ether lost, which shall not constitute an Anchorage Mutually Capped Liability), and (iii) claims and losses arising from the violation, misappropriation, or infringement by a party of any third-party intellectual and/or industrial property rights, including patent rights, copyrights, moral rights, trademarks, trade names, service marks, trade secrets, rights in inventions (including applications for, and registrations, extensions, renewals, and re-issuances of the foregoing).

With respect to claims and losses related to a withdrawal or transfer of ether, if the Trust has operationalized Anchorage, the value of such digital assets shall be determined by reference to the benchmark valuation on the date delivery of such ether in connection with such withdrawal or transfer is due in accordance with the terms of the Anchorage Custodian Agreement. In respect of any incidental, indirect, special, punitive, consequential or similar losses, the Additional Ether Custodian is not liable, even if the Additional Ether Custodian has been advised of or knew or should have known of the possibility thereof. The Additional Ether Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Additional Ether Custodian.

Similarly, under the Prime Execution Agent Agreement, the Prime Execution Agent’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of ether, or fraud or willful misconduct, or the PB Mutually Capped Liabilities (defined below), the Prime Execution Agent’s aggregate liability shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Trust to the Prime Execution Agent in the 12 months prior to the event giving rise to the Prime Execution Agent’s liability, and (B) the value of the cash or affected ether giving rise to the Prime Execution Agent’s liability; (ii) in respect of the Prime Execution Agent’s obligations to indemnify the Trust and its affiliates against third-party claims and losses to the extent arising out of or relating to, among others, the Prime Execution Agent’s gross negligence, violation of its confidentiality, data protection and/or information security obligations, violation of any law, rule or regulation with respect to the provision of its services, or the full amount of the Trust’s assets lost due to the insolvency of or security event at a Connected Trading Venue (as defined below) (the “PB Mutually Capped Liabilities”), the Prime Execution Agent’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the Prime Execution Agent in the 12 months prior to the event giving rise to the Prime Execution Agent’s liability; and (iii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Prime Execution Agent is not liable, even if the Prime Execution Agent has been advised of or knew or should have known of the possibility thereof. In general, with limited exceptions (such as for failing to execute an order), the Prime Execution Agent is not liable under the Prime Execution Agent Agreement unless in the event of its gross negligence, fraud, material violation of applicable law or willful misconduct. The Prime Execution Agent is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Prime Execution Agent. These and the other limitations on the Prime Execution Agent’s liability may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Prime Execution Agent directly caused such losses. Both the Trust and the Prime Execution Agent and its affiliates (including the Ether Custodian) are required to indemnify each other under certain circumstances.

Moreover, in the event of an insolvency or bankruptcy of the Prime Execution Agent (in the case of the Trading Balance) or the Ether Custodian (in the case of the Vault Balance), given that the contractual protections and legal rights of customers with respect to digital assets held on their behalf by third parties are relatively untested in insolvency of these types of entities in the digital asset industry, there is a risk that customers’ assets - including the Trust’s assets - may be considered the property of the estate of the Prime Execution Agent (in the case of the Trading Balance), or the Ether Custodian (in the case of the Vault Balance), and customers - including the Trust - may be at risk of being treated as general unsecured creditors of such entities and subject to the risk of total loss or markdowns on value of such assets.

The Custodian Agreement contains an agreement by the parties to treat the ether credited to the Trust’s Vault Balance as financial assets under Article 8 of the New York Uniform Commercial Code (“Article 8”), in addition to stating that the Ether Custodian will serve as fiduciary and custodian on the Trust’s behalf. The Ether Custodian’s parent, Coinbase Global, has stated in its most recent public securities filings that in light of the inclusion in its custody agreements of provisions relating to Article 8 it believes that a court would not treat custodied digital assets as part of its general estate in the event the Custodian were to experience insolvency. However, due to the novelty of digital asset custodial arrangements courts have not yet considered this type of treatment for custodied digital assets and it is not possible to predict with certainty how they would rule in such a scenario. If the Ether Custodian became subject to insolvency proceedings and a court were to rule that the custodied ether were part of the Ether Custodian’s general estate and not the property of the Trust, then the Trust would be treated as a general unsecured creditor in the Ether Custodian’s insolvency proceedings and the Trust could be subject to the loss of all or a significant portion of its assets. Moreover, in the event of the bankruptcy of the Ether Custodian, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the Ether Custodian, all of which could significantly and negatively impact the Trust’s operations and the value of the Shares.

With respect to the Prime Execution Agent Agreement, there is a risk that the Trading Balance, in which the Trust’s ether and cash are held in omnibus accounts by the Prime Execution Agent (in the latter case, as described below in “—Loss of a critical banking relationship for, or the failure of a bank used by, the Prime Execution Agent could adversely impact the Trust’s ability to create or redeem Baskets, or could cause losses to the Trust”), could be considered part of the Prime Execution Agent’s bankruptcy estate in the event of the Prime Execution Agent’s bankruptcy. The Prime Execution Agent Agreement contains an Article 8 opt-in clause with respect to the Trust’s assets held in the Trading Balance. The Prime Execution Agent is not required to hold any of the ether or cash in the Trust’s Trading Balance in segregation. Within the Trading Balance, the Prime Execution Agent Agreement provides that the Trust does not have an identifiable claim to any particular ether (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the ether (and cash) the Prime Execution Agent has allocated to the omnibus wallets the Prime Execution Agent holds, as well as the accounts in the Prime Execution Agent’s name that the Prime Execution Agent maintains at Connected Trading Venues (the “Connected Trading Venue”) (which are typically held on an omnibus, rather than segregated, basis). If the Prime Execution Agent suffers an insolvency event, there is a risk that the Trust’s assets held in the Trading Balance could be considered part of the Prime Execution Agent’s bankruptcy estate and the Trust could be treated as a general unsecured creditor of the Prime Execution Agent, which could result in losses for the Trust and Shareholders. Moreover, in the event of the bankruptcy of the Prime Execution Agent, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the Prime Execution Agent, all of which could significantly and negatively impact the Trust’s operations and the value of the Shares. There are no policies that would limit the amount of ether that can be held temporarily in the Trading Balance maintained by the Prime Execution Agent.

Under the Trust Agreement, the Trustee and the Sponsor will not be liable for any liability or expense incurred, including, without limitation, as a result of any loss of ether by the Ether Custodian or Prime Execution Agent, absent willful misconduct, gross negligence, reckless disregard or bad faith on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the recourse of the Trust or the Shareholders to the Trustee or the Sponsor, including in the event of a loss of ether by the Ether Custodian or Prime Execution Agent, is limited.

The Shareholders’ recourse against the Sponsor, the Trustee, and the Trust’s other service providers for the services they provide to the Trust, including, without limitation, those relating to the holding of ether or the provision of instructions relating to the movement of ether, is limited. For the avoidance of doubt, neither the Sponsor, the Trustee, nor any of their affiliates (including, among others, BlackRock), nor any other party has guaranteed the assets or liabilities, or otherwise assumed the liabilities, of the Trust, or the obligations or liabilities of any service provider to the Trust, including, without limitation, the Ether Custodian and Prime Execution Agent. The Prime Execution Agent Agreement and Custodian Agreement provide that neither the Sponsor, the Trustee, nor their affiliates shall have any obligation of any kind or nature whatsoever, by guaranty, enforcement or otherwise, with respect to the performance of any of the Trust’s obligations, agreements, representations or warranties under the Prime Execution Agent Agreement or Custodian Agreement or any transaction thereunder. Consequently, a loss may be suffered with respect to the Trust’s ether that is not covered by the Ether Custodian’s insurance and for which no person is liable in damages. As a result, the recourse of the Trust or the Shareholders, under applicable law, is limited.

If the Trade Credits are not available or become exhausted, the Trust may face delays in buying or selling ether that may adversely impact Shareholders; if the Trust does not repay the Trade Credits on time, its assets may be liquidated by the Trade Credit Lender and its affiliates.

To avoid having to pre-fund purchases or sales of ether in connection with cash creations and redemptions and sales of ether to pay the Sponsor’s Fee and any other Trust expenses not assumed by the Sponsor, to the extent applicable, the Trust may borrow ether or cash as trade credit (“Trade Credit”) from Coinbase Credit, Inc. (the “Trade Credit Lender”) on a short-term basis pursuant to the Coinbase Credit Committed Trade Financing Agreement (the “Trade Financing Agreement”). The Trade Credit Lender is only required to extend Trade Credits to the Trust to the extent such ether or cash is actually available to the Trade Credit Lender. To the extent that Trade Credits are not available or become exhausted, (1) there may be delays in the buying and selling of ether related to cash creations and redemptions or the selling of ether related to paying the Sponsor’s Fee and any other Trust expenses, to the extent applicable, (2) Trust assets may be held in the Trading Balance for a longer duration than if Trade Credits were available, and (3) the execution price associated with such trades may deviate significantly from the Index price used to determine the net asset value of the Trust. To the extent that the execution price for purchases and sales of ether related to creations and redemptions and sales of ether in connection with paying the Sponsor’s Fee and any other Trust expenses deviate significantly from the Index price used to determine the net asset value of the Trust, the Shareholders may be negatively impacted because the added costs of such price deviations would be incurred by the Authorized Participants and may be passed onto the Shareholders in the secondary market. Moreover, this risk factor relating to the unavailability or exhaustion of the Trade Credits should be interpreted as a heightened risk when choosing cash creations and redemptions in lieu of in-kind creations and redemptions.

The Trust generally must repay Trade Credits by 6:00 p.m. ET (the “Settlement Deadline”) on the calendar day immediately following the day the Trade Credit was extended by the Trade Credit Lender to the Trust (or, if such day is not a Business Day, on the next Business Day). Pursuant to the Trade Financing Agreement, the Trust has granted a security interest, lien on, and right of setoff against all of the Trust’s right, title and interest, in the Trust’s Trading Balance and Vault Balance established pursuant to the Prime Execution Agent Agreement and Custodian Agreement, in order to secure the repayment by the Trust of the Trade Credits to the Trade Credit Lender. Upon a Termination for Cause, as defined in the Prime Execution Agent Agreement, which includes a failure by the Trust to pay and settle in full its obligations to the Trade Credit Lender in respect of the financing it provides to the Trust in the form of Trade Credits, the Ether Custodian and the Prime Execution Agent have agreed to comply with instructions from the Trade Credit Lender with respect to the disposition of the assets in the Trust’s Vault Balance and Trading Balance respectively without further consent by the Trust. If the Trust fails to repay the Trade Credits to the Trade Credit Lender on time and in full, the Trade Credit Lender can take control of the Trust’s assets and liquidate them to repay the Trade Credit debt owed by the Trust to the Trade Credit Lender.

Loss of a critical banking relationship for, or the failure of a bank used by, the Prime Execution Agent could adversely impact the Trust’s ability to create or redeem Baskets, or could cause losses to the Trust.

The Prime Execution Agent facilitates the buying and selling or settlement of ether by the Trust in connection with cash creations and redemptions between the Trust and the Authorized Participants, and the sale of ether to pay the Sponsor’s Fee, any other Trust expenses, to the extent applicable, and in extraordinary circumstances, to effect the liquidation of the Trust’s ether. The Prime Execution Agent relies on bank accounts to provide its Trading Platform services, including temporarily holding any cash related to a customer’s purchase or sale of ether. In particular, the Prime Execution Agent has disclosed that customer cash held by the Prime Execution Agent, including the cash associated with the Trust’s Trading Balance, is held in one or more banks’ accounts for the benefit of the Prime Execution Agent’s customers, or in money market funds in compliance with Rule 2a-7 under the Investment Company Act and rated “AAA” by S&P (or the equivalent from any eligible rating service) (“Money Market Funds”), provided that such investments are held in accounts in Coinbase’s name for the benefit of customers and are permitted and held in accordance with state money transmitter laws. The Prime Execution Agent has represented to the Sponsor that it has implemented the following policy with respect to the cash associated with the Trust’s Trading Balance. First, any cash related to the Trust’s purchase or sale of ether will be held in an omnibus account in the Prime Execution Agent’s name for the benefit of (“FBO”) its customers at each of multiple FDIC-insured banks (an “FBO Account”), or in a Money Market Fund. The amount of Trust cash held at each FBO Account shall be in an amount at each bank that is the lower of (i) the FDIC insurance limit for deposit insurance and (ii) any bank-specific limit set by the Prime Execution Agent for the applicable bank. Deposit insurance does not apply to cash held in a Money Market Fund. The Prime Execution Agent has agreed to title the accounts in a manner designed to enable receipt of FDIC deposit insurance where applicable on a pass-through basis, but it does not guarantee that pass-through insurance will apply since such insurance is dependent on the compliance of the bank. Second, to the extent the Trust’s cash in the Trading Balance in aggregate exceeds the amounts that can be maintained at the banks on the foregoing basis, the Prime Execution Agent has represented that it currently conducts an overnight sweep of the excess into U.S. government Money Market Funds. The Sponsor has not independently verified the Prime Execution Agent’s representations. To the extent that the Prime Execution Agent faces difficulty establishing or maintaining banking relationships, the loss of the Prime Execution Agent’s banking partners or the imposition of operational restrictions by these banking partners and the inability of the Prime Execution Agent to utilize other financial institutions may result in a disruption of creation and redemption activity of the Trust, or cause other operational disruptions or adverse effects for the Trust. In the future, it is possible that the Prime Execution Agent could be unable to establish accounts at new banking partners or establish new banking relationships, or that the banks with which the Prime Execution Agent is able to establish relationships may not be as large or well-capitalized or subject to the same degree of prudential supervision as the existing providers.

The Trust could also suffer losses in the event that a bank in which the Prime Execution Agent holds customer cash, including the cash associated with the Trust’s Trading Balance (which is used by the Prime Execution Agent to move cash flows associated with the Trust’s orders to sell ether in connection with payment of the Sponsor’s Fee, and to the extent applicable, other Trust expenses), fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress, or otherwise suffers adverse effects to its financial condition or operational status. Recently, some banks have experienced financial distress. For example, on March 8, 2023, the California Department of Financial Protection and Innovation (“DFPI”) announced that Silvergate Bank had entered voluntary liquidation, and on March 10, 2023, Silicon Valley Bank, (“SVB”), was closed by the DFPI, which appointed the FDIC, as receiver. Similarly, on March 12, 2023, the New York Department of Financial Services took possession of Signature Bank and appointed the FDIC as receiver. A joint statement by the Department of the Treasury, the Federal Reserve and the FDIC on March 12, 2023, stated that depositors in Signature and SVB will have access to all of their funds, including funds held in deposit accounts, in excess of the insured amount. On May 1, 2023, First Republic Bank was closed by the California Department of Financial Protection and Innovation, which appointed the FDIC as receiver. Following a bidding process, the FDIC entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to acquire the substantial majority of the assets and assume certain liabilities of First Republic Bank from the FDIC.

The Prime Execution Agent has historically maintained banking relationships with Silvergate Bank and Signature Bank. While the Sponsor does not believe there is a direct risk to the Trust’s assets from the failures of Silvergate Bank or Signature Bank, in the future, changing circumstances and market conditions, some of which may be beyond the Trust’s or the Sponsor’s control, could impair the Trust’s ability to access the Trust’s cash held with the Prime Execution Agent in the Trust’s Trading Balance or associated with the Trust’s orders to sell ether in connection with payment of the Sponsor’s Fee, and to the extent applicable, other Trust expenses. If the Prime Execution Agent were to experience financial distress or its financial condition were otherwise affected by the failure of its banking partners, the Prime Execution Agent’s ability to provide services to the Trust could be affected. Moreover, the future failure of a bank at which the Prime Execution Agent maintains customer cash, in the Trust’s Trading Balance associated with the Trust’s orders to sell ether in connection with payment of the Sponsor’s Fee, and to the extent applicable, other Trust expenses, could result in losses to the Trust, to the extent the balances are not subject to deposit insurance, notwithstanding the regulatory requirements to which the Prime Execution Agent is subject or other potential protections. Although the Prime Execution Agent has made certain representations to the Sponsor regarding the Prime Execution Agent’s maintenance of records in a manner reasonably designed to qualify for FDIC insurance on a pass-through basis in connection with the accounts in which the Prime Execution Agent maintains cash on behalf of its customers (including the Trust), there can be no assurance that such pass-through insurance will ultimately be made available. In addition, the Trust may maintain cash balances with the Prime Execution Agent that are not insured or are in excess of the FDIC’s insurance limits, or which are maintained by the Prime Execution Agent at Money Market Funds and subject to the attendant risks (e.g., “breaking the buck”). As a result, the Trust could suffer losses.

The Prime Execution Agent routes orders through Connected Trading Venues in connection with trading services under the Prime Execution Agent Agreement. The loss or failure of any such Connected Trading Venue may adversely affect the Prime Execution Agent’s business and cause losses for the Trust.

In connection with trading services under the Prime Execution Agent Agreement, the Prime Execution Agent routinely routes customer orders to Connected Trading Venues, which are third-party platforms or other trading venues (including the trading venue operated by the Prime Execution Agent). In connection with these activities, the Prime Execution Agent may hold ether with such Connected Trading Venues in order to effect customer orders, including the Trust’s orders. However, the Prime Execution Agent has represented to the Sponsor that no customer cash is held at Connected Trading Venues. If the Prime Execution Agent were to experience a disruption in the Prime Execution Agent’s access to these Connected Trading Venues, the Prime Execution Agent’s trading services under the Prime Execution Agent Agreement could be adversely affected to the extent that the Prime Execution Agent is limited in its ability to execute order flow for its customers, including the Trust. In addition, while the Prime Execution Agent has policies and procedures to help mitigate the Prime Execution Agent’s risks related to routing orders through third-party trading venues, if any of these third-party trading venues experience any technical, legal, regulatory or other adverse events, such as shutdowns, delays, system failures, suspension of withdrawals, illiquidity, insolvency, or loss of customer assets, the Prime Execution Agent might not be able to fully recover the customer’s ether that the Prime Execution Agent has deposited with these third parties. As a result, the Prime Execution Agent’s business, operating results and financial condition could be adversely affected, potentially resulting in its failure to provide services to the Trust or perform its obligations under the Prime Execution Agent Agreement, and the Trust could suffer resulting losses or disruptions to its operations. The failure of a Connected Trading Venue at which the Prime Execution Agent maintains customer ether, including ether associated with the Trust, could result in losses to the Trust, notwithstanding the regulatory requirements to which the Prime Execution Agent is subject or other potential protections.

The Trust may be required, or the Sponsor may deem it appropriate, to terminate and liquidate at a time that is disadvantageous to Shareholders.

Pursuant to the terms of the Trust Agreement, the Trust is required to dissolve under certain circumstances. In addition, the Sponsor may, in its sole discretion, dissolve the Trust for a number of reasons, including if the Sponsor determines, in its sole discretion, that it is desirable or advisable for any reason to discontinue the affairs of the Trust.

If the Trust is required to terminate and liquidate, or the Sponsor determines in accordance with the terms of the Trust Agreement that it is appropriate to terminate and liquidate the Trust, such termination and liquidation could occur at a time that is disadvantageous to Shareholders, such as when the actual exchange rate of ether at such time is lower than the Index was at the time when Shareholders purchased their Shares. In such a case, when the Trust’s ether is sold as part of its liquidation, the resulting proceeds distributed to Shareholders will be less than if the actual exchange rate at such time were higher at the time of sale.

The Trust Agreement includes provisions that limit Shareholders’ voting rights and restrict Shareholders’ right to bring a derivative action.

Under the Trust Agreement, Shareholders generally have no voting rights, and the Trust will not have regular Shareholder meetings. Shareholders take no part in the management or control of the Trust. Accordingly, Shareholders do not have the right to authorize actions, appoint service providers or take other actions as may be taken by shareholders of other trusts or companies where shares carry such rights. The Trust Agreement gives almost all control under the Trust Agreement to the Sponsor and the Trustee. The Sponsor may take actions in the operation of the Trust that may be adverse to the interests of Shareholders and may adversely affect the value of the Shares.

Moreover, pursuant to the terms of the Trust Agreement, Shareholders’ statutory right under Delaware law to bring a derivative action (i.e., to initiate a lawsuit in the name of the Trust in order to assert a claim belonging to the Trust against a fiduciary of the Trust or against a third party when the Trust’s management has refused to do so) is restricted. Under Delaware law, a shareholder may bring a derivative action if the shareholder is a shareholder at the time the action is brought and either (i) was a shareholder at the time of the transaction at issue or (ii) acquired the status of shareholder by operation of law or the Trust’s governing instrument from a person who was a shareholder at the time of the transaction at issue. Additionally, section 3816(e) of the Delaware Statutory Trust Act specifically provides that a “beneficial owner’s right to bring a derivative action may be subject to such additional standards and restrictions, if any, as are set forth in the governing instrument of the statutory trust, including, without limitation, the requirement that beneficial owners owning a specified beneficial interest in the statutory trust join in the bringing of the derivative action.” In addition to the requirements of applicable law and in accordance with Section 3816(e), the Trust Agreement provides that no Shareholder will have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless (a) two or more Shareholders who (i) are not “Affiliates” (as defined in the Trust Agreement) of one another and (ii) collectively hold at least 10% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding, and (b) (i) prior to bringing such action, the Shareholder must make a demand upon the Trustee to bring the subject action unless an effort to cause the Trustee to bring such an action is not likely to succeed; and a demand on the Trustee shall only be deemed not likely to succeed and therefore excused if the Trustee has a personal financial interest in the transaction at issue, and the Trustee shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Shareholder demand by virtue of the fact that the Trustee receives remuneration for its service as the Trustee or as a trustee or director of one or more investment companies that are under common management with or otherwise affiliated with the Trust; and (ii) unless a demand is not required under clause (i) of this paragraph, the Trustee must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustee shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholder making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustee determines not to bring such action.

Due to this additional requirement, a Shareholder attempting to bring or maintain a derivative action in the name of the Trust will be required to locate other Shareholders with which it is not affiliated and that have sufficient Shares to meet the 10% threshold based on the number of Shares outstanding on the date the claim is brought and thereafter throughout the duration of the action, suit or proceeding. This may be difficult and may result in increased costs to a Shareholder attempting to seek redress in the name of the Trust in court. Moreover, if Shareholders bringing a derivative action, suit or proceeding pursuant to this provision of the Trust Agreement do not hold 10% of the outstanding Shares on the date such an action, suit or proceeding is brought, or such Shareholders are unable to maintain Share ownership meeting the 10% threshold throughout the duration of the action, suit or proceeding, such Shareholders’ derivative action may be subject to dismissal. As a result, the Trust Agreement limits the likelihood that a Shareholder will be able to successfully assert a derivative action in the name of the Trust, even if such Shareholder believes that he or she has a valid derivative action, suit or other proceeding to bring on behalf of the Trust.

The non-exclusive jurisdiction for certain types of actions and proceedings and waiver of trial by jury clauses set forth in the Trust Agreement may have the effect of limiting a Shareholder’s rights to bring legal action against the Trust and could limit a purchaser’s ability to obtain a favorable judicial forum for disputes with the Trust.

The Trust Agreement provides that the courts of the state of Delaware and any federal courts located in Wilmington, Delaware will be the non-exclusive jurisdiction for any claims, suits, actions or proceedings, provided that causes of action for violations of the Exchange Act or the Securities Act will not be governed by the non-exclusive jurisdiction provision of the Trust Agreement. By purchasing Shares in the Trust, Shareholders waive certain claims that the courts of the state of Delaware and any federal courts located in Wilmington, Delaware are an inconvenient venue or are otherwise inappropriate. As such, a Shareholder could be required to litigate a matter relating to the Trust in a Delaware court, even if that court may otherwise be inconvenient for the Shareholder.

The Trust Agreement also waives the right to trial by jury in any such claim, suit, action or proceeding, provided that causes of action for violations of the Exchange Act or the Securities Act will not be governed by the waiver of the right to trial by jury provision of the Trust Agreement. If a lawsuit is brought against the Trust, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have, including results that could be less favorable to the plaintiffs in any such action. By purchasing Shares in the Trust, Shareholders waive a right to a trial by jury which may limit a Shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Trust.

The Sponsor is solely responsible for determining the value of the net asset value of the Trust and NAV, and any errors, discontinuance or changes in such valuation calculations may have an adverse effect on the value of the Shares.

The Sponsor has the exclusive authority to determine the net asset value of the Trust and the NAV, which it has delegated to the Trustee under the Trust Agreement. The Trustee has delegated to the Trust Administrator the responsibility to calculate the net asset value of the Trust and the NAV, based on a pricing source selected by the Trustee. The Trust Administrator determines the net asset value of the Trust and NAV as of 4:00 p.m. ET, on each Business Day, as soon as practicable after that time. The Trust Administrator’s determination is made utilizing data from the operations of the Trust and the Index, calculated at 4:00 p.m. ET, on such day. If the Trustee determines in good faith that the Index does not reflect an accurate ether price, then the Trustee will instruct the Trust Administrator to employ an alternative method to determine the fair value of the Trust’s assets. There are no predefined criteria to make a good faith assessment as to which of the rules the Sponsor will apply, and the Sponsor may make this determination in its sole discretion. The Trust Administrator may calculate the Index in a manner that ultimately inaccurately reflects the price of ether. To the extent that the net asset value of the Trust, NAV, the Index, or the Trustee’s, the Trust Administrator’s or the Sponsor’s other valuation methodology are incorrectly calculated, neither the Sponsor, the Trust Administrator nor the Trustee may be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust. Moreover, the terms of the Trust Agreement do not prohibit the Sponsor from changing the Index or other valuation method used to calculate the net asset value of the Trust. Any such change in the Index or other valuation method could affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust.

To the extent the methodology used to calculate the Index is deemed not to be consistent with GAAP, the Trust’s periodic financial statements may not utilize the Trust’s net asset value or NAV. The Trust’s periodic financial statements will be prepared in accordance with GAAP, including ASC Topic 820, and utilize an exchange-traded price from the Trust’s principal market for ether as of 11:59 p.m. ET on the Trust’s financial statement measurement date. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements. To the extent that such valuation sources and policies used to prepare the Trust’s financial statements result in an inaccurate price, the value of the Shares could be adversely affected, and investors could suffer a substantial loss on their investment in the Trust. Moreover, the terms of the Trust Agreement do not prohibit the Sponsor from changing the valuation method used to calculate the net asset value to be reported in the Trust’s financial statements. Any such change in such valuation method could affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust.

Extraordinary expenses resulting from unanticipated events may become payable by the Trust, adversely affecting the value of the Shares.

In consideration for the Sponsor’s Fee, the Sponsor has contractually assumed ordinary course operational and periodic expenses of the Trust, with certain exceptions. Expenses incurred by the Trust but not assumed by the Sponsor, such as, among others, taxes and governmental charges; expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders; or extraordinary legal fees and expenses are not assumed by the Sponsor and are borne by the Trust. The Sponsor will cause the Trust to either (i) sell ether held by the Trust or (ii) deliver ether in kind to the Sponsor to pay Trust expenses not assumed by the Sponsor on an as-needed basis. Accordingly, the Trust may be required to sell or otherwise dispose of ether at a time when the trading prices for those assets are depressed. The sale or other disposition of assets of the Trust in order to pay extraordinary expenses could have a negative impact on the value of the Shares for several reasons. These include the following factors:

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The Trust is not actively managed and no attempt will be made to protect against or to take advantage of fluctuations in the prices of ether. Consequently, if the Trust incurs expenses in U.S. dollars, the Trust’s ether may be sold at a time when the values of the disposed assets are low, resulting in a negative impact on the value of the Shares.

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Because the Trust does not generate any income, every time that the Trust pays expenses, it will deliver ether to the Sponsor or sell ether. Any sales of the Trust’s assets in connection with the payment of expenses will decrease the amount of the Trust’s assets represented by each Share each time its assets are sold or transferred to the Sponsor.

The Trust’s delivery or sale of ether to pay expenses or other operations of the Trust could result in Shareholders incurring tax liability without an associated distribution from the Trust.

Assuming that the Trust is treated as a grantor trust for U.S. federal income tax purposes, each delivery of ether by the Trust to pay the Sponsor’s Fee or other expenses and each sale of ether by the Trust to pay Trust expenses not assumed by the Sponsor will be a taxable event to beneficial owners of Shares. Thus, the Trust’s payment of expenses could result in beneficial owners of Shares incurring tax liability without an associated distribution from the Trust. Any such tax liability could adversely affect an investment in the Shares.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Trustee, the Delaware Trustee, the Trust Administrator, the Ether Custodian or the Cash Custodian under the Trust Documents.

Under the Trust Agreement and the Trust agreements with its service providers (“Trust Documents”) each of the Sponsor, the Trustee, the Delaware Trustee, the Trust Administrator and the Custodians has a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without, depending on the applicable Trust Document, gross negligence, bad faith or willful misconduct on its part. Therefore, the Sponsor, Delaware Trustee, the Trust Administrator, or the Custodians may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the ether holdings of the Trust and the value of the Shares.

Intellectual property rights claims may adversely affect the Trust and the value of the Shares.

The Sponsor is not aware of any intellectual property rights claims that may prevent the Trust from operating and holding ether. However, third parties may assert intellectual property rights claims relating to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of ether. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be extraordinary expenses that would be borne by the Trust through the sale or transfer of its ether. Additionally, a meritorious intellectual property rights claim could prevent the Trust from operating and force the Sponsor to terminate the Trust and liquidate its ether. As a result, an intellectual property rights claim against the Trust could adversely affect the value of the Shares.

The Shares may trade at a price that is at, above or below the Trust’s NAV as a result of the non-concurrent trading hours between NASDAQ and the digital asset market.

The Trust’s NAV will fluctuate with changes in the market value of ether, and the Sponsor expects the trading price of the Shares to fluctuate in accordance with changes in the Trust’s NAV, as well as market supply and demand. However, the Shares may trade on NASDAQ at a price that is at, above or below the Trust’s NAV for a variety of reasons. For example, NASDAQ is open for trading in the Shares for a limited period each day, but the digital asset market is a 24-hour marketplace. During periods when NASDAQ is closed but constituent trading platforms are open, significant changes in the price of ether on the digital asset market could result in a difference in performance between the value of ether as measured by the Index and the most recent NAV or closing trading price. For example, if the price of ether on the digital asset market, and the value of ether as measured by the Index, move significantly in a negative direction after the close of NASDAQ, the trading price of the Shares may “gap” down to the full extent of such negative price shift when the Exchange reopens. If the price of ether on the digital asset market drops significantly during hours the NASDAQ is closed, Shareholders may not be able to sell their Shares until after the “gap” down has been fully realized, resulting in an inability to mitigate losses in a negative market. Even during periods when the NASDAQ is open, large constituent trading platforms (or a substantial number of smaller constituent trading platforms) may be lightly traded or closed for any number of reasons, which could increase trading spreads and widen any premium or discount on the Shares.

Risk Factors Related to the Regulation of the Trust and the Shares

Digital asset markets in the United States exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of ether or the Shares, such as by banning, restricting or imposing onerous conditions or prohibitions on the use of ether, validator activity, digital wallets, the provision of services related to trading and providing custody services for ether, the operation of the Ethereum network, or the digital asset markets generally.

There is a lack of consensus regarding the regulation of digital assets, including ether, and their markets. As a result of the growth in the size of the digital asset market, as well as the 2022 Events described below, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, Office of the Comptroller of the Currency (the “OCC”), CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the Internal Revenue Service (“IRS”), state financial institution regulators, and others) have been examining the operations of digital asset networks, digital asset users and digital asset markets. Many of these state and federal agencies have brought enforcement actions or issued consumer advisories regarding the risks posed by digital assets to investors. Ongoing and future regulatory actions with respect to digital assets generally or ether in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate. The 2022 Events, including among others the bankruptcy filings of FTX and its subsidiaries, Three Arrows Capital, Celsius Network, Voyager Digital, Genesis, BlockFi and others, and other developments in the digital asset markets, have resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on intermediaries such as digital asset platforms and custodians. Federal and state legislatures and regulatory agencies may introduce and enact new laws and regulations to regulate crypto asset intermediaries, such as digital asset platforms and custodians. The March 2023 collapses of Silicon Valley Bank, Silvergate Bank, and Signature Bank, which in some cases provided services to the digital asset industry, may amplify and/or accelerate these trends. On January 3, 2023, the federal banking agencies issued a joint statement on crypto-asset risks to banking organizations following events which exposed vulnerabilities in the crypto asset sector, including the risk of fraud and scams, legal uncertainties, significant volatility, and contagion risk. Although banking organizations are not prohibited from crypto asset-related activities, the agencies have expressed significant safety and soundness concerns with business models that are concentrated in crypto asset-related activities or have concentrated exposures to the crypto asset sector.

U.S. federal and state regulators, as well as the White House, have issued reports and releases concerning crypto assets, including ether, and crypto asset markets. Further, in 2023 the House of Representatives formed two new subcommittees: the Digital Assets, Financial Technology and Inclusion Subcommittee and the Commodity Markets, Digital Assets, and Rural Development Subcommittee, each of which were formed in part to analyze issues concerning crypto assets and demonstrate a legislative intent to develop and consider the adoption of federal legislation designed to address the perceived need for regulation of and concerns surrounding the crypto industry. On January 23, 2025, President Trump issued an executive order titled “Strengthening American Leadership in Digital Financial Technology,” which aimed to reorient the federal government's approach to digital assets. The executive order emphasized the importance of the digital asset industry in innovation and economic development and outlined policies to support the growth and use of digital assets, blockchain technology and related technologies. The executive order also revoked former President Biden's March 9, 2022, Executive Order titled “Ensuring Responsible Development of Digital Assets” and the U.S. Treasury Department's July 7, 2022 “Framework for International Engagement on Digital Assets,” and all policies, directives and guidance issued pursuant to those items produced by the previous administration. The consequences of federal regulation of digital assets and digital asset activities could have a material adverse effect on the Trust and the Shares. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty and may not be ascertainable in the near future. We cannot predict how these and other related events will affect the Trust or digital asset-related businesses.

There have also been several bills introduced in Congress that propose to establish additional regulation and oversight of the digital asset markets. For example, the CLARITY Act was passed by the House of Representatives in July 2025, which would, if enacted, regulate digital asset markets and digital asset trading platforms in the United States. In addition, also in July 2025, the GENIUS Act became the first federal law specifically regulating the issuance, custody and other stablecoin-related matters in the United States. It is difficult to predict whether, or when, the CLARITY Act or another bill that would regulate digital asset markets and digital asset trading platforms may become law or what any such bill may entail. It is also difficult to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC, CFTC or other regulators, what the nature of such additional authorities might be, how additional legislation and/or regulatory oversight might impact the ability of digital asset markets to function or how any new regulations or changes to existing regulations might impact the value of digital assets generally and ether held by the Trust specifically. The consequences of increased federal regulation of digital assets and digital asset activities could have a material adverse effect on the Trust and the Shares.

In January 2025, the SEC launched a Crypto Task Force dedicated to developing a comprehensive and clear regulatory framework for digital assets, led by Commissioner Hester Peirce. Subsequently, Commissioner Peirce announced a list of specific priorities to further that initiative, which included pursuing final rules related to a digital asset's security status, a revised path to registered offerings and listings for digital asset-based investment vehicles, and clarity regarding digital asset custody, lending and staking. In July 2025, SEC Chairman Paul Atkins announced, “Project Crypto,” an agency-wide initiative to modernize the SEC's rules, regulations and guidance to facilitate on-chain financial markets while preserving investor protections. In September 2025, the SEC and the CFTC also issued a Memorandum of Understanding to guide coordination and collaboration between the two agencies and launched a Joint Harmonization Initiative to advance coordinated oversight and regulatory clarity in areas of common regulatory interest, including with respect to crypto assets. It is currently unknown how the actions or recommendations of the Crypto Task Force, Project Crypto, or ongoing SEC-CFTC coordination efforts may affect the Trust or its operations.

FinCEN requires any administrator or exchanger of convertible virtual currency (“CVC”) to register with FinCEN as a money transmitter and comply with the anti-money laundering regulations applicable to money transmitters. Entities which fail to comply with such regulations are subject to fines, may be required to cease operations, and could have potential criminal liability. For example, in 2015, FinCEN assessed a $700,000 fine against a sponsor of a digital asset for violating several requirements of the Bank Secrecy Act by acting as an MSB and selling the digital asset without registering with FinCEN, and by failing to implement and maintain an adequate anti-money laundering program. In 2017, FinCEN assessed a $110 million fine against BTC-e, a now defunct digital asset platform, for similar violations. The requirement that exchangers that do business in the United States register with FinCEN and comply with anti-money laundering regulations may increase the cost of buying and selling ether and therefore may adversely affect the price of ether and an investment in the Shares. In 2019, FinCEN issued an Advisory on Illicit Activity Involving Virtual Currency highlighting for financial institutions that criminals continue to exploit virtual currency to support illegal activity, money laundering and other behavior endangering U.S. national security and reminding financial institutions of their obligations to monitor and report suspicious activity. In 2021, FinCEN issued government-wide priorities for anti-money laundering and counter-terrorist financing (“AML/CFT”), which highlight for financial entities areas of focus for their AML/CFT and identified as one such priority cybercrime, including relevant cybersecurity and virtual currency considerations. Increased scrutiny on the AML/CFT risks associated with digital assets by regulated financial institutions in response to FinCEN guidance could negatively impact the Trust and the Shares.

The Office of Foreign Assets Control (“OFAC”) of the U.S. Treasury Department has added digital currency addresses, including addresses on the Ethereum network, to the Specially Designated Nationals and Blocked Persons list (“SDN List”). The assets of any such digital currency addresses must be blocked and reported to OFAC when in the possession or control of a U.S. person. U.S. persons are also generally prohibited from engaging in transactions or dealings (directly or indirectly) with blocked digital currency addresses or their property and interests in property. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether ether that has been associated with such addresses in the past can be easily sold. This “tainted” ether may trade at a substantial discount to untainted ether. Reduced fungibility in the ether markets may reduce the liquidity of ether and therefore adversely affect its price.

Under regulations from the New York State Department of Financial Services (“NYDFS”), businesses involved in digital asset business activity for third parties in or involving New York, excluding merchants and consumers, must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cybersecurity, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in certain digital asset business activities. Illinois and California have similarly passed their own state licensing regimes applicable to digital asset businesses that provide services in their state. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure. In addition, a number of digital asset firms have in recent periods applied for, or received, federal charters from the Office of the Comptroller of the Currency (including national trust bank charters) or sought to convert from state charters to federal charters.

The inconsistency in applying money transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of ether and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. It is still unclear, however, how many states, if any, will adopt some or all of the model legislation.

Law enforcement agencies have often relied on the transparency of blockchains to facilitate investigations. However, certain privacy-enhancing features have been, or are expected to be, introduced to a number of digital asset networks. If the Ethereum network were to adopt any of these privacy-enhancing features, these features may provide law enforcement agencies with less visibility into transaction-level data. For example, “privacy pools,” zero knowledge proofs, and other technologies that could enhance privacy have been introduced or discussed by participants in the Ethereum network. Europol, the European Union’s law enforcement agency, released a report in October 2017 noting the increased use of privacy-enhancing digital assets like Zcash and Monero in criminal activity on the internet. In August 2022, OFAC effectively banned all U.S. persons from using or transacting with Tornado Cash, a digital asset protocol designed to obfuscate blockchain transactions, by adding Tornado Cash and certain Ethereum and USDC wallet addresses associated with the protocol to the SDN List; however, OFAC delisted Tornado Cash and removed the associated addresses from the SDN List in March 2025 following a U.S. Court of Appeals for the Fifth Circuit holding that OFAC exceeded its statutory authority in sanctioning Tornado Cash. On October 19, 2023, FinCEN published a proposed rulemaking to apply the authorities in Section 311 of the USA PATRIOT Act to impose requirements on financial institutions that engage in CVC transactions with CVC mixers. The proposed rule, if adopted, would require covered financial institutions to report to FinCEN any CVC transactions they process that involves CVC mixing within or involving a jurisdiction outside the United States. The term “CVC mixing” covers more than just transactions that involve CVC mixers like Tornado Cash, and seemingly could cover a broader range of conduct involving technologies, services, or methods that have the effect of obfuscating the source, destination, or amount of a CVC transaction, whether or not the obfuscation was intentional. If the rule were to be adopted as proposed and if the Ethereum network were to be deemed to or were to adopt features which come within the rule’s ambit, it could cause covered financial institutions - such as many digital asset platforms, or the Trust’s service providers, such as the Prime Execution Agent or Cash Custodian - to reduce support for or cease offering services for ether or to the Trust, which could impair the utility of ether, the value of the Shares and the Trust’s ability to operate in compliance with new laws and regulations.

A determination that ether or any other digital asset is a “security” may adversely affect the value of ether and the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Trust.

Depending on its characteristics, a digital asset may be considered a “security” under the federal securities laws. The test for determining whether a particular digital asset is a “security” is complex and difficult to apply, and the outcome is difficult to predict. The SEC staff has reportedly provided informal assurances in the past to a handful of promoters that their digital assets are not securities. On the other hand, the SEC has brought enforcement actions against the issuers and promoters of several other digital assets on the basis that the digital assets in question were sold as investment contracts, and therefore were securities under the federal securities laws. The CFTC considers ether to be a commodity subject to its regulatory jurisdiction, and ether futures have been listed for years on CFTC‑regulated exchanges while cleared ether swaps have been listed for trading on CFTC‑regulated swap execution facilities not registered with the SEC without being deemed “mixed swaps” subject to joint CFTC and SEC jurisdiction to the Sponsor’s knowledge.

Whether a digital asset is a security under the federal securities laws depends on whether it is included in the lists of instruments making up the definition of “security” in the Securities Act, the Exchange Act and the Investment Company Act. Digital assets as such do not appear in any of these lists, although each list includes the terms “investment contract” and “note,” and the SEC has typically analyzed whether a particular digital asset is a security by reference to whether it meets the tests developed by the federal courts interpreting these terms, known as the Howey and Reves tests, respectively. For many digital assets, whether or not the Howey or Reves tests are met is difficult to resolve definitively, and substantial legal arguments can often be made both in favor of and against a particular digital asset qualifying as a security under one or both of the Howey and Reves tests. Adding to the complexity, the SEC staff has indicated that the security status of a particular digital asset can change over time as the relevant facts evolve.

On March 17, 2026, the SEC issued an interpretive release (the “Interpretive Release”) regarding the application of the federal securities laws to certain types of digital assets and certain transactions involving digital assets. In the Interpretive Release, the SEC stated that, based on its current understanding of the digital asset markets, ether is a “digital commodity” and not itself a security. Although the Interpretive Release represents the official position of the SEC, it is not itself a statute or binding rule, does not supersede or replace the Howey test, is based on the SEC’s current understanding of the digital asset markets, and may be refined, revised or expanded. In addition, a court, regulator, or future administration could take a different view, and future legislation, rulemaking, enforcement positions, judicial decisions or other developments could result in ether, the Trust, the Shares or transactions involving ether being treated differently than contemplated by the Interpretive Release. Any such developments could adversely affect the Trust and the value of the Shares.

As part of determining whether ether is a security for purposes of the federal securities laws, the Sponsor takes into account a number of factors, including the various definitions of “security” under the federal securities laws and federal court decisions interpreting elements of these definitions, such as the U.S. Supreme Court’s decisions in the Howey and Reves cases, as well as reports, orders, press releases, public statements and speeches by the SEC and its staff providing guidance on when a digital asset may be a security for purposes of the federal securities laws, and other materials relevant to the status of ether as a security (or not). Finally, the Sponsor discusses the security status of ether with its securities lawyers. Through this process the Sponsor believes that it is applying the proper legal standards in making a good faith determination that it believes ether is not presently a security under federal law notwithstanding the uncertainties inherent in the Howey and Reves tests. In light of these uncertainties and the fact-based nature of the analysis, the Sponsor acknowledges that ether may currently be a security, based on the facts as they exist today, or may in the future be found by the SEC or a federal court to be a security under the federal securities laws notwithstanding the Sponsor’s prior conclusion; and the Sponsor’s prior conclusion, even if reasonable under the circumstances and made in good faith, would not preclude legal or regulatory action based on the presence of a security.

The Sponsor may dissolve the Trust if the Sponsor determines ether is a security under the federal securities laws, whether that determination is initially made by the Sponsor itself, or because the SEC or a federal court subsequently makes that determination. Because the legal tests for determining whether a digital asset is or is not a security often leave room for interpretation, for so long as the Sponsor believes there to be good faith grounds to conclude that the Trust’s ether is not a security, the Sponsor does not intend to dissolve the Trust on the basis that ether could at some future point be determined to be a security.

Any enforcement action by the SEC or a state securities regulator asserting that ether is a security, or a court decision to that effect would be expected to have an immediate material adverse impact on the trading value of ether, as well as the Shares. This is because the business models behind most digital assets are incompatible with regulations applying to transactions in securities. The New York Attorney General alleged in a lawsuit filed in March 2023 that ether was a security under New York and federal securities law and that a crypto asset platform that deals in ether, unlawfully failed to register as a securities dealer under New York state law. However, the New York Attorney General alleged in the alternative in the same case that ether was a commodity under both New York state and federal law.

If a digital asset is determined or asserted to be a security, it is likely to become difficult or impossible for the digital asset to be traded, cleared or custodied in the United States through the same channels used by non-security digital assets, which in addition to materially and adversely affecting the trading value of the digital asset is likely to significantly impact its liquidity and market participants’ ability to convert the digital asset into U.S. dollars. For example, in 2020 the SEC filed a complaint against the issuer of XRP, Ripple Labs, Inc., and two of its executives, alleging that they raised more than $1.3 billion through XRP sales that should have been registered under the federal securities laws, but were not. In the years prior to the SEC’s action, XRP’s market capitalization at times reached over $140 billion. However, in the weeks following the SEC’s complaint, XRP’s market capitalization fell to less than $10 billion, which was less than half of its market capitalization in the days prior to the complaint. Although the SEC and Ripple reached a settlement in August 2025 to resolve the enforcement action and to dismiss their respective court appeals, which has largely been viewed as positive in the digital assets market, there remains continued uncertainty as to the regulatory framework that will be applied by the SEC and courts to digital assets. Such uncertainty may remain until legislation providing a regulatory framework is adopted. There is currently legislation being considered that addresses this regulatory uncertainty, but it is unclear if the proposed legislation will be passed.

In addition, if ether is determined to be a security, the Trust could be considered an unregistered “investment company” under SEC rules, which could necessitate the Trust’s liquidation. In this case, the Trust and the Sponsor may be deemed to have participated in an illegal offering of securities and there is no guarantee that the Sponsor will be able to register the Trust under the Investment Company Act at such time or take such other actions as may be necessary to ensure the Trust’s activities comply with applicable law, which could force the Sponsor to liquidate the Trust.

Moreover, whether or not the Sponsor or the Trust were subject to additional regulatory requirements as a result of any SEC or federal court determination that its assets include securities, the Sponsor may nevertheless decide to terminate the Trust, in order, if possible, to liquidate the Trust’s assets while a liquid market still exists. For example, in response to the SEC’s action against the issuer of XRP, certain significant market participants announced they would no longer support XRP and announced measures, including the delisting of XRP from major digital asset trading platforms. The sponsor of the Grayscale XRP Trust subsequently dissolved this trust and liquidated its assets. If the SEC or a federal court were to determine that ether is a security, it is likely that the value of the Shares would decline significantly, and that the Trust itself may be terminated and, if practical, its assets liquidated.

Competing industries may have more influence with policymakers than the digital asset industry, which could lead to the adoption of laws and regulations that are harmful to the digital asset industry.

The digital asset industry is relatively new and does not have the same access to policymakers and lobbying organizations in many jurisdictions compared to industries with which digital assets may be seen to compete, such as banking, payments and consumer finance. Competitors from other, more established industries may have greater access to and influence with governmental officials and regulators and may be successful in persuading these policymakers that digital assets require heightened levels of regulation compared to the regulation of traditional financial services. As a result, new laws and regulations may be proposed and adopted in the United States and elsewhere, or existing laws and regulations may be interpreted in new ways, that disfavor or impose compliance burdens on the digital asset industry or digital asset platforms, which could adversely impact the value of ether and therefore the value of the Shares.

Regulatory changes or actions in foreign jurisdictions may affect the value of the Shares or restrict the use of one or more digital assets, validating activity or the operation of their networks or the digital asset platform market in a manner that adversely affects the value of the Shares.

Various foreign jurisdictions have adopted, and may continue to adopt laws, regulations or directives that affect digital asset networks (including the Ethereum network), the digital asset markets (including the ether market), and their users, particularly digital asset platforms and service providers that fall within such jurisdictions’ regulatory scope. For example, if China or other foreign jurisdictions were to ban or otherwise restrict manufacturers’ ability to produce or sell semiconductors or hard drives in connection with ether validating, it would have a material adverse effect on digital asset networks (including the Ethereum network), the digital asset market, and as a result, impact the value of the Shares.

A number of foreign jurisdictions have recently taken regulatory action aimed at digital asset activities. China has made transacting in crypto assets illegal for Chinese citizens in mainland China, and additional restrictions may follow. Both China and South Korea have banned initial coin offerings entirely and regulators in other jurisdictions, including Canada, Singapore and Hong Kong, have opined that initial coin offerings may constitute securities offerings subject to local securities regulations. The United Kingdom’s Financial Conduct Authority published final rules in October 2020 banning the sale of derivatives and exchange-traded notes that reference certain types of digital assets, contending that they are “ill-suited” to retail investors citing extreme volatility, valuation challenges and association with financial crime. The United Kingdom’s Financial Services and Markets Act 2023 (the “FSMA”) received royal assent in June 2023. According to publicly available government materials, the FSMA brings digital asset activities within the scope of existing laws governing financial institutions, markets and assets. In addition, the Parliament of the European Union approved the text of the Markets in Crypto-Assets Regulation (“MiCA”) in April 2023, establishing a regulatory framework for digital asset services across the European Union. Certain parts of MiCA became effective as of June 2024 and the remainder became effective as of December 2024. MiCA is intended to serve as a comprehensive regulation of digital asset markets and imposes various obligations on digital asset issuers and service providers. The main aims of MiCA are industry regulation, consumer protection, prevention of market abuse and upholding the integrity of digital asset markets. Foreign laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of one or more digital assets by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the digital asset economy in the European Union, China, Japan, Russia and the United States and globally, or otherwise negatively affect the value of ether. Moreover, other events, such as the interruption in telecommunications or internet services, cyber-related terrorist acts, civil disturbances, war or other catastrophes, could also negatively affect the digital asset economy in one or more jurisdictions. For example, Russia’s invasion of Ukraine on February 24, 2022 led to volatility in digital asset prices, with an initial steep decline followed by a sharp rebound in prices. The effect of any future regulatory change or other events on the Trust or ether is impossible to predict, and such change could be substantial and adverse to the Trust and the value of the Shares.

If regulators subject the Trust, the Trustee, the Sponsor, Authorized Participants or Ether Trading Counterparties to regulation as a money services business or money transmitter, this could result in extraordinary expenses to the Trust, the Trustee, the Sponsor or the Ether Trading Counterparties and also result in decreased liquidity for the Shares.

To the extent that the activities of the Trust, the Trustee, the Sponsor, Authorized Participants or Ether Trading Counterparties cause it to be deemed an MSB under the regulations promulgated by FinCEN, the Trust, the Trustee, the Sponsor, Authorized Participants or the Ether Trading Counterparties may be required to comply with FinCEN regulations, make certain reports to FinCEN and maintain certain records. Similarly, the activities of the Trust, the Trustee, the Sponsor, Authorized Participants or Ether Trading Counterparties may require it to be licensed as a money transmitter or as a digital asset business, such as under the New York State Department of Financial Services’ BitLicense regulation or the California Digital Financial Assets Law.

Such additional regulatory obligations may cause the Trust, the Trustee, the Sponsor, Authorized Participants or Ether Trading Counterparties to incur extraordinary expenses. If the Trust, the Trustee, the Sponsor, Authorized Participants or the Ether Trading Counterparties decided to seek the required licenses, there is no guarantee that they will timely receive them. The Trustee may decide to discontinue and wind up the Trust. A dissolution of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Shareholders. An Ether Trading Counterparty may also instead decide to terminate its role as an Ether Trading Counterparty of the Trust, which may decrease the liquidity of the Shares.

Additionally, to the extent the Trust, the Trustee, the Sponsor, Authorized Participants or Ether Trading Counterparties are found to have operated without appropriate state or federal licenses, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which would harm the reputation of the Trust, the Trustee, the Sponsor, Authorized Participants or the Ether Trading Counterparties and have a material adverse effect on the price of the Shares. Although Ether Trading Counterparties represent to the Trust that they have obtained all necessary governmental licenses and approvals and have consulted their own counsel in connection with the activities contemplated by the Ether Trading Counterparty Agreements, if such representations prove inaccurate, such Ether Trading Counterparties may suffer adverse consequences and be unable to perform their obligations or engage in ether transactions with the Trust, or the Trust’s operations could be adversely affected and decreased liquidity for the Shares or losses for Shareholders could result.

Anonymity and illicit financing risk.

Although transaction details of peer-to-peer transactions are recorded on the Ethereum blockchain, a buyer or seller of digital assets on a peer-to-peer basis directly on the Ethereum network may never know to whom the public key belongs or the true identity of the party with whom it is transacting. Public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. In addition, certain technologies may obscure the origin or chain of custody of digital assets. In August 2022, OFAC effectively banned all U.S. persons from using or transacting with Tornado Cash, a digital asset protocol designed to obfuscate blockchain transactions, by adding Tornado Cash and certain Ethereum and USDC wallet addresses associated with the protocol to the SDN List; however, OFAC delisted Tornado Cash and removed the associated addresses from the SDN List in March 2025 following a U.S. Court of Appeals for the Fifth Circuit holding that OFAC exceeded its statutory authority in sanctioning Tornado Cash. On October 19, 2023, FinCEN published a proposed rulemaking under authorities in Section 311 of the USA PATRIOT Act that would impose requirements on financial institutions that engage in CVC transactions that involve CVC mixing within or involving a jurisdiction outside the United States. FinCEN’s rulemaking states that CVC mixing transactions can play a central role in facilitating the laundering of CVC derived from a variety of illicit activity and are frequently used by criminals and state actors to facilitate a range of illicit activity, including, but not limited to, money laundering, sanctions evasion and weapons of mass destruction proliferation. Given that the Ethereum network is global, and anyone can validate transactions or program dApps or smart contracts that will operate and record transactions on the Ethereum blockchain, and the fact that their operators, creators or programmers sometimes remain anonymous, it is not inconceivable that bad actors, such as parties targeted by sanctions (“Sanctioned Parties”), could seek to do so.

The opaque nature of the market poses asset verification challenges for market participants, regulators and auditors and gives rise to an increased risk of manipulation and fraud, including the potential for Ponzi schemes, bucket shops and pump and dump schemes. Digital assets have in the past been used to facilitate illicit activities. If a digital asset was used to facilitate illicit activities, or a digital asset, or prominent dApp or smart contract or network participant, such as validators or users, were associated with bad actors or illicit activity, businesses that facilitate transactions in such digital assets could be at increased risk of potential criminal or civil liability or lawsuits, or of having banking or other services cut off, and such digital asset could be removed from digital asset platforms. Any of the aforementioned or similar occurrences could adversely affect the price of the relevant digital asset, the attractiveness of the respective blockchain network and an investment in the Shares. If the Trust, the Sponsor or the Trustee were to transact with a sanctioned entity, the Trust, the Sponsor or the Trustee would be at risk of potential criminal or civil lawsuits or liability.

The Trust takes measures with the objective of reducing illicit financing risks in connection with the Trust’s activities. However, illicit financing risks are present in the digital asset markets, including markets for ether. There can be no assurance that the measures employed by the Trust will prove successful in reducing illicit financing risks, and the Trust is subject to the complex illicit financing risks and vulnerabilities present in the digital asset markets. If such risks eventuate, the Trust, the Sponsor or the Trustee or their affiliates could face civil or criminal liability, fines, penalties, or other punishments, be subject to investigation, have their assets frozen, lose access to banking services or services provided by other service providers, or suffer disruptions to their operations, any of which could negatively affect the Trust’s ability to operate or cause losses in value of the Shares.

The Trust and affiliates of the consolidated parent of the Sponsor (“BlackRock”) have adopted and implemented policies and procedures that are designed to comply with applicable anti-money laundering laws and sanctions laws and regulations, including applicable know your customer (“KYC”) laws and regulations. The Sponsor and the Trust will only interact with known third-party service providers with respect to whom the Sponsor or its affiliates have engaged in a thorough due diligence process and/or a thorough KYC process, such as the Authorized Participants, the Ether Trading Counterparties, the Prime Execution Agent and the Ether Custodian. The Prime Execution Agent and the Ether Custodian must undergo counterparty due diligence by BlackRock. Each Authorized Participant must undergo onboarding by BlackRock prior to placing creation or redemption orders with respect to the Trust. For cash creations, each Ether Trading Counterparty must undergo onboarding by BlackRock prior to entering into ether transactions with the Trust. Each Ether Trading Counterparty who deposits ether as part of a purchase made by the Trust in connection with a cash creation or receives ether from the Trust as part of a sale made by the Trust in connection with a cash redemption must establish an account - and transfer or receive such ether through such account - at the Prime Execution Agent. When trading through the Prime Execution Agent acting in an agency capacity with third parties through its Coinbase Prime service pursuant to the Prime Execution Agent Agreement, the ether delivered to the Trust is delivered through execution with the Prime Execution Agent. As a result, the Sponsor and the Trust have instituted procedures reasonably designed to ensure that a situation would not arise where the Trust would engage in transactions with a counterparty whose identity the Sponsor and the Trust did not know.

Furthermore, Authorized Participants, as broker-dealers, the Prime Execution Agent, as an entity licensed to conduct digital asset business activity by the New York Department of Financial Services, the Ether Custodian, as a limited purpose trust company subject to New York Banking Law or a national trust bank chartered by the OCC to the extent applicable, and the Additional Ether Custodian, as a national trust bank chartered by the OCC, are “financial institutions” subject to the U.S. Bank Secrecy Act, as amended (“BSA”), and U.S. economic sanctions laws and regulations. The Trust will only accept creation and redemption requests from Authorized Participants and trade with Ether Trading Counterparties who have represented to the Trust that they have implemented compliance programs that are designed to ensure compliance with applicable sanctions and anti-money laundering laws and regulations. In addition, with respect to all ether delivered by the Ether Trading Counterparties, such Ether Trading Counterparties must represent to the Trust that they will form a reasonable belief (i) as to the identities of, and conduct necessary diligence with respect to, any counterparties from whom such party obtains ether being transferred and (ii) that such ether being transferred by such party to the Trust was not derived from, or associated with, unlawful or criminal activity. The Trust will not hold any ether except those that have been delivered by Ether Trading Counterparties or by execution through the Prime Execution Agent, in connection with Authorized Participant creation requests. Moreover, the Prime Execution Agent has represented to the Trust that it has implemented and will maintain and follow compliance programs that are designed to comply with applicable sanctions and anti-money laundering laws and regulations and that it performs both initial and ongoing due diligence on each of its customers as well as ongoing transaction monitoring that is designed to identify and report suspicious activity conducted through customer accounts opened at the Prime Execution Agent, including any opened by the Trust’s counterparties for purposes of facilitating ether deposits to and withdrawals from, the Trust’s Trading Balance, as required by law.

The Prime Execution Agent, the Ether Custodian and the Ether Trading Counterparties have adopted and implemented anti-money laundering and sanctions compliance programs, which provide additional protections to ensure that the Sponsor and the Trust do not transact (directly or indirectly) with a Sanctioned Party. Notably, every Ether Trading Counterparty must establish an account at the Prime Execution Agent through which the Ether Trading Counterparty transfers ether to the Trust during a purchase order or receives ether from the Trust in connection with a redemption order. The Prime Execution Agent performs screening using blockchain analytics to identify, detect, and mitigate the risk of transacting with a Sanctioned Party or other unlawful actor. Pursuant to the Prime Execution Agent’s blockchain analytics screening program, any ether that is delivered to the Trust’s account will undergo screening designed to assess whether the origins of that ether are illicit.

The Prime Execution Agent Agreement provides, among others, that if the Prime Execution Agent conducts blockchain analytics screening on an ether transaction deposited by an Authorized Participant and such screening results in the ether transaction being suspected or determined to be in violation of certain applicable sanctions laws and regulations, the Prime Execution Agent and its affiliates, including the Ether Custodian, will (a) block or reject the deposit of such ether into a customer account of the Trust’s counterparties, where required by applicable sanctions laws and regulations, and (b) agree to promptly inform the Trust if any fund movement between a customer account of the Trust’s counterparties at the Prime Execution Agent and the Trust’s account(s) involves such ether, so long as permitted by applicable law.

However, there is no guarantee that such procedures will always prove to be effective or that the Prime Execution Agent and its affiliates will always perform their obligations. Such screening may also result in the ether identified by such screening being blocked or frozen by the Prime Execution Agent and thus made unavailable to the Trust. Moreover, the Prime Execution Agent Agreement and Custodian Agreement require the Trust to attest that it has performed its own due diligence on the Authorized Participants it has contracted with to source ether from and has confirmed that the Authorized Participants and Ether Trading Counterparties, as applicable, have implemented policies, procedures and controls designed to comply with applicable anti-money laundering and applicable sanctions laws and regulations. Although the Trust arranges for such diligence to be performed, including by the Trust’s service providers, including the Sponsor or the Trustee or their affiliates, there is no guarantee such diligence will prove effective in identifying all possible sources of illicit financing or sanctions risks. Ether Trading Counterparties represent to the Trust that they conduct due diligence on their own counterparties from whom they source the ether they deposit with the Trust in creation baskets, and that they have formed a reasonable belief that such ether being transferred by the Ether Trading Counterparty to the Trust was not derived from, or associated with, unlawful or criminal activity. However, there is the risk that Ether Trading Counterparties may not conduct sufficient due diligence processes on the sources of their ether or that their representations to the Trust may turn out to be inaccurate, which could cause the Trust to suffer a loss. If the Authorized Participants or Ether Trading Counterparties have inadequate policies, procedures and controls for complying with applicable anti-money laundering and applicable sanctions laws and regulations or the Trust’s procedures or diligence prove to be ineffective, violations of such laws and regulations could result in regulatory liability or other consequences for the Trust, the Sponsor, the Trustee or their affiliates, including governmental fines, penalties, and other punishments, potential liability to or cessation of services by the Prime Execution Agent and its affiliates, including the Ether Custodian, under the Prime Execution Agent Agreement and Custodian Agreement, or the Trust’s other service providers and counterparties, and/or significant reputational harm for the Trust, the Sponsor, the Trustee or their affiliates. Any of the foregoing could result in losses to the Shareholders or negatively affect the Trust’s ability to operate.

Regulatory changes or interpretations could obligate the Trust, the Trustee or the Sponsor to register and comply with new regulations, resulting in potentially extraordinary, nonrecurring expenses to the Trust.

Current and future federal or state legislation, CFTC and SEC rulemaking and other regulatory developments may impact the manner in which ether is treated. In particular, although the Interpretive Release classified ether as a “digital commodity” and not a security under the U.S. federal securities laws, ether may nonetheless in the future be classified by the CFTC as a “commodity interest” under the CEA, or a court or a future SEC administration could conclude that ether is a “security” under U.S. federal securities laws notwithstanding the Interpretive Release. The Sponsor, the Trustee and the Trust cannot be certain as to how future regulatory developments will impact the treatment of ether under the law. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. If the Sponsor decides to terminate the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to Shareholders.

To the extent that ether is deemed to fall within the definition of a “commodity interest” under the CEA, the Trust, the Trustee and the Sponsor may be subject to additional regulation under the CEA and CFTC regulations. The Sponsor or the Trustee may be required to register as a commodity pool operator or commodity trading adviser with the CFTC and become a member of the National Futures Association (“NFA”) and may be subject to additional regulatory requirements with respect to the Trust, including disclosure and reporting requirements. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor or the Trustee determines not to comply with such additional regulatory and registration requirements, the Trustee will terminate the Trust. Any such termination could result in the liquidation of the Trust’s ether at a time that is disadvantageous to Shareholders.

To the extent that ether is deemed to fall within the definition of a security under U.S. federal securities laws, the Trust, the Trustee and the Sponsor may be subject to additional requirements under the Investment Company Act and the Sponsor or the Trustee may be required to register as an investment adviser under the Investment Advisers Act. Such additional registration may result in extraordinary, recurring and/or non‑recurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor or the Trustee determines not to comply with such additional regulatory and registration requirements, the Trustee will terminate the Trust. Any such termination could result in the liquidation of the Trust’s ether at a time that is disadvantageous to Shareholders.

The treatment of the Trust for U.S. federal income tax purposes is uncertain.

The Sponsor intends to take the position that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes. Assuming that the Trust is a grantor trust, the Trust will not be subject to U.S. federal income tax. Rather, if the Trust is a grantor trust, each beneficial owner of Shares will be treated as directly owning its pro rata share of the Trust’s assets and a pro rata portion of the Trust’s income, gain, losses and deductions will “flow through” to each beneficial owner of Shares.

The Trust may take certain positions with respect to the tax consequences of Incidental Rights and its receipt of IR Digital Asset. If the IRS were to disagree with, and successfully challenge any of these positions, the Trust might not qualify as a grantor trust. In addition, the Sponsor has committed to cause the Trust to irrevocably abandon any Incidental Rights and IR Digital Asset to which the Trust may become entitled in the future. However, there can be no assurance that these abandonments would be treated as effective for U.S. federal income tax purposes, or that the Sponsor will continue to cause the Trust to irrevocably abandon any Incidental Rights and IR Digital Asset if there are future regulatory developments that would make it feasible for the Trust to retain those assets. If the Trust were treated as owning any asset other than ether (and/or incidental cash) as of any date on which it creates or redeems Shares, it may cease to qualify as a grantor trust for U.S. federal income tax purposes. Because of the evolving nature of digital currencies, it is not possible to predict potential future developments that may arise with respect to digital currencies, including forks, airdrops and other similar occurrences. Assuming that the Trust is currently a grantor trust for U.S. federal income tax purposes, certain future developments could render it impossible, or impracticable, for the Trust to continue to be treated as a grantor trust for such purposes.

If the Trust is not properly classified as a grantor trust, the Trust might be classified as a partnership for U.S. federal income tax purposes. If the Trust were classified as a partnership for U.S. federal income tax purposes, the tax consequences of owning Shares generally would not be materially different from the tax consequences described herein, although there might be certain differences, including with respect to timing of the recognition of taxable income or loss and, withholding taxes (in certain circumstances). If the Trust were classified as a partnership for U.S. federal income tax purposes and any income or gain recognized by a Non-U.S. Shareholder, including gain on a disposition of Shares, were treated as “effectively connected” with the conduct of a trade or business in the United States, such Non-U.S. Shareholder could be subject to U.S. federal income tax, filing obligations and applicable withholding, including potential withholding on a disposition of Shares. In addition, tax information reports provided to beneficial owners of Shares would be made in a different form. If the Trust were not classified as either a grantor trust or a partnership for U.S. federal income tax purposes, it generally would be classified as a corporation for such purposes. If it were treated as a corporation, the Trust would be subject to entity-level U.S. federal income tax (currently at the rate of 21%), plus possible state and/or local taxes on its net taxable income, and certain distributions made by the Trust to Shareholders would be treated as taxable dividends to the extent of the Trust’s current and accumulated earnings and profits. Any such dividend distributed to a beneficial owner of Shares that is a non-U.S. person for U.S. federal income tax purposes generally would be subject to U.S. federal withholding tax at a rate of 30% (or such lower rate as provided in an applicable tax treaty).

The treatment of digital assets for U.S. federal income tax purposes is uncertain.

Assuming that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes, each beneficial owner of Shares will be treated for U.S. federal income tax purposes as the owner of an undivided interest in the ether held in the Trust. Due to the new and evolving nature of digital assets and the absence of comprehensive guidance with respect to digital assets, many significant aspects of the U.S. federal income tax treatment of digital assets (including digital currencies) are uncertain.

In 2014, the IRS released a notice (the “Notice”) discussing certain aspects of “convertible virtual currency” (that is, digital currency that has an equivalent value in fiat currency or that acts as a substitute for fiat currency) for U.S. federal income tax purposes and, in particular, stating that such digital currency (i) is “property” (ii) is not “currency” for purposes of the rules relating to foreign currency gain or loss and (iii) may be held as a capital asset. In 2019, the IRS released a revenue ruling and a set of “Frequently Asked Questions” (the “Ruling & FAQs”) that provide some additional guidance, including guidance to the effect that, under certain circumstances, hard forks of digital currencies are taxable events giving rise to ordinary income and guidance with respect to the determination of the tax basis of digital currency. However, the Notice and the Ruling & FAQs do not address other significant aspects of the U.S. federal income tax treatment of digital assets. Moreover, although the Ruling & FAQs address the treatment of hard forks, there continues to be uncertainty with respect to the timing and amount of the income inclusions.

Future developments that may arise with respect to digital assets may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income tax purposes. For example, the Notice addresses only digital currency that is “convertible virtual currency,” and it is conceivable that, as a result of a fork, airdrop or similar occurrence, the Trust will hold certain types of digital assets that are not within the scope of the Notice.

There can be no assurance that the IRS will not alter its position with respect to digital assets in the future or that a court would uphold the treatment set forth in the Notice and the Ruling & FAQs. It is also unclear what additional guidance on the treatment of digital assets for U.S. federal income tax purposes may be issued in the future. Any future guidance on the treatment of digital assets for U.S. federal income tax purposes could increase the expenses of the Trust and could have an adverse effect on the prices of digital currencies, including on the price of ether in the digital asset markets. As a result, any such future guidance could have an adverse effect on the value of the Shares.

Shareholders are urged to consult their tax advisers regarding the tax consequences of owning and disposing of Shares and digital assets in general.

Future developments regarding the treatment of digital assets for U.S. federal income tax purposes could adversely affect the value of the Shares.

As discussed above, many significant aspects of the U.S. federal income tax treatment of digital assets, such as ether, are uncertain, and it is unclear what guidance on the treatment of digital currency for U.S. federal income tax purposes may be issued in the future. It is possible that any such guidance would have an adverse effect on the prices of digital assets, including on the price of ether in digital asset platforms, and therefore may have an adverse effect on the value of the Shares.

Because of the evolving nature of digital assets, it is not possible to predict potential future developments that may arise with respect to digital assets, including forks, airdrops and similar occurrences. Such developments may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income tax purposes. Moreover, certain future developments could render it impossible, or impracticable, for the Trust to continue to be treated as a grantor trust for U.S. federal income tax purposes.

Future developments in the treatment of digital currency for tax purposes other than U.S. federal income tax purposes could adversely affect the value of the Shares.

The taxing authorities of certain states, including New York, (i) have announced that they will follow the Notice with respect to the treatment of digital currencies for state income tax purposes and/or (ii) have issued guidance exempting the purchase and/or sale of digital assets for fiat currency from state sales tax. Other states have not issued any guidance on these points, and could take different positions (e.g., imposing sales taxes on purchases and sales of digital currencies for fiat currency), and states that have issued guidance on their tax treatment of digital currencies (or other digital assets) could update or change their tax treatment of digital currencies (or other digital assets). It is unclear what further guidance on the treatment of digital currencies for state or local tax purposes may be issued in the future. A state or local government authority’s treatment of ether may have negative consequences, including the imposition of a greater tax burden on investors in ether or the imposition of a greater cost on the acquisition and disposition of ether generally.

The treatment of digital currencies for tax purposes by non-U.S. jurisdictions may differ from the treatment of digital currencies for U.S. federal, state or local tax purposes. It is possible, for example, that a non-U.S. jurisdiction would impose sales tax or value-added tax on purchases and sales of digital currencies for fiat currency. If a foreign jurisdiction with a significant share of the market of ether users imposes onerous tax burdens on digital currency users, or imposes sales or value-added tax on purchases and sales of digital currency for fiat currency, such actions could result in decreased demand for ether in such jurisdiction.

Any future guidance on the treatment of digital assets for state, local or non-U.S. tax purposes could increase the expenses of the Trust and could have an adverse effect on the prices of digital assets, including on the price of ether in digital asset platforms. As a result, any such future guidance could have an adverse effect on the value of the Shares.

A U.S. Tax-Exempt Shareholder may recognize “unrelated business taxable income” as a consequence of an investment in Shares.

Under the guidance provided in the Ruling & FAQs, hard forks, airdrops and similar occurrences with respect to digital currencies will under certain circumstances be treated as taxable events giving rise to ordinary income. In the absence of guidance to the contrary, it is possible that any such income recognized by a U.S. Tax-Exempt Shareholder may constitute “unrelated business taxable income” (“UBTI”). U.S. Tax-Exempt Shareholders should consult their tax advisers regarding whether such Shareholder may recognize UBTI as a consequence of an investment in Shares.

Shareholders could incur a tax liability without an associated distribution of the Trust.

In the normal course of business, it is possible that the Trust could incur a taxable gain in connection with the sale of ether (such as sales of ether to obtain fiat currency with which to pay the Sponsor’s Fee or Trust expenses, and including deemed sales of ether as a result of the Trust using ether to pay the Sponsor’s Fee or its expenses) that is otherwise not associated with a distribution to Shareholders. Accordingly, Shareholders may be subject to tax due to the grantor trust status of the Trust even though there is not a corresponding distribution from the Trust.

A hard “fork” of the Ethereum blockchain could result in Shareholders incurring a tax liability.

If a hard fork occurs in the Ethereum blockchain, the Trust could hold both the original ether and the alternative new ether. The IRS has held that a hard fork resulting in the creation of new units of crypto assets is a taxable event giving rise to ordinary income. Moreover, if such an event occurs, the Trust Agreement provides that the Sponsor shall have the discretion to determine whether the original or the alternative asset shall constitute ether. The Trust shall treat whichever asset the Sponsor determines is not ether as Incidental Rights or IR Digital Asset, which it has committed to irrevocably abandon.

The Ruling & FAQs do not address whether income recognized by a non-U.S. person as a result of a fork, airdrop or similar occurrence could be subject to the 30% withholding tax imposed on U.S.-source “fixed or determinable annual or periodical” income. Non-U.S. Shareholders should assume that, in the absence of guidance, a withholding agent (including the Sponsor) is likely to withhold 30% of any such income recognized by a Non-U.S. Shareholder in respect of its Shares, including by deducting such withheld amounts from proceeds that such Non-U.S. Shareholder would otherwise be entitled to receive in connection with a distribution of Incidental Rights or IR Digital Asset. The Sponsor has committed to cause the Trust to irrevocably abandon any Incidental Rights and IR Digital Asset to which the Trust may become entitled in the future. However, there can be no assurance that these abandonments would be treated as effective for U.S. federal income tax purposes, or that the Sponsor will continue to cause the Trust to irrevocably abandon any Incidental Rights and IR Digital Asset if there are future regulatory developments that would make it feasible for the Trust to retain those assets.

The receipt of Incidental Rights or IR Digital Asset may cause Shareholders to incur a U.S. federal, state, and/or local, or non-U.S., tax liability. Any tax liability could adversely impact an investment in the Shares and may require Shareholders to prepare and file tax returns they would not otherwise be required to prepare and file.

Risk Factors Related to Potential Conflicts of Interest

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust. The Sponsor and its affiliates have no fiduciary duties to the Trust and its Shareholders other than as provided in the Trust Agreement, which may permit them to favor their own interests to the detriment of the Trust and its Shareholders.

The Sponsor will manage the affairs of the Trust. Conflicts of interest may arise among the Sponsor and its affiliates, on the one hand, and the Trust and its Shareholders, on the other hand. As a result of these conflicts, the Sponsor may favor its own interests and the interests of its affiliates over the Trust and its Shareholders. These potential conflicts include, among others, the following:

●

the Sponsor has no fiduciary duties to, and is allowed to take into account the interests of parties other than, the Trust and its Shareholders in resolving conflicts of interest, provided the Sponsor does not act in bad faith;

●	the Trust has agreed to indemnify the Sponsor, the Delaware Trustee, the Trustee and their respective affiliates pursuant to the Trust Agreement;

●	the Sponsor is responsible for allocating its own limited resources among different clients and potential future business ventures, to each of which it may owe fiduciary duties;

●

the Sponsor and its staff also service affiliates of the Sponsor, and may also service other digital asset investment vehicles, and their respective clients and cannot devote all of its, or their, respective time or resources to the management of the affairs of the Trust;

●	the Sponsor, its affiliates and their officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Trust;

●

affiliates of the Sponsor may start to have substantial direct investments in ether, stablecoins (such as USDC), or other digital assets or companies in the digital assets ecosystem that they are permitted to manage taking into account their own interests without regard to the interests of the Trust or its Shareholders, and any increases, decreases or other changes in such investments could affect the Index price and, in turn, the value of the Shares;

●	the Sponsor decides whether to retain separate counsel, accountants or others to perform services for the Trust;

●

BlackRock expects to receive compensation from an affiliate of the Ether Custodian for BlackRock’s technology support of such affiliate’s enhanced integration with the Aladdin Platform, and a portion of such compensation may be based on the use of such affiliate’s products and services by Aladdin clients; and

●	the Sponsor may appoint an agent to act on behalf of the Shareholders, which may be the Sponsor or an affiliate of the Sponsor.

By purchasing the Shares, Shareholders agree and consent to the provisions set forth in the Trust Agreement.

Investment vehicles advised or managed by affiliates of the Sponsor hold a minority interest in Coinbase Global, the parent of Coinbase Inc., which serves as the Trust’s Prime Execution Agent and operates one of the digital asset platforms included in the Index price and is the parent of the Ether Custodian.

Investment vehicles advised or managed by affiliates of the Sponsor own shares in many public companies listed in the United States, including Coinbase Global, the parent of Coinbase Inc. which operates the Coinbase platform and serves as the Trust’s Prime Execution Agent. The Sponsor values the digital assets held by the Trust by reference to the Index price. Coinbase is one of the digital asset platforms included in the Index.

Although neither the Sponsor nor any affiliates of the Sponsor nor any investment vehicles managed or advised by any of them exercise control over Coinbase, it is possible that positions of investment vehicles managed by affiliates of the Sponsor in Coinbase may present risks to Shareholders to the extent affiliates of the Sponsor cause the Sponsor to favor Coinbase’s interests over the interests of the Trust or its Shareholders with respect to, for example, fees charged, and the quality of service provided by Coinbase as Prime Execution Agent. Similarly, investors could have concerns that the Sponsor or affiliates of the Sponsor could influence market data provided by Coinbase in a way that benefits the Sponsor, for example by artificially inflating the values of ether in order to increase the Sponsor’s Fee. This could make the Trust’s Shares less attractive to investors than the shares of similar vehicles that do not present these concerns, adversely affect investor sentiment about the Trust and negatively affect Share trading prices.

Coinbase Global is also the parent company of the Ether Custodian. The Ether Custodian serves as a fiduciary and custodian on the Trust’s behalf, and is responsible for safeguarding digital assets held by the Trust and holding the private keys that provide access to the Trust’s digital wallets and vaults. The positions of investment vehicles managed by affiliates of the Sponsor in the parent company of the Ether Custodian may present risks to Shareholders to the extent affiliates of the Sponsor cause the Sponsor to favor the Ether Custodian’s interests over the interests of the Trust or its Shareholders with respect to, for example, fees charged, and the quality of service provided by the Ether Custodian. Similarly, it is possible that investors could have concerns that the interests owned by investment vehicles managed by affiliates of the Sponsor in Coinbase could cause it to refrain from taking actions that are in the best interests of the Trust but that could harm the Ether Custodian. This could make the Trust’s Shares less attractive to investors than the shares of similar vehicles that do not present these concerns, adversely affect investor sentiment about the Trust and negatively affect Share trading prices.

Shareholders cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Trust.

Shareholders cannot be assured that the Sponsor will be willing or able to continue to serve as sponsor to the Trust for any length of time. If the Sponsor discontinues its activities on behalf of the Trust and a substitute sponsor is not appointed, the Trust will terminate and liquidate its ether.

Appointment of a substitute sponsor will not guarantee the Trust’s continued operation, successful or otherwise. Because a substitute sponsor may have no experience managing a digital asset financial vehicle, a substitute sponsor may not have the experience, knowledge or expertise required to ensure that the Trust will operate successfully or continue to operate at all. Therefore, the appointment of a substitute sponsor may not necessarily be beneficial to the Trust and the Trust may terminate.

Although the Ether Custodian is a fiduciary with respect to the Trust’s assets, it could resign or be removed by the Sponsor, which may trigger early dissolution of the Trust.

The Ether Custodian has represented that it is a fiduciary under § 100 of the New York Banking Law. Further, the Ether Custodian is a qualified custodian for purposes of Rule 206(4)-2(d)(6) under the Advisers Act and is licensed to custody the Trust’s ether in trust on the Trust’s behalf. However, the Ether Custodian may terminate the Custodian Agreement for cause at any time, upon providing the applicable notice provided under the Custodian Agreement. If the Ether Custodian resigns, is removed, or is prohibited by applicable law or regulation from acting as custodian, and no successor custodian has been employed and operationalized, the Sponsor may dissolve the Trust in accordance with the terms of the Trust Agreement.

Coinbase serves as the ether custodian and the prime execution agent for several competing exchange-traded Ethereum products, which could adversely affect the Trust’s operations and ultimately the value of the Shares.

The Prime Execution Agent and the Ether Custodian are both affiliates of Coinbase Global. As of June 30, 2026, Coinbase Global was the largest publicly traded blockchain company by market capitalization, according to CoinGecko.com. Additionally, Coinbase stated in its Q1 2026 earnings materials that it stores more digital assets than any other company and reported $294 billion of Assets on Platform for Q1 2026. By virtue of its leading market position and capabilities, and the relatively limited number of institutionally-capable providers of crypto asset brokerage and custody services, Coinbase serves as the ether custodian and the prime execution agent for several competing exchange-traded ether products, as well as other companies in the digital asset industry, such as digital asset treasury companies. Similarly, the Additional Ether Custodian serves as the custodian for several competing exchange-traded ether products and other companies in the digital asset industry. Therefore, Coinbase and Anchorage have a critical role in supporting the U.S. spot ether exchange-traded product ecosystem and the digital asset industry generally, and their size and market share create the risk that they may fail to properly resource their operations to adequately support all such products that use their services that could harm the Trust, the Shareholders and the value of the Shares. If the Ether Custodian or Additional Ether Custodian were to favor the interests of certain products over others, it could result in inadequate attention or comparatively unfavorable commercial terms to less favored products, which could adversely affect the Trust’s operations and ultimately the value of the Shares.

As illustrated by the 2022 Events, many of the players in the digital assets markets are interconnected - for example, certain market participants may be active in both borrowing and lending, or engage in a wide variety of trading relationships and transactions, with respect to many of the same counterparties, or with respect to the same digital assets or blockchain networks - which can heighten the contagion risks if one of them defaults on its obligations to others or a given digital blockchain network or digital asset were to stop functioning properly or lose substantial value, as applicable, leading to correlated failures in a wider market downturn or a disruption or market dislocation affecting that particular blockchain network or that particular digital asset, or losses. It is possible that, in circumstances similar to the 2022 Events, this interconnectedness risk affecting the Ether Custodian, the Additional Ether Custodian, the Prime Execution Agent, Authorized Participants, Ether Trading Counterparties, or other service providers to the Trust could adversely affect the Trust or its Shareholders, for instance by disrupting creation and redemption processes, or (in the case of the Prime Execution Agent or the Ether Custodian or Additional Ether Custodian) resulting in a loss of funds, such as (in the event of a large-scale system failure or cybersecurity breach) by exhausting available insurance funds.

The Trust’s Authorized Participants act in similar or identical capacities for several competing exchange-traded ether products which may impact the ability or willingness of one or more Authorized Participants to participate in the creation and redemption process, adversely affect the Trust’s ability to create or redeem Baskets and adversely affect the Trust’s operations and ultimately the value of the Shares.

Many of the Trust’s Authorized Participants, now or in the future, act or may act in the same capacity for several competing exchange-traded ether products. Each Authorized Participant and Ether Trading Counterparty has limited balance sheet capacity, which means that, particularly during times of heightened market trading activity or market volatility or turmoil, Authorized Participants may not be able or willing to submit creation or redemption orders, and Ether Trading Counterparties may not be able or willing to engage in ether purchases or sales with the Trust or may do so in limited capacities. The inability or unwillingness of Authorized Participants or Ether Trading Counterparties to do so could lead to the potential for the Shares to trade at premiums or discounts to the NAV, and such premiums or discounts could be substantial.

Furthermore, if creations or redemptions are unavailable due to the inability or unwillingness of one or more of the Trust’s Authorized Participants to submit creation or redemption orders with the Trust (or do so in a limited capacity), the arbitrage mechanism may fail to function as efficiently as it otherwise would or be unavailable. This could result in impaired liquidity for the Shares, wider bid/ask spreads in the secondary trading of the Shares and greater costs to investors and other market participants, all of which could cause the Sponsor to halt or suspend the creation or redemption of Shares during such times, among other consequences.

Shareholders may be adversely affected by the lack of independent advisers representing investors in the Trust.

The Sponsor has consulted with counsel, accountants and other advisers regarding the formation and operation of the Trust. No counsel was appointed to represent investors in connection with the formation of the Trust or the establishment of the terms of the Trust Agreement and the Shares. Moreover, no counsel has been appointed to represent an investor in connection with the offering of the Shares. Accordingly, an investor should consult his, her or its own legal, tax and financial advisers regarding the desirability of the value of the Shares. Lack of such consultation may lead to an undesirable investment decision with respect to investment in the Shares.

Shareholders and Authorized Participants lack the right under the Custodian Agreement to assert claims directly against the Ether Custodian, which significantly limits their options for recourse.

Neither the Shareholders nor any Authorized Participant have a right under the Custodian Agreement to assert a claim against the Ether Custodian. Claims under the Custodian Agreement may only be asserted by the Trustee on behalf of the Trust.

There is no guarantee that every employee, officer, director, or similar person associated with the Sponsor, Trustee, or the BlackRock Affiliates will comply with the Policies, duties and training and refrain from engaging in insider trading in violation of their duties to the Trust and Sponsor.

While the Sponsor has adopted and implemented the policies and procedures that are reasonably designed to ensure compliance with applicable law, including a Compliance Manual and Code of Business Conduct and Ethics, which address conflicts of interest (together, the “Policies”) and will adopt standard operating practices requiring that certain applicable personnel pre-clear personal trading activity in which ether is the referenced asset, there is no way to guarantee that every employee, officer, director, or similar person associated with the Sponsor, Trustee, or the BlackRock affiliates will comply at all times with such Policies, duties and training and refrain from engaging in insider trading in violation of their duties to the Trust and Sponsor. This risk is present in traditional financial markets and is not unique to ether. If such employees or others affiliated with the Trust, Sponsor, Trustee, or Affiliates respectively do engage in illegal conduct or conduct which fails to meet applicable regulatory standards, the Trust, Sponsor, Trustee or relevant Affiliate respectively could be the target of civil or criminal fines, penalties, punishments, or other regulatory or other sanctions or lawsuits or could be the target of an investigation, whether directly or indirectly, such as on a failure to diligently supervise theory. Any of these outcomes could cause the Trust and Shareholders to suffer harm.

The Sponsor, the Trustee and the BlackRock Affiliates may also participate in transactions related to ether, either for their own account (subject to certain internal employee trading operating practices) or for the account of others, such as clients, and such transactions may occur prior to, during, or after the commencement of this offering. Such transactions may not serve to benefit the Shareholders of the Trust and may have a positive or negative effect on the value of the ether held by the Trust and, consequently, on the market value of ether.

Risk Factors Related to ERISA

In General.

Notwithstanding the commercially reasonable efforts of the Sponsor, it is possible that the underlying assets of the Trust will be deemed to include “plan assets” for the purposes of Part 4 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) or Section 4975 of the Code (as defined below). A determination that the assets of the Trust were “plan assets” could result in, among other things, (i) the application of the prudence and other fiduciary standards of ERISA to investments made by the Trust and (ii) the possibility that certain transactions in which the Trust might otherwise seek to engage in the ordinary course of its business and operation could constitute non-exempt “prohibited transactions” under Section 406 of ERISA and/or Section 4975 of the Code, which could restrict the Trust from entering into an otherwise desirable investment or from entering into an otherwise favorable transaction. In addition, fiduciaries who decide to invest in the Trust could, under certain circumstances, be liable for “prohibited transactions” or other violations as a result of their investment in the Trust or as co-fiduciaries for actions taken by or on behalf of the Trust or the Sponsor. There may be other similar laws that also apply to an investment in the Trust.

The application of ERISA (including the corresponding provisions of the Code and other relevant laws) may be complex and dependent upon the particular facts and circumstances of the Trust and of each Plan, and it is the responsibility of the appropriate fiduciary of each investing Plan to ensure that any investment in the Trust by such Plan is consistent with all applicable requirements. Each Shareholder, whether or not subject to Part 4 Subtitle B of Title I of ERISA or Section 4975 of the Code, should consult its own legal and other advisors regarding the considerations discussed above and all other relevant ERISA and other considerations before purchasing the Shares.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance and sale of Baskets consist of ether and cash deposits. Ether deposits are held by the Ether Custodian or Prime Execution Agent on behalf of the Trust until (i) delivered to Authorized Participants or their designated agent or client in connection with an in-kind redemption or sold in connection with a cash redemption or (ii) sold to pay the Sponsor’s Fee and Trust expenses or liabilities not assumed by the Sponsor. Cash deposits are held by the Cash Custodian or Prime Execution Agent on behalf of the Trust until (i) transferred in connection with the purchase of ether, (ii) delivered to Authorized Participants in connection with a cash redemption of Baskets or (iii) transferred to pay the Sponsor’s Fee and Trust expenses or liabilities not assumed by the Sponsor. See “Business of the Trust—Trust Expenses.”

OVERVIEW OF THE ETHEREUM INDUSTRY

Introduction

Ether is a digital asset that is created and transmitted through the operations of the peer-to-peer Ethereum network, which is a network of computers, known as nodes, that operates on cryptographic computer-code based logic, called a protocol. No single entity owns or operates the Ethereum network, the infrastructure of which is collectively maintained by a distributed user base, a phenomenon known as decentralization. The Ethereum network allows people to exchange tokens of value, called Ether or ether, which are recorded on a public transaction ledger known as the Ethereum blockchain. Ether can be used to pay for goods and services, including computational power on the Ethereum network, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on digital asset platforms or in individual end-user-to-end-user transactions under a barter system.

The Ethereum network allows users to write and implement computer programs called smart contracts-that is, general-purpose code that executes on every computer in the network and can instruct the transmission of information and value based on a sophisticated set of logical conditions. Using smart contracts, users can create markets, store registries of debts or promises, represent the ownership of property, move funds in accordance with conditional instructions and create digital assets other than ether on the Ethereum network. Smart contract operations are executed on the Ethereum blockchain in exchange for payment of ether. The Ethereum network is one of a number of projects intended to expand blockchain use beyond just a peer-to-peer money system. The Ethereum network is commonly understood to be decentralized and does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of ether. Rather, following the initial distribution of ether, ether is created, burned and allocated by the Ethereum network protocol through a process that is currently subject to an issuance and burn rate as further described under “—Limits on ether Supply” below. The value of ether is determined by the supply of and demand for ether on the digital asset platforms or in private end-user-to-end-user transactions. There is no hard cap which would limit the number of outstanding ether at any one time to a predetermined maximum.

New ether are created and rewarded to the validators of a block in the Ethereum blockchain for verifying transactions and attesting to blocks in accordance with protocol rules; validators may also receive priority fees and MEV-related payments. The base fee portion of transaction fees is burned under EIP-1559, as described below.

The Ethereum blockchain is effectively a decentralized database that includes all blocks that have been validated and it is updated to include new blocks as they are validated. Each ether transaction is broadcast to the Ethereum network and, when included in a block, recorded in the Ethereum blockchain. As each new block records outstanding ether transactions, and outstanding transactions are settled and validated through such recording, the Ethereum blockchain represents a complete, transparent and unbroken history of all transactions of the Ethereum network. For further details, see “—Creation of New Ether.”

Among other things, ether is used to pay for transaction fees and computational services (i.e., smart contracts) on the Ethereum network; users of the Ethereum network pay for the computational power of the machines executing the requested operations with ether. Requiring payment in ether on the Ethereum network incentivizes developers to write quality applications and increases the efficiency of the Ethereum network because wasteful code costs more. It also ensures that the Ethereum network remains economically viable by compensating people for their contributed computational resources.

An Ethereum client (“Ethereum Client”) is a software application that implements the Ethereum network specification and communicates with the Ethereum network. A “node” is a computer or other device that has downloaded the Ethereum Client and is connected to other computers also running the Ethereum Client software, together forming the peer-to-peer Ethereum network. Following the switch to proof of stake consensus, discussed below, an Ethereum Client consists of two software programs, an Execution Client and a Consensus Client. Becoming a validator requires downloading additional software in addition to the Execution Client and Consensus Client.

History of Ethereum

The Ethereum network was originally described in a 2013 white paper by Vitalik Buterin, a programmer involved with ether, with the goal of creating a peer-to-peer, open-source network enabling users to create dApps powered by smart contracts, which are general-purpose code that executes on the Ethereum network. By combining the Ethereum blockchain with a flexible scripting language that is designed to be capable of implementing sophisticated logic and executing a wide variety of instructions, the Ethereum network was designed to act as a programmable infrastructure layer that would enable users to create their own rules for ownership, transaction formats and state transition functions that they could build into custom software programs of their own creation. The formal development of the Ethereum network began through a Swiss firm called Ethereum Switzerland GmbH (“EthSuisse”) in conjunction with several other entities. Subsequently, the Ethereum Foundation, a Swiss non-profit organization, was set up to oversee the protocol’s development. The Ethereum network went live on July 30, 2015. Since then, various groups, including the Ethereum Foundation as well as third parties, have developed several forms of interoperable, but distinct, forms of Ethereum Client software (for example, prominent forms of Execution Client software implementations include, as of the date of this registration statement, Besu, Erigon, Geth, Nethermind, and Reth, among others, and well-known Consensus Client software implementations include, as of the date of this registration statement, Lighthouse, Lodestar, Nimbus, Prysm, and Teku, among others, although these could change at any time and this is not a comprehensive list) which together make up the Ethereum network. Decentralized applications and smart contracts run on top of the Ethereum network. Decentralized applications may be controlled by a single user or small group. See “Risk Factors—Risk Factors Related to Digital Assets—Smart contracts, including those relating to DeFi applications, are a new technology and their ongoing development and operation may result in problems, which could reduce the demand for ether or cause a wider loss of confidence in the Ethereum network, either of which could have an adverse impact on the value of ether.”

Ether is the digital asset that powers the Ethereum network and serves as the network’s native unit of account that is used to pay transaction fees, a portion of which is paid to the protocol itself and burned, and another portion of which is paid to validators as priority fees. Unlike other digital assets, such as bitcoin, which are solely created through a progressive mining process, 72.0 million ether were created in connection with the launch of the Ethereum network. For additional information on the initial distribution, see “—Creation of New Ether.” Coinciding with the network launch, it was decided that EthSuisse would be dissolved, designating the Ethereum Foundation as the sole organization dedicated to protocol development.

Smart Contracts and Development on the Ethereum network

Smart contracts are programs that run on a blockchain and that can execute automatically when certain conditions are met. Smart contracts facilitate the exchange of anything representative of value, such as money, information, property, or voting rights. Using smart contracts, users can send or receive digital assets, create markets, store registries of debts or promises, represent ownership of property or a company, move funds in accordance with conditional instructions and create new digital assets. Smart contracts and dApps can execute their code on the execution layer of the Layer 1 (as defined below) Ethereum network, through Execution Clients located on the Layer 1 Ethereum network. The principal scaling path for the Ethereum ecosystem is currently centered on Layer 2 networks, including rollups, that execute transactions off the Layer 1 Ethereum network and post transaction data or proofs back to the Layer 1 Ethereum network where consensus is reached.

Development on the Ethereum network involves building more complex tools on top of smart contracts, such as dApps; organizations that are autonomous, known as decentralized autonomous organizations (“DAOs”); and entirely new decentralized networks. For example, a company that distributes charitable donations on behalf of users could hold donated funds in smart contracts that are paid to charities only if the charity satisfies certain pre-defined conditions.

Moreover, the Ethereum network has also been used as a platform for creating new digital assets and conducting their associated initial coin offerings. As of June 30, 2026, a significant percentage of digital assets not issued as the native token on their own blockchains were built on the Ethereum network, with such assets representing a significant amount of the total market value of all digital assets.

More recently, the Ethereum network has been used for DeFi or open finance platforms, which seek to democratize access to financial services, such as borrowing, lending, custody, trading, derivatives and insurance, by removing third-party intermediaries. DeFi can allow users to lend and earn interest on their digital assets, exchange one digital asset for another and create derivative digital assets such as stablecoins, which are digital assets pegged to a reserve asset such as fiat currency. During 2025, between approximately $43 billion and $97 billion worth of digital assets were locked up as collateral on DeFi platforms on the Ethereum network.

In addition, the Ethereum network and other smart contract platforms have been used for creating NFTs. Unlike digital assets native to smart contract platforms, which are fungible and enable the payment of fees for smart contract execution, NFTs allow for digital ownership of assets that convey certain rights to other digital or real-world assets. This new paradigm allows users to own rights to other assets through NFTs, which enable users to trade them with others on the Ethereum network. For example, an NFT may convey rights to a digital asset that exists in an online game or a dApp, and users can trade their NFT in the dApp or game, and carry them to other digital experiences, creating an entirely new free-market internet-native economy that can be monetized in the physical world.

The DAO and Ethereum Classic

In July 2016, the Ethereum network experienced what is referred to as a permanent hard fork that resulted in two different versions of its blockchain: Ethereum and Ethereum Classic.

In April 2016, a blockchain solutions company known as Slock.it announced the launch of a decentralized autonomous organization, known as “The DAO” on the Ethereum network. The DAO was designed as a decentralized crowdfunding model, in which anyone could contribute ether tokens to The DAO in order to become a voting member and equity stakeholder in the organization. Members of The DAO could then make proposals about different projects to pursue and put them to a vote. By committing to profitable projects, members would be rewarded based on the terms of a smart contract and their proportional interest in The DAO. As of May 27, 2016, $150 million, or approximately 14% of all ether outstanding, was contributed to, and invested in, The DAO.

On June 17, 2016, an anonymous hacker exploited The DAO smart contract code to siphon approximately $60 million, or 3.6 million ether, into a segregated account. Upon the news of the breach, the price of ether was quickly cut in half as investors liquidated their holdings and members of the Ethereum community worked to determine a solution.

In the days that followed, several attempts were made to retrieve the stolen funds and secure the Ethereum network. However, it soon became apparent that direct interference with the protocol (i.e., a hard fork) would be necessary. The argument for the hard fork was that it would create an entirely new version of the Ethereum blockchain, erasing any record of the theft, and restoring the stolen funds to their original owners. The counterargument was that it would be antithetical to the core principle of immutability of the Ethereum blockchain.

The decision over whether or not to hard fork the Ethereum blockchain was put to a vote of Ethereum community members. A majority of votes were cast in favor of a hard fork. On July 15, 2016, a hard fork specification was implemented by the Ethereum Foundation. On July 20, 2016, the Ethereum network completed the hard fork, and a new version of the blockchain, without recognition of the theft, was born.

Many believed that after the hard fork the original version of the Ethereum blockchain would dissipate entirely. However, a group of validators continued to mine the original Ethereum blockchain for philosophical and economic reasons. On July 20, 2016, the original Ethereum protocol was rebranded as Ethereum Classic, and its native token as ether classic (ETC), preserving the untampered transaction history (including The DAO theft). Following the hard fork of Ethereum, each holder of ether automatically received an equivalent number of ETC tokens.

Overview of the Ethereum Network’s Operations

In order to own, transfer or use ether directly on the Ethereum network on a peer-to-peer basis (as opposed to through an intermediary, such as a custodian or centralized exchange), a person generally must have internet access to connect to the Ethereum network. Ether transactions may be made directly between end-users without the need for a third-party intermediary. To prevent the possibility of double-spending ether, a user must notify the Ethereum network of the transaction by broadcasting the transaction data to its network peers. The Ethereum network provides confirmation against double-spending by memorializing every peer-to-peer transaction in the Ethereum blockchain, which is publicly accessible and transparent. This memorialization and verification against double-spending of peer-to-peer transactions is accomplished through the Ethereum network validation process, which adds “blocks” of data, including recent transaction information, to the Ethereum blockchain.

Summary of an Ether Transaction

A “transaction request” refers to a request to the Ethereum network made by a user, in which the requesting user (the “sender”) asks the Ethereum network to send some ether or execute some code. A “transaction” refers to a fulfilled transaction request and the associated change in the Ethereum network’s state. An Ethereum Client is a software application that implements the Ethereum network specification and communicates with the Ethereum network. A node is a computer or other device, such as a mobile phone, running an individual Ethereum Client that is connected to other computers also running their own Ethereum Clients, which collectively form the Ethereum network. Nodes can be full nodes (meaning they host a local copy of the entire Ethereum blockchain), or light nodes, which only host a local copy of a sub-portion of the full Ethereum blockchain with reduced data. Nodes may (but do not have to) be validators, which requires them to download an additional piece of software in the node’s Ethereum Client and stake a certain amount of ether, which is discussed below.

Any user can broadcast a transaction request to the Ethereum network from a node located on the network. A user can run their own node, or they can connect to a node operated by others. For the transaction request to actually result in a change to the current state of the Ethereum network, it must be validated, executed, and “committed to the network” by another node (specifically, a validator node). Execution of the transaction request by the validator results in a change to Ethereum network’s state once the block containing the transaction is broadcast to all other nodes across the Ethereum network and consensus is reached. Once a block is sufficiently confirmed by successive blocks, the change is considered final. Transactions can include, for example, sending ether from one account to another, as discussed below; publishing a new smart contract onto the Ethereum network; or activating and executing the code of an existing smart contract, in accordance with the terms and conditions specified in the sender’s transaction request.

The Ethereum blockchain can be thought of as a ledger recording a history of transactions and the balances associated with individual accounts, each of which has an address on the Ethereum network. An Ethereum network account can be used to store ether. There are two types of Ethereum accounts: “externally owned accounts,” which are controlled by a private key, and “smart contract accounts,” which are controlled by their own code. Externally owned accounts are controlled by users, do not contain executable code, and are associated with a unique “public key” and “private key” pair, commonly referred to as a “wallet,” with the private key being used to execute transactions. Smart contract accounts contain, and are controlled by, their own executable code: every time the smart contract account receives a transaction from, or is “called” by, another user, the smart contract account’s code activates, allowing it to read and write to internal storage, send ether, or perform other operations. Both externally owned accounts and smart contract accounts can be used to send, hold, or receive ether, and both can interact with other smart contracts. However, only externally owned accounts have the power to initiate transactions; smart contract accounts can only send transactions of their own after they are first activated or called by another transaction. An externally owned account is associated with both a public address on the Ethereum network and a private key, while a smart contract account is only associated with a public address. While a smart contract account does not use a private key to authorize transactions, including transfers of ether, the developer of a smart contract may hold an “admin key” to the smart contract account, or have special access privileges, allowing the developer to make changes to the smart contract, enable or disable features on the smart contract, or change how the smart contract receives external inputs and data, among others.

Accounts depend on nodes to access the peer-to-peer Ethereum network. Through the node’s Ethereum Client, a user’s Ethereum wallet and its associated Ethereum network address enable the user to connect to the Ethereum network and transfer ether to, and receive ether from, other users, and interact with smart contracts, on a peer-to-peer basis. A user with an externally owned account can either run their own node (and their own Ethereum Client) and connect that node to their Ethereum wallet, allowing them to make transactions from their Ethereum wallet on the Ethereum network, or a user’s wallet can connect to third-party nodes operated as a service (e.g., Infura) and access the Ethereum network that way. Multiple accounts can access the Ethereum network through one node.

Each user’s Ethereum wallet is associated with a unique “public key” and “private key” pair. To receive ether in a peer-to-peer transaction, the ether recipient must provide its public key to the sender. This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The sender approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the address from which the sender is transferring the ether. The recipient, however, does not make public or provide to the sender the recipient’s related private key, only its public key.

Neither the recipient nor the sender reveal their private keys in a peer-to-peer transaction, because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses their private key, the user may permanently lose access to the ether contained in the associated address. Likewise, ether is irretrievably lost if the private key associated with them is deleted and no backup has been made. When sending ether, a user’s Ethereum wallet must sign the transaction with the sender’s associated private key. In addition, since every computation on the Ethereum network requires processing power, there is a mandatory transaction fee involved with the transfer that is paid by the sender to the Ethereum network itself (“base fee”), plus additional transaction fees the sender can elect (or not) to pay at their discretion to the validators who validate their transaction (“tip”). The resulting digitally signed transaction is sent by the user’s Ethereum wallet, via a node (whether run by the user or operated by others), to other Ethereum network nodes, who in turn broadcast it on a peer-to-peer basis to validators to allow transaction confirmation.

Ethereum network validators record and confirm transactions when they validate and add blocks of information to the Ethereum blockchain. Validators operate through nodes whose Ethereum Clients have an extra piece of software that permits the node to perform validation. In a proof-of-stake consensus protocol like that used by the Ethereum network, validators compete to be randomly selected to validate transactions. A validator must deposit at least 32 ether (and up to 2,048) to become a validator, which allows them to activate a unique validator key pair (consisting of a public and private validator key). Multiple validators can operate through a single validator node (including a validator node operated by a third party as a service). There are two types of validators, those who propose blocks (“proposers”) and those who participate in a committee which approves the block (“attesters”). Staking more ether (up to a maximum of 2,048 ether per validator) can increase the numerical chances that a given validator will be randomly selected. When a validator is randomly selected by the protocol’s algorithm to propose a block, it creates that block, which includes data relating to (i) the verification of newly submitted transaction requests submitted by senders and (ii) a reference to the prior block in the Ethereum blockchain to which the new block is being added. The proposing validator becomes aware of outstanding transaction requests through peer-to-peer data packet transmission and distribution enforced by the Ethereum protocol rules, which connects the proposer to users who want transactions recorded. If - once created - the proposing validator’s block is confirmed by a committee of randomly selected attesters, the block is broadcast to the Ethereum network and added to the Ethereum blockchain. Any smart contract code that has been called by the transaction request is also executed (provided the gas fees are paid for the Ethereum network’s computational power associated with executing the code, up to the gas limit specified by the sender). Upon the addition of a block included in the Ethereum blockchain, an adjustment to the ether balance in both the sender and recipient’s Ethereum network public key will occur, completing the ether transaction. Once a transaction is confirmed on the Ethereum blockchain, it is irreversible.

As a reward for their services in adding the block to the Blockchain, both the proposing validator and the attesting validators receive newly minted ether from the Ethereum network. If the proposing validator’s block is determined to be faulty or to break protocol rules by the approving validator committee, the proposer is penalized by having their staked ether reduced. Validators can also be penalized for attesting to transactions that break protocol rules or are inconsistent with the majority of other validators, or for inactivity or missing attestations that the Ethereum network protocol assigned to them. In extreme cases, a proposing or attesting validator can be “slashed”, meaning forcibly ejected by other validators, with their staked ether continuously drained, potentially up to the loss of their entire stake. In this way, the Ethereum network attempts to reduce double-spend and other attacks by validators and incentivize validator integrity.

Some ether transactions are conducted “off-blockchain” and are therefore not recorded in the Ethereum blockchain. Some “off-blockchain transactions” involve the transfer of control over, or ownership of, a specific digital wallet holding ether or the reallocation of ownership of certain ether in a digital wallet containing assets owned by multiple persons, such as a digital wallet maintained by a digital assets platform. In contrast to on-blockchain transactions, which are publicly recorded on the Ethereum blockchain, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off-blockchain transactions are not truly ether transactions in that they do not involve the transfer of transaction data on the Ethereum network and do not reflect a movement of ether between addresses recorded in the Ethereum blockchain. For these reasons, off-blockchain transactions are subject to risks as any such transfer of ether ownership is not protected by the protocol behind the Ethereum network or recorded in, and validated through, the blockchain mechanism.

Ether Markets and Platforms

Ether can be transferred in direct peer-to-peer transactions through the direct sending of ether over the Ethereum blockchain from one ether address to another. Among end-users, ether can be used to pay other members of the Ethereum network for goods and services under what resembles a barter system. Consumers can also pay merchants and other commercial businesses for goods or services through direct peer-to-peer transactions on the Ethereum blockchain or through third-party service providers.

In addition to using ether to engage in transactions, investors may purchase and sell ether to speculate as to the value of ether in the ether market, or as a long-term investment to diversify their portfolio. The value of ether within the market is determined, in part, by the supply of and demand for ether in the global ether market, market expectations for the adoption of ether as a store of value, the number of merchants that accept ether as a form of payment, and the volume of peer-to-peer transactions, among other factors.

Centralized ether spot market platforms typically permit investors to open accounts with the platform and then purchase and sell ether via websites or through mobile applications. Prices for trades on ether spot markets are typically reported publicly. An investor opening a trading account must deposit an accepted government-issued currency into their account with the centralized spot market platform, or a previously acquired digital asset, before they can purchase or sell assets on the spot market. The process of establishing an account with a centralized ether market platform and trading ether is different from, and should not be confused with, the process of users sending ether from one ether address to another spot ether address on the Ethereum blockchain. This latter process is an activity that occurs on the Ethereum network, while the former is an activity that occurs entirely within the order book operated by the spot market platforms. The spot market platform typically records the investor’s ownership of ether in its internal books and records, rather than on the Ethereum blockchain. The spot market platform ordinarily does not transfer ether to the investor on the Ethereum blockchain unless the investor makes a request to the platform to withdraw the ether in their platform account to an off-platform ether wallet.

Outside of the spot markets, ether can be traded over the counter (“OTC”). The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer two-sided liquidity for ether, investment managers, proprietary trading firms, high-net-worth individuals that trade ether on a proprietary basis, entities with sizable ether holdings, and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity, and other factors, although it tends to involve large blocks of ether. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price - often via phone or email - and one of the two parties will then initiate the transaction. For example, a seller of ether could initiate the transaction by sending the ether to the buyer’s ether address. The buyer would then wire U.S. dollars to the seller’s bank account. OTC trades are sometimes hedged and eventually settled with concomitant trades on ether spot markets.

In addition, ether futures and options trading occurs on platforms in the United States regulated by the CFTC. The market for CFTC-regulated trading of ether derivatives has developed substantially. As of June 30, 2026, regulated ether futures represented approximately $1.7 billion per day on average in notional trading volume on Chicago Mercantile Exchange (“CME”) in Q2 2026. Ether futures on the CME traded around $3.1 billion per day in the one year ending June 30, 2026 and represented around $5.4 billion in open interest per day. The Exchange or FINRA, on behalf of the Exchange, or both, will communicate as needed regarding trading in the Shares with other markets and other entities that are members of the ISG (including the CME), and the Exchange or FINRA, on behalf of the Exchange, or both, may obtain trading information regarding trading in the Shares and ether derivatives from such markets and other entities. The Exchange also may obtain information regarding trading in the Shares and listed ether derivatives via the ISG, from other platforms who are members or affiliates of the ISG, or with which the Exchange has entered into a comprehensive surveillance sharing agreement. The Exchange’s surveillance program includes real-time patterns for price and volume movements (including a pattern to surveil for significant deviation in the Commodity-Based Trust Shares’ price from the underlying asset’s price) as well as post-trade surveillance patterns (e.g., spoofing, marking the close, pinging, phishing). Trading Shares on the Exchange will be subject to the Exchange’s surveillance program for derivative products, including Commodity-Based Trust Shares as defined in Exchange Rule 5711(d). The Exchange has also implemented surveillance procedures that monitor the trading of the Shares on the Exchange during all trading sessions and to deter and detect violations of Exchange rules and the applicable federal securities laws.

Creation of New Ether

Initial Creation of Ether

Unlike other digital assets such as bitcoin, which are solely created through a progressive mining process, 72.0 million ether were created in connection with the launch of the Ethereum network. The initial 72.0 million ether were distributed as follows:

Initial Distribution: 60.0 million ether, or 83.33% of the supply, was sold to the public in a crowd sale conducted between July and August 2014 that raised approximately $18 million.

Ethereum Foundation: 6.0 million ether, or 8.33% of the supply, was distributed to the Ethereum Foundation for operational costs.

Ethereum Developers: 3.0 million ether, or 4.17% of the supply, was distributed to developers who contributed to the Ethereum network.

Developer Purchase Program: 3.0 million ether, or 4.17% of the supply, was distributed to members of the Ethereum Foundation to purchase at the initial crowd sale price.

Following the launch of the Ethereum network, ether supply initially increased through a progressive validation process. Following the introduction of EIP-1559, described below, ether supply and issuance rate varies based on factors such as recent use of the network.

Proof-of-Work Validation Process

Prior to September 2022, Ethereum operated using a proof-of-work consensus mechanism. Under proof-of-work, in order to incentivize those who incurred the computational costs of securing the network by validating transactions, there was a reward given to the computer (under proof-of-work, validators were known as “miners”) that was able to create the latest block on the chain. Every 12 seconds, on average, a new block was added to the Ethereum blockchain with the latest transactions processed by the network, and the miner that generated this block was awarded a variable amount of ether, depending on use of the network at the time. In certain validation scenarios, ether was sometimes sent to another miner if they were also able to find a solution, but their block was not included. This is referred to as an “uncle/aunt reward.” Due to the nature of the algorithm for block generation, this process (generating a “proof-of-work”) was guaranteed to be random. Prior to the Merge upgrade, described below, miners on the Ethereum network engaged in a set of prescribed complex mathematical calculations in order to add a block to the Ethereum blockchain and thereby confirm ether transactions included in that block’s data.

Proof-of-Stake Process

In the second half of 2020, the Ethereum network began the first of several stages of an upgrade that was initially known as “Ethereum 2.0.” and eventually became known as the “Merge” to transition the Ethereum network from a proof-of-work consensus mechanism to a proof-of-stake consensus mechanism. The Merge was completed on September 15, 2022 and the Ethereum network has operated on a proof-of-stake model since such time.

Unlike proof-of-work, in which validators expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, in proof-of-stake, validators risk or “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the amount of coins staked. Any malicious activity, such as validating multiple blocks, disagreeing with the eventual consensus or otherwise violating protocol rules, results in the forfeiture or “slashing” of a portion of the staked coins. Proof-of-stake is believed by some to be more energy efficient and scalable than proof-of-work. Every 12 seconds, approximately, a new block is added to the Ethereum blockchain with the latest transactions processed by the network, and the validator that generated this block is awarded ether.

Staking Activities

Neither the Trust, nor the Sponsor, nor the Ether Custodian, nor any other person associated with the Trust will, directly or indirectly, employ the Trust’s ether in Staking Activities. Accordingly, the Trust will not earn any form of staking rewards, or income of any kind, from Staking Activities. Foregoing potential returns from Staking Activities could cause an investment in the Shares to deviate from that which would have been obtained by purchasing and holding ether directly by virtue of giving up staking as a source of return when an investor holds the Shares.

Limits on Ether Supply

The rate at which new ether are issued and put into circulation is expected to vary. In September 2022, the Ethereum network converted from proof-of-work to a new proof-of-stake consensus mechanism. As of June 30, 2026, approximately 2,855 ether were issued in the previous day (according to Coin Metrics analytics). The issuance rate varies based on the number of validators on the network and other factors. As of June 30, 2026, approximately 46 ether were burned in the previous day (according to Coin Metrics analytics). The burn rate varies by day, time of measurement and other factors. In addition, the issuance of new ether could be partially or completely offset by the burn mechanism introduced by the EIP-1559 modification, under which ether are removed from supply at a rate that varies with network usage. See “—Modifications to the ether Protocol.” On occasion, the ether supply has been deflationary over a 24-hour period as a result of the burn mechanism. The attributes of the new consensus algorithm are subject to change, but in sum, the new consensus algorithm and related modifications reduced total new ether issuances and could turn the ether supply deflationary over the long term. However, there can be no assurance that the overall ether supply would be deflationary as a result of the burn mechanism at any given time or in the long term, and the overall ether supply has often proven inflationary (with new issuance of ETH exceeding burning) notwithstanding the burn mechanism and could continue to be so in the future at any given time or permanently.

As of June 30, 2026, approximately 122 million ether were outstanding (according to Coin Metrics analytics). There is no hard cap on the supply of outstanding ether. As of June 30, 2026, ether had an aggregate market capitalization of approximately $194 billion and was the second-largest digital asset by market capitalization.

Modifications to the Ethereum Protocol

The Ethereum network operates using open-source protocols, meaning that any user can become a node by downloading the Ethereum Client and participating in the Ethereum network, and no permission of a central authority or body is needed to do so. In addition, anyone can propose a modification to the Ethereum network’s source code and then propose that the Ethereum network community support the modification. These proposed modifications to the Ethereum network’s source code, if adopted, can lead to forks (referred to as “planned forks” because they take place through a formal process).

In the case of planned forks, the core developers, including those associated with or funded by the Ethereum Foundation, are able to access and alter the Ethereum network source code and, as a result, they are typically responsible for proposing quasi-official or widely publicized releases of updates and other changes to the Ethereum network’s source code called EIPs. Any user can propose an idea for modifying the Ethereum network’s source code, and the core developers are responsible for merging the proposed idea into the EIP repository on GitHub, where it formally becomes an EIP. However, the release of proposed updates to the Ethereum network’s source code by core developers does not guarantee that the updates will be automatically adopted. The developers of each Ethereum Client must agree to implement the EIP’s changes to the Ethereum network in the source code for their respective client software, nodes must accept the changes made available by the developers of the Ethereum Client software they use by choosing to individually download the modified Ethereum Client software, and ultimately a critical mass of validators and users—such as dApp and smart contract developers, as well as end users of dApps and smart contracts, and anyone else who transacts on the Ethereum blockchain or Ethereum network—must support the shift, or the upgrades will lack adoption.

Typically in the case of a planned fork, once the EIPs are formally introduced by being merged into the EIP repository on GitHub, a robust debate within the Ethereum community as to the advisability of the proposed change ordinarily follows. Assuming the core developers at the protocol level and the developers of individual Ethereum Clients reach a broad consensus among themselves in favor of introducing the change into the respective source code they are responsible for developing and maintaining, the source code modification will be introduced and made available to download. A modification of the Ethereum network’s source code is only effective with respect to the Ethereum nodes that download it and modify their Ethereum Clients accordingly, and in practice such decisions are heavily influenced by the preferences of validators and users. Typically, after a modification is introduced and if a sufficiently broad critical mass of users and validators support the modification and nodes download the modification into their individual Ethereum Clients, the change is implemented and the Ethereum network continues to operate uninterrupted, assuming there are no software issues (e.g., bugs, outages, etc.). However, if less than a sufficiently broad critical mass (in practice, amounting to a substantial majority) of users and validators support the proposed modification and nodes refuse to download the modification to their Ethereum Clients, and the modification is not backwards compatible with the Ethereum blockchain or network or the Ethereum Clients of nodes prior to their modification, the consequence would be what is known as a “hard fork” of the Ethereum network, with one group of nodes running the pre-modified software, with users and validators continuing to use the pre-modified software, while the other group would adopt and run the modified software. See “Risk Factors—Risk Factors Related to Digital Assets—A temporary or permanent ”fork“ could adversely affect the value of the Shares.”

For example, in 2019 the Ethereum network completed a network upgrade called Metropolis that was designed to enhance the usability of the Ethereum network and was introduced in two stages. The first stage, called Byzantium, was implemented in October 2017. The purpose of Byzantium was to increase the network’s privacy, security, and scalability and reduce the block reward for validators (at that time, validators on the proof-of-work consensus version of Ethereum were known as “miners”) who created new blocks in proof-of-work consensus from 5.0 ether to 3.0 ether. The second stage, called Constantinople, was implemented in February 2019, along with another upgrade, called St. Petersburg. Another network upgrade, called Istanbul, was implemented in December 2019. The purpose of Istanbul was to make the network more resistant to denial-of-service attacks, enable greater ether and Zcash interoperability as well as other Equihash-based proof-of-work digital assets, and to increase the scalability and performance for solutions on zero-knowledge privacy technology like SNARKs and STARKs. The purpose of these upgrades was to prepare the Ethereum network for the introduction of a proof-of-stake algorithm and reduce the block reward from 3.0 ether to 2.0 ether.

In the second half of 2020, the Ethereum network began the first of several stages of an upgrade culminating in the Merge. The Merge amended the Ethereum network’s consensus mechanism to include proof-of-stake, and was intended to address the perceived shortcomings of the proof-of-work consensus mechanism in terms of labor intensity and duplicative computational effort expended by validators (known under proof-of-work as miners) who did not win the race, under proof of work, to be the first in time to solve the cryptographic puzzle that would allow them to be the only validator permitted to validate the block and receive the resulting block reward (which was only given to the first validator to successfully solve the puzzle and hash a given block, and not to others).

Following the Merge, core development of the Ethereum source code has increasingly focused on modifications of the Ethereum protocol to increase speed, throughput and scalability and also improve existing or next-generation uses. Future upgrades to the Ethereum protocol and Ethereum blockchain to address scaling issues - such as network congestion, slow throughput and periods of high transaction fees owing to spikes in network demand - have been discussed by network participants, such as sharding. The purpose of sharding, which has been discussed for years, is to increase scalability of the Layer 1 Ethereum network by splitting the blockchain into subsections, called shards, and dividing validation responsibility so that a defined subset of validators would be responsible for each shard, rather than all validators being responsible for the entire blockchain, allowing for parallel processing and validation of transactions. However, there appears to be uncertainty and a lack of existing widespread consensus among network participants about how to solve the scaling challenges faced by the Ethereum network.

The rapid development of other competing scalability solutions, such as those which would rely on handling the bulk of computational work relating to transactions or smart contracts and decentralized applications (“dApps”) outside of the main Ethereum network and Ethereum blockchain, has caused alternatives to sharding to emerge. “Layer 2” is a collective term for solutions which are designed to help increase throughput and reduce transaction fees by handling or validating transactions off the main Ethereum network (known as “Layer 1”) and then attempting to take advantage of the perceived security and integrity advantages of the Layer 1 Ethereum network by uploading the transactions validated on the Layer 2 protocol back to the Layer 1 Ethereum network. The details of how this is done vary significantly between different Layer 2 technologies and implementations. For example, “rollups” perform transaction execution outside the Layer 1 Ethereum network and then post the data, typically in batches, back to the Layer 1 Ethereum network where consensus is reached. “Zero knowledge rollups” are generally designed to run the computation needed to validate the transactions off-chain, on the Layer 2 protocol, and submit a proof of validity of a batch of transactions (not the entire transactions themselves) that is recorded on the Layer 1 Ethereum network. By contrast, “optimistic rollups” assume transactions are valid by default and only run computation, via a fraud proof, in the event of a challenge. Other proposed Layer 2 scaling solutions include, among others, “state channels”, which are designed to allow participants to run a large number of transactions on the Layer 2 side channel protocol and only submit two transactions to the main Layer 1 Ethereum network (the transaction opening the state channel, and the transaction closing the channel), “side chains”, in which an entire Layer 2 blockchain network with similar capabilities to the existing Layer 1 Ethereum network runs in parallel with the existing Layer 1 Ethereum network and allows smart contracts and dApps to run on the Layer 2 side chain without burdening the main Layer 1 network, and others. To date, the Ethereum network community has not coalesced overwhelmingly around any particular Layer 2 solution, though this could change.

Apart from solutions designed to address scalability challenges, there have been other upgrades as well. In 2021, the Ethereum network implemented the EIP-1559 upgrade. EIP-1559 changed the methodology used to calculate the fees paid to validators. EIP 1559 resulted in the splitting of fees into two components: a base fee and tip. Ether used to pay the base fee is as a result of EIP 1559 removed from circulation, or “burnt,” and the tip is paid to validators. EIP-1559 has reduced the total net issuance of ether fees to validators. Future updates may impact the supply of or demand for ether or its price.

On March 13, 2024, the Ethereum network underwent a planned fork called “Dencun” implementing a series of EIPs. EIP 4844, which some commentators perceive to be the most significant EIP within the Dencun series, is intended to improve the economics of Layer 2s by reducing transaction fees for Layer 2s who batch transactions executed on the Layer 2s and upload them as a batch (or as a single proof) onto the main Layer 1 Ethereum network. Among other objectives, the Dencun software upgrade was designed to provide Layer 2 scaling solutions a designated storage space on the Layer 1 Ethereum network, called Binary Large Objects (“blobs”), which attach large data chunks to transactions on the Layer 1 Ethereum network and are recorded on its blockchain. The data in blobs become inaccessible on the Layer 1 Ethereum network after a temporary period of time (three weeks), unlike the previous method of storing batched data from Layer 2s on the Layer 1 Ethereum network, which was stored permanently. The cost of accessing the temporary storage in blobs is expected by proponents of the Dencun upgrade to be substantially lower than the cost of storing the data on the Ethereum Layer 1 network permanently, making Layer 2s more cost-efficient to operate and, some commentators hope, making them more attractive as a scaling solution.

On May 7, 2025, “Pectra” which is a combination of the Prague execution layer hard fork and the Electra consensus layer upgrade, went live. Pectra, among other changes, increased the maximum amount of ether that a validator can stake from 32 to 2,048, allowing validators to manage higher balances with the goals of potentially reducing costs; introducing account abstraction, allowing externally owned accounts (EOAs) to temporarily function like smart contracts; and potentially reducing security risks and shortening the wait time for new validators. For more information, see “Risk Factors—Risk Factors Related to Digital Assets—A temporary or permanent ”fork“ could adversely affect the value of the Shares.”

On December 3, 2025, the Ethereum network underwent a planned upgrade called “Fusaka,” combining the Fulu consensus layer upgrade and the Osaka execution layer upgrade. Fusaka included PeerDAS (Peer Data Availability Sampling), a mechanism for blob-parameter-only forks that are intended to permit flexible blob count increases between major upgrades, and gas-limit and denial-of-service hardening. These changes were designed to improve Layer 2 data availability and scalability, without proportionally increasing node-resource requirements, although their longer-term effect on network usage, fees and demand for ether is uncertain. The Ethereum roadmap also identifies future upgrades, including Glamsterdam and Hegotá, as under development, but the timing, content and adoption of any future upgrade remain uncertain.

The Trust’s activities will not directly relate to scalability or upgrade projects, though such projects may potentially increase demand for ether and the utility of the Ethereum network as a whole. Conversely, if they are unsuccessful or they cause users or application or smart contract developers to migrate away from the Ethereum blockchain, demand for ether could potentially be reduced. Also, projects that operate and are built within the Layer 1 Ethereum blockchain and network may increase the data flow on the Ethereum network and could either “bloat” the size of the Ethereum blockchain or slow confirmation times.

Forms of Attack Against the Ethereum Network

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Ethereum network contains certain flaws. For example, the Ethereum network is currently vulnerable to a “51% attack” where, if a validator or group of validators acting in concert were to gain control of more than the relevant threshold of the staked ether, a malicious actor would be able to gain full control of the network and the ability to manipulate the Ethereum blockchain. Although referred to generically as “51% attacks”, in the post-Merge Ethereum network, there are different thresholds that could lead to different types of attack on the consensus process. For more information, see “Risk Factors—If a malicious actor or botnet obtains control of more than 33% of the validating stake on the Ethereum network, or otherwise obtains control over the Ethereum network through its influence over core developers or otherwise, such actor or botnet could delay or manipulate the Ethereum blockchain in the short term, which could adversely affect the value of the Shares or the ability of the Trust to operate.” As of July 15, 2026, the top three largest staking pools controlled approximately 45% of the ether staked on the Ethereum network (according to Rated Network’s Ethereum Staking Pool Ratings).

In addition, many digital asset networks have been subjected to a number of denial-of-service attacks, which has led to temporary delays in block creation and in the transfer of ether. Any similar attacks on the Ethereum network that impact the ability to transfer ether could have a material adverse effect on the price of ether and the value of the Shares.

This is not intended as an exhaustive list of all forms of attack against the Ethereum network. For additional information, see the “Risk Factors” section of this prospectus.

Market Participants

Validators

In proof-of-stake, validators risk or stake coins to compete to be randomly selected to validate transactions and are rewarded for performing their responsibilities and behaving in accordance with protocol rules. Any malicious activity, such as validating multiple blocks, disagreeing with the eventual consensus or otherwise violating protocol rules, results in the penalization or, in extreme cases, slashing of a portion of the staked coins.

Validators range from Ethereum enthusiasts to professional operations that design and build dedicated machines and data centers. When a validator proposes or attests to a block, the validator may receive protocol rewards and, in the case of proposing validators, priority fees or tips and MEV-related payments; the base fee portion of transaction fees is burned and is not paid to validators. During the course of ordering transactions and validating blocks, validators may be able to prioritize certain transactions in return for increased transaction fees, particularly tips, an incentive system known as “Maximal Extractable Value” or MEV. For example, in blockchain networks that facilitate DeFi protocols in particular, such as the Ethereum network, users may attempt to gain an advantage over other users by increasing offered transaction fees to incentivize validators to give their submitted transaction requests priority. Certain software solutions, such as MEV-Boost (developed by Flashbots), have been developed which facilitate validators in capturing MEV.

Investment and Speculative Sector

This sector includes the investment and trading activities of both private and professional investors and speculators. Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in digital assets, although the participation landscape is beginning to change. Currently, there is relatively limited use of digital assets in the retail and commercial marketplace in comparison to relatively extensive use by speculators, and a significant portion of demand for digital assets is generated by speculators and investors seeking to profit from the short- or long-term holding of digital assets.

Retail Sector

The retail sector includes users transacting in direct peer-to-peer ether transactions through the direct sending of ether over the Ethereum network, as well as users accessing ether through digital asset platforms. The retail sector also includes transactions in which consumers pay for goods or services from commercial or service businesses through direct transactions or third-party service providers, although the use of ether as a means of payment is still developing and has not been accepted in the same manner as bitcoin due to ether’s relative nascency and because ether has a generally different purpose than bitcoin. In addition, end users of dApps and smart contracts built on the Layer 1 Ethereum network can access many types of goods and services and engage in a variety of transactions using the functionality of the relevant dApp or smart contract.

Service Sector

This sector includes companies that provide a variety of services including the buying, selling, payment processing and storing of ether. For example, Coinbase, Kraken, Bitstamp, Gemini, and LMAX Digital are some of the larger ether trading platforms by volume traded. Coinbase Custody Trust Company, LLC, the Ether Custodian, and Anchorage Digital Bank N.A., the Additional Ether Custodian for the Trust, are digital asset custodians that provide custodial accounts that store ether for users. If the Ethereum network grows in adoption, it is anticipated that service providers may expand the currently available range of services and that additional parties will enter the service sector for the Ethereum network.

Competition

As of June 30, 2026, at least 17,000 other digital assets, as tracked by CoinGecko.com, have been developed since the inception of ether, which is currently the second largest digital asset by market capitalization because of the length of time ether has been in existence, the investment in the infrastructure that supports it, and the network of individuals and entities that are using ether in transactions. While ether has enjoyed some success in its limited history, the aggregate value of outstanding ether is smaller than that of bitcoin and may be eclipsed by the more rapid development of other digital assets. In addition, while ether was the first digital asset with a network that served as a smart contract platform, a number of newer digital assets also function as smart contract platforms, including Solana, Avalanche, Polkadot, BNB Chain, Tron, and Cardano. Some industry groups are also creating private, permissioned blockchain versions of Ethereum. For example, J.P. Morgan is developing a platform called Onyx, which is described as a blockchain-based platform designed for use by the financial services industry.

Government Oversight, Though Increasing, Remains Limited

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, the OCC, the Federal Deposit Insurance Corporation, the Federal Reserve and state financial institution and securities regulators) have been examining the operations of digital asset networks, digital asset users and the Digital Asset Markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of trading platforms or other service providers that hold or custody digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. President Trump’s January 23, 2025 Executive Order, titled “Strengthening American Leadership in Digital Financial Technology, aimed to reorient the federal government’s approach to digital assets. The Executive Order emphasized the importance of the digital asset industry in innovation and economic development, and outlined policies to support the growth and use of digital assets, blockchain technology and related technologies. President Trump’s order also revoked former President Biden’s March 9, 2022 Executive Order, titled, “Responsible Development of Digital Assets” and the U.S. Department of Treasury’s July 7, 2022 “Framework for International Engagement of Digital Assets” and all policies, directives and guidance issued pursuant to those items produced by the previous administration.

On January 21, 2025, the SEC’s acting Chairman Mark T. Uyeda announced the SEC Crypto Task Force. The task force has an objective of developing a comprehensive and clear regulatory framework for crypto assets. The task force also seeks to establish a practical and achievable process for registration of digital assets and design clearly defined disclosure requirements and frameworks. On January 29, 2026, SEC Chairman Paul S. Atkins and CFTC Chairman Michael S. Selig announced that “Project Crypto”, previously an SEC-led initiative, will proceed as a joint effort between the SEC and the CFTC to harmonize federal oversight of crypto asset markets.

On March 17, 2026, the SEC issued the Interpretive Release clarifying the application of the federal securities laws to certain types of crypto assets and transactions involving crypto assets. The Interpretive Release establishes a token taxonomy classifying crypto assets into five categories: (i) digital commodities; (ii) digital collectibles; (iii) digital tools; (iv) stablecoins; and (v) digital securities. The SEC explicitly identified ether as a “digital commodity” that is not itself a security. Digital commodities are defined as crypto assets that are intrinsically linked to and derive their value from the programmatic operation of a functional crypto system, as well as supply and demand dynamics, rather than from the expectation of profits from the essential managerial efforts of others. The Interpretive Release provides that digital commodities, digital collectibles, and digital tools are not themselves securities, though they may become subject to an investment contract under certain circumstances. The Interpretive Release also clarifies that protocol staking activities do not involve the offer and sale of a security. Although the Interpretive Release provides significant clarity regarding the regulatory treatment of ether and similar digital commodities, uncertainty remains regarding certain aspects of digital asset regulation. A non-security crypto asset may become subject to the federal securities laws if it is offered and sold as part of an investment contract.

Federal and state agencies, and other countries and international bodies have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity. Moreover, the failure of FTX Trading Ltd. (“FTX”) in November 2022 and the resulting market turmoil substantially increased regulatory scrutiny in the United States and globally and led to SEC and criminal investigations, enforcement actions and other regulatory activity across the digital asset ecosystem.

In addition, the SEC, U.S. state securities regulators and several foreign governments have issued warnings and instituted legal proceedings in which they argue that certain digital assets may be classified as securities and that both those digital assets and any related initial coin offerings or other primary and secondary market transactions are subject to securities regulations. For example, in June 2023, the SEC brought charges against Binance and Coinbase, and in November 2023, the SEC brought charges against Kraken, alleging that they operated unregistered securities exchanges, brokerages and clearing agencies. In its complaints, the SEC asserted that several digital assets are securities under the federal securities laws. The outcomes of these proceedings, as well as ongoing and future regulatory actions, have had a material adverse effect on the digital asset industry as a whole and on the price of ether, and may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares and/or the ability of the Trust to continue to operate. Additionally, U.S. state and federal, and foreign regulators and legislatures have taken action against digital asset businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from digital asset activity.

The CFTC has regulatory jurisdiction over the ether futures markets. In addition, because the CFTC has determined that ether is a “commodity” under the CEA and the rules thereunder, it has jurisdiction to prosecute fraud and manipulation in the cash, or spot, market for ether. The CFTC has pursued enforcement actions relating to fraud and manipulation involving ether and ether markets. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving ether that do not use collateral, leverage, or financing. As discussed above, the SEC’s Interpretive Release, which the CFTC has stated it will follow for purposes of administering the Commodity Exchange Act, describes ether as an example of a “digital commodity,” and not itself a security, but future regulatory, legislative or judicial developments could alter the regulatory treatment of ether or ether-related activities.

On February 8, 2021, the CME, a designated contract market (“DCM”) registered with the CFTC, launched new contracts for ether futures products. DCMs are boards of trade (or exchanges) that operate under the regulatory oversight of the CFTC, pursuant to Section 5 of the Commodity Exchange Act. To obtain and maintain designation as a DCM, an exchange must comply on an initial and ongoing basis with twenty-three Core Principles established in Section 5(d) of the CEA. Among other things, DCMs are required to establish self-regulatory programs designed to enforce the DCM’s rules, prevent market manipulation and customer and market abuses, and ensure the recording and safe storage of trade information. The CFTC engaged in a “heightened review” of the self-certification of ether futures, which required DCMs to enter direct or indirect information sharing agreements with spot market platforms to allow access to trade and trader data; monitor data from cash markets with respect to price settlements and other ether prices more broadly, and identify anomalies and disproportionate moves in the cash markets compared to the futures markets; engage in inquiries, including at the trade settlement level when necessary; and agree to regular coordination with CFTC surveillance staff on trade activities, including providing the CFTC surveillance team with trade settlement data upon request.

Various foreign jurisdictions have adopted, and may continue to adopt laws, regulations or directives that may affect the Ethereum network, digital asset platforms, and their users, particularly digital asset platforms and service providers that fall within such jurisdictions’ regulatory scope.

There remains significant uncertainty regarding foreign governments’ future actions with respect to the regulation of digital assets and digital asset platforms. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of ether by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the ether economy in their jurisdictions or globally, or otherwise negatively affect the value of ether. The effect of any future regulatory change on the Trust or ether is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

BUSINESS OF THE TRUST

The activities of the Trust are limited to (1) issuing Baskets in exchange for the ether and cash deposited with the Ether Custodian and Cash Custodian as consideration, (2) selling or delivering ether as necessary to cover the Sponsor’s Fee, Trust expenses not assumed by the Sponsor and other liabilities and (3) delivering, receiving, buying and selling ether in exchange for Baskets in connection with creations and redemptions.

The Trust is not actively managed. It does not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the price of ether.

Trust Objective

The Trust seeks to reflect generally the performance of the price of ether. The Trust seeks to reflect such performance before payment of the Trust’s expenses and liabilities. The Shares are intended to constitute a simple means of making an investment similar to an investment in ether rather than by acquiring, holding and trading ether directly on a peer-to-peer or other basis or via a digital asset platform. The Shares have been designed to remove the obstacles represented by the complexities and operational burdens involved in a direct investment in ether, while at the same time having an intrinsic value that reflects, at any given time, the investment exposure to the price of ether owned by the Trust at such time, less the Trust’s expenses and liabilities. Neither the Trust, nor the Sponsor, nor the Ether Custodian, nor any other person associated with the Trust will, directly or indirectly, employ the Trust’s ether in Staking Activities. Accordingly, the Trust will not earn any form of staking rewards, or income of any kind, from Staking Activities. Foregoing potential returns from Staking Activities could cause an investment in the Shares to deviate from that which would have been obtained by purchasing and holding ether directly by virtue of giving up staking as a source of return when an investor holds the Shares. Although the Shares are not the exact equivalent of a direct investment in ether, they provide investors with an alternative method of achieving investment exposure to ether through the securities market, which may be more familiar to them.

An investment in Shares is:

Backed by ether held by the Ether Custodian on behalf of the Trust.

The Shares are backed by the assets of the Trust. The Ether Custodian keeps custody of all of the Trust’s ether, other than that which is maintained in the Trading Balance with the Prime Execution Agent, in the Vault Balance. The Ether Custodian keeps all of the private keys associated with the Trust’s ether in the Vault Balance. The Trust is not required to hold any particular amount of assets at either the Ether Custodian or the Additional Ether Custodian, and the Sponsor will, in its sole discretion, determine the amounts held at either custodian as permitted by the Trust Agreement. As of the date of this prospectus, the Sponsor has no plans to move any of the Trust’s ether to the Additional Ether Custodian though such plans are subject to ongoing review. The addition of the Additional Ether Custodian reflects the Sponsor’s ongoing risk management approach, which is consistent with its overall global business practices, in response to the Trust’s growing size and the Sponsor’s expanding presence in the digital asset space. The hardware, software, systems, and procedures of the Ether Custodian may not be available or cost-effective for many investors to access directly. The Trust’s ether holdings and cash holdings from time to time may be held with the Prime Execution Agent, an affiliate of the Ether Custodian, in the Trading Balance, in connection with creations and redemptions of Baskets and the sale of ether to pay the Sponsor’s Fee and any other Trust expenses not assumed by the Sponsor, to the extent applicable, and in extraordinary circumstances, in connection with the liquidation of the Trust’s ether. These periodic holdings held in the Trading Balance with the Prime Execution Agent represent an omnibus claim on the Prime Execution Agent’s ether (and cash) held on behalf of clients; these ether holdings exist across a combination of omnibus hot wallets, omnibus cold wallets or in accounts in the Prime Execution Agent’s name on a trading venue (including third-party venues and the Prime Execution Agent’s own execution venue) where the Prime Execution Agent executes orders to buy and sell ether on behalf of clients.

As convenient and easy to handle as any other investment in shares.

Investors may purchase and sell Shares through traditional securities brokerage accounts and can avoid the complexities of handling ether directly (e.g., managing wallets and public and private keys themselves, or interfacing with a trading platform), which some investors may not prefer or may find unfamiliar.

Listed.

The Shares are listed and traded on NASDAQ under the ticker symbol “ETHA.”

Competition

The Trust and the Sponsor face competition with respect to the creation of competing exchange-traded ether products. There can be no assurance that the Trust will achieve market acceptance and scale due to competition.

Secondary Market Trading

While the Trust seeks to reflect generally the performance of the price of ether before the payment of the Trust’s expenses and liabilities, Shares may trade at, above or below their NAV. The NAV will fluctuate with changes in the market value of the Trust’s assets. The trading prices of Shares will fluctuate in accordance with changes in their NAV as well as market supply and demand. The amount of the discount or premium in the trading price relative to the NAV may be influenced by non-concurrent trading hours between the major ether markets and NASDAQ. While the Shares will trade on NASDAQ until 4:00 p.m. ET, liquidity in the market for ether may be reduced, negatively affecting the trading volume; alternatively, developments in ether markets (which operate around the clock), including the price volatility, declines in trading volumes, and the closing of ether trading platforms due to fraud, failures, security breaches or otherwise that occur outside of NASDAQ trading hours will not be reflected in trading prices of the Shares until trading on the NASDAQ opens. As a result, during this time, trading spreads, and the resulting premium or discount, on Shares may widen. However, given that Baskets can be created and redeemed in exchange for the underlying amount of ether, and that the Trust will utilize a Basket of 40,000 Shares which would equate to $1 million (assuming a NAV of $25.00 compared to the average daily trading volume of ether in excess of $1 billion), the Sponsor believes that the Basket size of 40,000 Shares will enable Authorized Participants and Ether Trading Counterparties to manage inventory and facilitate an effective arbitrage mechanism for the Trust. The Sponsor believes that the arbitrage opportunities may provide a mechanism to mitigate the effect of such premium or discount.

The Trust is not registered as an investment company for purposes of U.S. federal securities laws and is not subject to regulation by the SEC as an investment company. Consequently, the owners of Shares do not have the regulatory protections provided to investors in registered investment companies. For example, the provisions of the Investment Company Act that limit transactions with affiliates, prohibit the suspension of redemptions (except under certain limited circumstances) or limit sales loads, among others, do not apply to the Trust. The Sponsor is not registered with the SEC as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Trust. Consequently, the owners of Shares do not have the regulatory protections provided to advisory clients of SEC-registered investment advisers.

The Trust does not hold or trade in commodity futures contracts or any other instruments regulated by the Commodity Exchange Act as administered by the CFTC. Furthermore, the Trust is not a commodity pool for purposes of the CEA. Consequently, the Trustee and the Sponsor are not subject to registration as commodity pool operators or commodity trading advisors with respect to the Trust. The owners of Shares do not receive the CEA disclosure document and certified annual report required to be delivered by the registered commodity pool operator with respect to a commodity pool, and the owners of Shares do not have the regulatory protections provided to investors in commodity pools operated by registered commodity pool operators.

Net Asset Value

The net asset value of the Trust equals the total assets of the Trust, which consists solely of ether and cash, less total liabilities of the Trust, each determined by the Trustee pursuant to policies established from time to time by the Trustee or otherwise described herein. The methodology used to calculate the Index price to value ether in determining the net asset value of the Trust may not be deemed consistent with GAAP.

The Sponsor has the exclusive authority to determine the net asset value of the Trust, which it has delegated to the Trustee under the Trust Agreement. The Trustee has delegated to the Trust Administrator the responsibility to calculate the net asset value of the Trust and the NAV, based on a pricing source selected by the Trustee. The Trust Administrator will determine the net asset value of the Trust each Business Day. In determining the net asset value of the Trust, the Trust Administrator values the ether held by the Trust based on the Index, unless the Sponsor in its sole discretion determines that the Index is unreliable. The CF Benchmarks Index shall constitute the Index, unless the CF Benchmarks Index is not available or the Sponsor in its sole discretion determines CF Benchmarks Index is unreliable as the Index and therefore determines not to use the CF Benchmarks Index as the Index. If the CF Benchmarks Index is not available or the Sponsor determines, in its sole discretion, that the CF Benchmarks Index is unreliable (together a “Fair Value Event”), the Trust’s holdings may be fair valued on a temporary basis in accordance with the fair value policies approved by the Trustee. Additionally, the Trust Administrator will monitor for unusual prices, and escalate to the Trustee if detected. If the CF Benchmarks Index is not used, the Trust will notify Shareholders in a prospectus supplement, in its periodic Exchange Act reports and/or on the Trust’s website.

The Trust Administrator calculates the NAV of the Trust once each Business Day. The NAV for a normal trading day will be released after 4:00 p.m. ET. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. ET. However, NAVs are not officially released until after the completion of a comprehensive review of the NAV and prices utilized to determine the NAV of the Trust by the Trust Administrator. Upon the completion of the end-of-day reviews by the Trust Administrator, the NAV is released to the public typically by 5:30 p.m. ET and generally no later than 8:00 p.m. ET. The period between 4:00 p.m. ET and the NAV release after 5:30 p.m. ET (or later) provides an opportunity for the Trust Administrator and the Trustee to detect, flag, investigate, and correct unusual pricing should it occur and implement a Fair Value Event, if necessary. Any such correction could adversely affect the value of the Shares.

A Fair Value Event value determination will be based upon all available factors that the Trustee deems relevant at the time of the determination, and may be based on analytical values determined by the Sponsor using third-party valuation models.

Fair value policies approved by the Trustee will seek to determine the fair value price that the Trust might reasonably expect to receive from the current sale of that asset or liability in an arm’s-length transaction on the date on which the asset or liability is being valued consistent with Relevant Transactions. In the instance of a Fair Value Event and pursuant to the Trustee’s fair valuation policies and procedures, the FTSE DAR Reference Price - Ethereum (“Secondary Index”) will be utilized as a secondary source. BlackRock, on behalf of the Trust, has a license agreement with the Secondary Index. The Secondary Index is calculated daily at 4:00 p.m. ET and is compliant with both the EU and UK BMR, adhering to the IOSCO Principles for Financial Benchmarks. FTSE International Limited, a UK-incorporated entity, oversees the index as an authorized Benchmark Administrator regulated by the UK’s FCA. The Secondary Index sets the daily benchmark rate of the U.S. dollar price of ether (USD/ETH). It aggregates the executed trades of vetted digital asset platforms, during an observation window between 3:00:15 p.m. and 4:00:00 p.m. ET into the U.S. dollar price of one ether at 4:00 p.m. ET. Specifically, the index calculates a simple average of 240, 15 second volume-weighted average prices (“VWAP”) of ether, encompassing all eligible exchanges. As of June 30, 2026, the participating ether platforms are Bitfinex, Bitflyer, Bitstamp, Gemini, itBit, Kraken, LMAX, and Luno. If a Secondary Index is not available or the Sponsor in its sole discretion determines the Secondary Index is unreliable the price set by the Trust’s principal market as of 4:00 p.m. ET, on the valuation date would be utilized. In the event the principal market price is not available or the Sponsor in its sole discretion determines the principal market valuation is unreliable the Sponsor will use its best judgment to determine a good-faith estimate of fair value. In accordance with the approved valuation policies, the Sponsor compares the CF Benchmarks Index price to the Trust’s Secondary Index price each Business Day. If the deviation between the Index and Secondary Index exceeds a threshold, as established by the Sponsor based on historical data, the Sponsor, in its sole discretion, will investigate and determine if the CF Benchmarks Index is deemed unreliable and implement Fair Value Event procedures.

For financial reporting purposes only, the Trustee of the Trust has adopted a valuation policy that outlines the methodology for valuing the Trust’s assets. The policy also outlines the methodology for determining the principal market (or in the absence of a principal market, the most advantageous market) in accordance with ASC 820-10. The Trustee will determine the Trust’s principal market (or in the absence of a principal market the most advantageous market) at least quarterly to determine whether any changes have occurred in ether markets and the Trust’s operations that would require a change in the Trustee’s determination of the Trust’s principal market.

The Trustee identifies and determines the Trust’s principal market (or in the absence of a principal market, the most advantageous market) for ether consistent with the application of fair value measurement framework in FASB ASC 820-10. The principal market is the market where the reporting entity would normally enter into a transaction to sell the asset or transfer the liability. The reporting entity must be available to and be accessible by the principal market. The reporting entity is the Trust.

Under ASC 820-10, a principal market is generally the market with the greatest volume and activity level for the asset or liability. The determination of the principal market will generally be based on the market with the greatest volume and level of activity that can be accessed.

ASC 820-10 determines fair value to be the price that would be received for ether in a current sale, which assumes an exit price resulting from an orderly transaction between market participants on the measurement date. ASC 820-10 requires the assumption that ether is sold in its principal market to market participants (or in the absence of a principal market, the most advantageous market). Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact.

The Trust expects to transact in an exchange market, when necessary, to buy and sell ether in association with cash creations and redemptions and to sell ether to satisfy the Trust’s operating liabilities. As such, the Trust expects to use an exchange market (as defined by ASC 820-10) as the principal market. Although Authorized Participants (and their liquidity providers) may transact in other ether markets, their market accessibility is not considered because they are not part of the reporting entity.

The Sponsor intends to engage a third-party vendor to obtain a price from the Trust’s principal market for ether. The third-party vendor is expected to follow the Trust’s valuation policies and obtain relevant reliable volume and relevant activity information to identify the principal market. The information will be reviewed in the following order:

●

First, a list of exchange markets operating in compliance with applicable laws and regulations are scoped into the principal market determination. Market accessibility and transactability are considered as part of this process.

●	Second, the remaining exchange markets are sorted from high to low based on relevant reliable volume and activity information of ether traded on these exchange markets.

●

Third, pricing fluctuations and the degree of variances in price on exchange markets are reviewed to identify any material notable variances that may impact the volume or price information of a particular exchange market.

●

Fourth, an exchange market is selected as the principal market based on the highest relevant market-based volume, level of activity, and price stability in comparison to the other exchange markets on the list. In comparison to other markets, exchange markets have the greatest reliable volume and level of activity for ether. As a result, an exchange market will be the Trust’s principal market as opposed to a brokered market, a dealer market, and principal-to-principal market.

For purposes of the Trust’s periodic financial statements, it is expected that an exchange-traded price from the Trust’s principal market for ether as of 11:59 p.m. ET will be utilized on the Trust’s financial statement measurement date.

The website for the Trust, which will be publicly accessible at no charge, will contain the following information: (a) the prior Business Day’s NAV; (b) the prior Business Day’s NASDAQ official closing price; (c) calculation of the premium or discount of such NASDAQ official closing price against such NAV; (d) data in chart form displaying the frequency distribution of discounts and premiums of the NASDAQ official closing price against the NAV, within appropriate ranges for each of the four previous calendar quarters (or for the life of the Trust, if shorter); (e) the prospectus; and (f) other applicable quantitative information. The Trust Administrator will also disseminate the Trust’s holdings on a daily basis on the Trust’s website. The NAV for the Trust will be calculated by the Trust Administrator once a day and will be disseminated daily to all market participants at the same time. Quotation and last sale information regarding the Shares will be disseminated through the facilities of the Consolidated Tape Association (“CTA”).

Valuation of Ether; The CF Benchmarks Index

On each Business Day, as soon as practicable after 4:00 p.m. ET, the Trust evaluates the ether held by the Trust as reflected by the CF Benchmarks Index and determines the net asset value of the Trust and the NAV. For purposes of making these calculations, a Business Day means any day other than a day when NASDAQ is closed for regular trading.

CF Benchmarks Index is calculated as of 4:00 p.m. ET. The CF Benchmarks Index is designed based on the IOSCO Principles for Financial Benchmarks and is a Registered Benchmark under UK BMR. The Index Administrator is CF Benchmarks Ltd a UK incorporated company authorized and regulated by the UK FCA as a Benchmark Administrator.

The CF Benchmarks Index was created to facilitate financial products based on ether. It serves as a once-a-day benchmark rate of the U.S. dollar price of ether (USD/ETH), calculated as of 4:00 p.m. ET. The CF Benchmarks Index aggregates the trade flow of several ether platforms, during an observation window between 3:00 p.m. and 4:00 p.m. ET into the U.S. dollar price of one ether at 4:00 p.m. ET. Specifically, the CF Benchmarks Index is calculated based on the “Relevant Transactions” (as defined below) of all of its Constituent Platforms, as follows:

●	All Relevant Transactions are added to a joint list, recording the time of execution, and trade price for each transaction.

●	The list is partitioned by timestamp into 12 equally-sized time intervals of 5 (five) minute length.

●

For each partition separately, the volume-weighted median trade price is calculated from the trade prices and sizes of all Relevant Transactions, i.e., across all Constituent Platforms. A volume-weighted median differs from a standard median in that a weighting factor, in this case trade size, is factored into the calculation.

●	The ETHUSD_RR is then determined by the equally-weighted average of the volume medians of all partitions.

The CF Benchmarks Index is solely calculated from spot Ether-USD transactions conducted on Constituent Platforms within the observation window of 3:00 p.m. to 4:00 p.m. ET, it does not include any futures prices in its methodology. A “Relevant Transaction” is any crypto asset versus U.S. dollar spot trade that occurs during the observation window between 3:00 p.m. and 4:00 p.m. ET on a Constituent Platform in the ETH/USD pair that is reported and disseminated by a Constituent Platform through its publicly available Application Programming Interface (“API”) and observed by the Index Administrator. Although the CF Benchmarks Index is intended to accurately capture the market price of ether, third parties may be able to purchase and sell ether on public or private markets and such transactions may take place at prices materially higher or lower than the CF Benchmarks Index price.

The following provides a hypothetical example of the CF Benchmarks Index calculation*:

1. On a given calculation day, the below Relevant Transactions are observed in Constituent Platform APIs by CF Benchmarks at 4:01 p.m. ET:

Partition	Time (NY)	Price ($)	Size (ether)	Constituent Platform
1	15:01:51	1,900.05	19.9400	Bitstamp
1	15:01:59	1,901.35	1.4407	Bitstamp
2	15:05:47	1,898.92	2.2423	Kraken
2	15:05:52	1,897.88	32.9700	Gemini
2	15:06:50	1,896.62	0.5214	Bitstamp
2	15:07:52	1,898.14	5.7566	Coinbase
3	15:10:23	1,901.45	6.4041	itBit
3	15:10:35	1,903.20	2.4770	Coinbase
4	15:15:36	1,899.66	6.0158	LMAX Digital
4	15:16:23	1,901.69	2.1146	Coinbase
4	15:16:27	1,902.41	51.0900	itBit
4	15:17:05	1,902.75	0.4396	LMAX Digital
4	15:19:33	1,903.72	4.6693	itBit
5	15:21:11	1,897.72	1.7152	Crypto.com
5	15:21:13	1,900.76	2.6021	LMAX Digital
5	15:22:15	1,897.47	3.3168	Kraken
6	15:25:32	1,900.86	1.6417	Bullish
6	15:28:15	1,900.48	4.4250	Bullish
6	15:28:17	1,896.53	4.8832	Bitstamp
6	15:28:36	1,902.42	1.9148	Bullish
7	15:31:20	1,899.58	5.6943	itBit
8	15:35:09	1,897.66	3.6921	Bullish
8	15:35:57	1,896.21	5.3060	Bitstamp
8	15:37:37	1,904.30	0.8262	Gemini
8	15:37:45	1,901.44	1.0817	Crypto.com
8	15:38:05	1,900.25	6.2687	Coinbase
8	15:39:10	1,903.86	4.4872	Gemini
9	15:43:11	1,903.60	1.6189	Crypto.com
9	15:43:44	1,896.08	37.7000	Gemini
10	15:45:16	1,897.64	1.4004	Crypto.com
10	15:45:36	1,896.69	3.7161	Bitstamp
10	15:47:49	1,899.75	5.2507	Bullish
10	15:49:23	1,897.21	31.5500	Gemini
11	15:50:55	1,899.54	1.8178	Bullish
11	15:51:37	1,897.75	2.8859	Kraken
11	15:51:38	1,903.25	0.3383	LMAX Digital
11	15:52:07	1,904.49	6.2988	Bitstamp
11	15:54:34	1,903.84	1.0894	Kraken
12	15:55:01	1,903.84	1.8613	LMAX Digital
12	15:57:15	1,901.77	5.0940	LMAX Digital
12	15:58:14	1,901.46	1.2424	Kraken
12	15:58:19	1,897.46	46.7900	Crypto.com

2.	The Index Administrator segments these transactions by their timestamp into 12 partitions of equal 5-minute length as shown in the first column in the above table.

3.	The Index Administrator calculates the volume-weighted median price for each partition, the result of which is shown below:

Partition	Volume (ether)	Volume-Weighted Median Price ($)
1	21.3807	1,900.05
2	41.4903	1,897.88
3	8.8811	1,901.45
4	64.3293	1,902.41
5	7.6341	1,897.72
6	12.8647	1,900.48
7	5.6943	1,899.58
8	21.6619	1,900.25
9	39.3189	1,896.08
10	41.9172	1,897.21
11	12.4302	1,904.49
12	54.9877	1,897.46

4.	The average of the 12 volume-weighted medians is calculated to be $1,899.59.

5.

The volume-weighted medians for all transactions observed from each Constituent Platform is then calculated individually, the median of these eight volume-weighted medians and the percentage deviation of each Constituent Platform volume-weighted median from this median is also calculated to determine whether the deviation is greater than 10%, where in accordance with the potentially erroneous data provisions of the Index methodology the transaction data for any Constituent Platform that exhibits this is removed from the calculation. As shown in the below table, the deviation exhibited by each Constituent Platform is within 10% and hence all Constituent Platform transaction data is used to determine the Index:

Constituent Platform Volume Weighted Medians versus Potentially Erroneous Data Threshold (10%)
	Bitstamp	Bullish	Coinbase	Crypto.com	Gemini	Kraken	LMAX Digital	itBit	Median of VWMs
Volume Weighted Median ($)	1,900.05	1,899.75	1,900.25	1,897.46	1,897.21	1,897.75	1,900.76	1,902.41	1,899.90
Deviation to Median	0.01%	0.01%	0.02%	0.13%	0.14%	0.11%	0.05%	0.13%	N/A

6.	The Index price for this given calculation date is $1,899.59.

* Source: CF Benchmarks

In seeking to ensure that the CF Benchmarks Index is administered through the Index Administrator’s codified policies for CF Benchmarks Index integrity, the Index is subject to oversight by the CME CF Oversight Committee, whose Founding Charter and quarterly meeting minutes are publicly available.

As of the date of this prospectus, the Constituent Platforms included in the CF Benchmarks Index that are utilized by the Trust are Coinbase, Bitstamp, itBit, Kraken, Gemini, LMAX Digital, Crypto.com, and Bullish Exchange.

Coinbase is a U.S.-based platform registered as an MSB with FinCEN and licensed as a digital asset business under the NYDFS BitLicense as well as a money transmitter in various U.S. states.

Bitstamp is a U.K.-based platform registered as an MSB with FinCEN and licensed as a digital asset business under the NYDFS BitLicense as well as a money transmitter in various U.S. states.

itBit is a U.S.-based platform that is licensed as a digital asset business under the NYDFS BitLicense. It is also registered with FinCEN as an MSB and is licensed as a money transmitter in various U.S. states.

Kraken is a U.S.-based platform that is registered as an MSB with FinCEN in various U.S. states. Kraken is registered with the FCA and is authorized by the Central Bank of Ireland as a Virtual Asset Service Provider (VASP). Kraken also holds a variety of other licenses and regulatory approvals, including those from the Japan Financial Services Agency (JFSA) and the Canadian Securities Administrators (CSA).

Gemini is a U.S.-based platform that is licensed as a virtual currency business under the NYDFS BitLicense. It is also registered with FinCEN as an MSB and is licensed as a money transmitter in various U.S. states.

LMAX Digital is a Gibraltar based platform regulated by the Gibraltar Financial Services Commission (‟GFSCˮ) as a DLT provider for execution and custody services. LMAX Digital does not hold a BitLicense and is part of LMAX Group, a U.K-based operator of an FCA regulated Multilateral Trading Facility and Broker-Dealer.

Crypto.com is a Singapore-based platform that offers various financial services, including a digital asset platform, a DeFi wallet, NFT Marketplace, and direct crypto payments.

Bullish is a Gibraltar-based platform operated by Bullish (GI) Limited and regulated by the GFSC as a DLT provider.

The eight Constituent Platforms that contribute transaction data to the CF Benchmarks Index with the aggregate volumes traded on their respective ETH/USD markets over the preceding four calendar quarters are listed in the table below:

Period	Aggregate Trading Volume of ETH-USD Markets of CME CF Constituent Platforms**
	Bitstamp	Bullish*	Coinbase	Crypto.com	Gemini	itBit	Kraken	LMAX Digital
Q3 2025	5,672,103,210	1,846,515,375	74,032,127,753	56,752,292,165	6,013,344,787	620,755,543	13,734,507,708	7,923,651,874
Q4 2025	5,864,751,187	4,037,516,263	41,208,309,727	54,425,124,611	2,404,069,228	482,852,818	9,545,251,658	5,351,763,324
Q1 2026	3,906,164,617	3,361,004,284	32,499,617,298	38,871,335,026	995,138,888	372,901,356	7,091,256,010	2,898,718,087
Q2 2026	1,782,527,952	1,667,238,426	23,646,445,138	24,827,174,007	397,775,427	219,746,681	3,983,043,088	1,855,430,386

*Bullish became a CME CF Constituent Platform on 14 July 2025 and thus its Q3 2025 aggregate volume is that observed from 14 July 2025.

**Source: CF Benchmarks

The market share for ETH/USD trading of the eight Constituent Platforms over the past four calendar quarters is shown in the table below:

Period	Spot Trading Platforms Market Share of ETH-USD Trading***
	Bitstamp	Bullish*	Coinbase	Crypto.com	Gemini	itBit	Kraken	LMAX Digital	Other**
Q3 2025	3.28%	1.07%	42.85%	32.84%	3.48%	0.36%	7.95%	4.59%	3.59%
Q4 2025	4.56%	3.14%	32.01%	42.27%	1.87%	0.38%	7.41%	4.16%	4.21%
Q1 2026	4.17%	3.59%	34.67%	41.47%	1.06%	0.40%	7.57%	3.09%	3.99%
Q2 2026	2.70%	2.53%	35.87%	37.66%	0.60%	0.33%	6.04%	2.81%	11.45%

*Bullish became a CME CF Constituent Platform on 14 July 2025 and thus its Q3 2025 market share reflects volume observed from 14 July 2025.

**Other exchanges include: Bitfinex; OKX; BinanceUS (Q3 2025-Q1 2026) and Bitfinex; CEX.IO; HashKey; OKX; WhiteBIT (Q2 2026)

***Source: CF Benchmarks

The list of platforms on which the Trust executes transactions may change from time to time, and the Index Administrator may make changes to the Constituent Platforms comprising the Index from time to time. The platforms on which the Trust executes transactions do not impact the Constituent Platforms. Once the Trust has actual knowledge of material changes to the Constituent Platforms used to calculate the Index or the CF Benchmarks Index’s methodology to calculate the Index price, the Trust will notify Shareholders in a prospectus supplement, in its periodic Exchange Act reports and/or on the Trust’s website.

The selection of platforms for use in the CF Benchmarks Index is selected by the Oversight Committee of the Index Administrator (the “Oversight Committee”). A trading platform is eligible as a “Constituent Platform” in any of the CME CF Cryptocurrency Pricing Products if it offers a market that facilitates the spot trading of the relevant cryptocurrency base asset against the corresponding quote asset, including markets where the quote asset is made fungible with accepted assets (the “Relevant Pair”) and makes trade data and order data available through an API with sufficient reliability, detail and timeliness. The Oversight Committee considers a trading venue to offer sufficiently reliable, detailed and timely trade data and order data through an API when: (i) the API for the “Constituent Platform” does not fail or become unavailable to a degree that impacts the integrity of the Index given the frequency of calculation; (ii) the data published is at the resolution required so that the benchmark can be calculated, with the frequency and dissemination precision required; and (iii) the data is broadcast and available for retrieval at the required frequency (and not negatively impacted by latency) to allow the methodologies to be applied as intended.

Furthermore, it must, in the opinion of the Oversight Committee, fulfill the following criteria:

1.

The platform’s Relevant Pair spot trading volume for an index must meet the minimum thresholds as detailed below for it to be admitted as a constituent platform: The average daily volume the venue would have contributed during the observation window for the ETHUSD_RR of the Relevant Pair exceeds 3% for two consecutive calendar quarters.

2.	The platform has policies to ensure fair and transparent market conditions at all times and has processes in place to identify and impede illegal, unfair or manipulative trading practices.

3.

The platform does not impose undue barriers to entry or restrictions on market participants, and utilizing the venue does not expose market participants to undue credit risk, operational risk, legal risk or other risks.

4.

The platform complies with applicable law and regulations, including, but not limited to capital markets regulations, money transmission regulations, client money custody regulations, KYC regulations and anti-money-laundering regulations.

5.	The venue cooperates with inquiries and investigations of regulators and CF Benchmarks upon request and must execute data sharing agreements with CME Group.

Once admitted, a Constituent Platform must demonstrate that it continues to fulfil the criteria 2 - 5. Should the average daily contribution of a Constituent Platform fall below 3% for any ETHUSD_RR then the continued inclusion of the venue as a Constituent Platform to the Relevant Pair shall be assessed by the CME CF Oversight Committee.

The Index Administrator may make changes to the Constituent Platforms comprising the Index from time to time. Once it has actual knowledge of material changes to the Constituent Platforms used to calculate the Index, the Trust will notify Shareholders in a prospectus supplement, in its periodic Exchange Act reports and/or on the Trust’s website.

The Sponsor believes that the use of the CF Benchmarks Index is reflective of a reasonable valuation of the spot price of ether and that resistance to manipulation is a priority aim of its design methodology. The methodology: (i) takes an observation period and divides it into equal partitions of time; (ii) then calculates the volume-weighted median of all transactions within each partition; and (iii) the value is determined from the arithmetic mean of the volume-weighted medians, equally weighted. By employing the foregoing steps and specifically doing so over a one hour period, the CF Benchmarks Index thereby seeks to ensure that transactions in ether conducted at outlying prices do not have an undue effect on the index value, large trades or clusters of trades transacted over a short period of time will not have an undue influence on the index value, and the effect of large trades at prices that deviate from the prevailing price is mitigated from having an undue influence on the benchmark level.

In addition, the Sponsor notes that to ensure the integrity of the CF Benchmarks Index, it is subject to the UK BMR regulations, compliance with which regulations has been subject to a Limited Assurance Audit under the ISAE 3000 standard, which is publicly available at www.cfbenchmarks.com.

The CF Benchmarks Index is administered under the CF Benchmarks Control Framework to ensure compliance with UK BMR. Specifically, provisions within the following the policies in combination are designed to ensure the integrity of its benchmarks, including the CF Benchmarks Index:

●

CF Benchmarks Input Data Policy - Governs CF Benchmarks use of input data, input data sources, the determination of data sufficiency and relevant controls that are applied to ensure the integrity of its benchmarks.

●

CF Benchmarks Surveillance Policy - Governs the aims, design, potential susceptibility and implementation of the measures CF Benchmarks has in place to impede, detect and report on potential and actual benchmark manipulation and ensure the integrity of its benchmarks.

●

CF Benchmarks Conflict of Interest Policy - Governs the measures by which CF Benchmarks identifies, records, mitigates and escalates potential and actual conflicts of interest that might impact the integrity of its benchmarks.

●

CF Benchmarks Governance & Oversight Framework - Lays out the measures by which CF Benchmarks manages the benchmark life cycle including the relevant junctures where Oversight Committee notification, escalation, review and resolution is relevant and required including the manner in which CF Benchmarks identifies risks to benchmark integrity and the processes and procedures it follows to mitigate and eliminate such risks.

The domicile, regulation and legal compliance of the ether platforms included in the CF Benchmarks Index varies. Further information regarding each ether platform may be found, where available, on the websites for such ether platforms and public registers for compliance with local regulations, among other places.

CF BENCHMARKS LTD LICENSOR PRODUCT(S) IS USED UNDER LICENSE AS A SOURCE OF INFORMATION FOR CERTAIN BLACKROCK FUND ADVISORS PRODUCTS. CF BENCHMARKS LTD, ITS LICENSORS AND AGENTS HAVE NO OTHER CONNECTION TO BLACKROCK FUND ADVISORS PRODUCTS AND SERVICES AND DO NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY BLACKROCK FUND ADVISORS PRODUCTS OR SERVICES. CF BENCHMARKS ITS LICENSORS AND AGENTS HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE BLACKROCK FUND ADVISORS PRODUCTS AND SERVICES. CF BENCHMARKS ITS LICENSORS AND AGENTS DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF ANY INDEX LICENSED TO BLACKROCK FUND ADVISORS AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.

Trust Expenses

The Trust’s only ordinary recurring expense is expected to be the Sponsor’s Fee. In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume the marketing and the following administrative expenses of the Trust: the fees of the Trustee, the Delaware Trustee and the Trust Administrator, the Custodians’ Fee, NASDAQ listing fees, SEC registration fees, printing and mailing costs, tax reporting fees, audit fees, license fees and expenses and up to $500,000 per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Trust in excess of the $500,000 per annum required under the Trust Agreement. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Trust. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares.

The Sponsor’s Fee is accrued daily at an annualized rate equal to 0.25% of the net asset value of the Trust and is payable at least quarterly in arrears in U.S. dollars or in-kind or any combination thereof. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor’s Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver. In the future, if the Sponsor decides to waive all or a portion of the Sponsor’s Fee, Shareholders will be notified in a prospectus supplement, in its periodic Exchange Act reports and/or on the Trust’s website.

The Trust may incur certain extraordinary, non-recurring expenses that are not assumed by the Sponsor, including but not limited to, taxes and governmental charges, any applicable brokerage commissions, financing fees, Ethereum network fees and similar transaction fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders, any indemnification of the Cash Custodian, the Ether Custodian, the Additional Ether Custodian, Prime Execution Agent, Trust Administrator, or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters. Because the Trust does not have any income, it will need to sell ether to cover the Sponsor’s Fee and expenses not assumed by the Sponsor, if any. Trust expenses not assumed by the Sponsor and not included in trade execution costs paid by the Trust shall accrue daily and be payable by the Trust to the Sponsor at least quarterly in arrears. The Trust may also be subject to other liabilities (for example, as a result of litigation) that have also not been assumed by the Sponsor. The only source of funds to cover those liabilities will be sales of ether held by the Trust. Even if there are no expenses other than those assumed by the Sponsor, and there are no other liabilities of the Trust, the Trust still needs to sell ether to pay the Sponsor’s Fee. The result of these sales is a decrease in the amount of ether represented by each Share.

To cover the Sponsor’s Fee and expenses not assumed by the Sponsor, the Sponsor or its delegate will cause the Trust (or its delegate) to convert ether into U.S. dollars at the price available through the Prime Execution Agent’s Coinbase Prime service (less applicable trading fees) through the Trading Platform which the Sponsor is able to obtain using commercially reasonable efforts. The number of ether represented by a Share will decline each time the Trust pays the Sponsor’s Fee or any Trust expenses not assumed by the Sponsor by transferring or selling ether. The Trust cannot reinvest any cash received from such sales into ether, and must use that cash to pay the Sponsor’s Fee and/or other Trust expenses not assumed by the Sponsor, and/or distribute any excess cash to investors.

The quantity of ether to be sold to permit payment of the Sponsor’s Fee or Trust expenses not assumed by the Sponsor, will vary from time to time depending on the level of the Trust’s expenses and the value of ether held by the Trust. Assuming that the Trust is a grantor trust for U.S. federal income tax purposes, each delivery or sale of ether by the Trust for the payment of expenses generally will be a taxable event to Shareholders. See “U.S. Federal Income Tax Consequences.”

In the event that any of the foregoing fees and expenses are incurred with respect to the Trust and other Client Accounts (as defined in “Conflicts of Interest”), the Sponsor will allocate the costs across the entities on a pro rata basis, except to the extent that certain expenses are specifically attributable to the Trust or another Client Account. The Trust expects that any trading commissions associated with block trading, if applicable, will be allocated across the relevant entities on a pro rata basis.

Impact of Trust Expenses on the Trust’s Net Asset Value

The Trust sells ether to raise the funds needed for the payment of the Sponsor’s Fee and all Trust expenses or liabilities not assumed by the Sponsor. See “The Sponsor—The Sponsor’s Fee.” The purchase price received as consideration for such sales is the Trust’s sole source of funds to cover its liabilities. The Trust does not engage in any activity designed to derive a profit from changes in the price of ether. As a result of the recurring sales of ether necessary to pay the Sponsor’s Fee and the Trust expenses or liabilities not assumed by the Sponsor, the net asset value of the Trust and, correspondingly, the fractional amount of ether represented by each Share will decrease over the life of the Trust. New deposits of ether received in exchange for new Baskets or purchases of ether utilizing cash proceeds for new Shares issued by the Trust do not reverse this trend.

Intraday Indicative Value

In order to provide updated information relating to the Trust for use by Shareholders, the Trust intends to publish an IIV using the ETHUSD_RTI. One or more major market data vendors will provide an IIV updated every 15 seconds, as calculated by the Exchange or a third-party financial data provider during the Regular Market Session. The IIV will be calculated by using the prior day’s closing NAV as a base and updating that value during the Regular Market Session to reflect changes in the value of the Trust’s NAV during the trading day.

The IIV’s dissemination during the Regular Market Session should not be viewed as an actual real time update of the NAV, which will be calculated only once at the end of each trading day. The IIV will be widely disseminated every 15 seconds during the Regular Market Session by one or more major market data vendors. In addition, the IIV will be available through online information services.

All aspects of the Index Methodology are publicly available at the website of Index Provider, CF Benchmarks (www.cfbenchmarks.com). The CME CF Ether-Dollar Real Time Index is calculated once per second, in real time by utilizing the Order Books of ether - U.S. dollar trading pairs operated by all Constituent Platforms. An “Order Book” is a list of buy and sell orders with associated limit prices and sizes that have not yet been matched, that is reported and disseminated by CF Benchmarks Ltd., as the ETHUSD_RTI calculation agent. The Order Books are aggregated into one consolidated order book by the ETHUSD_RTI calculation agent. The mid-price volume curve, which is the average of the bid price-volume curve (which maps transaction volume to the marginal price per crypto asset unit a seller is required to accept in order to sell this volume to the consolidated order book) and the ask price-volume curve (which maps a transaction volume to the marginal price per crypto asset unit a buyer is required to pay in order to purchase this volume from the consolidated order book). The mid price-volume curve is weighted by the normalized probability density of the exponential distribution up to the utilized depth (utilized depth being calculated as the maximum cumulative volume for which the mid spread-volume curve does not exceed a certain percentage deviation from the mid price). The ETHUSD_RTI is then given by the sum of the weighted mid price-volume curve obtained in the previous step.

DESCRIPTION OF THE SHARES AND THE TRUST AGREEMENT

The Trust was formed on November 9, 2023. The purpose of the Trust is to own ether transferred to or purchased by the Trust in exchange for Shares issued by the Trust. The Trust is governed by the Trust Agreement among the Sponsor, the Trustee, the Delaware Trustee, the registered holders and beneficial owners of Shares and all persons that deposit ether for the purpose of creating Shares. The Trust Agreement sets out the rights of depositors of ether and registered holders of Shares and the rights and obligations of the Sponsor, the Trustee and the Delaware Trustee. Delaware law governs the Trust Agreement, the Trust and the Shares. The following is a summary of material provisions of the Trust Agreement. It is qualified by reference to the entire Trust Agreement, which is filed as an exhibit to the registration statement of which the prospectus is a part.

Each Share represents a fractional undivided beneficial interest in the net assets of the Trust. Upon redemption of the Shares, the applicable Authorized Participant shall be paid solely out of the funds and property of the Trust. All Shares are transferable, fully paid and non-assessable. The assets of the Trust consist primarily of ether held by the Ether Custodian on behalf of the Trust. However, the Trust is expected to buy or sell ether in connection with cash creations or redemptions of Baskets on an ongoing basis and sell ether at least quarterly to pay the Sponsor’s Fee and to cover expenses and liabilities not assumed by the Sponsor. Such purchases or sales result in the Trust holding cash for brief periods of time. In addition, there may be other situations where the Trust may hold cash. For example, a claim may arise against the Ether Custodian, an Authorized Participant, or any other third party, which is settled in cash. If the Trust receives cash (other than in connection with purchase orders) or any property other than cash or ether, the Trust Agreement provides that the Trustee will, as soon as commercially feasible, (i) sell and/or distribute all the property (other than cash) received or otherwise dispose of the property (other than cash) in a manner that it determines is commercially reasonable, (ii) if the Trust will not distribute all of the cash (other than cash received in connection with purchase orders) received (including all cash received from the sale of other property), determine the amount of cash that will be promptly used by the Trust to pay the Sponsor’s Fee and/or expenses and liabilities not assumed by the Sponsor, and (iii) distribute any cash (other than cash received in connection with purchase orders) that will not be promptly used as described in the preceding prong (ii). If the Trust does not sell or distribute the cash (other than cash received in connection with purchase orders) or other property accordingly, the Trust Agreement provides that no deposits of ether or cash will be accepted (i.e., there will be no issuance of new Shares). The Trustee will distribute such cash or other assets to DTC, and registered holders of Shares are entitled to receive such distributions in proportion to the number of shares owned. See “—Cash and Other Distributions.” The Trust issues and redeems Shares only in Baskets of 40,000 or integral multiples thereof, based on the quantity of ether attributable to each Share (net of accrued but unpaid Sponsor’s Fee and any accrued but unpaid expenses or liabilities). Baskets may be redeemed by the Trust in exchange for the amount of ether represented by the aggregate number of Shares redeemed or cash proceeds from selling the amount of ether represented by the aggregate number of Shares redeemed. These transactions take place in exchange for cash or ether. The Trust is not a registered investment company under the Investment Company Act and is not required to register under such act. The Sponsor is not registered with the SEC as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Trust.

Creation and Redemption

The Trust expects to create and redeem Shares on a continuous basis but only in Baskets of 40,000 Shares. Only Authorized Participants, which are registered broker-dealers who have entered into written agreements with the Sponsor and the Trustee, can place orders to receive Baskets in exchange for cash.

In connection with cash creations and redemptions, the Trust will engage in ether transactions for converting cash into ether (in association with purchase orders) and ether into cash (in association with redemption orders). The Trust will conduct its ether purchase and sale transactions by, in its sole discretion, choosing to trade directly with third parties (each, an “Ether Trading Counterparty”), pursuant to written agreements between such Ether Trading Counterparties and the Trust, or choosing to trade through the Prime Execution Agent through its Coinbase Prime service pursuant to the Prime Execution Agent Agreement. As of the date of this prospectus, the Ether Trading Counterparties are Cumberland DRW LLC, Flow Traders B.V., JSCT, LLC and Virtu Financial Singapore Pte. Ltd. JSCT, LLC is an affiliate of Jane Street Capital LLC and Virtu Financial Singapore Pte. Ltd. is an affiliate of Virtu Americas LLC. Each of Jane Street Capital LLC and Virtu Americas LLC is an Authorized Participant. Ether Trading Counterparties may be added at any time, subject to the discretion of the Sponsor. In connection with cash creations and redemptions, the Trust is not aware of any other affiliation or material relationship between an Ether Trading Counterparty and the Authorized Participants or other service providers of the Trust in executing a transaction in ether with the Trust. In connection with cash creations and redemptions, each Ether Trading Counterparty represents to the Trust that it is acting for itself and not for another person, and is not acting as agent or at the direction of any Authorized Participant. Upon receipt of an order from an Authorized Participant to create or redeem Baskets, the Trust may obtain quotes for a price to purchase or sell ether from one or more an Ether Trading Counterparties. An Ether Trading Counterparty may respond to the Trust’s request with an offer of a quote at which it is willing to sell the specified quantity of ether or a portion thereof, in the case of a creation, or a quote at which it is willing to buy the specified quantity of ether, or a portion thereof, in the case of a redemption, as indicated in such offer. The Ether Trading Counterparties are not contractually obligated to participate in cash orders for creations or redemptions by placing any offers to buy or sell ether with the Trust. The Trust then determines, in its sole discretion, whether to utilize one of the Ether Trading Counterparties that provided a quote or to trade through the Prime Execution Agent to execute an ether trade, subject to customary exceptions. Once an offer is accepted, it becomes a trade that is binding on both the Trust and the Ether Trading Counterparty. Each Ether Trading Counterparty is required to comply with U.S. federal and/or state laws including licensing and registration requirements or similar laws in non-U.S. jurisdictions and maintain practices and policies designed to comply with anti-money laundering and KYC regulations or similar laws in non-U.S. jurisdictions.

The Authorized Participants will deliver only ether or cash to create Shares and will receive only ether or cash when redeeming Shares.

The Prime Execution Agent facilitates the purchase and sale or settlement of the Trust’s ether transactions. Ether Trading Counterparties settle trades with the Trust using their own accounts at the Prime Execution Agent when trading with the Trust.

Issuance of Baskets - Transaction Fees

A standard creation transaction fee is imposed to offset the transfer and other transaction costs associated with the issuance of Baskets. Under an ETF Services Agreement (the “ETF Services Agreement”), the Trust has retained BRIL, an affiliate of the Trustee, to perform ETF Services. BRIL will receive from an Authorized Participant a standard transaction fee on each purchase order, which consists of (1) the ETF Servicing Fee and (2) the Custody Transaction Costs. BRIL is entitled to retain the ETF Servicing Fee pursuant to the ETF Services Agreement, but BRIL will reimburse any Custody Transaction Costs to the Ether Custodian according to the amounts invoiced by the Ether Custodian. The ETF Servicing Fee is a flat fee per order regardless of the number of Baskets being purchased. The Custody Transactions Costs is a flat fee per order regardless of the number of Baskets being purchased.

Issuance of Baskets - In-Kind Creations

In connection with an in-kind creation, an Authorized Participant will be required to submit the creation order by an order cutoff time (the “In-Kind Order Cutoff Time”). The In-Kind Order Cutoff Time is 3:59 p.m. ET on the trade date. The Authorized Participant must submit an in-kind purchase order through BRIL’s electronic order entry system, indicating the number of Baskets it intends to acquire. BRIL will acknowledge the in-kind purchase order unless the Trustee or the Sponsor decides to refuse the deposit as described below under “—Requirements for Trustee Actions.”

The date BRIL receives the in-kind purchase order will determine the basket ether amount (the “Basket Ether Amount”) the Authorized Participant or its designated agent or client needs to deposit. However, orders received by BRIL after the In-Kind Order Cutoff Time will not be accepted and should be resubmitted on the following Business Day. Fractions of ether smaller than .000000001 ether (known as a “gwei”) are disregarded for purposes of the computation of the Basket Ether Amount.

If the Trustee accepts the in-kind purchase order, BRIL will transmit to the Authorized Participant, via electronic mail message or other electronic communication, no later than 8:00 p.m. ET on the date such purchase order is received, or deemed received, a copy of the purchase order endorsed “Accepted” by the Trustee and indicating the Basket Ether Amount that the Authorized Participant or its designated agent or client must deliver to the Prime Execution Agent in exchange for each Basket. In the case of purchase orders submitted via BRIL’s electronic order entry system, the Authorized Participant will receive an automated email indicating the acceptance of the purchase order and the purchase order will be marked “Accepted” in BRIL’s electronic order entry system. Prior to the Trustee’s acceptance as specified above, a purchase order will only represent the Authorized Participant’s unilateral offer to deposit ether in exchange for Baskets and will have no binding effect upon the Trust, the Trustee, the Trust Administrator, BRIL, the Ether Custodian, the Prime Execution Agent or any other party.

The Basket Ether Amount necessary for the creation of a Basket changes from day to day. As of July 15, 2026, a Basket requires delivery of 301.82 ether. On each day that NASDAQ is open for regular trading, the Trust Administrator will adjust the quantity of ether constituting the Basket Ether Amount as appropriate to reflect sales of ether, any loss of ether that may occur, and accrued expenses. The computation is made by the Trustee as promptly as practicable after 4:00 p.m. ET. See “Business of the Trust—Net Asset Value” and “Business of the Trust—Valuation of Ether; The CF Benchmarks Index” for a description of how the CF Benchmarks Index is determined, and description of how the Trustee determines the NAV. BRIL will determine the Basket Ether Amount for a given day by multiplying the NAV by the number of Shares in each Basket (40,000) and dividing the resulting product by that day’s CF Benchmarks Index. The Basket Ether Amount so determined will be made available to all Authorized Participants and will be made available on the Sponsor’s website for the Shares.

The Authorized Participant or its designated agent or client will deposit ether related to the Authorized Participant’s purchase order to the Trust’s Trading Balance. This transfer is an “off-chain” transaction that is represented in the books and records of the Prime Execution Agent. In the event the Authorized Participant, its designated agent or client, has not deposited the ether to the Trust’s Trading Balance at the Prime Execution Agent by the applicable time on the settlement date of the in-kind creation order, the Authorized Participant will be given the option to (1) cancel the in-kind creation order, (2) delay settlement of the order to enable delivery of ether at a later date approved by the Trustee, or (3) accept that the Trust will execute an ether transaction required for the creation and the Authorized Participant will deliver the U.S. dollars required for this purchase. The Authorized Participant is liable to the Trust for and shall bear all slippage costs as well as all other costs, expenses, liabilities, and losses, suffered or incurred by the Trust in connection with the events described in the foregoing sentence, including, without limitation, the dollar cost of the difference between the ether price utilized in calculating NAV on the trade date and the price at which the Trust acquires the ether to the extent the price realized in buying the ether is higher than the ether price utilized in the NAV. To the extent the price realized in buying the ether is lower than the price utilized in the NAV, the Authorized Participant shall get to keep the dollar impact of any such difference.

Issuance of Baskets - Cash Creations

In connection with a cash creation, the Authorized Participant will be required to submit the purchase order by an early order cutoff time (the “Cash Order Cutoff Time”). The Cash Order Cutoff Time is 6:00 p.m. ET on the Business Day prior to the trade date. The Authorized Participant must submit a purchase order through BRIL’s electronic order entry system, indicating the number of Baskets it intends to acquire. BRIL will acknowledge the purchase order unless the Trustee or the Sponsor decides to refuse the deposit as described below under “—Requirements for Trustee Actions.”

In connection with cash creation, the date BRIL receives that order will determine the estimated cash amount (the “Basket Amount”) the Authorized Participant needs to deposit and the basket ether amount (the “Basket Ether Amount”) the Trust needs to purchase from the Ether Trading Counterparty or through the Prime Execution Agent. The final cash amounts will be determined after the net asset value of the Trust is struck and the Trust’s ether transactions have settled. However, orders received by BRIL after the Cash Order Cutoff Time on a Business Day will not be accepted and should be resubmitted on the following Business Day. Fractions of an ether smaller than 0.00000001 (known as a 10 “gwei”) are disregarded for purposes of the computation of the Basket Ether Amount.

If the Trustee accepts the cash purchase order, BRIL will transmit to the Authorized Participant, via electronic mail message or other electronic communication, no later than 8:00 p.m. ET on the date such purchase order is received, or deemed received, a copy of the purchase order endorsed “Accepted” by the Trustee and indicating the Basket Amount that the Authorized Participant must deliver to the Custodians or the Prime Execution Agent in exchange for each Basket. In the case of purchase orders submitted via BRIL’s electronic order entry system, the Authorized Participant will receive an automated email indicating the acceptance of the purchase order and the purchase order will be marked “Accepted” in BRIL’s electronic order entry system. Prior to the Trustee’s acceptance as specified above, a purchase order will only represent the Authorized Participant’s unilateral offer to deposit cash in exchange for Baskets and will have no binding effect upon the Trust, the Trustee, the Trust Administrator, BRIL, the Ether Custodian or any other party.

The Basket Amount necessary for the creation of a Basket changes from day to day. As of July 15, 2026, a Basket requires delivery of approximately $580,661.12. On each day that NASDAQ is open for regular trading, the Trust Administrator will adjust the cash amount constituting the Basket Amount and the quantity of ether constituting the Basket Ether Amount as appropriate to reflect sales of ether, any loss of ether that may occur, and accrued expenses. The computation is made by the Trustee as promptly as practicable after 4:00 p.m. ET. See “Business of the Trust—Net Asset Value” and “Business of the Trust—Valuation of Ether; The CF Benchmarks Index” for a description of how the CF Benchmarks Index is determined, and description of how the Trustee determines the NAV. BRIL will determine the Basket Amount for a given day by multiplying the NAV by the number of Shares in each Basket (40,000) and determine the Basket Ether Amount for a given day by dividing the Basket Amount for that day by that day’s CF Benchmarks Index. The Basket Amount and the Basket Ether Amount so determined will be made available to all Authorized Participants and Ether Trading Counterparties and will be made available on the Sponsor’s website for the Shares.

On the date of the Cash Order Cutoff Time, the Trust will choose, in its sole discretion, to enter into a transaction with an Ether Trading Counterparty or the Prime Execution Agent to buy ether in exchange for the cash proceeds from such purchase order. For settlement of a cash creation, the Trust delivers Shares to the Authorized Participant in exchange for cash received from the Authorized Participant. Meanwhile, the Ether Trading Counterparty or the Prime Execution Agent, as applicable, delivers the required ether pursuant to its trade with the Trust into the Trust’s Trading Balance with the Prime Execution Agent in exchange for cash. In the event the Trust has not been able to successfully execute and complete settlement of an ether transaction by the settlement date of the purchase order, the Authorized Participant will be given the option to (1) cancel the purchase order, or (2) accept that the Trust will continue to attempt to complete the execution, which will delay the settlement date of the purchase order. With respect to a purchase order, as between the Trust and the Authorized Participant, the Authorized Participant is responsible for the dollar cost of the difference between the ether price utilized in calculating NAV on the trade date and the price at which the Trust acquires the ether to the extent the price realized in buying the ether is higher than the ether price utilized in the NAV. To the extent the price realized in buying the ether is lower than the price utilized in the NAV, the Authorized Participant shall keep the dollar impact of any such difference.

Whether the purchase of ether was entered into with an Ether Trading Counterparty or via the Prime Execution Agent, such party will deliver ether related to such transaction to the Trust’s Trading Balance. This transfer is an “off-chain” transaction that is recorded in the books and records of the Prime Execution Agent.

Because the Trust’s Trading Balance may not be funded with cash on the trade date for the purchase of ether associated with the cash purchase order, the Trust may borrow Trade Credits in the form of cash from the Trade Credit Lender pursuant to the Trade Financing Agreement or may require the Authorized Participant to deliver the required cash for the cash purchase order on the trade date. The extension of Trade Credits on the trade date allows the Trust to purchase ether through the Prime Execution Agent on the trade date, with such ether being deposited in the Trust’s Trading Balance. For settlement of a cash creation, the Trust delivers Shares to the Authorized Participant in exchange for cash received from the Authorized Participant. To the extent Trade Credits were utilized, the Trust uses the cash to repay the Trade Credits borrowed from the Trade Credit Lender.

Issuance of Baskets - Settlement and Ether Vault Transfers

Upon the deposit by the Authorized Participant or its designated agent or client in connection with an in-kind purchase order or the Ether Trading Counterparty or the Prime Execution Agent in connection with a cash purchase order of the corresponding amount of ether with the Trust’s Trading Balance, and the payment of the applicable ETF Servicing Fee, and of any expenses, taxes or charges (such as stamp taxes or stock transfer taxes or fees), the Cash Custodian will deliver the appropriate number of Baskets to the DTC account of the depositing Authorized Participant. As of the date of this prospectus, the Authorized Participants that are able to conduct creations and redemptions for cash are ABN AMRO Clearing USA LLC, BMO Capital Markets Corp., Goldman Sachs & Co. LLC, HRT Financial LP, Jane Street Capital, LLC, Jefferies LLC, JP Morgan Securities LLC, Macquarie Capital (USA) Inc., UBS Securities LLC, and Virtu Americas LLC. As of the date of this prospectus, Virtu Americas LLC, ABN AMRO Clearing USA LLC, and Macquarie Capital (USA) Inc. have executed an agreement that gives them the ability to conduct creations and redemptions in-kind for ether, in addition to conducting creations and redemptions for cash. Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor.

In connection with the paragraph above, the deposit of ether will initially be credited to the Trust’s Trading Balance with the Prime Execution Agent before being swept to the Trust’s Vault Balance with the Ether Custodian pursuant to a regular end-of-day sweep process. Transfers of ether into the Trust’s Trading Balance are off-chain transactions and transfers from the Trust’s Trading Balance to the Trust’s Vault Balance are “on-chain” transactions represented on the Ethereum blockchain. Any costs related to transactions and transfers from the Trust’s Trading Balance to the Trust’s Vault Balance are borne by the Prime Execution Agent (and not the Trust or its Shareholders).

Because the Sponsor has assumed what are expected to be most of the Trust’s expenses, and the Sponsor’s Fee accrues daily at the same rate, in the absence of any extraordinary expenses or liabilities, the amount of ether by which the Basket Ether Amount will decrease each day will be predictable. In connection with a cash purchase order, the Trustee intends to have the Trust Administrator make available on each Business Day an indicative Basket Amount for the next Business Day. Authorized Participants may use that indicative Basket Amount as guidance regarding the amount of cash that they may expect to have to deposit with the Trust Administrator in respect of cash purchase orders placed by them on such next Business Day and accepted by the Trustee. The agreement entered into with each Authorized Participant provides, however, that once a purchase order has been accepted by the Trustee, the Authorized Participant will be required to deposit with the Trust Administrator the Basket Amount in connection with a cash purchase order or the Basket Ether Amount in connection with an in-kind purchase order, as determined by the Trustee on the effective date of the purchase order.

No Shares will be issued unless and until the Prime Execution Agent has informed the Trustee that it has allocated to the Trust’s account the corresponding amount of ether. Disruption of services at the Prime Execution Agent or Ether Custodian would have the potential to delay settlement of the ether related to Share creations.

Ether transactions that occur on the blockchain are susceptible to delays due to Ethereum network outage, congestion, spikes in transaction fees demanded by validators, or other problems or disruptions. To the extent that ether transfers from the Trust’s Trading Balance to the Trust’s Vault Balance are delayed due to congestion or other issues with the Ethereum network, such ether will not be held in cold storage in the Vault Balance until such transfers can occur.

The Trustee may, and upon the direction of the Sponsor shall, suspend the acceptance of in-kind or cash purchase orders or the delivery or registration of transfers of Shares, or may, and upon the direction of the Sponsor shall, refuse a particular purchase order, delivery or registration of Shares (i) during any period when the transfer books of the Trustee are closed or (ii) at any time, if the Sponsor thinks it advisable for any reason. The Trustee and BRIL shall reject any purchase order or redemption order that is not in proper form.

Redemption of Baskets - Transaction Fees

Authorized Participants, acting on authority of the registered holder of Shares, may surrender Baskets in exchange for the corresponding Basket Ether Amount in connection with an in-kind redemption or Basket Amount in connection with a cash redemption announced by the Trustee.

A standard redemption transaction fee is imposed to offset transfer and other transaction costs that may be incurred by the Trust. As described above, under an ETF Services Agreement, the Trust has retained BRIL, an affiliate of the Trustee, to perform certain ETF Services. BRIL will receive from an Authorized Participant a standard transaction fee on each redemption order, which consists of (1) the ETF Servicing Fee and (2) the Custody Transaction Costs. BRIL is entitled to retain the ETF Servicing Fee pursuant to the ETF Services Agreement, but BRIL will reimburse any Custody Transaction Costs to the Ether Custodian according to the amounts invoiced by the Ether Custodian. The ETF Servicing Fee is a flat fee per order regardless of the number of Baskets being redeemed. The Custody Transaction Costs is a flat fee per order regardless of the number of Baskets being redeemed.

Redemption of Baskets - In-Kind Redemptions

In connection with an in-kind redemption, an Authorized Participant will be required to submit a redemption order by the In-Kind Order Cutoff Time. An Authorized Participant must submit an in-kind redemption order through BRIL’s electronic order entry system indicating the number of Baskets it intends to redeem. The date BRIL receives that order determines the Basket Ether Amount in connection with an in-kind redemption to be received in exchange. However, orders received by BRIL after the In-Kind Order Cutoff Time on a Business Day will not be accepted and should be resubmitted on the following Business Day.

On the order date the Trust instructs the Ether Custodian to prepare to move the associated ether from the Trust’s Vault Balance with the Ether Custodian to the Trust’s Trading Balance with the Prime Execution Agent. For settlement of a redemption, the Authorized Participant delivers the necessary Shares to the Trust, the Trustee instructs the Prime Execution Agent to deliver ether to the account of the Authorized Participant or its designated agent or client’s account at the Prime Execution Agent.

Transfers of ether from the Trust’s Vault Balance to the Trust’s Trading Balance are “on-chain” transactions represented on the Ethereum blockchain.

Ether transactions that occur on the blockchain are susceptible to delays due to Ethereum network outages, congestion, spikes in transaction fees demanded by validators, or other problems or disruptions. To the extent that ether transfers from the Trust’s Vault Balance to the Trust’s Trading Balance are delayed due to congestion or other issues with the Ethereum network or the Trust’s operations, redemptions in the Trust could be delayed.

Disruption of services at the Prime Execution Agent or Ether Custodian would have the potential to delay settlement of the ether related to Share redemptions.

Redemption of Baskets - Cash Redemptions

In connection with a cash redemption, an Authorized Participant will be required to submit a cash redemption order by the Cash Order Cutoff Time. An Authorized Participant must submit a redemption order through BRIL’s electronic order entry system indicating the number of Baskets it intends to redeem. The date BRIL receives that order determines the Basket Amount in connection with a cash redemption to be received in exchange. However, orders received by BRIL after the Cash Order Cutoff Time on a Business Day will not be accepted and should be resubmitted on the following Business Day.

On the date of the Cash Order Cutoff Time, the Trust may choose, in its sole discretion, to enter into a transaction with an Ether Trading Counterparty or the Prime Execution Agent, to sell ether in exchange for cash. Also on the date of the Cash Order Cutoff, the Trust instructs the Ether Custodian to prepare to move the associated ether from the Trust’s Vault Balance with the Ether Custodian to the Trust’s Trading Balance with the Prime Execution Agent. For settlement of a redemption, the Authorized Participant delivers the necessary Shares to the Trust, an Ether Trading Counterparty or the Prime Execution Agent, as applicable, delivers the cash to the Trust associated with the Trust’s sale of ether, the Trustee delivers ether to the Ether Trading Counterparty’s account at the Prime Execution Agent or directly to the Prime Execution Agent, as applicable, and the Trust delivers cash to the Authorized Participant. In the event the Trust has not been able to successfully execute and complete settlement of an ether transaction by the settlement date, the Authorized Participant will be given the option to (1) cancel the redemption order, or (2) accept that the Trust will continue to attempt to complete the execution, which will delay the settlement date. With respect to a redemption order, between the Trust and the Authorized Participant, the Authorized Participant will be responsible for the dollar cost of the difference between the ether price utilized in calculating the NAV on trade date and the price realized in selling the ether to raise the cash needed for the cash redemption order to the extent the price realized in selling the ether is lower than the ether price utilized in the NAV. To the extent the price realized in selling the ether is higher than the price utilized in the NAV, the Authorized Participant shall get to keep the dollar impact of any such difference.

The transfers of ether from the Trust’s Trading Balance to the Ether Trading Counterparty’s account at the Prime Execution Agent or to the Prime Execution Agent is an “off-chain” transaction that is recorded in the books and records of the Prime Execution Agent.

The Trust’s Trading Balance with the Prime Execution Agent may not be funded with ether on the trade date for the sale of ether in connection with the redemption order when ether remains in the Trust’s Vault Balance with the Ether Custodian at the point of intended execution of a sale of ether. In those circumstances the Trust may borrow Trade Credits in the form of ether from the Trade Credit Lender, which allows the Trust to sell ether through the Prime Execution Agent on the trade date, and the cash proceeds are deposited in the Trust’s Trading Balance with the Prime Execution Agent. For settlement of a redemption where Trade Credits were utilized, the Trust delivers cash to the Authorized Participant in exchange for Shares received from the Authorized Participant. In the event Trade Credits were used, the Trust will use the ether moved from the Trust’s Vault Balance with the Ether Custodian to the Trading Balance with the Prime Execution Agent to repay the Trade Credits borrowed from the Trade Credit Lender.

Transfers of ether from the Trust’s Vault Balance to the Trust’s Trading Balance are “on-chain” transactions represented on the Ethereum blockchain.

Ether transactions that occur on the blockchain are susceptible to delays due to Ethereum network outages, congestion, spikes in transaction fees demanded by validators, or other problems or disruptions. To the extent that ether transfers from the Trust’s Vault Balance to the Trust’s Trading Balance are delayed due to congestion or other issues with the Ethereum network or the Trust’s operations, redemptions in the Trust could be delayed.

Disruption of services at the Prime Execution Agent, the Ether Custodian, the Cash Custodian or the Authorized Participant’s banks would have the potential to delay settlement of the ether related to Share redemptions.

Redemption of Baskets - Settlement

Upon the surrender of Shares and the payment of the applicable ETF Servicing Fee, Custody Transaction Costs and of any expenses, taxes or charges (such as stamp taxes or stock transfer taxes or fees) by the redeeming Authorized Participant, and the completion of the sale of ether for cash by the Trust in connection with a cash redemption order, the Trustee will (1) instruct the Prime Execution Agent to deliver from the Trust’s Trading Balance to the account of the Authorized Participant or its agent or client, the amount of ether corresponding to the redeemed Baskets in connection with an in-kind redemption order or (2) instruct the delivery of cash to the Authorized Participant in connection with a cash redemption order.

Shares can only be surrendered for redemption in Baskets of 40,000 Shares each.

All taxes incurred in connection with the delivery of ether to the Ether Custodian or cash to the Cash Custodian in exchange for Baskets (including any applicable value added tax) will be the sole responsibility of the Authorized Participant making such delivery.

Redemptions may be suspended only (1) during any period in which regular trading on NASDAQ is suspended or restricted or the exchange is closed (other than scheduled holiday or weekend closings), or (2) during a period when the Sponsor determines that delivery, disposal or evaluation of ether is not reasonably practicable (for example, as a result of an interruption in services or availability of the Prime Execution Agent, the Ether Custodian, the Cash Custodian, the Trust Administrator, or other service providers to the Trust, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, iShares order entry system, Internet services, or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of the Ethereum network, hacking, cybersecurity breach, or power, Internet, or Ethereum network outage, or similar event). The Trustee and BRIL shall reject any purchase order or redemption order that is not in proper form. If the Trust suspends redemptions, Shareholders will be notified in a prospectus supplement, in its periodic Exchange Act reports and/or on the Trust’s website.

Certificates Evidencing the Shares

The Shares are evidenced by certificates executed and delivered by the Trustee on behalf of the Trust. It is expected that DTC will accept the Shares for settlement through its book-entry settlement system. So long as the Shares are eligible for DTC settlement, there will be only one global certificate evidencing Shares that will be registered in the name of a nominee of DTC. Investors will be able to own Shares only in the form of book-entry security entitlements with DTC or direct or indirect participants (the “Indirect Participant”) in DTC. No investor will be entitled to receive a separate certificate evidencing Shares. Because Shares can only be held in the form of book-entries through DTC and its participants (“DTC Participants”), investors must rely on DTC, a DTC Participant and any other financial intermediary through which they hold Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about the procedures and requirements for securities held in DTC book-entry form.

Cash and Other Distributions

If the Sponsor and the Trustee determine that there is more cash being held in the Trust than is needed to pay the Trust’s expenses for the next month, (or, if later, the end of the current calendar quarter) the Trustee will distribute the extra cash to DTC.

If the Trust receives cash (other than in connection with purchase orders) the Trustee will distribute that property to DTC by any means the Sponsor thinks is lawful, equitable and feasible. If it cannot make the distribution in that way, the Trustee will sell the property or otherwise dispose of the property (other than cash) in a manner that it determines is commercially reasonable, and distribute the net proceeds (if any) in the same way as it does with cash (as described in the preceding paragraph). The Trustee and the Sponsor shall not be liable for any loss or depreciation resulting from any sale or other disposition of property made by the Trustee pursuant to the Sponsor’s instruction or otherwise made by the Trustee in good faith.

Registered holders of Shares are entitled to receive these distributions in proportion to the number of Shares owned. Before making a distribution, the Trustee may deduct any applicable withholding taxes and any fees and expenses of the Trust that have not been paid. The Trustee distributes only whole U.S. dollars and cents and is not required to round fractional cents to the nearest whole cent. The Sponsor is not responsible if it decides that it is unlawful or impractical to make a distribution available to registered holders.

Voting Rights

Owners of Shares do not generally have any voting rights, take no part in the management or control, and have no voice in, the Trust’s operations or business. The Shares do not represent a traditional investment and are not similar to shares of a corporation operating a business enterprise with management and a board of directors. All Shares are of the same class with equal rights and privileges. Each Share entitles the holder to vote on the limited matters upon which Shareholders may vote under the Trust Agreement. The Shares do not entitle their holders to any conversion or pre-emptive rights or any redemption rights.

Share Splits

If the Sponsor believes that the per-Share price in the secondary market for Shares has fallen outside a desirable trading price range or if the Sponsor determines that it is advisable for any reason, the Sponsor may cause the Trust to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Basket.

Management of the Trust

The Trust does not have a board of directors or an audit committee but does have oversight from the Board of Directors and audit committee of the Sponsor. See “The Sponsor—Key Personnel of the Sponsor.”

Fees and Expenses of the Trustee

Each deposit of cash for the creation of Baskets and each surrender of Baskets for the purpose of withdrawing Trust property (including if the Trust Agreement terminates) must be accompanied by a payment to BRIL of the ETF Servicing Fee.

The Trustee is entitled to reimburse itself from the assets of the Trust for all expenses and disbursements incurred by it for extraordinary services it may provide to the Trust or in connection with any discretionary action the Trustee may take to protect the Trust or the interests of the holders.

Trust Expenses and Ether Sales

In addition to the Sponsor’s Fee, the following expenses are paid out of the assets of the Trust:

●	any expenses or liabilities of the Trust that are not assumed by the Sponsor;

●	any taxes and other governmental charges that may fall on the Trust or its property;

●

any expenses of any extraordinary services performed by the Trustee or the Sponsor on behalf of the Trust or expenses of any action taken by the Trustee or the Sponsor to protect the Trust or the rights and interests of holders of Shares;

●

any indemnification of the Sponsor and its shareholders, directors, officers, employees, affiliates (as such term is defined under the Securities Act of 1933, as amended) and subsidiaries and agents, the Cash Custodian, the Ether Custodian, the Prime Execution Agent, the Trust Administrator, or other agents, service providers or counterparties of the Trust as described below; and

●	extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.

The Trustee will, when directed by the Sponsor, and in the absence of such direction, may in its discretion sell the Trust’s ether from time to time as necessary to permit payment of the fees and expenses that the Trust is required to pay. See “Business of the Trust—Trust Expenses.”

The Trustee is not responsible for any depreciation or loss incurred by reason of sales of ether made in compliance with the Trust Agreement.

Payment of Taxes

The Trustee may deduct the amount of any taxes owed from any distributions it makes. It may also sell Trust assets, by public or private sale, to pay any taxes owed. Registered holders of Shares will remain liable if the proceeds of the sale are not enough to pay the taxes.

Evaluation of Ether and the Trust Assets

See “Business of the Trust—Net Asset Value” and “Business of the Trust—Valuation of Ether; The CF Benchmarks Index.”

Amendment and Dissolution

The Sponsor and the Trustee may agree to amend the Trust Agreement without the consent of the holders of Shares. If an amendment imposes or increases fees or charges, except for taxes and other governmental charges, or prejudices a substantial right of holders of Shares, it will not become effective for outstanding Shares until 30 days after the Trustee notifies DTC of the amendment. At the time an amendment becomes effective, by continuing to hold Shares or an interest therein, investors are deemed to agree to the amendment and to be bound by the Trust Agreement as amended.

The Trustee will dissolve the Trust if:

●	the Trustee is notified that the Shares are delisted from NASDAQ and are not approved for listing on another national securities exchange within five Business Days of their delisting;

●

a U.S. federal or state court or regulator, or applicable law or regulatory requirements, requires the Trust to shut down, or forces the Trust to liquidate its ether, or seizes, impounds or otherwise restricts access to Trust assets;

●	The Sponsor notifies the Trustee in writing that it has determined, in its sole discretion, that the dissolution of the Trust is advisable or desirable for any reason; or

●	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

The Sponsor, may, in its sole discretion, dissolve the Trust if:

●

60 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed and accepted its appointment;

●	the SEC (or its staff) or a court of competent jurisdiction determines that the Trust is an investment company under the Investment Company Act;

●	the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act;

●

FinCEN determines that the Trust or the Sponsor is required to register as an MSB, or the New York Department of Financial Services determines the Trust or the Sponsor is required to obtain BitLicense;

●	if any state regulator or court of competent authority determines the Sponsor or the Trust is required to obtain a money transmitter license or other state license;

●

the Index Administrator ceases to maintain the Index or any ongoing event exists that prevents or makes impractical the determination of the Index price and, in the opinion of the Sponsor, no successor or similar pricing source is reasonably available;

●	the net assets of the Trust in relation to the operating expenses of the Trust is at a level at which continued operation of the Trust is unreasonable or imprudent;

●

any ongoing event exists that either prevents the Trust from or makes impractical the Trust’s holding of ether, or prevents the Trust from converting or makes impractical the Trust’s reasonable efforts to convert ether to U.S. dollars;

●

the Trust fails to qualify for treatment, or ceases to be treated, for U.S federal income tax purposes, as a grantor trust, and the Trustee receives notice from the Sponsor that the Sponsor has determined that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable; or

●

any custodian (including, for the avoidance of doubt, any of the Custodians) or prime execution agent (including, for the avoidance of doubt, the Prime Execution Agent) then acting resigns, is removed, is prohibited by applicable law or regulation to act as or otherwise ceases to act as custodian or prime execution agent, and, in the opinion of the Sponsor, no successor custodian or prime execution agent has been employed and/or operationalized prior to, at the Sponsor’s election, (i) the effective date of such resignation, removal, prohibition or cessation, or (ii) in the case of the Ether Custodian or the Prime Execution Agent, the final date as of which the Ether Custodian or the Prime Execution Agent will cease to hold any of the Trust’s assets, to the extent different from (i).

The term of the Trust is perpetual (unless terminated earlier in certain circumstances). On and after dissolution of the Trust, the Trustee will wind up the business and affairs of the Trust and deliver Trust property upon surrender and cancellation of Shares. The Trustee will not accept any purchase order or redemption order after the date of dissolution. If any Shares remain outstanding after the date of dissolution of the Trust, the Trustee thereafter will (i) discontinue the registration of transfer of Shares; (ii) continue to collect distributions pertaining to Trust property and hold proceeds thereof uninvested, without liability for interest; and (iii) pay the Trust’s expenses and may sell Trust property as necessary to meet those expenses. After the dissolution of the Trust, the Trustee will sell or otherwise liquidate the Trust property then held and after deducting any fees, expenses, taxes or other governmental charges payable by the Trust and any expenses for the account of DTC of such Shares and any applicable taxes or other governmental charges, promptly distribute the net proceeds from such sale to DTC. The Trustee and the Sponsor shall not be liable for any loss or depreciation resulting from any sale or other disposition of property made by the Trustee pursuant to the Sponsor’s instruction or otherwise made by the Trustee in good faith. The proceeds of the liquidation of the Trust’s assets will be distributed in cash. Shareholders are not entitled to any of the Trust’s underlying ether holdings upon the dissolution of the Trust.

Upon the dissolution of the Trust, the Trustee would conduct sales of ether for cash through the Prime Execution Agent over a reasonable wind-down period in order to limit market impact, as feasible under the circumstances. Under this process, the Trustee would instruct the Ether Custodian to move a pre-determined amount of ether from the Vault Balance to the Trading Balance at the start of each day in which liquidations were to occur. The Trustee would then instruct the Prime Execution Agent to execute sales of the ether for cash based on optimal achievable execution. The cash proceeds would be delivered to the Cash Custodian at the end of each day.

In the event that the dissolution of the Trust was caused by, or coincided with, the failure or bankruptcy of the Ether Custodian or the Prime Execution Agent, the Trustee would engage with the relevant bankruptcy, insolvency, or resolution process for the Ether Custodian or the Prime Execution Agent with the goal of preserving and recovering the Trust’s ether and cash in accordance with, and to the extent permitted by, the bankruptcy, insolvency or resolution process. If permitted by the relevant bankruptcy or resolution process to take control of the Trust’s property, the Trustee would then seek to liquidate the Trust’s property (through a method or agent other than the Prime Execution Agent and in accordance with applicable law) as quickly as reasonably practicable thereafter and distribute the proceeds of the liquidation to Shareholders. Alternatively, the Trustee may be required to assert a monetary claim in the relevant bankruptcy or resolution process. Thereafter, the Trustee would seek to resolve and liquidate that claim as quickly as reasonably practicable in order to distribute the proceeds to Shareholders. The bankruptcy, insolvency or resolution process could be lengthy and could result in the relevant court or resolution authority returning only a fraction of the Trust’s property or recovering only a fraction of the Trust’s legal claim to the Trust, for example if the Trust is deemed to be an unsecured creditor. For more information, see “Risk Factors—The lack of full insurance and Shareholders’ limited rights of legal recourse against the Trust, the Delaware Trustee, the Sponsor, the Trust Administrator, the Cash Custodian, the Prime Execution Agent, the Ether Custodian and, if operationalized, the Additional Ether Custodian, expose the Trust and its Shareholders to the risk of loss of the Trust’s ether for which no person or entity is liable.”

Following the liquidation of the Trust’s ether, any remaining outstanding Shares will be redeemed for cash and distributed to Shareholders in accordance with the provisions of the Trust Agreement. Upon the dissolution of the Trust and the winding up of the Trust by the Sponsor and the Trustee, the Delaware Trustee shall, upon receipt of written direction of the Trustee or the Sponsor, execute and cause a certificate of cancellation of the Certificate of Trust to be filed with the Secretary of State in accordance with the Delaware Statutory Trust Act (the “DSTA”). After making such filing, the Trustee and the Delaware Trustee shall be discharged from all obligations under the Trust Agreement.

Limitations on Obligations and Liability

The Trust Agreement expressly limits the obligations and liabilities of the Sponsor and the Trustee. As further set out in the Trust Agreement, the Sponsor and the Trustee:

●	are obligated to take only the actions specifically set forth in the Trust Agreement without willful misconduct, gross negligence or bad faith;

●	are not liable if either of them is prevented or delayed by law or circumstances beyond their control from performing their respective obligations under the Trust Agreement;

●	are not liable if they exercise or fail to exercise discretion permitted under the Trust Agreement;

●	have no obligation to prosecute a lawsuit or other proceeding related to the Shares or the Trust’s property on behalf of any holders of Shares or on behalf of any other person;

●

are not liable for any loss of ether occurring prior to the delivery of ether to the Ether Custodian or the Prime Execution Agent, as applicable, or after the delivery of ether by the Ether Custodian or the Prime Execution Agent, as applicable (and for the avoidance of doubt, are not liable for the loss of ether while held by the Ether Custodian or the Prime Execution Agent or for any loss of ether occurring during the transfer of ether from the Ether Custodian or the Prime Execution Agent to the Additional Ether Custodian or vice versa, absent willful misconduct, gross negligence, reckless disregard or bad faith by the Sponsor and Trustee); and

●	may rely upon any advice or information from other persons they believe in good faith to be competent to provide such advice or information.

In addition, as further set out in the Trust Agreement, the Sponsor, the Trustee, the Delaware Trustee and their respective affiliates:

●

are not liable for any loss suffered by the Trust that arises out of any of action or inaction of such person if such person, in good faith, determined that such course of conduct was in the best interest of the Trust and such course of conduct did not constitute willful misconduct, gross negligence or bad faith of such person;

●

are not personally liable for the return or repayment of all or any portion of the capital or profits of any person, and any such return of capital or profits made will be made solely from the assets of the Trust without any rights of contribution from any of the Sponsor, the Trustee, the Delaware Trustee or their respective affiliates; and

●

are not liable for the conduct or misconduct of any delegee selected by the Trustee; provided, however, that in the case of the Trustee, the foregoing only applies if the Trustee made such selection with reasonable care.

In addition, under the Trust Agreement, the Trust is obligated to indemnify the Sponsor and its shareholders, directors, officers, employees, affiliates and subsidiaries and agents shall be indemnified from the Trust and held harmless against any loss, liability, claim, cost, expense or judgment of any kind whatsoever (including the reasonable fees and expenses of counsel) arising out of or in connection with the performance of their obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement and incurred without their (1) willful misconduct, gross negligence or, bad faith or (2) reckless disregard of their obligations and duties under the Trust Agreement

Requirements for Trustee Actions

Before the Trustee delivers or registers a transfer of Shares, makes a distribution on Shares, or permits withdrawal of Trust property, the Trustee may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any Shares or Trust property;

●	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

●	compliance with regulations it may establish, from time to time, consistent with the Trust Agreement, including presentation of transfer documents.

The Trustee may, and upon the direction of the Sponsor shall, suspend the acceptance of purchase orders or the delivery or registration of transfers of Shares, or may, and upon the direction of the Sponsor shall, refuse a particular purchase order, delivery or registration of Shares (i) during any period when the transfer books of the Trustee are closed or (ii) at any time, if the Sponsor thinks it advisable for any reason. The Trustee may, in its sole discretion, and upon the direction of the Sponsor will, suspend the right to surrender Shares or postpone the delivery date of ether or other Trust property generally or with respect to a particular redemption order (i) during any period in which regular trading on NASDAQ is suspended or restricted, or the exchange is closed (other than scheduled holiday or weekend closings), or (ii) during a period when the Sponsor determines that delivery, disposal or evaluation of ether is not reasonably practicable (for example, as a result of an interruption in services or availability of the Prime Execution Agent, the Ether Custodian, the Cash Custodian, the Trust Administrator, or other service providers to the Trust, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, iShares order entry system, Internet services, or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of the Ethereum network, hacking, cybersecurity breach, or power, Internet, or Ethereum network outage, or similar event). The Trustee shall reject any purchase order or redemption order that is not in proper form. If the Trust suspends creations or redemptions, Shareholders will be notified in a prospectus supplement, in its periodic Exchange Act reports and/or on the Trust’s website.

Delegation by the Trustee to the Trust Administrator or Other Agent

The Trustee may delegate all or some of its duties under the Trust Agreement to an agent, including the Trust Administrator, without the consent of the Sponsor, any Authorized Participant or any Shareholders. The Trustee is not required to appoint a new Trust Administrator or other agent upon any termination of any of these delegations.

Venue Provision

The Trust Agreement provides that the courts of the state of Delaware and any federal courts located in Wilmington, Delaware will be the non-exclusive jurisdiction for any claims, suits, actions or proceedings, provided that causes of actions for violations of the Exchange Act or the Securities Act will not be governed by the non-exclusive jurisdiction provision of the Trust Agreement.

Waiver of Jury Trial Provision

The Trust Agreement also waives the right to trial by jury in any such claim, suit, action or proceeding, provided that causes of actions for violations of the Exchange Act or the Securities Act will not be governed by the waiver of the right to trial by jury provision of the Trust Agreement.

Limitations on the Right to Bring Derivative Actions

Pursuant to the terms of the Trust Agreement, Shareholders’ statutory right under Delaware law to bring a derivative action (i.e., to initiate a lawsuit in the name of the Trust in order to assert a claim belonging to the Trust against a fiduciary of the Trust or against a third party when the Trust’s management has refused to do so) is restricted. Under Delaware law, a shareholder may bring a derivative action if the shareholder is a shareholder at the time the action is brought and either (i) was a shareholder at the time of the transaction at issue or (ii) acquired the status of shareholder by operation of law or the Trust’s governing instrument from a person who was a shareholder at the time of the transaction at issue. Additionally, Section 3816(e) of the Delaware Statutory Trust Act specifically provides that a “beneficial owner’s right to bring a derivative action may be subject to such additional standards and restrictions, if any, as are set forth in the governing instrument of the statutory trust, including, without limitation, the requirement that beneficial owners owning a specified beneficial interest in the statutory trust join in the bringing of the derivative action.” In addition to the requirements of applicable law and in accordance with Section 3816(e), the Trust Agreement provides that no Shareholder will have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless (a) two or more Shareholders who (i) are not “Affiliates” (as defined in the Trust Agreement) of one another and (ii) collectively hold at least 10% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding, and (b) (i) prior to bringing such action, the Shareholder must make a demand upon the Trustee to bring the subject action unless an effort to cause the Trustee to bring such an action is not likely to succeed; and a demand on the Trustee shall only be deemed not likely to succeed and therefore excused if the Trustee has a personal financial interest in the transaction at issue, and the Trustee shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Shareholder demand by virtue of the fact that the Trustee receives remuneration for its service as the Trustee or as a trustee or director of one or more investment companies that are under common management with or otherwise affiliated with the Trust; and (ii) unless a demand is not required under clause (i) of this paragraph, the Trustee must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustee shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholder making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustee determines not to bring such action. This provision applies to any derivative actions brought in the name of the Trust other than claims under the U.S. federal securities laws and the rules and regulations thereunder. Notwithstanding the foregoing, however, if the relevant provision of the Trust Agreement is found to violate the U.S. federal securities laws, then such provision shall not apply to any claims asserted under such U.S. federal securities laws.

THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

DTC will act as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions in those securities among DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law.

Individual certificates will not be issued for the Shares. Instead, a global certificate will be signed by the Trustee on behalf of the Trust, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificate represents all of the Shares outstanding at any time.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC will credit or debit, on its book-entry registration and transfer system, the number of Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Trustee and the DTC Participants will designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC, with respect to DTC Participants; the records of DTC Participants, with respect to Indirect Participants; and the records of Indirect Participants, with respect to beneficial owners that are not DTC Participants or Indirect Participants. Beneficial owners are expected to receive from or through a DTC Participant a written confirmation relating to their purchase of the Shares.

Investors may transfer Shares through DTC by instructing the DTC Participant or Indirect Participant through which they hold their Shares to transfer the Shares. Transfers will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service for the Shares by giving notice to the Trustee and the Sponsor. Under these circumstances, the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, deliver separate certificates for Shares to a successor authorized depositary identified by the Sponsor and available to act, or, if no successor is identified and able to act, the Trustee shall terminate the Trust.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC.

The Trust Agreement provides that, as long as the Shares are represented by a global certificate registered in the name of DTC or its nominee, the Trustee will be entitled to treat DTC as the holder of the Shares.

THE SPONSOR

The Sponsor of the Trust is iShares Delaware Trust Sponsor LLC, a Delaware limited liability company and a consolidated subsidiary of BlackRock. The Sponsor’s principal office is located at 400 Howard Street, San Francisco, CA 94105.

The Sponsor’s Role

The Sponsor will arrange for the creation of the Trust, the registration of the Shares for their public offering in the United States and the listing of the Shares on NASDAQ. The Sponsor has agreed to assume the marketing and the following administrative and marketing expenses incurred by the Trust: the fees of the Trustee, the Delaware Trustee and the Trust Administrator, the Custodians’ Fee, NASDAQ listing fees, SEC registration fees, printing and mailing costs, tax reporting fees, audit fees, license fees and expenses and up to $500,000 per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Trust in excess of the $500,000 per annum required under the Trust Agreement. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Trust. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares.

The Trust may incur certain extraordinary, non-recurring expenses that are not assumed by the Sponsor, including but not limited to, taxes and governmental charges, any applicable brokerage commissions, financing fees, Ethereum network fees and similar transaction fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of the Shareholders, any indemnification of the Cash Custodian, the Ether Custodian, the Prime Execution Agent, the Trust Administrator or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.

The Sponsor is responsible for oversight and overall management of the Trust but has delegated day-to-day administration of the Trust to the Trustee under the Trust Agreement. The Sponsor may remove the Trustee and appoint a successor trustee, if the Trustee ceases to meet certain objective requirements or if, having received written notice of a material breach of its obligations under the Trust Agreement, the Trustee has not cured the breach within thirty days. The Sponsor may also replace the Trustee during the 90 days following any merger, consolidation or conversion in which the Trustee is not the surviving entity or, in its discretion.

The Sponsor is responsible for preparing and filing periodic reports on behalf of the Trust with the SEC and will provide any required certification for such reports. The Sponsor will designate the independent registered public accounting firm of the Trust and may from time to time employ legal counsel for the Trust.

Key Personnel of the Sponsor

The Trust does not have any directors, officers or employees. The following persons, in their respective capacities as directors or executive officers of the Sponsor, a Delaware limited liability company, perform certain functions with respect to the Trust that, if the Trust had directors or executive officers, would typically be performed by them.

Jay Jacobs is the President and Chief Executive Officer, and Bryan Bowers is the Chief Financial Officer of the Sponsor.

The Sponsor is managed by the board of directors composed of Philip Jensen, Peter Landini, Lindsey Haswell, Jay Jacobs and Bryan Bowers.

Jay Jacobs, 36, is a Managing Director of BlackRock and has served as the U.S. Head of Equity ETFs at BlackRock since April 7, 2025. In this role, he oversees the overall product strategy, thought leadership, and client engagement for BlackRock’s U.S. index and active equity ETF business. Mr. Jacobs joined BlackRock as U.S. Head of Thematics and Active Equity ETFs on April 18, 2022. From May 2013 to March 2022, he worked at Global X ETFs, where he founded and led the firm’s research and strategy team. Previously, Mr. Jacobs was a business analyst at the New York Stock Exchange from July 2011 to May 2013. Mr. Jacobs earned a BA degree in International Studies from Emory University and an MBA from Columbia Business School. He is a CFA charterholder.

Bryan Bowers, 52, has been employed by BlackRock or its affiliates since September 6, 2011, performing supervisory and managerial functions. Mr. Bowers is a Managing Director of BlackRock and is a member of the Product Governance & Reporting Team within BlackRock’s Global Accounting and Product Services (“GAAPS”) function. Mr. Bowers serves as the Chief Trust Officer of BlackRock Institutional Trust Company (“BTC”) and the Chief Financial Officer for the US iDTS trusts. From 2021 to 2025, Mr. Bowers oversaw fund accounting operations, strategic product initiatives, fund certifications, accounting policies and provides support to the audit committee of the board for each iShares Trust, iShares, Inc. and iShares U.S. ETF Trust. From September 1, 2014 to October 3, 2021, Mr. Bowers served as a Director on the Global Financial Reporting on the Business Operations & Technology team within BlackRock’s GAAPS function. From September 6, 2011 to August 31, 2014, Mr. Bowers served as a Vice President on BlackRock’s Fund Administration team. Prior to joining BlackRock, Mr. Bowers served as an Assistant Vice President of State Street Corporation or its affiliates, where he served as a Unit Manager within the Global and Corporate Bond Accounting Units from September 1, 2007 to September 4, 2011. Mr. Bowers earned his B.S. degree in accounting from Stockton University.

Philip Jensen, 67, is Chairman of the Sponsor’s audit committee. In June 2001, Mr. Jensen joined Paul Capital Partners, an investment firm focusing on the secondary private equity and healthcare markets, for which he presently serves as Partner and previously served as Chief Operating Officer from 2002 to 2020. Mr. Jensen received his Bachelor of Science from San Francisco State University and practiced as a California Certified Public Accountant through 1992.

Peter Landini, 75, is a member of the Sponsor’s audit committee. In January 2003, Mr. Landini joined RBP Investment Advisors, Inc., a financial planning consultancy firm, for which he presently serves as Partner and Wealth Manager. Mr. Landini received his Bachelor of Science in accounting from Santa Clara University and an MBA in finance from Golden Gate University. Mr. Landini is a certified financial planner.

Lindsey Haswell, 48, is the Chief Legal Officer of Tempo Labs, a layer-one blockchain designed specifically for payments that was incubated by Stripe and Paradigm that she joined in August 2025. She is also on the board of ProCap Acquisition Corp., a fintech-focused special purpose acquisition company. She served as the Chief Legal and Administrative Officer for crypto payments firm MoonPay from February 2023 to August 2025, and the Chief Legal and Administrative Officer for crypto-asset firm Blockchain.com from May 2021 to February 2023. Since July 2022, she also has served on the founding team of the Core blockchain network, a Bitcoin-powered layer-one blockchain. Ms. Haswell was the Chief Legal and Administrative Officer of mobility company Lime from September 2018 to May 2021 and was a founding member of Uber’s Legal team, on which she served from January 2015 to November 2017. In November 2017, she founded a venture-backed company in the autonomous vehicle space. From August 2003 to January 2015, Ms. Haswell worked at the law firm Gibson, Dunn & Crutcher LLP, where she focused on tech counseling and litigation. Ms. Haswell earned a degree in Political Science and Journalism from the University of Southern California and a law degree from the University of Southern California.

The Sponsor has a code of ethics (the “Code of Ethics”) that applies to its executive officers, including its Chief Executive Officer, President, Chief Financial Officer and Treasurer, who perform certain functions with respect to the Trust that, if the Trust had executive officers would typically be performed by them. The Code of Ethics is available by writing the Sponsor at 400 Howard Street, San Francisco, CA 94105 or calling the Sponsor at (415) 670-2000. The Sponsor’s Code of Ethics is intended to be a codification of the business and ethical principles that guide the Sponsor, and to deter wrongdoing, to promote (1) honest and ethical conduct (including the ethical handling of actual or apparent conflicts of interest), (2) full, fair, accurate, timely and understandable disclosure in public reports, documents and communications, (3) compliance with applicable laws and governmental rules and regulations, (4) the prompt internal reporting of violations of the Code of Ethics and (5) accountability for adherence to the Code of Ethics.

The Sponsor’s Fee

The Sponsor’s Fee accrues daily and is paid at least quarterly in arrears in U.S. dollars or in-kind or any combination thereof at an annualized rate equal to 0.25% of the net asset value of the Trust. The Sponsor may, at its discretion and from time to time, waive all or a portion of the Sponsor’s Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver.

THE TRUSTEE

The Trustee is BlackRock Fund Advisors, a California corporation that is wholly-owned subsidiary of BlackRock. The Trustee’s principal office is located at 400 Howard Street, San Francisco, CA 94105. The Trustee has authority to delegate some of its responsibilities under the Trust Agreement to the Trust Administrator or other agents. The Trustee also maintains certain books and records of the Sponsor relating to communications with Shareholders at the offices of the Trustee.

Although the Trustee is a registered commodity pool operator and a commodity trading advisor, the Trust will not hold or trade in commodity futures contracts or other derivative contracts regulated pursuant to the Commodity Exchange Act, as amended, and regulations promulgated by the CFTC, as administered by the CFTC. As the Trust’s assets will not include “commodity interests” as defined in the CEA, the Trustee does not believe the Trust is a commodity pool and therefore the Trustee is not acting as a commodity pool operator or commodity trading advisor in connection with its role as Trustee.

THE TRUSTEE IS A MEMBER OF THE NFA AND IS SUBJECT TO NFA’S REGULATORY OVERSIGHT AND EXAMINATIONS. HOWEVER, YOU SHOULD BE AWARE THAT THE NFA DOES NOT HAVE REGULATORY OVERSIGHT AUTHORITY OVER UNDERLYING OR SPOT DIGITAL ASSET PRODUCTS OR TRANSACTIONS OR DIGITAL ASSET PLATFORMS, CUSTODIANS OR MARKETS.

The Bank of New York Mellon currently serves as the Trust Administrator. The Bank of New York Mellon’s principal office is located at 240 Greenwich Street, New York, NY 10286. Information regarding creation and redemption of Shares, the net asset value of the Trust and transaction fees may be obtained from The Bank of New York Mellon. Basket composition and the names of the parties that have executed an Authorized Participant Agreement may be obtained from iShares by calling the following number: 1-800-474-2737. A copy of the Trust Agreement is available for inspection at the Trust Administrator’s office identified above. Books and records of the Sponsor with respect to the Trust are maintained at this office of The Bank of New York Mellon (other than records maintained by the Trustee as described herein).

The Trustee is responsible for the day-to-day administration of the Trust. Day-to-day administration includes (1) processing orders for the creation and redemption of Baskets, (2) coordinating with the Ether Custodian and the Prime Execution Agent the receipt and delivery of ether purchased or sold by or otherwise transferred to, or by, the Trust and with the Cash Custodian the receipt and delivery of cash transferred to or by the Trust in connection with each issuance and redemption of Baskets, (3) calculating the net asset value of the Trust on any Business Day, and (4) selling the Trust’s ether as needed to cover the Trust’s expenses. The Trustee has delegated certain day-to-day responsibilities to the Trust Administrator.

The Trustee’s fees and the Trust Administrator’s fees are paid by the Sponsor.

The Trustee and any of its affiliates may from time to time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

THE TRUST ADMINISTRATOR

The Bank of New York Mellon serves as the Trust Administrator. The Trust Administrator has been engaged to provide certain administrative services, including, but not limited to, arranging for the computation of the net asset value of the Trust and NAV; preparing the Trust’s financial statements and annual and quarterly reports; and recording payment of fees and expenses on behalf of the Trust.

The Trust Administrator’s services are governed under the BFA Master Services Agreement between The Bank of New York Mellon and the Trustee, on behalf of itself and the Trust (the “Services Agreement”). The Services Agreement consists of a master services agreement supplemented by related service modules and other documentation specifying the service levels provided by, and related fees payable to, the Trust Administrator in connection with its services. The fees of the Trust Administrator are paid by the Trustee on behalf of the Trust. The Trust Administrator is exculpated and indemnified by the Trust under the terms of the Services Agreement.

Under the Services Agreement, the Trust Administrator has agreed to provide its services for an initial term of two years with an automatic renewal of successive one-year terms unless earlier terminated pursuant to the Services Agreement. In addition, the Trust Administrator may terminate its services for certain material breaches of the Services Agreement or for failure to pay fees within a specified grace period and terminations as may be required or occasioned by law. The Trust may terminate the Services Agreement for, among others, cause, certain enduring force majeure events, terminations as may be required or occasioned by law, and for certain corporate events affecting the Trust Administrator.

THE DELAWARE TRUSTEE

Wilmington Trust, National Association, acts as the trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the Delaware Statutory Trust Act (“DSTA”). The Delaware Trustee is appointed to serve as a trustee of the Trust in the State of Delaware and for the sole and limited purpose of fulfilling the requirements of Section 3807 of the DSTA and shall at all times satisfy the requirements of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.

General Duty of Care of Delaware Trustee

Wilmington Trust, National Association serves as the Delaware Trustee of the Trust. The Delaware Trustee is not entitled to exercise any of the powers, or have any of the duties or responsibilities, of the Trustee. The Delaware Trustee is a trustee of the Trust for the sole and limited purpose of fulfilling the requirements of the Delaware Statutory Trust Act.

Resignation, Discharge or Removal of Delaware Trustee; Successor Delaware Trustees

The Delaware Trustee may resign at any time by giving at least 60 days’ notice to the Sponsor. The Sponsor may remove the Delaware Trustee at any time. Upon effective resignation or removal, the Delaware Trustee will be discharged of its duties and obligations.

If the Delaware Trustee resigns or is removed, the Sponsor shall appoint a successor Delaware trustee by delivering a written instrument to the outgoing Delaware Trustee. Any successor Delaware Trustee must satisfy the requirements of Section 3807 of the DSTA. The successor will become fully vested with the rights, powers, duties and obligations of the outgoing Delaware Trustee under the Trust Agreement, with like effect as if originally named as Delaware Trustee, and the outgoing Delaware Trustee shall be discharged of its duties and obligations under the Trust Agreement. If no successor Delaware Trustee shall have been appointed within 60 days after the giving of such notice of resignation or removal, the Delaware Trustee may petition the Court of Chancery of the State of Delaware for the appointment of a successor Delaware Trustee.

If the Delaware Trustee resigns and no successor Delaware Trustee is appointed within 90 days after the date the Delaware Trustee issues its notice of resignation, the Sponsor may, in its sole discretion, dissolve the Trust and distribute its remaining assets.

Separate Trustees

At any time, including for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust assets may at the time be located or for the purpose of performing certain duties and obligations of the Trust, the Sponsor shall have the power and may execute and deliver all instruments to appoint one or more persons to act as a separate trustee or separate trustees of the Trust and to vest in any such person, in such capacity, such powers, duties, obligations, rights and trusts as the Sponsor may consider necessary or desirable. No separate trustee under the Trust Agreement shall be required to meet the terms of eligibility as a Delaware Trustee and no notice of the appointment of any separate trustee shall be required. Each separate trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a) all rights, powers, duties, and obligations conferred or imposed upon a trustee under the DSTA or the Trust may be conferred upon and exercised or performed by the separate trustee (without the Delaware Trustee joining in such act), solely at the written direction of the Sponsor;

(b) no trustee under the Trust Agreement shall be personally liable by reason of any act or omission of any other trustee under the Trust Agreement;

(c) the Sponsor may at any time accept the resignation of or remove any separate trustee; and

(d) if any separate trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and may be exercised by the Sponsor, to the extent permitted by law, without the appointment of a new or successor separate trustee.

THE CUSTODIANS

The Cash Custodian

The Cash Custodian is The Bank of New York Mellon. Pursuant to the Services Agreement between the Cash Custodian, the Trustee and the Trust, the Cash Custodian will establish and maintain cash account(s) for the Trust and, upon instructions from the Trustee acting on behalf of the Trust, facilitate cash transfers and cash payments from the Trust’s account(s). The fees of the Cash Custodian are paid by the Trustee on behalf of the Trust.

Under the Services Agreement, the Cash Custodian has agreed to provide its services for an initial term of two years with an automatic renewal of successive one-year terms unless earlier terminated pursuant to the Services Agreement. In addition, the Cash Custodian may terminate its services for certain material breaches of the Services Agreement or for failure to pay fees within a specified grace period and terminations as may be required or occasioned by law. The Trust may terminate the Services Agreement for, among others, cause, certain enduring force majeure events, terminations as may be required or occasioned by law, and for certain corporate events affecting the Cash Custodian.

The Cash Custodian will exercise the following standard of care: (1) with the exercise of that level of care at least at the same standard of care as the Cash Custodian provides for itself and/or its affiliates with respect to similar services, and without the exercise of any bad acts, (2) in a manner reasonably designed to satisfy the Cash Custodian’s obligations under the Services Agreement; and (3) with the skill and care that may reasonably be expected of a first class international financial services provider of asset processing and related services.

Except as otherwise expressly provided in the Services Agreement, the Cash Custodian’s liability arising out of or relating to the Services Agreement shall be limited solely to those direct damages that are caused by the Cash Custodian’s failure to perform its obligations under the Services Agreement in accordance with such standard of care. The Trust agrees to indemnify the Cash Custodian and hold the Cash Custodian harmless from and against all losses, expenses, damages and liabilities (including reasonable counsel fees and expenses) incurred by the Cash Custodian arising out of or relating to the Cash Custodian’s performance under the Services Agreement, except to the extent resulting from the Cash Custodian’s failure to perform its obligations under the Services Agreement in accordance with such standard of care.

The Trust may retain additional cash custodians from time to time pursuant to a cash custodian agreement to perform certain services that are typical of a cash custodian. The Sponsor may, in its sole discretion, add or terminate cash custodians at any time.

The Services Agreement is governed by the laws of the State of New York.

The Ether Custodian and the Additional Ether Custodian

The Ether Custodian for the Trust’s ether holdings is Coinbase Custody Trust Company, LLC, and the Additional Ether Custodian for the Trust’s ether holdings is Anchorage Digital Bank N.A. The Trust has entered into the Custodian Agreement with the Ether Custodian and the Anchorage Custodian Agreement with the Additional Ether Custodian. The Sponsor may, in its sole discretion, add or terminate ether custodians. The Sponsor may, in its sole discretion, change or add custodians for the Trust’s ether holdings, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such custodians.

Coinbase Custody - The Ether Custodian

The Ether Custodian keeps custody of all of the Trust’s ether in segregated accounts in the Vault Balance, other than the Trust’s ether which is temporarily maintained in the Trading Balance with the Prime Execution Agent as described below in “—The Prime Execution Agent”. Trust assets held in the Vault Balance are held in segregated wallets, and are not commingled with the Ether Custodian’s or its affiliates’ assets, or the assets of the Ether Custodian’s other customers. The Vault Balance is held at Ethereum blockchain addresses at which only the Trust’s assets are held.

The Ether Custodian keeps all of the private keys associated with the Trust’s ether held at the Ether Custodian in the Vault Balance in cold storage. Cold storage is a safeguarding method by which the private key(s) corresponding to ether is (are) generated and stored in an offline manner. Private keys are generated in offline computers or devices that are not connected to the internet so that they are more resistant to being hacked. By contrast, in hot storage, the private keys are held online, where they are more accessible, leading to more efficient transfers, though they are potentially more vulnerable to being hacked.

Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the public key and private keys on a storage device or printed medium and deleting the keys from all computers. The Ether Custodian may receive deposits of ether but may not send ether without use of the corresponding private keys. Such private keys are stored in cold storage facilities within the United States and Europe, exact locations of which are not disclosed for security reasons. A limited number of employees at the Ether Custodian are involved in private key management operations, and the Ether Custodian has represented that no single individual has access to full private keys. The Ether Custodian’s internal audit team performs periodic internal audits over custody operations, and the Ether Custodian has represented that Systems and Organizational Control (SOC) attestations covering private key management controls are also performed on the Ether Custodian by an external provider.

Coinbase Global has informed the Sponsor that it maintains an institutional insurance program, which is intended to cover the loss of client assets held by Coinbase Insureds, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. The insurance maintained by Coinbase Global is shared among all of Coinbase’s customers, is not specific to the Trust or to customers holding ether with the Ether Custodian or the Prime Execution Agent and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

In the event of a fork, the Custodian Agreement provides that the Ether Custodian may temporarily suspend services, and may, in its sole discretion, determine whether or not to support (or cease supporting) either branch of the forked protocol entirely, provided that the Ether Custodian shall use commercially reasonable efforts to avoid ceasing to support both branches of such forked protocol and will support, at a minimum, the original digital asset. The Custodian Agreement provides that, other than as set forth therein, and provided that the Ether Custodian shall make commercially reasonable efforts to assist the Trust to retrieve and/or obtain any assets related to a fork, airdrop or similar event the Ether Custodian shall have no liability, obligation or responsibility whatsoever arising out of or relating to the operation of the underlying software protocols relating to the Ethereum network or an unsupported branch of a forked protocol and, accordingly, the Trust acknowledges and assumes the risk of the same. The Custodian Agreement further provides that, unless specifically communicated by the Ether Custodian and its affiliates through a written public statement on the Coinbase website, the Ether Custodian does not support airdrops, metacoins, colored coins, side chains, or other derivative, enhanced or forked protocols, tokens or coins, which supplement or interact with ether. The Sponsor has committed to cause the Trust to permanently and irrevocably abandon any Incidental Rights and IR Digital Asset to which the Trust may become entitled in the future. The Trust has no right to receive any Incidental Right or IR Digital Asset. Furthermore, the Ether Custodian has no authority, pursuant to the Custodian Agreement or otherwise, to exercise, obtain or hold, as the case may be, any such abandoned Incidental Right or IR Digital Asset on behalf of the Trust or to transfer any such abandoned Incidental Right or IR Digital Asset to the Trust if the Trust terminates its custodial arrangement with the Ether Custodian. For more information on the Trust’s and Sponsor’s policies on forked or airdropped assets, see “The Offering—Incidental Rights / IR Digital Asset,” “Risk Factors—Risk Factors Related to Digital Assets—A temporary or permanent “fork” could adversely affect the value of the Shares,” and “—Shareholders will not receive the benefits of any Incidental Rights and any IR Digital Asset, including any forked or airdropped assets.” Neither the Ether Custodian nor any other Coinbase entity is permitted to withdraw the Trust’s ether from the Trust’s Vault Balance, engage in Staking Activities, or loan, hypothecate, pledge or otherwise encumber the Trust’s ether, without the consent of the Trust. The Vault Balance is subject to the lien to secure outstanding Trade Credits in favor of the Trade Credit Lender discussed below.

Under the Custodian Agreement, the Ether Custodian’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of ether, or fraud or willful misconduct, among others, the Ether Custodian’s aggregate liability under the Custodian Agreement shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Trust to the Ether Custodian in the 12 months prior to the event giving rise to the Ether Custodian’s liability, and (B) the value of the affected ether or cash giving rise to the Ether Custodian’s liability; (ii) the Ether Custodian’s aggregate liability in respect of each cold storage address shall not exceed $100,000,000; (iii) in respect of the Ether Custodian’s obligations to indemnify the Trust and its affiliates against third-party claims and losses to the extent arising out of or relating to, among others, the Ether Custodian’s violation of any law, rule or regulation with respect to the provision of its services, the Ether Custodian’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the Ether Custodian in the 12 months prior to the event giving rise to the Ether Custodian’s liability; and (iv) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Ether Custodian is not liable, even if the Ether Custodian has been advised of or knew or should have known of the possibility thereof. In managing the Vault Balance of the Trust, the Ether Custodian has processes in place to create and utilize new cold storage wallets in order to limit the dollar value of ether in any specific cold storage wallet in accordance with the Ether Custodian’s insurance limit.

The Ether Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Ether Custodian. Under the Custodian Agreement, except in the case of its negligence, fraud, material violation of applicable law or willful misconduct, the Ether Custodian shall not have any liability, obligation, or responsibility for any damage or interruptions caused by any computer viruses, spyware, scareware, Trojan horses, worms or other malware that may affect the Trust’s computer or other equipment, or any phishing, spoofing or other attack, unless the Ether Custodian fails to have commercially reasonable policies, procedures and technical controls in place to prevent such damages or interruptions.

The Ether Custodian may terminate the Custodian Agreement for any reason upon providing 180 days’ notice to the Trust, or immediately for Cause (as defined below). The Custodian Agreement forms a part of the Prime Execution Agent Agreement and is subject to the termination provisions in the Prime Execution Agent Agreement. These termination provisions are described in more detail in “—The Prime Execution Agent” below.

Anchorage - The Additional Ether Custodian

The Additional Ether Custodian is Anchorage Digital Bank N.A., a national trust bank regulated by the OCC. As of the date of this prospectus, the Sponsor has no plans to move any of the Trust’s ether to the Additional Ether Custodian, though such plans are subject to ongoing review. If the Sponsor chooses to utilize the Additional Ether Custodian in the future, the Additional Ether Custodian will receive ether for storage in the Trust’s account at the Additional Ether Custodian by generating private keys and their public key pairs, with the Additional Ether Custodian retaining custody of such private keys. Upon receipt, the Additional Ether Custodian would keep custody of all of the Trust’s ether that it holds in accounts that are required to be segregated from the assets held by the Additional Ether Custodian as principal and the assets of its other customers (the “Anchorage Vault Balance”). Trust assets held in the Anchorage Vault Balance would be held in segregated wallets and would not be commingled with the Additional Ether Custodian’s or its affiliates’ assets, or the assets of the Additional Ether Custodian’s other customers. The Anchorage Vault Balance would be held at the Ethereum blockchain addresses at which only the Trust’s assets are held.

Anchor Labs maintains crime insurance coverage for a minimum limit of $100,000,000, which is intended to cover the loss of Trust assets held by the Anchor Labs Insureds, including from dishonest or fraudulent acts committed by the Anchor Labs Insureds’ employees, its agents and subcontractors; forgery and alteration; computer crime; wire transfer coverage; physical damage or theft of private key data; social engineering coverage; and security breaches or hacking. The insurance maintained by Anchor Labs may be shared among Anchor Labs Insureds’ other customers, is not necessarily exclusive to the Trust or to customers holding ether with Anchorage and may not be available or sufficient to protect the Trust from all possible losses or sources of losses. Anchor Labs’ insurance may not cover the type of losses experienced by the Trust. Alternatively, the Trust may be forced to share such insurance proceeds with other clients or customers of the Anchor Labs Insureds, which could reduce the amount of such proceeds that are available to the Trust. In addition, the digital asset insurance market is limited, and the level of insurance maintained by Anchorage may be substantially lower than the assets of the Trust. While Anchorage maintains certain capital reserve requirements depending on the assets under custody, and such capital reserves may provide additional means to cover client asset losses, the Trust cannot be assured that Anchorage will maintain capital reserves sufficient to cover actual or potential losses with respect to the Trust’s digital assets. The insurance program does not cover, insure or guarantee the performance of the Trust.

In the event of a fork, the Anchorage Custodian Agreement provides that the Additional Ether Custodian may temporarily suspend services, and may, in its sole discretion, determine whether or not to support (or cease supporting) either branch of the forked protocol entirely, provided that the Additional Ether Custodian would use commercially reasonable efforts to timely select, in its sole discretion, at least one branch of such forked protocol to support. The Sponsor has committed to cause the Trust to permanently and irrevocably abandon any Incidental Rights and IR Digital Asset to which the Trust may become entitled in the future. The Trust has no right to receive any Incidental Right or IR Digital Asset. For more information on the Trust’s and Sponsor’s policies on forked or airdropped assets, see “The Offering—Incidental Rights / IR Digital Asset,” “Risk Factors—Risk Factors Related to Digital Assets—A temporary or permanent “fork” could adversely affect the value of the Shares,” and “—Shareholders will not receive the benefits of any Incidental Rights and any IR Digital Asset, including any forked or airdropped assets.”

With respect to the Anchorage Custodian Agreement, other than with respect to claims and losses arising from: (i) fraud or willful misconduct of the Additional Ether Custodian and (ii) the Anchorage Mutually Capped Liabilities (defined below), in no event will the Additional Ether Custodian’s liability exceed the value of the cash or affected ether giving rise to such liability. With respect to Anchorage Mutually Capped Liabilities, other than with respect to claims and losses arising from fraud or willful misconduct of the Additional Ether Custodian, in no event will the Additional Ether Custodian’s liability exceed the greater of $5 million and the aggregate amount of fees paid by a client to Anchorage in the 12-month period prior to the event giving rise to such liability.

Under the Anchorage Custodian Agreement, Anchorage Mutually Capped Liabilities means (i) claims and losses arising from a party’s breach of its confidentiality obligations under the Anchorage Custodian Agreement, (ii) a party’s indemnity obligations under the Anchorage Custodian Agreement (except with respect to the full amount of any Trust ether lost ), which shall not constitute an Anchorage Mutually Capped Liability), and (iii) claims and losses arising from the violation, misappropriation, or infringement by a party of any third-party intellectual and/or industrial property rights, including patent rights, copyrights, moral rights, trademarks, trade names, service marks, trade secrets, rights in inventions (including applications for, and registrations, extensions, renewals, and re-issuances of the foregoing).

With respect to claims and losses related to a withdrawal or transfer of digital assets, the value of such digital assets would be determined by reference to the benchmark valuation on the date delivery of such digital assets in connection with such withdrawal or transfer is due in accordance with the terms of the Anchorage Custodian Agreement. In respect of any incidental, indirect, special, punitive, consequential or similar losses, the Additional Ether Custodian is not liable, even if the Additional Ether Custodian has been advised of or knew or should have known of the possibility thereof. The Additional Ether Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Additional Ether Custodian.

The Additional Ether Custodian may elect not to renew the Anchorage Custodian Agreement by providing written notice of cancellation and non-renewal no less than one hundred eighty (180) days prior to the expiration of the term, or may terminate the Anchorage Custodian Agreement immediately for Cause. A “Termination for Cause” is defined in the Anchorage Custodian Agreement as: (i) the Trust materially breaches any provision of the Anchorage Custodian Agreement and such breach remains uncured for a period of 30 calendar days after notice of such breach is provided by Anchorage to the Trust; or (ii) the Trust becomes bankrupt or insolvent.

THE PRIME EXECUTION AGENT AND THE TRADE CREDIT LENDER

The Prime Execution Agent

Pursuant to the Prime Execution Agent Agreement, the Trust’s ether holdings and cash holdings from time to time may be temporarily held with the Prime Execution Agent, an affiliate of the Ether Custodian, in the Trading Balance, for certain limited purposes, including in connection with creations and redemptions of Baskets, and the sale of ether to pay the Sponsor’s Fee and any other Trust expenses not assumed by the Sponsor, to the extent applicable, and in extraordinary circumstances, in connection with the liquidation of the Trust’s ether. The Sponsor may, in its sole discretion, add or terminate prime execution agents at any time. The Sponsor may, in its sole discretion, change the prime execution agent for the Trust, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such prime execution agents.

Within the Trust’s Trading Balance, the Prime Execution Agent Agreement provides that the Trust does not have an identifiable claim to any particular ether (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the ether (and cash) the Prime Execution Agent holds on behalf of customers who hold similar entitlements against the Prime Execution Agent. In this way, the Trust’s Trading Balance represents an omnibus claim on the Prime Execution Agent’s ether (and cash) held on behalf of the Prime Execution Agent’s customers. There are no policies that would limit the amount of ether that can be held temporarily in the Trading Balance maintained by the Prime Execution Agent. However, ether is only moved into the Trading Balance in connection with and to the extent of purchases and sales of ether by the Trust and such ether is swept from the Trust’s Trading Balance to the Trust’s Vault Balance each trading day pursuant to a regular end-of-day sweep process. The Trust’s use of Trade Credits and order cutoffs are also designed to limit the amount of time that any of the Trust’s ether is held in the Trust’s Trading Balance.

The Prime Execution Agent holds the ether associated with customer entitlements across a combination of omnibus cold wallets, omnibus “hot wallets” (meaning wallets whose private keys are generated and stored online, in Internet-connected computers or devices) or in omnibus accounts in the Prime Execution Agent’s name on a trading venue (including third-party venues and the Prime Execution Agent’s own execution venue) where the Prime Execution Agent executes orders to buy and sell ether on behalf of its clients.

Within such omnibus hot and cold wallets and accounts, the Prime Execution Agent has represented to the Sponsor that it keeps the majority of assets in cold wallets, to promote security, while the balance of assets is kept in hot wallets to facilitate rapid withdrawals. However, the Sponsor has no control over, and for security reasons the Prime Execution Agent does not disclose to the Sponsor, the percentage of ether that the Prime Execution Agent holds for customers holding similar entitlements as the Trust which are kept in omnibus cold wallets, as compared to omnibus hot wallets or omnibus accounts in the Prime Execution Agent’s name on a trading venue. The Prime Execution Agent has represented to the Sponsor that the percentage of assets maintained in cold versus hot storage is determined by ongoing risk analysis and market dynamics, in which the Prime Execution Agent attempts to balance anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage.

The Prime Execution Agent is not required by the Prime Execution Agent Agreement to hold any of the ether in the Trust’s Trading Balance in cold storage or to hold any such ether in segregation, and neither the Trust nor the Sponsor can control the method by which the Prime Execution Agent holds the ether credited to the Trust’s Trading Balance.

The Prime Execution Agent relies on bank accounts to provide its Trading Platform services, including temporarily holding any cash related to a customer’s purchase or sale of ether. In particular, the Prime Execution Agent has disclosed that customer cash held by the Prime Execution Agent, including the cash associated with the Trust’s Trading Balance, is held in one or more banks’ accounts for the benefit of the Prime Execution Agent’s customers, or in Money Market Funds in compliance with Rule 2a-7 under the Investment Company Act and rated “AAA” by S&P (or the equivalent from any eligible rating service), provided that such investments are held in accounts in Coinbase’s name for the benefit of customers and are permitted and held in accordance with state money transmitter laws. The Prime Execution Agent has represented to the Sponsor that it has implemented the following policy with respect to the cash associated with the Trust’s Trading Balance. First any cash related to the Trust’s purchase or sale of ether will be held in an FBO Account or in a Money Market Fund. The amount of Trust cash held at each FBO Account shall, unless otherwise agreed by the Sponsor in writing, be in an amount at each bank that is the lower of (i) the FDIC insurance limit for deposit insurance and (ii) any bank-specific limit set by the Prime Execution Agent for the applicable bank. Deposit insurance does not apply to cash held in a Money Market Fund. The Prime Execution Agent has agreed to title the accounts in a manner designed to enable receipt of FDIC deposit insurance where applicable on a pass-through basis. Second, to the extent the Trust’s cash in the Trading Balance in aggregate exceeds the amounts that can be maintained at the banks on the foregoing basis, the Prime Execution Agent has represented that it currently conducts an overnight sweep of the excess into U.S. government Money Market Funds. The Sponsor has not independently verified the Prime Execution Agent’s representations.

To the extent the Trust sells ether through the Prime Execution Agent, the Trust’s orders will be executed at the Connected Trading Venues that have been approved in accordance with the Prime Execution Agent’s due diligence and risk assessment process. The Prime Execution Agent has represented that its due diligence on Connected Trading Venues include reviews conducted by the legal, compliance, security, privacy and finance and credit-risk teams, The Connected Trading Venues, which are subject to change from time to time, currently include Bitstamp, LMAX, Kraken, the platform operated by the Prime Execution Agent, as well as four additional non-bank market makers (“NBMMs”). The Prime Execution Agent has represented to the Trust that it is unable to name the NBMMs due to confidentiality restrictions.

Pursuant to the Prime Execution Agent Agreement, the Trust may engage in sales of ether by placing orders with the Prime Execution Agent. The Prime Execution Agent will route orders placed by the Sponsor through the Trading Platform to a Connected Trading Venue where the order will be executed. Each order placed by the Sponsor will be sent, processed and settled at each Connected Trading Venue to which it is routed. The Prime Execution Agent Agreement provides that the Prime Execution Agent is subject to certain conflicts of interest, including: (i) the Trust’s orders may be routed to the Prime Execution Agent’s own execution venue where the Trust’s orders may be executed against other customers of the Prime Execution Agent or with the Coinbase acting as principal, (ii) the beneficial identity of the counterparty purchaser or seller with respect to the Trust’s orders may be unknown and therefore may inadvertently be another client of the Prime Execution Agent, (iii) the Prime Execution Agent does not engage in front-running, but is aware of the Trust’s orders or imminent orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge and (iv) the Prime Execution Agent may act in a principal capacity with respect to certain orders. As a result of these and other conflicts, when acting as principal, the Prime Execution Agent may have an incentive to favor its own interests and the interests of its affiliates over the Trust’s interests.

Subject to the foregoing, and to certain policies and procedures that the Prime Execution Agent Agreement requires the Prime Execution Agent to have in place to mitigate conflicts of interest when executing the Trust’s orders, the Prime Execution Agent Agreement provides that the Prime Execution Agent shall have no liability, obligation, or responsibility whatsoever for the selection or performance of any Connected Trading Venue, and that other Connected Trading Venues and/or trading venues not used by Coinbase may offer better prices and/or lower costs than the Connected Trading Venue used to execute the Trust’s orders.

Coinbase Global has informed the Sponsor that it maintains an institutional insurance program, which is intended to cover the loss of client assets held by Coinbase Global and all of its subsidiaries, including the Prime Execution Agent, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. The insurance maintained by Coinbase Global is shared among all of Coinbase’s customers, is not specific to the Trust or to customers holding ether with the Ether Custodian or the Prime Execution Agent and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

Once the Sponsor places an order to purchase or sell ether on the Trading Platform, the associated ether or cash used to fund or fill the order, if any, will be placed on hold and will generally not be eligible for other use or withdrawal from the Trust’s Trading Balance. The Trust’s Vault Balance may be used directly to fund orders. With each Connected Trading Venue, the Prime Execution Agent shall establish an account in the Prime Execution Agent’s name, or in its name for the benefit of clients, to trade on behalf of its clients, including the Trust, and the Trust will not, by virtue of the Trading Balance the Trust maintains with the Prime Execution Agent, have a direct legal relationship, or account with, any Connected Trading Venue. The Prime Execution Agent is permitted to suspend or terminate the Prime Execution Agent Agreement under certain circumstances. The Prime Execution Agent, for itself or as agent for the Ether Custodian and Trade Credit Lender, may not terminate the Prime Execution Agent Agreement (including the Custodian Agreement) or suspend, restrict, terminate or modify the Prime Execution Agent Services (as defined below) on less than 180 days’ notice, except in the event of (i) a Change in Law (defined below) or (ii) a Cause event (as defined below). The Prime Execution Agent Agreement defines “Prime Execution Agent Services” as (i) the custody of the Trust’s ether in its Vault Balance, the processing of deposits and withdrawals and other custody transactions, (ii) access to the Trading Platform and the execution and settlement of all orders for the sale of ether submitted by the Trust, and (iii) the extension of credit to the Trust by the Trade Credit Lender pursuant to the Trade Financing Agreement.

The Prime Execution Agent Agreement defines a “Change in Law” as any change in or adoption of any applicable law, rule, or regulation which, in the reasonable opinion of counsel to the Prime Execution Agent would prohibit or materially impede some or all of the arrangement contemplated by the Prime Execution Agent Agreement. Upon the occurrence of a Change in Law, the parties will negotiate to agree on modifications to the Prime Execution Agent Agreement or the Prime Execution Agent Services that would enable compliance with such Change in Law or, in the case of a material impediment, reduce the impact to the parties of such Change in Law and the Coinbase Entities (defined in the Prime Execution Agent Agreement as the Prime Execution Agent, Ether Custodian and Trade Credit Lender) shall continue to provide the Prime Execution Agent Services unless prohibited from doing so by the Change in Law. If the parties cannot agree on modifications within thirty (30) days following notice from the Prime Execution Agent or if the Change in Law requires that Coinbase immediately cease providing any Prime Execution Agent Services, the Prime Execution Agent may, upon written notice, suspend, restrict or terminate the Prime Execution Agent Services solely to the extent necessary to account for the Change in Law, provided that any such suspension, restriction, termination or modification is narrowly tailored and, to the extent not prohibited by the Change in Law, the Coinbase Entities will continue to provide, at a minimum, the Transition Services (as defined below) following any Change in Law.

Upon the occurrence and continuation of a Cause event, and after giving effect to any notice requirement and cure period that may apply, the Prime Execution Agent may in its reasonable discretion, terminate the Prime Execution Agent Agreement and accelerate the Trust’s obligations, and/or take certain other actions. The Prime Execution Agent Agreement defines “Cause” to mean, (i) a material breach of the Prime Execution Agent Agreement (other than the Custodian Agreement) which is uncured for 10 days; (ii) a material breach of the Custodian Agreement which is uncured for 30 days; (iii) a Bankruptcy Event (as defined below); and (iv) the failure by the Trust to repay Trade Credits by the applicable deadline specified in the Trade Financing Agreement which, in the event the failure results solely from an error or omission of an administrative or operational nature, remains uncured for a period of 1 business day.

Notwithstanding any termination of the Prime Execution Agent Agreement by the Prime Execution Agent for Cause, during any Transition Period (as defined below) the Coinbase Entities or their affiliates shall continue to provide the Transition Services (as defined below) and render such assistance as the Trust may reasonably request to enable the continuation and orderly assumption of the Transition Services to be effected by the Trust, its affiliate or any alternative service provider and shall continue to provide the Transition Services pursuant to the Prime Execution Agent Agreement, except to the extent any Transition Service is prohibited under applicable law (including but not limited to applicable sanctions programs) or by a facially valid subpoena, court order, or binding order of a government authority; provided that the Coinbase Entities will continue to have the right to exercise its right of set-off under the Prime Execution Agent Agreement with respect to any sale proceeds during the Transition Period for any fees or other amounts owed by the Trust and (ii), notwithstanding any provision in the Prime Execution Agent Agreement to the contrary, in no event shall any Coinbase Entity, its affiliates, or their respective officers, directors, agents, employees and representatives have any liability to the Trust or Sponsor for any claims or losses arising out of or relating to the Prime Execution Agent Agreement during (A) with respect to any Transition Services described in clause (i) of the definition of Transition Services, the 91st day through the end of the Transition Period (as defined below) and (B) with respect to any Transition Services described in clause (ii) of the definition of Transition Services, the 16th day through the end of the Transition Period, which do not result from its gross negligence, fraud, material violation of applicable law or willful misconduct; provided that throughout the Transition Period the Coinbase Entities shall act in good faith and in a commercially reasonable manner to provide the same level of service with respect to the Transition Services as was provided prior to the start of the Transition Period. For the avoidance of doubt, during the Transition Period, the fees set forth in the Prime Execution Agent Agreement will continue to apply to the Transition Services.

“Transition Period” is defined in the Prime Execution Agent Agreement to mean a 180-day period (or such extended period as agreed in writing by the Coinbase Entities and the Trust) commencing on the date the Trust is notified of any termination of the Prime Execution Agent Agreement pursuant to a Cause event.

“Transition Services” means the Prime Execution Agent services consisting of (i) the custody of Trust’s ether on the Trust’s behalf, the processing of deposits and withdrawals and other custody transactions, and (ii) access to the Trading Platform and the execution and settlement of all orders for the sale of ether submitted by the Trust. For the avoidance of doubt, the Transition Services shall not include the extension of credit, and the obligation to execute and settle any Orders for the purchase of Digital Assets.

“Bankruptcy Event” is defined in the Prime Execution Agent Agreement to mean the party is (i) dissolved (other than pursuant to a consolidation, amalgamation or merger); (ii) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (iii) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (iv) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (I) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (II) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (v) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (vi) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (vii) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (viii) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (i) to (vii) (inclusive); or (ix) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

The Trust may terminate the Prime Execution Agent Agreement, including the Custodian Agreement, in whole or in part for any reason upon 30 days’ notice to the Prime Execution Agent, for itself or as agent on behalf of the Ether Custodian or Trade Credit Lender, or upon a Coinbase Termination Event. The Prime Execution Agent Agreement defines a “Coinbase Termination Event” to mean the occurrence and continuance of (i) a Bankruptcy Event with respect to any Coinbase Entity, (ii) the failure of any Coinbase Entity to sell or withdraw or transfer the Trust’s ether in accordance with the Trust’s instructions within the time periods set forth in the Prime Execution Agent Agreement and such failure is not cured within two (2) business days following the Trust providing written notice to the relevant Coinbase Entity (“CB Return Cure”); provided, however, that (A) if, prior to the expiration of the CB Return Cure, the Prime Execution Agent transfers cash to the Trust in an amount equal to the value of the ether based on the Benchmark Valuation (defined as the CME CF Ether Dollar Reference Rate New York) as of the time that the request to sell, transfer or withdraw was originally made by the Trust (the “ETH Cash Value”) or if the Prime Execution Agent delivers cash collateral to an account designated by the Trust and in which the Trust has a perfected, first priority security interest and in an amount equal to the ETH Cash Value until the relevant ether is sold, withdrawn or transferred or the Trust elects to receive such amount in cash in lieu of the Prime Execution Agent’s obligation to sell, withdraw or transfer the relevant ether, in each case, such failure will be deemed cured; provided, further that, the Trust shall have the right to choose whether to receive the ETH Cash Value in lieu of the relevant ether or receive the ETH Cash Value as cash collateral, or (B) if such failure is due to a technology or security issue where, in the commercially reasonable opinion of the Prime Execution Agent, returning the relevant ether would result in material risk to the Trust or the Prime Execution Agent or may result in the relevant ether being lost or otherwise not successfully returned and the Prime Execution Agent promptly notifies the Trust upon the Trust’s notice of such failure, (1) the Trust may request that the Prime Execution Agent still sell, withdraw or transfer the ether, but the Prime Execution Agent will have no liability with respect to any such sale, withdrawal or transfer (unless the Prime Execution Agent or any of the Coinbase Entities act with negligence unrelated to such technology or security issue) and any failure to withdraw or transfer shall not result in a Coinbase Termination Event if the Trust does not receive the withdrawn or transferred ether or the proceeds of any such sale due to such technology or security issue, or (2) if the Trust does not elect to have the Prime Execution Agent still make the sale, withdrawal or transfer, a Coinbase Termination Event shall not occur while the relevant security or technology event is occurring and continuing, (iii) the failure of any Coinbase Entity to withdraw or transfer cash to the Trust in accordance with the Trust’s instructions within the time periods set forth in the Prime Execution Agent Agreement and such failure is not cured within one (1) Business Day following the Trust providing written notice to the relevant Coinbase Entity, (iv) a Coinbase Entity intentionally or willfully, materially breaches any provision of the Prime Execution Agent Agreement (other than the provisions of the Custodian Agreement) and such breach remains uncured for a period of 10 calendar days after notice of such breach is provided by the Trust to the Prime Execution Agent; or (v) a Coinbase Entity intentionally or willfully, materially breaches any provision of the Custodian Agreement and such breach remains uncured for a period of 30 calendar days after notice of such breach is provided by the Trust to the Prime Execution Agent.

The Prime Execution Agent does not guarantee uninterrupted access to the Trading Platform or the services it provides to the Trust. Under certain circumstances, the Prime Execution Agent is permitted to halt or suspend trading on the Trading Platform, or impose limits on the amount or size of, or reject, the Trust’s orders, including in the event of, among others, (a) delays, suspension of operations, failure in performance, or interruption of service that are directly due to a cause or condition beyond the reasonable control of the Prime Execution Agent, (b) the Trust has engaged in unlawful or abusive activities or fraud, or (c) a security or technology issue occurred and is continuing that results in the Prime Execution Agent being unable to provide trading services or accept the Trust’s order, in each case, subject to certain protections for the Trust.

Neither the Prime Execution Agent nor any other Coinbase entity is permitted to withdraw the Trust’s ether from the Trust’s Vault Balance, engage in Staking Activities, or loan, hypothecate, pledge or otherwise encumber the Trust’s ether, without the consent of the Trust. The Trading Balance is subject to the lien to secure outstanding Trade Credits in favor of the Trade Credit Lender discussed below.

Under the Prime Execution Agent Agreement, the Prime Execution Agent’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of ether, or fraud or willful misconduct, among others, the Prime Execution Agent’s aggregate liability shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Trust to the Prime Execution Agent in the 12 months prior to the event giving rise to the Prime Execution Agent’s liability, and (B) the value of the cash or affected ether giving rise to the Prime Execution Agent’s liability; (ii) in respect of the Prime Execution Agent’s obligations to indemnify the Trust and its affiliates against third-party claims and losses to the extent arising out of or relating to, among others, the Prime Execution Agent’s violation of any law, rule or regulation with respect to the provision of its services, or the full amount of the Trust’s assets lost due to the insolvency of or security event at a Connected Trading Venue, the Prime Execution Agent’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the Prime Execution Agent in the 12 months prior to the event giving rise to the Prime Execution Agent’s liability; and (iii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Prime Execution Agent is not liable, even if the Prime Execution Agent has been advised of or knew or should have known of the possibility thereof. The Prime Execution Agent is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Prime Execution Agent. Both the Trust and the Prime Execution Agent and its affiliates (including the Ether Custodian) are required to indemnify each other under certain circumstances. The Prime Execution Agent Agreement is governed by New York law and provides that disputes arising under it are subject to arbitration.

The Prime Execution Agent Agreement provides that the Coinbase Entities may have actual or potential conflicts of interest in connection with providing the Prime Execution Agent Services including that (i) orders to buy or sell ether may be routed to the Prime Execution Agent’s platform (“Coinbase Platform”) where such orders may be executed against other Coinbase customers or with Coinbase acting as principal, (ii) the beneficial identity of the purchaser or seller with respect to an order is unknown and therefore may inadvertently be another Coinbase customer, (iii) the Prime Execution Agent does not engage in front-running, but is aware of orders or imminent orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge and (iv) Coinbase may act in a principal capacity with respect to certain orders (e.g., to fill residual order size when a portion of an order may be below the minimum size accepted by the Connected Trading Venues). As a result of these and other conflicts, when acting as principal, the Coinbase Entities may have an incentive to favor their own interests and the interests of their affiliates over the Trust’s interests and have in place certain policies and procedures that are designed to mitigate such conflicts. The Prime Execution Agent will maintain appropriate and effective arrangements to eliminate or manage conflicts of interest, including segregation of duties, information barriers and training. The Prime Execution Agent will notify the Trust of changes to its business that have a material adverse effect on the Prime Execution Agent’s ability to manage its conflicts of interest. The Coinbase Entities shall execute trades pursuant to such policies and procedures; provided that the Coinbase Entities (a) shall execute in a commercially reasonable amount of time (i) any marketable orders appropriately entered by the Trust and (ii) any other pending orders by the Trust received by the Coinbase Entities that become marketable, (b) for any order that the Prime Execution Agent receives from the Trust, the Prime Execution Agent will make commercially reasonable efforts to route orders for execution to the Connected Trading Venue offering the most favorable price for the Trust’s ether sale orders, including consideration of any gas fees or similar fees related to a particular blockchain at the time that such orders are routed for execution, and (c) shall not knowingly enter into a transaction for the benefit of (x) the Coinbase Entities, or (y) any other client received after the Trust’s order, ahead of any order received from the Trust. For purposes of the foregoing, a marketable order is a sell order equivalent to or better than the best bid price on any Connected Trading Venue (or any venue that a Coinbase Entity may use) at a given moment. The Prime Execution Agent agrees to direct the Trust’s orders in a manner that does not systematically favor the Coinbase Platform or Connected Trading Venues that provide financial incentives to the Prime Execution Agent; provided, however, that under certain circumstances the Prime Execution Agent may choose to intentionally route to the Coinbase Platform due to temporary conditions affecting Connected Trading Venues (e.g. connectivity problems of the Connected Trading Venue or funding constraints).

The Trade Credit Lender

The Sponsor does not intend to fund the Trading Balance at the Prime Execution Agent with sufficient ether to pay fees and expenses and instead intends to utilize the Trade Financing Agreement for such fees and expenses. To avoid having to pre-fund purchases or sales of ether in connection with cash creations and redemptions and sales of ether to pay the Sponsor’s Fee and any other Trust expenses not assumed by the Sponsor, to the extent applicable, the Trust may borrow ether or cash as Trade Credit from the Trade Credit Lender on a short-term basis. This allows the Trust to buy or sell ether through the Prime Execution Agent in an amount that exceeds the cash or ether credited to the Trust’s Trading Balance at the Prime Execution Agent at the time such order is submitted to the Prime Execution Agent, which is expected to facilitate the Trust’s ability to process cash creations and redemptions and pay the Sponsor’s Fee and any other Trust expenses not assumed by the Sponsor, to the extent applicable, in a timely manner by seeking to lock in the ether price on the trade date for creations and redemptions or the payment date for payment of the Sponsor’s Fee or any other Trust expenses not assumed by the Sponsor, rather than waiting for the funds associated with the creation to be transferred by the Cash Custodian to the Prime Execution Agent prior to purchasing the ether or for the ether held in the Vault Balance to be transferred to a Trading Balance prior to selling the ether. The Trust is required by the terms of the Coinbase Credit Committed Trade Financing Agreement, which is part of the Prime Execution Agent Agreement, to repay any extension of Trade Credit by the Trade Credit Lender by 6:00 p.m. ET on the business day following the day that the Trade Credit was extended to the Trust. The Trade Credit Lender is only required to extend Trade Credits to the Trust to the extent such ether or cash is actually available to the Trade Credit Lender. For example, if the Trade Credit Lender is unable to itself borrow ether to lend to the Trust as a Trade Credit, or there is a material market disruption (as determined by the Trade Credit Lender in good faith and in its sole discretion), the Trade Credit Lender is not obligated to extend Trade Credits to the Trust. To secure the repayment of Trade Credits, the Trust has granted a first-priority lien to the Trade Credit Lender over the assets in its Trading Balance and Vault Balance. If the Trust fails to repay a Trade Credit within the required deadline, the Trade Credit Lender is permitted to take control of ether or cash credited to the Trust’s Trading Balance and Vault Balance (though it is required to exhaust the Trading Balance prior to taking control of assets in the Vault Balance) and liquidate them to repay the outstanding Trade Credit. Trade Credits do not bear any interest. The Trust pays a variable rate for each executed order based on the Trust’s prior month’s trading volume as determined by the Prime Execution Agent.

The Trust’s ether holdings are maintained with the Ether Custodian rather than the Prime Execution Agent, except in the limited circumstances of ether that is held temporarily in the Trading Balance for purchases and sales of ether in connection with cash creation and cash redemption Basket settlement, or the payment of Sponsor’s Fee and any other Trust expenses not assumed by the Sponsor, to the extent applicable. In connection with a redemption order or to pay the Sponsor’s Fee and expenses not assumed by the Sponsor, the Trust will first borrow ether from the Trade Credit Lender using the Trade Financing Agreement, and then sell the borrowed ether. In connection with a purchase order, the Trust will first borrow cash from the Trade Credit Lender using the Trade Financing Agreement, and then purchase ether. The purpose of borrowing the ether or cash used in connection with cash creation and redemption or to pay these fees and expenses from the Trade Credit Lender is to lock in the ether price on the trade date or the payment date, as applicable, rather than waiting for the funds associated with the creation to be transferred by the Cash Custodian to the Prime Execution Agent prior to purchasing the ether or for the ether held in the Vault Balance to be transferred to a Trading Balance prior to selling the ether (a process which may take up to twenty four hours, or longer if the Ethereum blockchain is experiencing delays in transaction confirmation, or if there are other delays).

In the event Trade Credits are unavailable from the Trade Credit Lender or become exhausted, the Sponsor would require the Authorized Participant to deliver cash on the trade date so that a purchase order can be settled in a timely manner. For a redemption order, the Trust may use financing when the ether remains in the Trust’s Vault Balance at the point of intended execution of a sale of ether. In the event Trade Credits are unavailable or become exhausted in this situation, the Sponsor would instruct the Ether Custodian to move ether out of the Vault Balance into the Trading Balance so that it could be sold directly in response to a redemption order or to pay fees and expenses. Under these circumstances, the Trust may not be able to lock in the ether price on the trade date or the payment date, as applicable, and would instead have to wait until the transfer from the Vault Balance to the Trading Balance was completed before selling the ether. The Trade Credit amount, combined with the Trust requiring delivery of cash for creations on the trade date when Trade Credits are unavailable and the ability of the Trust to delay redemption settlement until the Trust is able to transfer ether from the Vault Balance to the Trading Balance, is sufficient, in the Sponsor’s view, to support the needs of the Trust.

The Trade Financing Agreement is in effect commencing on the date of execution and terminating on the earlier of (i) the date of termination of the Prime Execution Agent Agreement, subject to any required notice or notice period thereunder and (ii) following a Change of Agent Event, immediately upon delivery to the Trust of written notice of the occurrence of such Change of Agent Event or the close of business on such later date as the Trade Credit Lender may specify in any such written notice. “Change of Agent Event” is defined in the Trade Financing Agreement to occur when the authority of the Trustee to act on behalf of the Trust in connection with the Prime Execution Agent Agreement is terminated for any reason at any time and a successor investment advisor, reasonably acceptable (such acceptance not to be unreasonably withheld) to Coinbase, has not been concurrently appointed on behalf of the Trust with respect to all matters thereunder; provided that, subject to applicable law, the Trustee is permitted to transfer and assign its obligations to act on behalf of the Trust to any of its affiliates and any such transfer or assignment shall not constitute a Change of Agent Event. Except as otherwise provided above, the terms of the Prime Execution Agent Agreement govern any suspension, restriction, termination or modification of the Trade Financing Agreement. For additional information, see “—The Prime Execution Agent.” All obligations of the Trust with respect to outstanding Trade Credits, and rights of the Trade Credit Lender in connection therewith, shall survive the termination of the Trade Financing Agreement, including Trade Credit Lender’s security interest in the Trading Balance and the Vault Balance; provided that, for the avoidance of doubt, if the Trade Financing Agreement is terminated such security interest shall be terminated immediately upon the repayment of the Trade Credits in full.

This could cause the execution price associated with such trades, following the completion of the transfer, to materially deviate from the execution price that would have existed on the original trade or payment date, which could negatively impact Shareholders.

In addition, to the extent that the execution price for purchases and sales of ether related to creations and redemptions and sales of ether in connection with paying the Sponsor’s Fee and any other Trust expenses, to the extent applicable, deviate significantly from the Index price used to determine the NAV of the Trust, the Shareholders may be negatively impacted.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of the material U.S. federal income tax consequences that generally will apply to the purchase, ownership and disposition of Shares. The discussion below is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Certain Shareholders (including but not limited to banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, U.S. Tax-Exempt Shareholders (as defined below) who acquire their Shares with acquisition indebtedness tax-exempt or tax-advantaged retirement plans or accounts, brokers or dealers, traders, partnerships or S corporations for U.S. federal income tax purposes, persons holding Shares as a position in a “hedging,” “straddle,” “conversion,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, persons required for U.S. federal income tax purposes to accelerate the recognition of any item of gross income with respect to the Shares as a result of such income being recognized on an applicable financial statement, or other investors with special circumstances) may be subject to special rules not discussed below. In addition, the following discussion applies only to investors who will hold Shares as “capital assets” (generally, property held for investment). Moreover, the discussion below does not address the effect of any state, local or foreign tax, or any U.S. federal non-income tax law consequences that may apply to an investment in Shares, or the Medicare contribution tax imposed on certain net investment income. Purchasers of Shares are urged to consult their own tax advisers with respect to all U.S. federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “U.S. Shareholder” is a Shareholder that is (or is treated as), for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●

a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

For purposes of this discussion, a “U.S. Tax-Exempt Shareholder” is a U.S. Shareholder that is exempt from tax under Section 501(a) of the Code.

For purposes of this discussion, a “Non-U.S. Shareholder” is a Shareholder that is (or is treated as), for U.S. federal income tax purposes:

●	a nonresident alien individual;

●	a foreign corporation; or

●	an estate or trust whose income is not subject to U.S. federal income tax on a net income basis.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner generally depends upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, the discussion below may not be applicable and we urge you to consult your own tax adviser for the U.S. federal income tax implications of the purchase, ownership and disposition of such Shares.

Taxation of the Trust

The Sponsor will treat the Trust as a “grantor trust” for U.S. federal income tax purposes. In the opinion of Sidley Austin LLP, although not free from doubt due to the lack of directly governing authority, the Trust should be classified as a “grantor trust” for U.S. federal income tax purposes (and the following discussion assumes such classification). If the Trust is properly treated as a grantor trust for U.S. federal income tax purposes, the Trust itself should not be subject to U.S. federal income tax. Instead, the Trust’s income and expenses should “flow through” to the Shareholders, and the Trustee will report the Trust’s income, gains, losses and deductions to the IRS on that basis. The opinion of Sidley Austin LLP is not binding on the IRS or any court. Accordingly, there can be no assurance that the IRS will agree with the conclusions of counsel’s opinion and it is possible that the IRS or another tax authority could assert a position contrary to one or all of those conclusions and that a court could sustain that contrary position. Neither the Sponsor nor the Delaware Trustee intends to request a ruling from the IRS with respect to the classification of the Trust for U.S. federal income tax purposes or with respect to any other matter. If the IRS were to assert successfully that the Trust is not classified as a “grantor trust,” the Trust would likely be classified as either a partnership for U.S. federal income tax purposes, in which case there might be different timing or other tax consequences to the Shareholders, or as a publicly traded partnership that would be taxable as a corporation for U.S. federal income tax purposes, in which case the Trust would be taxed in the same manner as a regular corporation on its taxable income and distributions to Shareholders out of the earnings and profits of the Trust generally would be taxed to Shareholders as ordinary dividend income (which may be eligible for preferential rates, in the case of non-corporate taxpayers, or a dividends received deduction, in the case of corporate taxpayers). However, due to the uncertain treatment of digital asset for U.S. federal income tax purposes, there can be no assurance in this regard. Except as otherwise indicated, the remainder of this discussion assumes that the Trust is classified as a grantor trust for U.S. federal income tax purposes.

Taxation of U.S. Shareholders

Shareholders will be treated, for U.S. federal income tax purposes, as if they directly owned a pro rata share of the underlying assets held in the Trust. Shareholders also will be treated as if they directly received their respective pro rata shares of the Trust’s income, if any, and as if they directly incurred their respective pro rata shares of the Trust’s expenses. In the case of a Shareholder that purchases Shares for cash, its initial tax basis in its pro rata share of the assets held in the Trust at the time it acquires its Shares will be equal to its cost of acquiring the Shares. In the case of a Shareholder that acquires its Shares as part of a creation of a Basket, the delivery of ether to the Trust in exchange for the underlying ether represented by the Shares will not be a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the ether held in the Trust will be the same as its tax basis and holding period for the ether delivered in exchange therefor. For purposes of this discussion, and unless stated otherwise, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis and holding period for the underlying ether related to such Shares.

Current IRS guidance on the treatment of convertible virtual currencies classifies ether as “property” that is not currency for U.S. federal income tax purposes and clarifies that ether could be held as a capital asset, but it does not address several other aspects of the U.S. federal income tax treatment of ether. Because ether is a recent technological innovation, the U.S. federal income tax treatment of ether or transactions relating to investments in ether may evolve and change from those discussed below, possibly with retroactive effect. In this regard, the IRS indicated that it has made it a priority to issue additional guidance related to the taxation of digital asset transactions, such as transactions involving ether. While it has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in ether or in transactions relating to investments in ether is unknown. Moreover, future developments that may arise with respect to digital assets may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income tax purposes. This discussion assumes that any ether the Trust may hold is properly treated for U.S. federal income tax purposes as property that may be held as a capital asset and is not currency for purposes of the provisions of the Code relating to foreign currency gain and loss.

The Trust expects to sell or use ether to pay certain expenses of the Trust or to fund cash redemptions, though the Trust does not intend to sell ether for other purposes. If the Trust sells ether (for example to generate cash to pay fees or expenses) or is treated as selling ether (for example by using ether to pay fees or expenses), a Shareholder generally will recognize gain or loss in an amount equal to the difference between (a) the Shareholder’s pro rata share of the amount realized by the Trust upon the sale and (b) the Shareholder’s tax basis for its pro rata share of the ether that was sold. A Shareholder’s tax basis for its share of any ether sold by the Trust should generally be determined by multiplying the Shareholder’s total basis for its share of all of the ether held in the Trust immediately prior to the sale, by a fraction the numerator of which is the amount of ether sold, and the denominator of which is the total amount of the ether held in the Trust immediately prior to the sale. After any such sale, a Shareholder’s tax basis for its pro rata share of the ether remaining in the Trust should be equal to its tax basis for its share of the total amount of the ether held in the Trust immediately prior to the sale, less the portion of such basis allocable to its share of the ether that was sold.

Upon a Shareholder’s sale of some or all of its Shares (other than a redemption), the Shareholder will be treated as having sold the portion or all, respectively, of its pro rata share of the ether held in the Trust at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (a) the amount realized pursuant to the sale of the Shares, and (b) the Shareholder’s tax basis for the portion of its pro rata share of the ether held in the Trust at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph. Based on current IRS guidance, such gain or loss (as well as any gain or loss realized by a Shareholder on account of the Trust selling ether) will generally be long-term or short-term capital gain or loss, depending upon whether the Shareholder has a holding period of greater than one year in its pro rata share of the ether that was sold.

Gains or losses from the sale of ether to fund cash redemptions are expected to be treated as incurred by the Shareholder that is being redeemed, and the amount of such gain or loss generally will equal the difference between (a) the amount realized pursuant to the sale of the ether, and (b) the Shareholder’s tax basis for the portion of its pro rata share of the ether held in the Trust that is sold to fund the redemption, as determined in the manner described in the paragraph that is two paragraphs above this one. A redemption of some or all of a Shareholder’s Shares in exchange for the cash received from such sale is not expected to be treated as a separate taxable event to the Shareholder.

An in-kind redemption of some or all of a Shareholder’s Shares in exchange for the underlying ether represented by the Shares redeemed generally will not be a taxable event to the Shareholder. The Shareholder’s tax basis for the ether received in the in-kind redemption generally will be the same as the Shareholder’s tax basis for the portion of its pro rata share of the ether held in the Trust immediately prior to the redemption that is attributable to the Shares redeemed. The Shareholder’s holding period with respect to the ether received generally should include the period during which the Shareholder held the Shares redeemed in kind. A subsequent sale of the ether received by the Shareholder generally will be a taxable event, unless a nonrecognition provision of the Code or Treasury Regulations applies to such sale.

After any sale or redemption of less than all of a Shareholder’s Shares, the Shareholder’s tax basis for its pro rata share of the ether held in the Trust immediately after such sale or redemption generally will be equal to its tax basis for its share of the total amount of the ether held in the Trust immediately prior to the sale or redemption, less the portion of such basis which is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or redemption for money or, in the case of an in-kind redemption, that is treated as the basis of the ether received by the Shareholder in the redemption.

If a hard fork occurs in the Ethereum blockchain, the Trust could temporarily hold both the original ether and the alternative new asset as the Sponsor determines, in its sole discretion, which asset it believes is generally accepted as ether. The other asset will be treated as an Incidental Right and/or IR Digital Asset, in accordance with the procedures specified herein. The IRS has held that a hard fork resulting in the creation of new units of crypto asset is a taxable event giving rise to ordinary income. The receipt, distribution and/or sale of the new alternative asset may cause Shareholders to incur a U.S. federal income tax liability. While the IRS has not addressed all situations in which airdrops occur, it is clear from the reasoning of the IRS’s current guidance that it generally would treat an airdrop as a taxable event giving rise to ordinary income, and it is anticipated that any gain or loss from disposition of any assets received in the airdrop would generally be treated as giving rise to capital gain or loss that generally would be short-term capital gain or loss, unless the holding period of those assets were treated as being greater than one year as of the time they are sold. The Sponsor has committed to cause the Trust to permanently and irrevocably abandon any Incidental Rights and IR Digital Asset to which the Trust may become entitled in the future. However, there can be no assurance that these abandonments would be treated as effective for U.S. federal income tax purposes, or that the Sponsor will continue to cause the Trust to permanently and irrevocably abandon any Incidental Rights and IR Digital Asset if there are future regulatory developments that would make it feasible for the Trust to retain those assets.

Brokerage Fees and Trust Expenses

Any brokerage, financing or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale. It is also possible that, based on the mechanics associated with redemptions, a Shareholder may recognize some amount of income, expense, gain or loss in connection with redemptions of other Shareholders, based on differences between the prices at which Shareholders generally will be redeemed and the actual prices at which the Trust sells ether.

Shareholders will be required to recognize the full amount of gain or loss upon a sale or deemed sale of ether by the Trust (as discussed above), even though some or all of the proceeds of such sale are used by the Sponsor to pay Trust expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. Shareholders who are individuals, estates or trusts, however, may be required to treat some or all of the expenses of the Trust as miscellaneous itemized deductions. An individual currently may not deduct miscellaneous itemized deductions, and similar restrictions apply to certain miscellaneous itemized deductions of estates and trusts.

Investment by U.S. Tax-Exempt Shareholders

Individual retirement accounts (“IRAs”) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisors as to the ability to purchase Shares and the tax consequences of a purchase of Shares.

Taxation of U.S. Tax-Exempt Shareholders

Income recognized by U.S. Tax-Exempt Shareholders is generally exempt from U.S. federal income tax except to the extent of such Shareholders’ UBTI. UBTI is defined generally as income from a trade or business regularly carried on by a tax exempt entity that is unrelated to the entity’s exempt purpose. Dividends, interest and, with certain exceptions, gains or losses from the sale, exchange or other disposition of property are generally excluded from UBTI (so long as not derived from debt-financed property). When a U.S. Tax-Exempt Shareholder owns an interest in a grantor trust, such as the Trust, the activities of the Trust (and any pass-through entities or disregarded entities in which the Trust owns an interest) are attributed to the U.S. Tax-Exempt Shareholder for purposes of determining whether such Shareholder’s share of income is of the grantor trust UBTI.

The Trust’s investments and activities relating thereto may cause a U.S. Tax-Exempt Shareholder to realize UBTI. In the absence of any guidance on the matter, a U.S. Tax-Exempt Shareholder’s share of income from a fork, airdrop, or similar event may be treated as UBTI. If the Trust were to incur liabilities, and thus, be treated as holding property constituting debt-financed property (generally, assets purchased with borrowed funds), income attributable to such property generally would constitute UBTI.

UBTI generally is separately calculated for each trade or business of a U.S. Tax-Exempt Shareholder. Thus, a U.S. Tax-Exempt Shareholder generally cannot use deductions relating to one trade or business to offset income from another trade or business.

A U.S. private foundation considering an investment should be aware that, if such a foundation acquires a sufficiently large number of Shares, such Shares could become an “excess business holding” that could subject the foundation to a U.S. excise tax. A private foundation should consult its tax advisors regarding the excess business holdings provisions of the Code and other respects in which the provisions of Chapter 42 of the Code could affect the consequences to such foundation of acquiring and holding Shares.

Investors who are U.S. Tax-Exempt Shareholders should consult their tax advisors with respect to the U.S. federal income tax consequences of an investment in Shares.

Taxation of Non-U.S. Shareholders

The Trust does not expect (though no assurance can be given) that it will be treated as engaged in a trade or business within the United States or recognize income that is treated as “effectively connected” with the conduct of a trade or business in the United States (“ECI”). However, while it is unlikely that any income that the Trust might recognize as a result of a fork, airdrop or similar event would give rise to effectively connected income, there has been no guidance as to how such events may be treated. Therefore, there can be no assurance that the Trust will not be treated as engaged in a U.S. trade or business or will not otherwise generate income treated as effectively connected with a U.S. trade or business for U.S. federal income tax purposes.

Provided that the Trust is not engaged in the conduct of a U.S. trade or business, and that it does not otherwise generate income treated as effectively connected with a U.S. trade or business, the U.S. federal income tax liability of a Non-U.S. Shareholder with respect to that Shareholder’s Shares generally will be limited to withholding tax on certain gross income from U.S. sources (if any) generated by the Trust.

A Non-U.S. Shareholder’s allocable share of U.S. source dividend, interest, rental and other “fixed or determinable annual or periodical gains, profits and income” (“FDAP”) that is not ECI generally will be subject to U.S. federal withholding tax at a rate of 30% (unless reduced or eliminated by an applicable income tax treaty or statutory exemption). There is currently no guidance as to whether income recognized by the Trust as a result of a fork, airdrop or similar event would constitute U.S. source FDAP.

A Non-U.S. Shareholder resident in a jurisdiction with which the U.S. has an income tax treaty may be entitled to the benefits of that treaty in order to reduce or eliminate the 30% U.S. withholding tax with respect to that Shareholder’s distributive share of income that the Trust treats as U.S.-source FDAP if under the laws of that non-U.S. jurisdiction, the Trust is treated as tax-transparent and certain other conditions are met. In order to secure the benefits of an applicable income tax treaty through a reduction or elimination of withholding, Non-U.S. Shareholders will generally be required to certify their non-U.S. status by providing the Trust with an executed IRS Form W-8BEN or W-8BEN-E. However, if a Non-U.S. Shareholder fails to provide such IRS Forms, the Trust intends to withhold at a full 30% rate on any Non-U.S. Shareholder’s share of U.S.-source FDAP, in which case the Non-U.S. Shareholder must file a refund claim with the IRS in order to obtain the benefit of a reduced rate or exemption.

If the proper amounts are withheld and remitted to the U.S. government and the Trust does not recognize ECI, Non-U.S. Shareholders that are individuals or corporations will generally not be required to file U.S. federal income tax returns or pay additional U.S. federal income taxes solely as a result of their investments in the Trust (though Non-U.S. Shareholders treated as trusts for U.S. federal income purposes are subject to special rules).

If the Trust is treated as a partnership (for U.S federal income tax purposes), a Non-U.S. Shareholder is treated as disposing of Shares, and any portion of the gain realized on the disposition would be treated as ECI, such Shares may be subject to a withholding tax equal to 10% of the amount realized on the disposition (subject to reduction or elimination in certain circumstances). Non-U.S. Shareholders are urged to consult with their tax advisers regarding the application of this withholding tax.

If the Trust is treated as having any ECI (or any portion of the gain realized on a Non-U.S. Shareholder’s disposition of Shares is treated as ECI), then if such Non-U.S. Shareholder is treated as a corporation, it may also be subject to U.S. federal branch profits tax on its effectively connected earnings and profits (which, with respect to the Shares, would generally be such Non-U.S. Shareholder’s share of ECI from such Shares, reduced by deductions taken into account by the Shareholder in computing its ECI, and further reduced by the U.S. federal income taxes imposed on such ECI). U.S. federal branch profits tax is generally imposed at a 30% rate, though it may be reduced under the Code or pursuant to an applicable income tax treaty.

U.S. Information Reporting and Backup Withholding

The Trustee will file certain information returns with the IRS, and provide certain tax-related information to Shareholders, in connection with the Trust. To the extent required by applicable regulations, each Shareholder will be provided with information regarding its allocable portion of the Trust’s annual income, expenses, gains and losses (if any). U.S. Shareholders generally may comply with these identification procedures by providing the Trust with a duly completed and executed IRS Form W-9 (Request for Taxpayer Identification Number and Certification). Non-U.S. Shareholders generally may comply with these identification procedures by providing the Trust with the relevant IRS Form W-8, duly completed and executed. Shareholders may be required to satisfy certain information reporting or certification requirements, e.g., those imposed by FATCA, in order to avoid certain information reporting and withholding tax requirements.

The amount of any backup withholding will be allowed as a credit against a Shareholder’s U.S. federal income tax liability and may entitle the Shareholder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Individual U.S. Shareholders will generally be required to report on their federal income tax return the receipt, acquisition, sale, or exchange of any financial interest in virtual currency, which includes a Shareholder’s interest in ether held by the Trust.

PROSPECTIVE SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS TO DISCUSS ALL TAX CONSIDERATIONS THAT MAY BE RELEVANT TO THEM ASSOCIATED WITH ANY PURCHASE, HOLDING, SALE, REDEMPTION OR OTHER DEALING IN THE SHARES BEFORE DECIDING WHETHER TO INVEST IN THE SHARES.

ERISA AND RELATED CONSIDERATIONS

ERISA and/or Section 4975 of the Code impose certain requirements on: (i) employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code (collectively, “Plans”); and (ii) persons who are fiduciaries with respect to the investment of assets treated as “plan assets” within the meaning of U.S. Department of Labor (the “DOL”) regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA and the Code.

“Governmental plans” within the meaning of Section 3(32) of ERISA, certain “church plans” within the meaning of Section 3(33) of ERISA and “non-U.S. plans” described in Section 4(b)(4) of ERISA, while not subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to any federal, state, local, non-U.S. or other law or regulation that is substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in the Shares.

In contemplating an investment of a portion of Plan assets in the Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities. The Plan fiduciary should consider, among other issues, whether: (1) the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (2) the investment would constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person” within the meaning of ERISA and Section 4975 of the Code respectively; (3) the investment is in accordance with the Plan’s funding objectives; and (4) such investment is appropriate for the Plan under the general fiduciary standards of investment prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due. When evaluating the prudence of an investment in the Shares, the Plan fiduciary should consider the DOL’s regulation on investment duties, which can be found at 29 C.F.R. § 2550.404a-1.

It is intended that (a) none of the Sponsor, the Trustee, the Delaware Trustee, the Custodians or any of their respective affiliates (the “Transaction Parties”) has through this prospectus and related materials provided any investment advice within the meaning of Section 3(21) of ERISA to the Plan in connection with the decision to purchase or acquire such Shares and (b) the information provided in this prospectus and related materials will not make a Transaction Party a fiduciary to the Plan.

SEED CAPITAL INVESTOR

The Seed Capital Investor purchased $10,000,000 in Shares on May 21, 2024, and on May 21, 2024 took delivery of 400,000 Shares at a per-Share price of $25.00 (the “Seed Creation Baskets”). On June 24, 2024, the Trust purchased 3,030.72569755 ether with the proceeds of the Seed Creation Baskets using the Prime Execution Agent. The costs incurred in connection with the purchase of ether with the proceeds of the Seed Creation Baskets were borne by the Trust. The Seed Capital Investor may offer all of the Shares comprising the Seed Creation Baskets to the public pursuant to this prospectus.

The Seed Capital Investor will not receive from the Trust, the Sponsor or any of their affiliates any fee or other compensation in connection with the sale of the Seed Creation Baskets. The Seed Capital Investor has acted as a statutory underwriter with respect to the Seed Creation Baskets.

The Sponsor and the Trust have agreed to indemnify the Seed Capital Investor against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the Seed Capital Investor may be required to make in respect thereof.

PLAN OF DISTRIBUTION

In addition to, and independent of the initial purchase by the Seed Capital Investor (described above), the Trust issues Shares in Baskets to Authorized Participants in exchange for deposits of ether and cash on a continuous basis. As of the date of this prospectus, the Authorized Participants that are able to conduct creations and redemptions for cash are ABN AMRO Clearing USA LLC, BMO Capital Markets Corp., Goldman Sachs & Co. LLC, HRT Financial LP, Jane Street Capital, LLC, Jefferies LLC, JP Morgan Securities LLC, Macquarie Capital (USA) Inc., UBS Securities LLC, and Virtu Americas LLC. As of the date of this prospectus, Virtu Americas LLC, ABN AMRO Clearing USA LLC, and Macquarie Capital (USA) Inc. have executed an agreement that gives them the ability to conduct creations and redemptions in-kind for ether, in addition to conducting creations and redemptions for cash. Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor. These transactions take place in exchange for cash or ether. Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring. The Seed Capital Investor will be deemed to be a statutory underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Trust. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Baskets it does create.

Investors that purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges. Dealers that are not “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the Securities Act, would be unable to take advantage of the prospectus- delivery exemption provided by Section 4(a)(3) of the Securities Act.

The Sponsor intends to qualify the Shares in states selected by the Sponsor and that sales be made through broker-dealers who are members of FINRA. Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

Because FINRA views the Shares as interests in a direct participation program, no FINRA-member, or person associated with a member, will participate in a public offering of Shares except in compliance with Rule 2310 of the FINRA Rules. The Authorized Participants do not receive from the Trust or the Sponsor any compensation in connection with an offering of the Shares.

The Seed Capital Investor will not act as an Authorized Participant with respect to the Seed Creation Baskets, and its activities with respect to the Seed Creation Baskets will be distinct from those of an Authorized Participant. Unlike most Authorized Participants, the Seed Capital Investor is not in the business of purchasing and selling securities for its own account or the accounts of others. The Seed Capital Investor will not act as an Authorized Participant to purchase (or redeem) Baskets in the future.

The Shares are listed and traded on NASDAQ under the ticker symbol “ETHA.”

Offering Restrictions

This prospectus may not be distributed in or from the Abu Dhabi Global Market (“ADGM”) except to such persons meeting the “Professional Client” criteria set out in Rule 2.4.1 of the conduct of business rules (“COBs”) in the Financial Services Regulatory Authority of the Abu Dhabi Global Market (“FSRA”) handbook. This prospectus and any related document are strictly not directed to any person who would be considered a “Retail Client” in the ADGM under the COBs.

The Trust is not subject to any form of regulation or approval by the FSRA.

The FSRA accepts no responsibility for reviewing or verifying the prospectus or any other documents in connection with the Trust. Accordingly, the FSRA has not approved this prospectus or any other associated documents nor taken any steps to verify the information set out in this prospectus and has no responsibility for it.

The Shares of the Trust may be illiquid and/or subject to restrictions on their resale with respect to Professional Clients in the ADGM. Prospective investors should conduct their own due diligence on the Trust.

If you do not understand the contents of this prospectus, you should consult your personal financial advisor.

CONFLICTS OF INTEREST

General

Prospective investors should be aware that the Sponsor and the Trustee intend to assert that Shareholders have, by purchasing Shares, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor or the Trustee to the Shareholders.

The Sponsor and the Trustee want you to know that there are certain entities with which the Sponsor or the Trustee may have relationships that may give rise to conflicts of interest, or the appearance of conflicts of interest. These entities include the following: affiliates of the Sponsor and the Trustee (including, without limitation, BlackRock, and each of its or their affiliates, directors, partners, trustees, managing members, officers and employees, collectively, the “BlackRock Affiliates”).

The activities of the Sponsor, the Trustee and the BlackRock Affiliates in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Trust and its Shareholders. One or more of the Sponsor, the Trustee or the BlackRock Affiliates provide investment management services to other investment vehicles, funds and discretionary managed accounts that may follow an investment program similar to that of the Trust. The Sponsor, the Trustee and the BlackRock Affiliates collectively are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Trust and its Shareholders. One or more of the Sponsor, the Trustee or the BlackRock Affiliates act or may act as an investor, investment banker, research provider, investment manager, financier, underwriter, advisor, market maker, trader, prime execution agent, lender, agent and principal, and have other direct and indirect interests, in assets in which the Trust directly and indirectly invest. Additionally, various funds managed by affiliates of the Sponsor may have from time to time held long positions in the CME cash-settled ether futures market. Further, various officers and employees of the Sponsor may hold or have exposures to ether in various degrees given the current state of global adoption of ether.

The Trustee has adopted and implemented policies and procedures that are reasonably designed to ensure compliance with applicable law, including a Compliance Manual and Code of Business Conduct and Ethics, which address conflicts of interest (together, the “Policies”). Consistent with the requirements of the Policies, the Trustee will implement standard operating protocols under which personnel who have access to information about creation and redemption activity in the Shares pre-clear personal trading activity in ether. All of the Sponsor’s employees will be required to preclear personal transactions in the Shares. Finally, trading on behalf of clients in the Shares will be subject to controls embedded in BlackRock’s portfolio compliance systems. The Policies and any underlying procedures will be amended as necessary to reflect these protocols.

The Sponsor, the Trustee and the BlackRock Affiliates may participate in transactions related to ether, either for their own account (subject to certain internal employee trading operating practices) or for the account of others, such as clients, and such transactions may occur prior to, during, or after the commencement of this offering. Such transactions may not serve to benefit the Shareholders of the Trust and may have a positive or negative effect on the value of the ether held by the Trust and, consequently, on the market value of ether.

Because these parties may trade ether for their own accounts at the same time as the Trust, prospective Shareholders should be aware that such persons may take positions in ether which are opposite, or ahead of, the positions taken for the Trust. There can be no assurance that any of the foregoing will not have an adverse effect on the performance of the Trust.

Thus, it is likely that the Trust will have multiple business relationships with and will engage in transactions with or obtain services from entities for which the Sponsor, the Trustee or an Affiliate performs or seeks to perform investment banking or other services.

BlackRock expects to receive compensation from an affiliate of the Ether Custodian for BlackRock’s technology support of such affiliate’s enhanced integration with the Aladdin Platform, and a portion of such compensation may be based on the use of such affiliate’s products and services by Aladdin clients.

An affiliate of the Sponsor acts as investment manager to a money market fund, the Circle Reserve Fund, which the issuer of USDC uses to hold cash, U.S. Treasury bills, notes and other obligations issued or guaranteed as to principal and interest by the U.S. Treasury, and repurchase agreements secured by such obligations or cash, which serve as reserves backing USDC stablecoins. An affiliate of the Sponsor has a minority equity interest in the issuer of USDC. See “Risk Factors—Prices of ether may be affected due to stablecoins (including Tether and USDC), the activities of stablecoin issuers and their regulatory treatment.”

Resolution of Certain Conflicts

The Trust Agreement provides that in the case of a conflict of interest between the Trustee, the Sponsor and their affiliates, on the one hand, and the holders of Shares, on the other, the Trustee and the Sponsor will use commercially reasonable efforts to resolve such conflict considering the relevant interests of each party (including their own interests) and related benefits and burdens, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. The Trust Agreement provides that in the absence of bad faith by the Sponsor or Trustee, such a resolution will not constitute a breach of the Trust Agreement or any duty or obligation of the Sponsor or Trustee. Notwithstanding the foregoing, in no event will the Sponsor or the Trustee or their respective affiliates be required to divest themselves of, or restrict their services or other activities with respect to, any assets they currently or may hold, manage or control on their own behalf or on behalf of any customer, client or any other person.

Issues Relating to the Valuation of Assets

The Sponsor will value the Trust’s assets in accordance with the valuation policies of the Sponsor; however, the manner in which the Sponsor exercises its discretion with respect to valuation decisions will impact the valuation of assets of the Trust. To the extent that fees are based on valuations, the exercise of discretion in valuation by the Sponsor will give rise to conflicts of interest including in connection with the calculation of Sponsor’s Fee. In addition, various divisions and units within BlackRock are required to value assets, including in connection with managing or advising other accounts for clients, such as registered and unregistered funds and owners of separately managed accounts (“Client Accounts”). These various divisions, units and affiliated entities may, but are under no obligation to, share information regarding valuation techniques and models or other information relevant to the valuation of a specific asset or category of assets. Regardless of whether or not the Sponsor has access to such information, to the extent the Sponsor values the assets held by the Trust, the Sponsor will value investments according to its valuation policies and may value an identical asset differently than such other divisions, units or affiliated entities.

The Sponsor reserves the right to utilize third-party vendors to perform certain functions, including valuation services, and these vendors may have interests and incentives that differ from those of Shareholders.

Conflicts of Interest for the Prime Execution Agent, the Ether Custodian and the Trade Credit Lender

The Prime Execution Agent, the Ether Custodian and the Trade Credit Lender are affiliates of Coinbase Global. As affiliates, the Coinbase Entities may have actual or potential conflicts of interest when executing the Trust’s orders. As a result of these and other conflicts, when acting as principal, the Coinbase Entities may have an incentive to favor their own interests and the interests of their affiliates over the Trust’s interests and have in place certain policies and procedures that are designed to mitigate such conflicts. For additional information on the conflicts of interest of the Coinbase Entities, see “The Prime Execution Agent and the Trade Credit Lender—The Prime Execution Agent.”

GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware. The Sponsor, the Trust and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the non-exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware, provided that causes of actions for violations of the Exchange Act or the Securities Act will not be governed by the non-exclusive jurisdiction provision of the Trust Agreement. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor or the Trust.

LEGAL MATTERS

Certain matters of Delaware law relating to the validity of the Shares have been passed upon for the Sponsor by Morris, Nichols, Arsht & Tunnell LLP, Wilmington, DE. Sidley Austin LLP, New York, NY, who, as special U.S. tax counsel to the Sponsor, has rendered an opinion regarding the material federal income tax consequences relating to the Shares.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Sponsor has filed on behalf of the Trust a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which you may inspect, without charge, online at www.sec.gov. Information about the Trust or the Shares can also be obtained from the Sponsor’s website at http://www.iShares.com. This Internet address is only provided here as a convenience to you, and the information contained on or connected to the Trust’s website is not considered part of this prospectus. We will make available, free of charge, on our website our Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (including any amendments thereto), proxy statements and other information filed with, or furnished to, the SEC, as soon as reasonably practicable after such documents are so filed or furnished.

The Trust will be subject to the informational requirements of the Exchange Act and the Sponsor will, on behalf of the Trust, file certain reports and other information with the SEC. These filings will contain certain important information that does not appear in this prospectus. For further information about the Trust, you may read and copy these filings at the SEC’s Internet site (www.sec.gov), which also contains reports and other information regarding issuers that file electronically with the SEC.

The SEC allows the “incorporation by reference” of information into this prospectus, which means that information may be disclosed to you by referring you to other documents filed or which will be filed with the SEC. The following documents filed by the Trust are so incorporated by reference:

1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2025;
2.	Quarterly Report on Form 10-Q for the three months ended March 31, 2026;
3.	Current Reports on Form 8-K filed March 31, 2026 and August 4, 2026;
4.

The description of the Shares contained in the registration statement on Form 8-A filed with the SEC on July 9, 2024, as updated by Exhibit 4.3 to the Annual Report on Form 10-K for the year ended December 31, 2025 filed on February 27, 2026.

Unless otherwise provided therein, any reports filed (but not those that are furnished) by the Trust with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this post-effective amendment to the registration statement and prior to the effectiveness of this post-effective amendment to the registration statement and after the date of this prospectus and before the termination or completion of this offering shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents and shall automatically update or supersede, as applicable, any information included in, or incorporated by reference into this prospectus. The statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

The Sponsor will provide you without charge, upon your written or oral request, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with the prospectus. Please direct your written or telephone requests to iShares Delaware Trust Sponsor LLC, 400 Howard Street, San Francisco, CA 94105, Attention: Product Management Team, iShares Product Research & Development (Tel: 1-800-474-2737). You may also obtain information about the Trust by visiting its website at www.iShares.com. Information contained in the Trust’s website is not part of this prospectus.

GLOSSARY

In this prospectus, each of the following terms has the meaning set forth below:

“2022 Events” - The events in the digital asset industry in 2022 described in this prospectus, including the bankruptcies of Celsius Network, Voyager Digital Ltd. and Three Arrows Capital in the first half of 2022, the halt of customer withdrawals and subsequent bankruptcy filings of FTX and many of its affiliates in November 2022, and the bankruptcy filings of several other entities in the digital asset industry following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis.

“Affiliate” - With respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

“airdrop” - An occurrence where holders of a particular digital asset may be entitled to claim a certain amount of a new digital asset for free, based on the fact that they hold such particular digital asset.

“Additional Ether Custodian” or “Anchorage” - Anchorage Digital Bank N.A.

“ADGM” - The Abu Dhabi Global Market.

“AML/CFT” - Anti-money laundering and counter-terrorist financing.

“Anchorage Custodian Agreement” - The agreement, governed by New York law, between the Trust and the Additional Ether Custodian regarding the custody of the Trust’s ether.

“Anchorage Mutually Capped Liabilities” - (i) claims and losses arising from a party’s breach of its confidentiality obligations under the Anchorage Custodian Agreement, (ii) a party’s indemnity obligations under the Anchorage Custodian Agreement (except with respect to the full amount of any Trust ether lost, which shall not constitute an Anchorage Mutually Capped Liability), and (iii) claims and losses arising from the violation, misappropriation, or infringement by a party of any third-party intellectual and/or industrial property rights, including patent rights, copyrights, moral rights, trademarks, trade names, service marks, trade secrets, rights in inventions (including applications for, and registrations, extensions, renewals, and re-issuances of the foregoing).

“Anchorage Vault Balance” - Accounts storing the Trust’s ether that are required to be segregated from the assets held by the Additional Ether Custodian as principal and the assets of its other customers.

“Anchor Labs” - Anchor Labs Inc., the parent company of the Additional Ether Custodian.

“Anchor Labs Insureds” - Anchor Labs and all of its subsidiaries, including the Additional Ether Custodian.

“API” - Application Programming Interface.

“Article 8” - Article 8 of the New York Uniform Commercial Code.

“ASC Topic 820” - The Financial Accounting Standards Board Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures.”

“Authorized Participant” - A person who, at the time of submitting an order to create or redeem one or more Baskets (i) is a registered broker-dealer, (ii) is a DTC Participant or an Indirect Participant, and (iii) has in effect a valid Authorized Participant Agreement.

“Authorized Participant Agreement” - An agreement entered into by an Authorized Participant, the Sponsor and the Trustee that provides the procedures for the creation and redemption of Baskets.

“Basket” - A block of 40,000 Shares.

“Basket Amount” - The amount of cash to be delivered in a cash creation or received in a cash redemption which BRIL will adjust as determined on each Business Day as promptly as practicable after 4:00 p.m. ET, by multiplying the NAV by the number of Shares in each Basket (40,000).

“Basket Ether Amount” - The amount of ether to be (i) deposited or received by the Authorized Participant or its designated agent or client in connection with an in-kind creation or redemption, as applicable and (ii) purchased or sold by the Trust in connection with a cash creation or redemption, as applicable. BRIL will adjust the amount of ether as determined on each Business Day as promptly as practicable after 4:00 p.m. ET, by multiplying the NAV by the number of Shares in each Basket (40,000) and dividing the resulting product by that day’s CF Benchmarks Index. Fractions of an ether smaller than 10 gwei are disregarded for purposes of the computation of the Basket Ether Amount.

“Bitcoin Reserve” - The Strategic Bitcoin Reserve to be administered and maintained pursuant to the executive order for the “Establishment of the Strategic Bitcoin Reserve and United States Digital Asset Stockpile.”

“BitLicense” - A business license under 23 New York Codes, Rules and Regulations (NYCRR) Part 200.

“BitMine Immersion” - BitMine Immersion Technology Inc.

“BlackRock” - BlackRock, Inc.

“BlackRock Affiliates” - Any affiliates of the Sponsor and the Trustee (including, without limitation, BlackRock, and each of its or their affiliates, directors, partners, trustees, managing members, officers and employees).

“blobs” - Binary Large Objects, which attach large data chunks to transactions on the Layer 1 Ethereum network and are recorded on its blockchain.

“BMR” -The UK Benchmarks Regulation.

“BRIL” - BlackRock Investments, LLC.

“BSA” - U.S. Bank Secrecy Act, as amended.

“BTC” - BlackRock Institutional Trust Company.

“Business Day” - Any day other than: (1) a Saturday or a Sunday, or (2) a day on which NASDAQ is closed for regular trading.

“Cash Custodian” - The Bank of New York Mellon and any substitute or additional custodian of the Trust’s cash pursuant to a written agreement with the Trust or Trustee on behalf of the Trust.

“Cash Order Cutoff Time” -The required deadline for an Authorized Participant to submit a cash purchase order for the creation of Baskets or a cash redemption order for the redemption of Baskets. The Cash Order Cutoff Time is 6:00 p.m. ET on the Business Day prior to trade date.

“CBDCs” - Digital forms of legal tender, called central bank digital currencies, introduced by central banks in various countries.

“CB Return Cure” - the failure of any Coinbase Entity to sell or withdraw or transfer the Trust’s ether in accordance with the Trust’s instructions within the time periods set forth in the Prime Execution Agent Agreement and such failure is not cured within two (2) business days following the Trust providing written notice to the relevant Coinbase Entity.

“CFPB” - The Consumer Financial Protection Bureau.

“CFTC” - The Commodity Futures Trading Commission.

“CF Benchmarks Index” - The CME CF Ether-Dollar Reference Rate - New York Variant for Ether - U.S. Dollar trading pair.

“Change in Law” - As defined in the Prime Execution Agent Agreement, any change in or adoption of any applicable law, rule, or regulation which, in the reasonable opinion of counsel to the Prime Execution Agent would prohibit or materially impede some or all of the arrangement contemplated by the Prime Execution Agent Agreement.

“CLARITY Act” - The Digital Asset Market Clarity Act of 2025.

“Client Account” - Other accounts for clients, such as registered and unregistered funds and owners of separately managed accounts that various divisions and units within BlackRock manage or advise.

“CME” - Chicago Mercantile Exchange.

“COBs” - The conduct of business rules in the FSRA handbook.

“Code” - The United States Internal Revenue Code of 1986, as amended.

“Code of Ethics” - The codification of the Sponsor’s business and ethical principles that applies to its executive officers.

“Coinbase” or “Coinbase Inc.” - Coinbase Inc., the Prime Execution Agent.

“Coinbase Entities” - The Prime Execution Agent, Ether Custodian and Trade Credit Lender.

“Coinbase Custody” - Coinbase Custody Trust Company, LLC.

“Cold storage” - a safeguarding method by which the private keys corresponding to the Trust’s ether are generated and stored in an offline manner using computers or devices that are not connected to the Internet, which is intended to make them more resistant to hacking.

“Coinbase Insureds” - Coinbase Global and all of its subsidiaries, including the Ether Custodian and the Prime Execution Agent.

“Coinbase Global” - Coinbase Global, Inc., the parent of the Prime Execution Agent.

“Coinbase Platform” - The Prime Execution Agent’s platform, where orders to buy or sell ether may be executed against other Coinbase customers or with Coinbase acting as principal.

“Commodity Exchange Act” or “CEA” - The Commodity Exchange Act of 1936, as amended.

“Connected Trading Venue” - A venue (including third-party venues and the Prime Execution Agent’s own execution venue) where the Prime Execution Agent executes orders to buy and sell ether on behalf of the Trust.

“Connected Trading Venue or Authorized Participant Account” - All customer accounts opened at Coinbase, including any opened by (a) Connected Trading Venues, (b) Authorized Participants or (c) agents/partners of such Authorized Participants.

“Consensus Client” - A consensus-layer client software program.

“Constituent Platforms” - The constituent digital asset platforms of the CF Benchmarks Index, which are chosen by the Index Administrator and could change over time.

“CTA” - The Consolidated Tape Association.

“Custodian Agreement” - The agreement, governed by New York law, between the Trust, the Ether Custodian, the Prime Execution Agent, and the Trade Credit Lender regarding the custody of the Trust’s ether.

“Custodians” - The Cash Custodian, the Ether Custodian and the Additional Ether Custodian, collectively.

“Custodians’ Fee” - The fees payable to the Custodians.

“Custody Transaction Costs” - Transfer, processing and other transaction costs charged by the Ether Custodian in connection with the issuance of Baskets for such purchase order. BRIL will reimburse any Custody Transaction Costs to the Ether Custodian according to the amounts invoiced by the Ether Custodian.

“CVC” - Convertible virtual currency.

“DAOs” - Decentralized autonomous organizations.

“dApps” - Short for decentralized applications, which consistent with common usage, refers to all applications which are built on the Ethereum network or other blockchains, whether or not decentralized in fact.

“DCM” - A designated contract market.

“Delaware Trustee” - Wilmington Trust, National Association, a national association, is the Delaware trustee of the Trust.

“DeFi” - Decentralized finance.

“Dencun” - The planned fork implementing a series of EIPs that the Ethereum network underwent on March 13, 2024.

“DFPI” - The California Department of Financial Protection and Innovation.

“Digital Asset Stockpile” - The U.S. Digital Asset Stockpile to be administered and maintained pursuant to the executive order for the “Establishment of the Strategic Bitcoin Reserve and United States Digital Asset Stockpile.”

“digital asset treasury companies” - Companies engaged in businesses outside the digital asset industry that hold their corporate treasuries in digital assets instead of in fiat currency.

“DOL” - The U.S. Department of Labor.

“DSTA” - The Delaware Statutory Trust Act.

“DTC” - The Depository Trust Company.

“DTC Participant” - An entity that has an account with DTC.

“ECI” - Income that is treated as “effectively connected” with the conduct of a trade or business in the United States.

“EIPs” - Ethereum Improvement Proposals, which are proposals for updating the Ethereum network that can be introduced by the collective of core developers that informally oversees the Ethereum network’s protocol, along with members of the Ethereum community.

“ERISA” - The Employee Retirement Income Security Act of 1974, as amended.

“ETHUSD_RTI” - CME CF Ether Dollar Real Time Index.

“ETHUSD_RR” -CME CF Ether-Dollar Reference Rate.

“ET” - Eastern Time Zone.

“ETH” - The currency code for ether.

“ETH Cash Value” - Cash in an amount equal to the value of the ether based on the Benchmark Valuation (defined as the CME CF Ether Dollar Reference Rate New York) as of the time that the request to sell, transfer or withdraw was originally made by the Trust.

“Ether Custodian” or “Coinbase Custody” - Coinbase Custody Trust Company, LLC.

“Ether Trading Counterparty” - Designated third parties who transact in ether pursuant to written agreements with the Trust.

“Ethereum blockchain” - The blockchain ledger for ether.

“Ethereum Classic” or “ETC” - The original blockchain, now referred to as “Ethereum Classic” with the digital asset on that blockchain now referred to as Ethereum Classic, or ETC.

“Ethereum Client” – A software application that implements the Ethereum network specification, communicates with the Ethereum network and allows them to act as a node in the network to the new specification.

“Ethereum Foundation” - A Swiss non-profit organization, was set up to oversee the protocol’s development.

“Ethereum network” - Ethereum blockchain and any digital asset network, including the Ethereum peer-to-peer network.

“EthSuisse” - Ethereum Switzerland GmbH.

“ETF Services” - Certain order processing, Authorized Participant communications, and related services in connection with the issuance and redemption of Baskets.

“ETF Services Agreement” - The agreement between the Trust and BRIL, an affiliate of the Trustee, to perform ETF Services.

“ETF Servicing Fee” - The fee received from Authorized Participants for providing the ETF Services.

“Exchange Act” - The Securities Exchange Act of 1934, as amended.

“Execution Client” - An execution-layer client software program.

“Fair Value Event” - An event which occurs if the CF Benchmarks Index is not available or the Sponsor determines, in its sole discretion, that the CF Benchmarks Index is unreliable.

“FBO” - For the benefit of.

“FBO Account” - An omnibus account in the Prime Execution Agent’s name FBO its customers at each of multiple FDIC-insured banks.

“FCA” - The Financial Conduct Authority of the United Kingdom.

“FDAP” - A Non-U.S. Shareholder’s allocable share of U.S. source dividend, interest, rental and other “fixed or determinable annual or periodical gains, profits and income.”

“FDIC” - The Federal Deposit Insurance Corporation.

“FinCEN” - The U.S. Department of the Treasury Financial Crimes Enforcement Network.

“FINRA” - The Financial Industry Regulatory Authority.

“fork” - A non-backward compatible change to the original Ethereum blockchain and the source code of the original Ethereum network which results in the original Ethereum network and the original Ethereum blockchain existing side-by-side, but incompatible, with a new network and a new blockchain, and leads to the creation of a new asset running on the new blockchain.

“FSMA” - The United Kingdom’s Financial Services and Markets Act 2023.

“FSRA” - The Financial Services Regulatory Authority of the Abu Dhabi Global Market.

“FTX” - FTX Trading Ltd.

“GAAP” - The U.S. generally accepted accounting principles.

“GAAPS” - BlackRock’s Global Accounting and Product Services function.

“Genesis” - Genesis Global Capital, LLC and its affiliates.

“GENIUS Act” - The Guiding and Establishing National Innovation for U.S. Stablecoins Act of 2025.

“gwei” - One-billionth of an ether (0.000000001 ether).

“hard cap” - A limit on the supply of outstanding digital assets.

“hard fork” - A permanent split in a network’s blockchain that separates an existing blockchain network into two networks, each with its own digital asset, blockchain and source code, which are not backwards compatible.

“IIV” - Intraday indicative value per Share.

“Incidental Rights” - Any digital asset (for avoidance of doubt, other than ether) or other asset or right that the Trust may be entitled to or come into possession of rights to acquire, or otherwise establish dominion and control over, any digital asset or other asset or right, which rights are incident to the Trust’s ownership of ether and arise without any action of the Trust, or of the Sponsor or Delaware Trustee on behalf of the Trust. In the event of a hard fork of the Ethereum blockchain, the Sponsor shall determine which network shall constitute the Ethereum network and which asset shall constitute ether in accordance with the Trust Agreement.

“Index” - The CF Benchmarks Index shall constitute the Index, unless the CF Benchmarks Index is not available or the Sponsor in its sole discretion determines not to use the CF Benchmarks Index as the Index.

“Index Administrator” - CF Benchmarks Ltd.

“Indirect Participant” - An entity that has access to the DTC clearing system by clearing securities through, or maintaining a custodial relationship with, a DTC Participant.

“In-Kind Order Cutoff Time” -The required deadline for an Authorized Participant to submit an in-kind purchase order for the creation of Baskets or an in-kind redemption order for the redemption of Baskets. The In-Kind Order Cutoff Time is 3:59 p.m. ET on the trade date.

“Interpretive Release” - The interpretive release issued by the SEC on March 17, 2026 regarding the application of the federal securities laws to certain types of digital assets and certain transactions involving digital assets.

“Investment Company Act” - The Investment Company Act of 1940, as amended.

“IR Digital Asset” - A digital asset acquired through Incidental Rights.

“IRA” - Individual retirement account.

“IRS” - The United States Internal Revenue Service.

“JOBS Act” - The Jumpstart Our Business Startups Act.

“KYC” - Know your customer.

“mempool” - The memory pool, a publicly visible set of unconfirmed transactions that have been broadcast to the network but not yet included in a block.

“Merge” or “the Merge” - The transition of the Ethereum network from a proof-of-work consensus mechanism to a proof-of-stake consensus mechanism.

“Maximal Extractable Value” or “MEV” - An incentive system in which, during the course of ordering transactions and validating blocks, validators may prioritize certain transactions in return for increased transaction fees, tips or other economic benefits.

“MiCA” - The Markets in Crypto-Assets regulation approved by the Parliament of the European Union in April 2023, establishing a regulatory framework for digital asset services across the European Union and imposing various obligations on digital asset issuers and service providers.

“Money Market Fund” - A money market fund that is in compliance with Rule 2a-7 under the Investment Company Act and rated “AAA” by S&P (or the equivalent from any eligible rating service).

“MSB” - A U.S.-based platform registered as a money services business with FinCEN.

“Mutually Capped Liabilities” - Third-party claims and losses to the extent arising out of or relating to, among others, the Ether Custodian’s gross negligence, violation of its confidentiality, data protection and/or information security obligations, or violation of any law, rule or regulation with respect to the provision of its services.

“NASDAQ” or the “Exchange” - The Nasdaq Stock Market LLC.

“NAV” - Net asset value per Share.

“NBMM” - Non-bank market maker.

“NFA” - The National Futures Association.

“NFTs” - Non-fungible tokens.

“Non-U.S. Shareholder” - A Shareholder that is (or is treated as), for U.S. federal income tax purposes: (1) a nonresident alien individual, (2) a foreign corporation or (3) an estate or trust whose income is not subject to U.S. federal income tax on a net income basis.

“Notice” - The 2014 notice released by the IRS.

“NYDFS” - The New York State Department of Financial Services.

“OCC” - The Office of the Comptroller of the Currency.

“OFAC” - The Office of Foreign Assets Control.

“Order Book” - A list of buy and sell orders with associated limit prices and sizes that have not yet been matched.

“OTC” - Over the counter.

“Oversight Committee” - The Oversight Committee of the Index Administrator.

“PB Mutually Capped Liabilities” - Third-party claims and losses to the extent arising out of or relating to, among others, the Prime Execution Agent’s gross negligence, violation of its confidentiality, data protection and/or information security obligations, violation of any law, rule or regulation with respect to the provision of its services, or the full amount of the Trust’s assets lost due to the insolvency of or security event at a Connected Trading Venue.

“Person” - Any natural person or any limited liability company, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Plan Assets Regulation” - Regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA.

“planned forks” - Forks resulting from the adoption of proposed modifications to the Ethereum network’s source code, referred to as planned forks because they take place through a formal process.

“Plans” - Any (a) employee benefit plan and certain other plans and arrangements, including individual retirement accounts and annuities, (b) Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code.

“Prime Execution Agent” - Coinbase Inc., an affiliate of Coinbase Custody, the Ether Custodian.

“Prime Execution Agent Agreement” - The Amended and Restated Coinbase Prime Broker Agreement, which includes the Custodian Agreement.

“Prime Execution Agent Services” - As defined in the Prime Execution Agent Agreement, (i) the custody of the Trust’s ether in its Vault Balance, the processing of deposits and withdrawals and other custody transactions, (ii) access to the Prime Execution Agent’s trading platform and the execution and settlement of all orders for the sale of ether submitted by the Trust, and (iii) the extension of credit to the Trust by the Trade Credit Lender pursuant to the Trade Financing Agreement.

“Regular Market Session” - NASDAQ’s regular market session of 9:30 a.m. to 4:00 p.m. ET.

“Relevant Coinbase Entities” - The Prime Execution Agent and its parent.

“Relevant Pair” - The relevant cryptocurrency base asset against the corresponding quote asset, including markets where the quote asset is made fungible with accepted assets.

“Relevant Transaction” - Any cryptocurrency versus U.S. dollar spot trade that occurs during the observation window between 3:00 p.m. and 4:00 p.m. ET on a Constituent Platform in the ETH/USD pair that is reported and disseminated by a Constituent Platform through its publicly available API and observed by the Index Administrator.

“Ruling & FAQs” - The revenue ruling and set of “Frequently Asked Questions” released by the IRS in 2019.

“Sarbanes-Oxley Act” - The Sarbanes-Oxley Act of 2002.

“SDN List” - The Specially Designated Nationals and Blocked Persons list of OFAC.

“SEC” - The Securities and Exchange Commission of the United States, or any successor governmental agency in the United States.

“Secondary Index” - FTSE DAR Reference Price - Ethereum shall constitute the Secondary Index, unless the FTSE DAR Reference Price - Ethereum is not available or the Sponsor in its sole discretion determines not to use the FTSE DAR Reference Price - Ethereum as the Secondary Index.

“Securities Act” - The Securities Act of 1933, as amended.

“Seed Capital Investor” - BlackRock Financial Management, Inc.

“Seed Creation Baskets” - Ten Baskets, comprising 400,000 Shares at a per-Share price equal to $25.00, delivered on May 21, 2024 to the Seed Capital Investor in exchange for $10,000,000.

“Services Agreement” - The BFA Master Services Agreement between The Bank of New York Mellon and the Trustee, on behalf of itself and the Trust.

“Settlement Deadline” - 6:00 p.m. ET of the calendar day immediately following the day the Trade Credit was extended by the Trade Credit Lender to the Trust or, if such day is not a business day, on the next Business Day.

“Shareholders” - Owners of beneficial interests in the Shares.

“Shares” - Units of fractional undivided beneficial interest in the net assets of the Trust.

“SIPC” - The Securities Investor Protection Corporation.

“Sponsor” - iShares Delaware Trust Sponsor LLC, a consolidated subsidiary of BlackRock, Inc.

“Sponsor’s Fee” - The fee of the Sponsor accrues daily at an annualized rate equal to 0.25% of the net asset value of the Trust and is payable at least quarterly in arrears in U.S. dollars or in-kind or any combination thereof. The Sponsor may, at its discretion and from time to time, waive all or a portion of the Sponsor’s Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver.

“Staking Activities” - employing ether in actions where any portion of the Trust’s ether becomes subject to the Ethereum proof-of-stake validation or is used to earn additional ether or generate income or other earnings.

“SVB” - Silicon Valley Bank.

“Termination for Cause” - A termination for “cause,” as defined in the applicable custody agreement with the relevant ether custodian.

“throughput” - The number of transactions that a digital asset network can process during a specified period of time.

“Trade Credit” - The Trust may borrow ether or cash as a credit on a short-term basis from the Trade Credit Lender pursuant to the Trade Financing Agreement.

“Trade Credit Lender” - Coinbase Credit, Inc.

“Trade Financing Agreement” - The Coinbase Credit Committed Trade Financing Agreement.

“Trading Balance” - A trading account at which, pursuant to the Prime Execution Agent Agreement, the Trust’s ether holdings and cash holdings from time to time may be held with the Prime Execution Agent, in connection with the sale of ether to pay the Sponsor’s Fee and Trust expenses not assumed by the Sponsor.

“Trading Platform” - The Prime Execution Agent’s execution platform where the Sponsor may place an order.

“Transaction Parties” - The Sponsor, the Trustee, the Delaware Trustee, the Custodians and any of their respective affiliates.

“Treasury Regulations” - Tax regulations issued by the IRS.

“Trust” - iShares Ethereum Trust ETF, a Delaware statutory trust formed pursuant to the Trust Agreement.

“Trust Administrator” - The Bank of New York Mellon.

“Trust Agreement” - The Third Amended and Restated Trust Agreement dated as of July 8, 2025, among the Sponsor, the Trustee and the Delaware Trustee.

“Trust Documents” - The Trust agreements with the service providers.

“Trustee” - BlackRock Fund Advisors.

“UBTI” - Unrelated business taxable income.

“USD” - The currency code the US Dollar.

“USDC” - US Dollar Coin.

“U.S. Shareholder” - A Shareholder that is (1) an individual who is treated as a citizen or resident of the United States for U.S. federal income tax purposes; (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (3) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (4) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

“U.S. Tax-Exempt Shareholder” - A U.S. Shareholder that is exempt from tax under Section 501(a) of the Code.

“U.S. Treasury Department” - U.S. Department of the Treasury.

“Vault Balance” - Accounts storing the Trust’s ether that are required to be segregated from the assets held by the Ether Custodian as principal and the assets of its other customers.

“VWAP” - Volume-Weighted Average Prices.

iShares Ethereum Trust ETF

PROSPECTUS

August 6, 2026